Exhibit 99.1
Wisconsin Energy Corporation has requested confidential treatment of certain portions of this document pursuant to an application for confidential treatment sent to the SEC. Wisconsin Energy has omitted such portions from this filing and filed them separately with the SEC. Such omissions are designated as “[**]”.
CONFIDENTIAL
EXECUTION SET
TURNKEY ENGINEERING, PROCUREMENT AND CONSTRUCTION
CONTRACT
FOR
SUPERCRITICAL PULVERIZED COAL FIRED
ELECTRIC GENERATION FACILITY
BETWEEN
ELM ROAD SERVICES, LLC
AND
BECHTEL POWER CORPORATION
April 9, 2004
ELM ROAD PROJECT

v

TABLE OF APPENDICES, ATTACHMENTS AND REFERENCED SPECIFICATIONS

APPENDICES

S1	Scope of Work
A1	Contract Schedule
A2	Mechanical Completion
A3	Start-up and Commissioning Completion
A4	Performance Guarantees and Demonstration
A5	Training Program
A6	Inspection Schedule
A7	Permits
A8	Scheduled Releases
A9	Scheduling Procedures and Reporting Requirements
A10	Form of Invoice
A11a	Payment Schedules
A11b	Hourly Rates
A12	Form of Lien Release
A13	S/WDI
A14	Labor Escalation
A15	Drug and Alcohol Policy
A16	Form of Security
A17a	Site Rules
A17b	Construction Plan
A18	Key Personnel
A19	Ash Management
A20	Milestone Dates
A21	Interim Agreement Work
A22	Insurance
A23	Document Review
A24	Codes and Standards
A25	Division of Responsibility

ATTACHMENTS

1	Property Rights Documents
1A Ground Leases
1B Ground Subleases
1C Easement and Indemnification Agreements
2	Project Labor Agreement
3	Form of Contractor Parent Guarantee
4	Form of Company Parent Guarantee
5	WEPCO Letter
6	Conditional Use Permit
7	Development Agreement
8	Non-Disclosure Agreement
9	Air Permit
10	Chapter 30 Permit
11	Medtox Agreement
12	Hessler Noise Report
13	Generation — Transmission Interconnection Agreement

SPECIFICATIONS

R1	Conformed Scope Book (including all appendices)

R2	Major Equipment Conformed Specifications
a) Boiler
b) AQCS System
c) Steam Turbine Generator
d) Coal Handling System
e) Circulating Water System

This Contract is made effective as of the 9th day of April, 2004 between Bechtel Power Corporation (“Contractor”) organized under the laws of Nevada, and Elm Road Services, LLC (“Company”), a limited liability company organized under the laws of Wisconsin. Contractor and Company are sometimes referred to as the “Parties” and/or individually as a “Party.”
WITNESSETH:
WHEREAS, Elm Road Generating Station Supercritical, LLC (“ERGS SC”) currently has the sole ownership interest in two nominal 615 MW Net supercritical pulverized coal based power generating units (each a “Unit” and together, the “Units”) and certain related equipment and facilities to be constructed in Oak Creek, Wisconsin (collectively, as defined below, the “Project”);
WHEREAS, other entities may acquire ownership interests in either or both of the Units and in some of the related facilities;
WHEREAS, ERGS SC has engaged Company to develop and manage the Project as agent for ERGS SC and for any other entity that may acquire an ownership interest in any part of the Project, with full authority to contract and manage performance of the work for the Project;
WHEREAS, Company desires to engage the services of Contractor to design, engineer, procure, construct, start up and test the Facility (as defined below) on a turnkey basis and Contractor desires to provide all such services for the Facility on a lump sum, fixed price turnkey basis in accordance with the terms of this Contract; and
WHEREAS, Wisconsin Electric Power Company, a regulated Wisconsin utility, is a) the land owner of the real property where the Project will be located, b) the owner and operator of the generating stations that are currently operating on that property, which will also be served by some of the new ancillary facilities, c) the intended Operator of the completed Project and d) the lessee of a portion of the completed Project; and because WEPCO is a regulated utility, the Public Service Commission of Wisconsin has regulatory oversight of the Project.
NOW, THEREFORE, in consideration of the promises and the mutual covenants set forth in this Contract, Company and Contractor agree as follows:
ARTICLE 1.0 DESCRIPTION OF CONTRACT; DEFINITIONS
1.1	Conflicting Provisions
1.1.1	If there is any conflict between the body of this Contract and any Appendix or Attachment, the terms and provisions of the Contract shall control. If there is any conflict among the Appendices, Attachments or Specifications, the documents shall take precedence in the following descending order:
a)	Appendix A4 (Performance Guarantees and Demonstration)

b)	Appendix S1 (Scope of Work)

c)	all remaining Appendices and Attachments (which shall be of equal priority)

d)	Specifications
Whenever possible, provisions shall be construed as complementary rather than conflicting.
1.1.2	Contractor has sole responsibility for identifying any conflicts or differences among and between the Contract, Appendices, Attachments and Referenced Specifications and shall give Notice to Company of any such conflicts or differences. Company shall direct Contractor as to the intended meaning of the provisions in question. In no case, however, will compliance with the terms of a document having a lower level of precedence excuse Contractor’s failure to comply with the terms of a document with a higher level of precedence in the absence of a Change Order or other direction from Company specifically addressing that conflict or difference.
1.2	Definitions. Unless the context otherwise requires, the following definitions shall apply to this Contract:
“Advance Startup Systems” means those portions of Common Facilities that will be individually completed, tested and turned over to Operator for commercial operation in support of the Existing Units, in accordance with the Contract Schedule, prior to and separate from Mechanical Completion of either Unit. Advance Startup Systems do not necessarily comprise an entire system, only that portion of a system scheduled for early turnover.
“Business Day” means any day, excluding Saturday, Sunday and any other day which is a legal holiday in the State of Wisconsin. The term “days” means calendar days.
“Change Order” means a written document executed and delivered from Company to Contractor authorizing a change to the Contract, as set forth in Section 20.4 (Change Orders)
“Collateral Common Facilities” means those Common Facilities that are not necessary to Start-up or operate a Unit.
“Common Facilities” means generally all equipment, systems, structures and facilities included in the Work that will be shared by Unit 1 and another generating facility on the Property, and certain enhancements made to the Property for community accommodation, including subsets identified as Advance Startup Systems, Integral Common Facilities and Collateral Common Facilities.
“Company Parent Guarantee” means that guarantee issued by Wisconsin Energy Corporation, guaranteeing Company’s obligations under this Contract, substantially in the form of Attachment 4.
“Company Project Management” means Company Project Manager and Company Site Manager.
“Company Project Manager” means the person designated by Company in writing pursuant to Section 5.1 (Company Project Management).
“Company Site Manager” means the person designated by Company in writing pursuant to Section 5.1 (Company Project Management).
“Construction Aids” means all materials, supplies, construction equipment, construction tools, construction utilities, construction support services, field office equipment, field office supplies, scaffolding and form lumber, temporary buildings and facilities, and other items that are required for the construction of the Facility, but which are not intended to become a permanent part of the Facility.
“Construction Plan” means Contractor’s written plan for the organization and performance of the Work, as provided for in Section 4.7 (Construction).
“Contract” means this Turnkey Engineering, Procurement and Construction Contract and all exhibits, attachments, appendices and schedules hereto, all of which are specifically made a part hereof by reference.
“Contract Documents” means, collectively, all Design Documents and all other drawings, operation and maintenance manuals, and other documents required by this Contract to be submitted by Contractor to Company in connection with the Work.

“Contract Price” means the aggregate fixed, lump-sum price for the Work, set forth in Section 17.1 (Contract Price).
“Contractor Parent Guarantee” means that guarantee issued by [**], guaranteeing Contractor’s and Contractor’s subsidiaries’ and affiliates’ performance of all of their respective obligations under this Contract, substantially in the form of Attachment 3.
“Contractor Project Director” means the person or entity designated in writing by Contractor pursuant to Section 4.2.3 (Contractor Project Management).
“Contract Schedule” means the management summary level (level 2) schedule for Work to be performed, attached as Appendix A1.
“Contractor Site Manager” means the person or entity designated in writing by Contractor pursuant to Section 4.2.3 (Contractor Project Management).
“Cost Allocation Groups” means, as the context requires and for Owners’ accounting purposes, price estimates for Unit 1, Unit 2, Advance Startup Systems, Fuel Handling Systems, circulating water systems and two breakdowns of Common Facilities.
“Design Documents” means the work product of Contractor and Subcontractors involving the practice of engineering or designing, including drawings, calculations, specifications, plans, reports or other engineering or design papers or documents on any media prepared for the Work.
“Existing Units” means the existing electric generation units of the WEPCO Oak Creek Power Plant and its existing support structures and facilities, located on the Property.
“Facility” means the Units and the Common Facilities to be designed, constructed and delivered by Contractor in accordance with the requirements of this Contract.
“Final Acceptance” means, with respect to the Unit 1 Facility and the Facility, the satisfaction of each of the conditions set forth in Section 12.10 (Final Acceptance).
“Final Acceptance Date” means, with respect to each of the Unit 1 Facility and the Facility, the date upon which Final Acceptance occurs, pursuant to Section 12.10 (Final Acceptance).
“Financing” means any interim, construction or permanent financing, including any financing which is provided by a Lender to an affiliate of Company, any Owner or affiliate of any Owner, which is then made available to pay for all or part of the Contract Price or to fund required reserves, financing costs or construction period interest.
“Force Majeure” means an event that causes an impact, as described in Article 22 (Force Majeure).
“FNTP” means a full notice to proceed issued by Company to Contractor, notifying Contractor that Contractor is fully released to proceed with all obligations under the Contract, as more fully described in Section 3.2 (Full Notice to Proceed).
“Good Utility Practice” means, at a particular time: a) any of the practices, methods and acts engaged in or approved by a significant portion of the United States electric power generating industry and power generation equipment and turnkey construction industries prior to such time; or b) any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with applicable Law and good business practices, reliability, safety and expedition. Good Utility Practice is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers’ warranties and the requirements of Governmental Authority and any applicable agreement.
“Governmental Authority” means any national, federal, state, territorial, local or other government, or any political subdivision thereof, and any governmental, judicial, public or statutory instrumentality, tribunal, agency, authority, body or entity having legal jurisdiction over the Project or the matter or Party in question.
“Guaranteed Turnover Dates” means the dates on or before which the Unit 1 Facility and Unit 2 shall be ready for Turnover to Operator. For the Unit 1 Facility, that date is the later to occur of May 1, 2009 and the expiration of fifty (50) months from the date of FNTP. For Unit 2, that date is the later to occur of May 1, 2010 and the expiration of sixty-two (62) months from the date of FNTP.
“Hazardous Material” means, collectively, any petroleum or petroleum product, asbestos in any form that is or could become friable, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCB’s), hazardous waste, hazardous material, hazardous substance, toxic substance, contaminant or pollutant, as defined or regulated as such under any environmental Law, including the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq., or any similar state statute.
“Integral Common Facilities” means those Common Facilities that must be physically constructed, installed and capable of commercial operation in order for Unit 1 or Unit 2 to operate. Advance Startup Systems shall be part of Integral Common Facilities, except as expressly stated otherwise or as the context may require.
“Interest” means a sum of money, which shall be paid by either Party in addition to any late payment made under this Contract. The amount of Interest due shall be calculated daily, beginning on the first day after the due date for the payment, at the Prime Rate for that day, plus two percent (2%). The “Prime Rate” is the rate of interest published by the Wall Street Journal (or any successor publication) at the time the late payment is due as the base rate on corporate loans posted by the greatest percentage of the largest banks in the United States. If there is more than one such rate published, the higher rate shall be effective for the purposes of this Contract.
“Interested Parties” means Owner(s), WEPCO, Operator, Lenders and any independent evaluator or appraiser reporting to a Governmental Authority or Lender.
“Interim Agreement” means the Interim Agreement, dated April 2003, entered into by and between ERGS SC and Contractor for preliminary work on the Facility, which is superseded in its entirety by this Contract.
“Law” shall mean any statute, law, regulation, ordinance, code, rule, judgment, order, decree, Permit, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, or other governmental restriction or any similar form of decision of or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, whether now or hereafter in effect. Laws include all environmental laws, now or hereafter in effect, and any judicial or administrative judgment, relating to the environment, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes into the environment including ambient air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes.
“LDs” means liquidated damages, specifically Performance LDs and Schedule LDs.
“Lender” means any entity involved in providing Financing for all or any part of the Project.

“Lien” means any actual or claimed mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, attachment, lien (statutory or otherwise), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.
“LNTP” means Company’s release of a specified portion of Work to Contractor, to proceed with engineering, procurement or other related work as provided in Section 3.1 (Limited Notices to Proceed).
“Major Phase” means the Unit 1 Facility and Unit 2.
“Major Subcontractor” means any Subcontractor contracting directly with Contractor with Subcontract(s) exceeding in the aggregate five million dollars ($5,000,000).
“Materials and Equipment” means all materials, equipment, systems and supplies of any kind that are required for the prudent construction, Start-up, testing or operation of the Facility, in accordance with this Contract.
“Mechanical Completion” means with respect to each Phase, the satisfaction of each of the conditions set forth in Section 12.3 (Mechanical Completion).
“Milestones” and “Milestone Dates” mean, respectively the milestones and milestone dates identified in Appendix A20 (Milestone Dates).
“Minimum Performance Levels” means: 1) for the Net Unit Heat Rate, less than or equal to 105% of the Net Unit Heat Rate Guarantee; and 2) for Net Unit Power, equal to or greater than 95% of the Net Unit Power Guarantee. The performance criteria and guaranteed performance levels referenced in the preceding sentence are defined and described in Appendix A4 (Performance Guarantees and Demonstration).
“Notice” means a written communication required under this Contract to be provided from one Party to the other, as more fully described in Section 33.5 (Notices).
“Operator” means WEPCO, in its capacity as operator of Unit 1, Unit 2 and the Common Facilities, and any successor operator of Unit 1, Unit 2 and the Common Facilities, in the event WEPCO no longer serves that role.
“Owner” means the Owner(s) of an undivided interest in any portion of the Project at any time, each in its individual capacity. Different entities may at various times acquire interests in Unit 1, Unit 2 and/or portions of the Common Facilities. The companies currently holding ownership options with respect to either or both Units and the Common Facilities are MGE Power Elm Road, LLC, a wholly owned, indirect subsidiary of MGE Energy, Inc., and Wisconsin Public Power Incorporated, a municipal electric power company.
“Payment Account” means a bank account established by and in the name of Contractor to accept all payments made to Contractor pursuant to this Contract.
“Payment Events” means the events set forth in the Payment Schedules attached as Appendix A11a, which, when achieved, will permit the Contractor to apply for payment in accordance with Section 18.4 (Invoices).
“Payment Schedule” means the payment schedule for each Cost Allocation Unit, attached as Appendix A11a (Payment Schedules), setting forth the Payment Events, their scheduled payment dates and the amounts to be paid to Contractor when they are achieved.

“Performance Guarantees” means those certain critical performance requirements for each Unit that are set forth in Appendix A4 (Performance Guarantees and Demonstration).
“Performance LDs” means liquidated damages payable by Contractor for failure to achieve any of the Performance Guarantees, as set forth in Article 14 (Liquidated Damages).
“Performance Tests” means those procedures and protocols, set forth in Appendix A4 (Performance Guarantees and Demonstration), for testing of a Unit to determine if Contractor has achieved the Performance Guarantees or other operating requirements of this Contract. “Performance Testing” means the execution of the Performance Tests, pursuant to Section 13.3 (Performance Tests).
“Permit” means any valid waiver, exemption, variance, franchise, permit, authorization, consent, ruling, certification, license or similar order of or from, or filing or registration with, or notice to, any Governmental Authority having jurisdiction over the matter that a Party is required by Laws to obtain or maintain in connection with the Project Site, the performance of the Work, health and safety, the environmental condition or the operation or performance of the Project or any Unit or Common Facilities, including but not limited to those Permits set forth on Appendix A7 (Permits).
“Person” means any individual, corporation, partnership, association, joint stock company, limited liability company, trust, unincorporated organization, joint venture, Governmental Authority or other person or legal entity.
“Phase” means a grouping of equipment and facilities and the Work related to them that is treated as a separate portion of the Work under this Contract for purposes of schedule, sequencing and Turnover. There are three (3) Phases in the Facility, the Advance Startup Systems, the Unit 1 Facility and Unit 2. The Parties understand and agree that the Phases are expected to proceed in overlapping schedules, so that during some periods, all three Phases may be under construction simultaneously.
“Project” means the Facility delivered by Contractor pursuant to this Contract and certain other equipment and related supporting systems and structures on the Property provided or constructed by Company.
“Project Baseline Schedule” means the schedule meeting the requirements of Appendix A9 (Scheduling Procedures and Reporting Requirements) approved by Company pursuant to Section 4.3.2 (Project Baseline Schedule).
“Project Site” means those areas of Property on which the Project will be executed, as described in the Ground Leases attached as Attachment 1A. The Project Site includes Temporary Construction Areas to the extent located on Property.
“Property” means the contiguous real estate parcel of approximately 1,000 acres owned by WEPCO in Oak Creek and Caledonia, Wisconsin that currently contains the Existing Units and will contain the Project Site. The Property is transversed by a narrow parcel owned by Union Pacific Railroad.
“Property Rights Documents” means those agreements that collectively grant real property rights in with respect to the Project Site and other areas of the Property to Company, Owners and lessees of all or part of the Project. A list of the existing Property Rights Documents is set forth in Attachment 1.
“Punch List” and “Punch List Work” mean, respectively, the list describing uncompleted Work with respect to each Phase following Turnover of such Phase and the Work to be performed by Contractor pursuant to a Punch List.
“Quality Assurance Plan” means Contractor’s quality assurance program for the Work to be provided pursuant to Section 4.1.4.2 (Quality Assurance Plan), including procedures to implement such program.

“Reference Plant” means WEPCO’s Pleasant Prairie Power Plant in Kenosha, Wisconsin, in its current operating configuration and practice.
“Schedule LDs” means liquidated damages payable by Contractor for failure to achieve Turnover by a Guaranteed Turnover Date, as set forth in Article 14 (Liquidated Damages).
“Scheduled Final Acceptance Date” means, for the Unit 1 Facility, the date that is ninety (90) days after the Turnover Date for the Unit 1 Facility; and for Unit 2, the date that is ninety (90) days after the Turnover Date for Unit 2.
“Scope of Work” or “SOW” means the document describing the functional requirements, design criteria and functional elements of the Facility, set forth as Appendix S1.
“Security” means an absolute, irrevocable and unconditional letter of credit or equivalent instrument, in the form attached as Appendix A16 and issued by an issuer acceptable to the Company, in the amount determined in accordance with Article 19 (Parent Guarantees; Performance Security).
“Specifications” means Contractor’s detailed description of the Facility, including technical specification and drawings, partially developed under the Interim Agreement, which will become the final detailed description and specifications for the Facility when completed, against which Contractor’s performance will be measured, set forth in Reference Specifications R1-R2.
“Standards” means those standards stated in Appendix A24 (Codes and Standards), appropriate and recognized industry standards applicable to the Work and standards required by Laws, consistent with Good Utility Practice.
“Start-up” means the execution of all activities pursuant to Article 13 (Start-up and Testing) required for the start-up, commissioning, tuning and testing of a Major Phase following Mechanical Completion and prior to Performance Testing and Turnover of such Major Phase.
“SU&C Completion” means with respect to a Major Phase, the satisfaction of each of the conditions for Start-up and commissioning set forth in Section 12.4 (SU&C Completion).
“SU&C Testing” means all Testing related to Start-up that occurs after Mechanical Completion and before Performance Testing.
“Subcontractor” and “Subcontract” mean, respectively, a vendor, supplier, consultant or subcontractor of any tier providing Materials and Equipment or services directly or indirectly to Contractor in connection with the Work, and the written transaction document between Contractor and a Subcontractor for the performance or supply of a portion of the Work for which Contractor is responsible and liable. Agents and representatives of Company acting in their capacities as such are not Subcontractors.
“Temporary Construction Areas” means a) areas on the Property where Contractor will be exercising control on a temporary, short term basis for Work on Common Facilities and b) areas off the Property related to access to the Property where Contractor will be exercising control on a temporary, short term basis to perform Work.
“Testing” means any construction testing, SU&C Testing and Performance Testing on a Major Phase or other testing, preliminary or final, for other aspects of the Facility, to be described fully in agreed testing protocols.
“Training Program” means Contractor’s written program to provide training to personnel provided by Company and Operator for purposes of operating, maintaining and repairing the Facility, pursuant to Section 4.16.1 (Training Program).

“Turnover” means a) the completion of all Work by Contractor and other requirements of Article 12 (Completion Sequence) that are conditions to the turning-over of a Phase and b) the transfer of care, custody and control and risk of loss of a Phase to Company or, at Company’s direction, to WEPCO pursuant to the terms and conditions of this Contract.
“Turnover Date” means, with respect to each Phase, the date on which Turnover occurs.
“Unit 1” means the 615 MW-Net supercritical pulverized coal-based power generating unit, to be constructed first and located on the applicable Unit Site.
“Unit 1 Facility” means Unit 1, the Advance Startup Systems and the Integral Common Facilities. With respect to the Cost Allocation Groups, the Unit 1 Facility shall include all Common Facilities.
“Unit 2” shall mean the 615 MW-Net supercritical pulverized coal-based power generating unit, to be constructed second and located on the applicable Unit Site.
“Unit Sites” means, collectively, those areas of the Property on which the Units will be constructed, and individually, the construction area for each Unit, all as described in the Ground Leases attached as Attachment 1A, and where Contractor will have care, custody and control at all times until Turnover.
“WEC” means Wisconsin Energy Corporation, a Wisconsin corporation, and the parent of We Power.
“WEPCO” means Wisconsin Electric Power Company, a Wisconsin corporation, and a subsidiary of WEC.
“WEPCO Letter” means that certain letter agreement between WEPCO and Contractor, dated as of the date hereof, containing a) WEPCO’s agreement to indemnify Contractor for pre-existing Hazardous Materials on the Project Site, b) a mutual waiver by WEPCO and Contractor of the right seek or collect consequential damages from the each other and c) WEPCO’s waiver of subrogation for damage to the Existing Units caused by Contractor, attached as Attachment 5.
“We Power” means W.E. Power, LLC, a Wisconsin limited liability company, and the parent of ERGS SC and Company.
“Work” means any and all activities and services, Materials and Equipment required in connection with the design, engineering, procurement, construction, commissioning, startup, demonstration, testing, training, completion and turnkey delivery of the Facility to be performed by Contractor or its Subcontractors under this Contract. Work includes ancillary systems, subsystems, assemblies, subassemblies, components, instruments, equipment, apparatus, structures, facilities, appliances, lines, conductors, roads and all other real and personal property, machinery, tools, special tools, labor, transportation, administration and other services and things, to meet the requirements set forth in this Contract.
1.3	Interpretation
1.3.1	This Contract and all documentation to be supplied hereunder shall be in the English language. All dimensions shall be specified in the U.S. Customary System.

1.3.2	Unless the context requires otherwise, words singular or plural in number shall be deemed to include the other and pronouns having a masculine or feminine gender shall be deemed to include the other.

1.3.3	With regard to general oversight of the Work, review of the Design Documents and other documents, access to the Project Site and Work and other similar rights of Company, the term Company shall also include Company Project Management and the Company’s agents and representatives.

1.3.4	Any reference to this Contract shall mean this Contract as amended or supplemented or as modified by any Change Order, in each case in accordance with its terms and conditions.

1.3.5	Any reference in the Contract Documents to any Person shall include its permitted successors and assigns and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities.

1.3.6	Except as expressly stated in this Contract, any reference in this Contract to any Section, Article, Appendix or Attachment shall mean and refer to the Section, Article contained in or the Appendix or Attachment attached to this Contract. The words “include” and “including” shall mean to include, without limitation.
ARTICLE 2.0 AGENT/PRINCIPAL RELATIONSHIP
2.1	Agent/Principal. By separate agreements with Owner and each entity currently holding the option to obtain ownership interests in Unit 1 and/or Unit 2 and the Common Facilities, Company represents that it has been authorized to enter into and perform this Contract in its own name as agent for the respective Owners and to administer and enforce this Contract in accordance with its terms. Company expressly assumes all liability of a party to this Contract. The Owner and each entity currently holding the option to obtain ownership interests in Unit 1 and/or Unit 2 and the Common Facilities have each expressly waived all rights to independently exercise or enforce any of Company’s benefits, rights or remedies and have no liability of a party to this Contract. Owner retains rights of inspection to monitor its interests and to manage its relationship with Company. Owner shall communicate with Contractor and exercise its interests only through Company under this Contract.

2.2	Status of Company/Limited Recourse. Contractor acknowledges that this Contract is with a special purpose entity and not with Owner or Company’s parent, subsidiaries, affiliates, or the participants, principals, officers, directors, partners, shareholders, members, successors or assigns or equity holders in or joint venturers of any of them (the “Company Related Entities”). Contractor agrees on its behalf and on behalf of any Subcontractor, their respective parents, subsidiaries, affiliates, employees, agents, or other representatives (the “Contractor Related Entities”), that it and they will look exclusively to Company and its assets. Contractor and the Contractor Related Entities hereby expressly waive any recourse or causes of action against Owner or the Company Related Entities or to any of their respective assets in connection with any matter arising out of or in connection with the Contract, except to the extent expressly provided in the Company Parent Guarantee or this Contract.
ARTICLE 3.0 COMMENCEMENT OF WORK
3.1	Limited Notices to Proceed. Company shall deliver the LNTPs that authorize Contractor to begin execution of those LNTPs described in Appendix A8 (Scheduled Releases). Company may deliver additional LNTPs that authorize Contractor to begin execution of other portions of the Work described in the LNTP. Contractor shall obtain Company’s prior written consent before entering into any Subcontract proposed under LNTP Work that may expose Company to any cancellation fee or penalty upon its termination or cancellation. Company shall set forth a cap on expenditures by Contractor and any Subcontractor under the LNTP, and Company shall not be liable to Contractor for any amount in excess of such cap amount.

3.2	Full Notice to Proceed. Company may issue the FNTP, and the FNTP shall be effective, at any time after the conditions below have been met:
3.2.1	Company has provided Contractor with adequate possession and use of, and access to, the Project Site;

3.2.2	Company has provided Contractor the WEPCO Letter;

3.2.3	Company has obtained any Permits required for Contractor to start construction that are Company’s responsibility; and

3.2.4	Company has issued the LNTPs authorizing Contractor to begin the Work described in Appendix A8 (Scheduled Releases).
3.3	Delay in Full Notice to Proceed. If Company does not issue FNTP by March 15, 2005, Company shall issue a Change Order a) increasing the Contract Price by one hundred fifty thousand dollars ($150,000) per day until the earlier to occur of the issuance of FNTP and May 1, 2005 and b) making other changes agreed to by the Parties to reflect any additional impacts of the delay. If Company issues FNTP after May 1, 2005, it will be a Company-caused delay. Contractor shall submit a request for change to reflect any additional impacts based on the actual date of FNTP.

3.4	Contract Approval. The Parties acknowledge and agree that Company will seek to obtain ratification of this Contract from the board of directors of WEC. The Parties also acknowledge that the facility leases, pursuant to which ERGS SC will lease its interest in the Project to WEPCO (“Facility Leases”), are subject to approval by the Public Service Commission of Wisconsin (“PSCW”). Contractor acknowledges and agrees that if (a) Company is unable to obtain ratification from its board of directors, (b) the PSCW fails to approve the Facility Leases on terms and conditions reasonably satisfactory to ERGS SC or (c) Company so chooses, following its review of [**] financial information pursuant to Section 19.1.1 (Contractor Parent Guarantee; Additional Security), Company may terminate this Contract pursuant to Section 23.3 (Termination for Convenience by Company).
ARTICLE 4.0 CONTRACTOR’S GENERAL OBLIGATIONS
4.1	General.
4.1.1	Description of Work. Contractor shall provide all design, engineering, procurement, construction, training, start-up, testing and commissioning, permitting support and related services and support for a complete Facility meeting the requirements of Good Utility Practice, all applicable Laws, Standards and this Contract. Work shall include all items of supply and services required or that can be reasonably inferred from this Contract to be necessary to deliver the Facility in accordance with this Contract, whether or not expressly mentioned in this Contract.

4.1.2	Reference Plant. Contractor shall also use the Reference Plant as a guideline, but not a requirement, for design Work relating to or affecting operating and maintenance objectives and practices, overall plant functionality, quality, operator interface, ergonomics and aesthetics, recognizing that the Units will be operated as part of an integrated fleet of power plants.

4.1.3	Qualification. Contractor shall at all times be fully qualified and capable of performing every phase of the Work

4.1.4	Contractor Administrative Deliverables.
4.1.4.1	Contractor shall prepare and deliver the following plans, procedures and schedules in accordance with the following table:

Deliverable	Due Dates
Quality Assurance Plan	60 days*
Environmental Safety and Health Plan	120 days*
Construction Plan	120 days*
Project Procedures	90 days*
Level 3 Project Baseline Schedule	90 days*
Procurement Plan	90 days*
Site Security Plan	120 days*
Drawing and Specification Schedule	60 days*
Interface Activity List	60 days*
Draft Description of Phases	90 days*
Final Appendix A7 (Permits)	60 days*
Spare parts lists for each Phase	Date of Mechanical Completion for such Phase
Training Program	180 days before applicable Mechanical Completion Date
O&M Manuals (vendor)	Earlier of a) 180 days before applicable Mechanical Completion Date and b) 90 days before training begins, subject to later revisions and supplements per Section 4.16
Emissions Test Protocols	120 days before scheduled emissions tests
Start-up Procedures	60 days before relevant system start-up

*	These Due Dates shall be calculated from the date on which the Contract is executed.
4.1.4.2	Quality Assurance Plan. Contractor shall institute and observe the Quality Assurance Plan ensuring compliance with the Contract Documents until Final Acceptance of the Facility. Contractor shall deliver the Quality Assurance Plan to Company within sixty (60) days after the date of execution of this Contract. The Quality Assurance Plan shall conform to Standards and be acceptable to Company. Compliance with the Quality Assurance Plan shall not relieve Contractor of its duties, obligations or responsibilities under the Contract Documents.

4.1.4.3	Project Procedures Manual. Within ninety (90) days after the date of execution of this Contract, Contractor shall deliver to Company a Project Procedures Manual to provide guidance in administrative or procedural aspects of the Work, including project team organization, document distribution, communications and administration. Contractor shall maintain the Project Procedures Manual at all times during the effectiveness of this Contract.
4.1.5	Document Review.
4.1.5.1	The Parties agree to follow the procedures described in Appendix A23 (Document Review) for the identification, submittal, review, comment and resubmittal of documents to be considered “Significant Design Documents,” as defined in that Appendix. Contractor will make all other documents available for Company’s review.

4.1.5.2	Company’s review shall not relieve Contractor from responsibility for: a) complying with this Contract; b) any errors or omissions in Design

Documents; c) confirming and correlating all quantities, details and dimensions; d) selecting fabrication processes and construction techniques; and e) performing Work in a safe and workmanlike manner. Company’s review of Significant Documents shall not be deemed to authorize deviations or substitutions from the requirements of the Contract Documents.
4.1.6	Description of Phases. Not later than ninety (90) days after the date of execution of this Contract, Contractor shall deliver to Company a draft description of the equipment and facilities constituting each Phase, consistent with the SOW, for Company’s review and approval. Contractor shall use all commercially reasonable efforts to conform such description in accordance with Company’s requests. However, if the Parties fail to agree upon a final description of the Phases by the date of issuance of FNTP, Contractor may proceed on the basis of the latest good faith proposed description of the Phases that Contractor submitted to Company.

4.1.7	Work under Interim Agreement. The Parties acknowledge that Work has been performed under the Interim Agreement. Such Work shall be governed by the terms and conditions of this Contract, once executed, as if it had always been performed under this Contract, except for work under the Interim Agreement described in Appendix A21 (Interim Agreement Work), which shall continue to be governed solely by the Interim Agreement.
4.2	Personnel; Project Labor Agreement.
4.2.1	General Staffing. Contractor shall:
4.2.1.1	furnish the services of all necessary supervisors, foremen, engineers, designers, draftsmen, skilled and unskilled labor, and all other personnel necessary to complete the Work;

4.2.1.2	furnish the services of all buyers, inspectors, expediters, and other personnel necessary to procure all Materials and Equipment and other supplies necessary for the completion of the Work; and

4.2.1.3	provide personnel to administer the Training Program and to manage, supervise and direct Operator personnel staffed on any Start-up and Performance Testing activities.
4.2.2	Qualifications. Contractor shall employ, and shall cause its Subcontractors of any tier to employ, only persons who are careful and appropriately qualified, skilled and experienced in their respective trades or occupations. Contractor shall be responsible for good labor relations on the Project Site and with local labor organizations.

4.2.3	Contractor Project Management. Contractor shall give Company Notice of Contractor Project Director and Contractor Site Manager. Contractor Project Director shall be authorized to act on behalf of Contractor. Company may consult with Contractor Project Director at all reasonable times, and his/her instructions, requests and decisions will be binding upon Contractor as to all matters pertaining to this Contract and the performance of the Work. Contractor Site Manager shall be authorized to act on behalf of the Contractor Project Director on daily issues on the Project Site if Contractor Project Director is not available.

4.2.4	Key Personnel. Company shall have the right to approve Contractor’s staffing of the key personnel identified in Appendix A18 (Key Personnel) to ensure that such personnel have acceptable qualifications and compatibility with Company personnel. Contractor shall submit resumes for all such key personnel for Company’s review. Contractor shall not change key personnel without prior Notice to, and consent from, Company, which consent shall not be unreasonably withheld.
4.2.5	Fitness for Duty. Contractor shall institute and administer a fitness for duty policy that integrates Company’s drug and alcohol policy attached as Appendix A15 (Drug and Alcohol Policy) with Contractor’s program. Contractor shall cooperate with Company’s drug and testing program. This includes Contractor procuring drug testing kits and management services from Medtox Scientific, Inc. of St. Paul, MN (“Medtox”) pursuant to We Power’s agreement with Medtox, a copy of which is attached as Attachment 11. Medtox’s management services shall include five drug panel Department of Transportation panel tests, use of a database testing repository for testing results, notification of results and the development and administration of a random drug testing program. Contractor shall issue purchase order for drug testing kits directly to Medtox. Contractor shall make payments for services under the Medtox agreement directly to the “PLA Trust” as provided in the Project Labor Agreement attached as Attachment 2.

4.2.6	Removal. Company Project Manager may require Contractor to remove Contractor Project Director or Site Manager from the Project for any reason. Company may also require Contractor to remove any person employed on the Project Site who, in the reasonable opinion of Company Project Manager, persists in any misconduct, especially any conduct that is prejudicial to safety, health, or the protection of the environment, or is suspected or found to be in violation of fitness for duty requirements under Section 4.2.5 (Fitness for Duty). If appropriate, Contractor shall then appoint, or require its Subcontractors to appoint, a suitable replacement. Company may require such removal from the Project to be permanent.

4.2.7	Project Labor Agreement. Contractor and its Subcontractors shall be required to use union labor for construction of the Facility and shall participate in local labor management committees, as appropriate. The Company abides by the Project Labor Agreement (“PLA”), attached as Attachment 2, between its parent, WEC and the Milwaukee Building and Construction Trades Council. Contractor agrees to abide by the terms and conditions of the PLA.
4.3	Project Schedules.
4.3.1	Contract Schedule. Attached as Appendix A1 is the Contract Schedule outlining the systematic construction of the Facility in accordance with the requirements of this Contract. Contractor shall perform the Work substantially in accordance with the Contract Schedule.

4.3.2	Project Baseline Schedule. Pursuant to the requirements set forth in Appendix A9 (Scheduling Procedures and Reporting Requirements), Contractor shall provide a proposed Project Baseline Schedule for Company’s review and approval. Once Company approves the Project Baseline Schedule, it shall not be subject to change or revision without Company approval. Contractor shall comply with the requirements of Appendix A9 (Scheduling Procedures and Reporting Requirements). Contractor shall maintain and deliver to Company periodic updates to the Project Baseline Schedule to reflect actual progress of the Work.

4.3.3	Compliance with Project Schedules and Reporting Requirements. Company’s ability to monitor progress on the Project is critical. Contractor’s submittal of reports, schedules and other documents required in Appendix A9 (Scheduling Procedures and Reporting Requirements) is considered part of the Work and a necessary component of monthly Payment Events.
4.4	Design and Engineering; Preparation of Design Documents.

4.4.1	Design and Engineering. As engineer of record for the Facility, Contractor shall have full design responsibility for the Facility and the Work. Contractor shall design and engineer the Facility in accordance with the Contract, and in compliance with all applicable Laws and Standards, and to be capable of operating in compliance with all Performance Guarantees. Work shall include conceptual and detailed Design Documents and related technical direction.
4.4.2	Preparation of Design Documents. Contractor shall prepare and deliver all Design Documents, including comprehensive drawings and specifications setting forth in detail the requirements for procurement and construction of the Facility. Contractor shall deliver to Company a schedule of such drawings and specifications within sixty (60) days of the date of execution of this Contract. Except for Company Provided Information set forth in the Scope of Work, Contractor shall verify the accuracy and completeness of all information Contractor requires relating to the performance of the Work, whether received from Company or otherwise. Except for Company Provided Information set forth in the Scope of Work, Contractor shall not be entitled to any Change Order or other relief based on any flaws, errors or omissions in any specifications, drawings, data or other information furnished by or on behalf of Company. All Design Documents requiring certification or seal under Laws shall be certified or sealed by professional engineers licensed and properly qualified to perform such engineering services in all appropriate jurisdictions.
4.5	Procurement.
4.5.1	General. Contractor shall be responsible for procurement, transport, receiving, unloading and safekeeping, whether on or off the Project Site, of all Materials and Equipment, Construction Aids and other things required to complete the Work that are not expressly specified to be furnished by Company pursuant to Section 5.3 (Company Provided Materials) and Appendix A25 (Division of Responsibility). Contractor shall enter into all Subcontracts in its own name as an independent contractor and not as agent for Company.
4.5.2	Selection.
4.5.2.1	General. Contractor shall ensure that operability, maintainability, reliability, quality and compatibility with systems used by Operator are significant selection factors in procurement decisions. Within ninety (90) days after the date of execution of this Contract, Contractor shall submit to Company a procurement plan that identifies Materials and Equipment and services and discusses planned sourcing methodologies for the procurement processes described in this Section 4.5.2.
4.5.2.2	Sole Source Equipment and Supplies. Contractor shall procure the Materials and Equipment listed as such in the Specifications exclusively from the supplier designated next to such Materials and Equipment, unless otherwise agreed by the Parties. Contractor may not procure such Materials and Equipment from a different supplier. Company shall have the right to review and approve the conformed specifications for such Materials and Equipment before Contractor purchases the relevant equipment.
4.5.2.3	Tier 1 Equipment. Contractor shall select and procure the Materials and Equipment listed as such in the Specifications based on terms that are commercially reasonable and based on the lowest evaluated life-cycle cost. However, at Company’s direction, Contractor shall procure such Materials and Equipment from a Company approved supplier. If Company directs Contractor to procure such Materials and Equipment from a supplier other than the lowest life-cycle cost supplier, Contractor shall submit a request for a Change Order for the use of an alternate supplier, which shall include differential installed cost, whether such installed cost is higher or lower than that of the lowest life-cycle cost supplier, as well as any other affected provision. Contractor will exercise its best efforts to negotiate favorable pricing terms with the preferred suppliers to eliminate incremental costs or, if unavoidable, minimize such incremental costs chargeable to Company.
4.5.2.4	Tier 2 Equipment. For Materials and Equipment listed as “Tier 2 Equipment” in the Specifications, Contractor shall submit for Company’s review specifications and Contractor’s bidders list.
(a)	For items marked as “Type 1” in the Specifications, Contractor shall select and procure such Materials and Equipment based on terms that are commercially reasonable and based on the lowest evaluated life-cycle cost. However, if Company directs Contractor to procure such Materials and Equipment from a supplier other than the lowest life-cycle cost supplier, Contractor shall submit a request for a Change Order for use of an alternate supplier, which shall include the differential installed cost, whether such installed cost is higher or lower than that of the lowest life-cycle cost supplier, as well as any other affected provision.
(b)	For items marked as “Type 2” in the Specifications, Contractor shall provide an installed cost ranking with differential costs and a technical evaluation. If Company selects a supplier other than Contractor’s recommended supplier, Contractor may submit a request for a Change Order for the use of an alternate supplier, which shall include the differential installed cost, as well as any other affected provision.
4.5.2.5	Tier 3 Equipment. Contractor shall provide Company access to technical specifications for other Materials and Equipment. At Company’s request, Contractor shall provide Company its list of bidders and its recommended bidder for the requested Materials and Equipment. Company may direct the selection of a supplier other than Contractor’s recommended supplier. If Company selects a supplier other than Contractor’s recommended supplier, Contractor shall provide to Company detailed information demonstrating the difference in cost between Contractor’s recommendation and Company’s choice. Following Company’s review of such information, if Company directs Contractor to retain an alternate supplier, Contractor may submit a request for Change Order for the impact of utilizing an alternate supplier.
4.5.2.6	SDI Opportunities. At Contractor’s request, Company will cooperate with Contractor to locate local and minority-owned, women-owned, small or disabled-owned businesses for Subcontracts other than Major Subcontracts to meet the goals described in Appendix 13 (S/WDI) and to maximize the amount of content sourced from Wisconsin-based Subcontractors.
4.5.3	U.S.A. Content. Contractor shall track content produced in the U.S.A. where possible and shall advise Company of any components with a significant value that Contractor intends to incorporate into the Work that will be manufactured outside the U.S.A.
4.5.4	Spare Parts. Contractor will provide lists of recommended spare parts for operation no later than the date of Mechanical Completion for the relevant Phase. For capital spares, these lists will be provided in conjunction with its purchases of Materials and Equipment that utilize spare parts. Parts lists for capital spares shall include prices valid for not less than twelve (12) months after delivery of any list, vendor part names and numbers, original equipment manufacturer names, part names and numbers, expected usage during a two (2) year period of commercial operation and typical lead times for delivery. Lists for all other spare parts for operation will be delivered in accordance with the Specifications. Contractor recognizes that Company will share all spare parts lists with Operator, and that Operator may coordinate directly with Contractor regarding the identification and selection of spare parts. Contractor will cooperate with Company and Operator and provide all information and assistance as Company may reasonably request to obtain the best pricing for such spare parts. Such provision of information and assistance shall not be the basis of a Change Order. Except with respect to spare parts used in Start up, Contractor shall not be responsible for purchasing spare parts for use in the Project.
4.5.5	Operator-Subcontractor Agreements. Contractor shall provide reasonable assistance to Operator and Company in entering into service level agreements with Major Subcontractors for Materials and Equipment and other Subcontractors associated with servicing each Phase.
4.5.6	Customs. Contractor is responsible for obtaining all customs clearances required in connection with obtaining and importing Materials and Equipment, Construction Aids and other supplies necessary to complete the Work, including any temporary clearances for construction and testing equipment and other items to be used in the Work.
4.6	[Intentionally Omitted].
4.7	Construction.
4.7.1	Construction Plan. Contractor shall develop and provide to Company the Construction Plan, no later than one hundred twenty (120) days after execution of this Contract, including information required in Appendix A17b (Construction Plan).
4.7.2	Compliance with Construction Plan. Contractor shall construct and install the Facility in accordance with the Construction Plan and shall coordinate with Company and provide explanatory documentation with respect to any proposed variations or modifications to the Construction Plan.
4.7.3	Utilities and Construction Aids. Contractor shall provide and maintain all necessary general construction utilities, including potable water, general service water, sewer, and/or sanitary facilities, telephone, construction air, gas and power, and all other Construction Aids for all Contractor’s personnel working on the Project Site. Contractor shall pay for all such utilities, including payment of rental fees and installation or usage fees, except that usage of such utilities related to Company’s personnel and agents shall be paid for by Company. Each Party shall provide for its own information technology and telecommunications connections. See Appendix A25 (Division of Labor) for additional information.
4.7.4	Special Tools. Contractor shall supply all special tools that are required to complete the Work.
4.7.5	First Fill. Prior to Start up and Testing of any Phase, Contractor is responsible for providing a “first fill” of all chemicals, lubricants and other operating consumables, such as filters, lamps, light bulbs, valve packing and gaskets necessary for operation of such Phase. Contractor shall provide for reasonable and customary refills and replacements of all “first fills” for each Phase through Turnover of such Phase, in accordance with Good Utility Practice. Contractor shall make commercially reasonable efforts to use the same products for “first fills” that Operator customarily uses.

4.8	Coordination.
4.8.1	General. Contractor shall be responsible for coordinating the proper execution of the Work with its Subcontractors in order to ensure that there is no conflict between Contractor and any Subcontractor or among any Subcontractors on or near the Project Site.
4.8.2	Coordination Procedures. Contractor acknowledges and understands that the Project Site is contiguous to the Existing Units, that some Work may affect the Existing Units, and that the Temporary Construction Areas will not be under Contractor’s exclusive care, custody and control. Contractor also acknowledges that WEPCO and Owners have retained reasonable access to the Project Site pursuant to the Property Rights Documents, and that WEPCO will retain primary care, custody and control over the Temporary Construction Areas. The Parties agree to work with WEPCO and other appropriate parties on Project Site coordination through all phases of the Project to ensure that they minimize any adverse impact on the Existing Units and WEPCO’s activities on the Temporary Construction Areas to the greatest extent possible. Contractor shall cooperate with Company, WEPCO and others as appropriate, in developing a Coordination Protocol, to be delivered no later than one hundred eighty (180) days after the date of execution of this Contract, that sets forth rules, procedures or guidelines respecting the interaction of Contractor, Company, WEPCO, Operator, the Interested Parties and other relevant entities on the Property. Contractor shall comply with any such rules, procedures and/or guidelines. Contractor’s cooperation in coordination activities shall not entitle Contractor to seek a Change Order, except to the extent action or inaction by any entity other than Contractor or Subcontractors is inconsistent with the Coordination Protocol and is solely responsible for a delay in the Work.
4.8.3	Coordination with Interested Parties. Contractor understands that due to the nature of the Project, other parties will be actively involved in various aspects of the Project. Company will be coordinating with the Interested Parties with respect to the development, engineering, construction, startup, commissioning, operation and ownership of the Project. Contractor acknowledges that one or more Interested Parties shall, from time to time and consistent with the rights Company has hereunder: a) have access to the Project Site to inspect the Project; b) participate in certain Project-related meetings; c) observe and participate in Testing and various Start-up and commissioning activities; d) have access to information and documents related to the Project; and e) participate in other activities associated with the Project. Contractor agrees to cooperate with Company, and facilitate Company’s coordination with the Interested Parties, and shall not raise any reasonable cooperation as the basis for any Change Orders or delay under this Contract. Except as expressly provided in this Contract, Contractor shall coordinate with Interested Parties exclusively through Company. Company shall advise Interested Parties that they are to comply with the applicable site rules and procedures.
4.8.4	Coordination with Other Contractors. Company shall instruct any of its contractors working on the Project to acknowledge Contractor’s control of Project Site and to coordinate accordingly with Contractor. Contractor accepts responsibility to coordinate its activities on the Project Site with any contractor retained by Company or and to coordinate its activities on the Property with any contractors retained by WEPCO or Operator. Contractor shall give Notice to Company immediately if any such contractor does not cooperate with Contractor’s reasonable coordination activities.
4.9	Compliance with Laws and Standards; Safety; Security.
4.9.1	Compliance with Laws and Standards. Contractor shall perform its Work in accordance with all applicable Laws and Standards and consistent with the Permit Compliance Matrix included in Appendix A7 (Permits). Contractor shall design the Facility so that it will be capable of operating in accordance with all applicable Laws and Standards. Contractor shall perform its Work and design the Facility with due regard to Occupational Safety and Health Act requirements and any Laws relating to the environment.
4.9.2	Site Environmental Safety and Health Plan. Within one hundred twenty (120) days of execution of this Contract, Contractor shall prepare and submit to Company its plan to ensure prudent environmental, safety and health practices (the “ES&H Plan”) are employed at all times on the Project Site. Contractor shall at all times during the performance of the Work comply with the ES&H Plan and shall be responsible for ensuring the safety of the Project Site and all personnel working anywhere on the Project Site and Temporary Construction Areas. Contractor shall ensure that the ES&H Plan and its conduct are all in compliance with applicable insurance requirements. Contractor shall address and use its best efforts to mitigate any emergencies or situations that may arise at the Project Site. Implementation, management and compliance with the ES&H Plan shall not relieve Contractor of its contractual obligations.
4.9.3	Threats to Safety/Breaches of Law. If Company Project Management discovers or becomes aware of any Work or any aspect of the design that it reasonably believes: a) violates applicable Laws; b) will cause the Project to violate applicable Laws; or c) causes or will cause a significant threat to the environment, property or to the health and safety of persons, then in addition to any other rights under this Contract, Company Project Management may immediately suspend the performance of the Work by Notice to Contractor Project Director specifying the unsafe design, practice or breach. Company Project Management may maintain the suspension until the work area is made safe and the unsafe Work, design or practice is corrected, or the breach is rectified. All costs and delay or disruption caused by the suspension pursuant to this Section are the responsibility of Contractor to the extent that Company is correct that a violation of applicable Laws or a significant threat to the environment, property or the health and safety of a person has occurred or would have been expected to occur absent such suspension.
4.9.4	Security. Contractor shall have exclusive responsibility for providing appropriate fencing and security measures for the Unit Sites. Contractor shall be responsible for the security and protection of all Materials and Equipment and Construction Aids stored or warehoused on or off the Project Site. Contractor shall coordinate with Company to install and operate an appropriate security system for the Temporary Construction Areas compatible with WEPCO’s requirements. Contractor shall prepare and submit to Company for review and approval a site security plan within one hundred twenty (120) days of execution of this Contract.
4.10	Maintenance and Housekeeping of Project Site and Other Areas. Contractor shall at all times comply with the requirements of the Appendix A17a (Site Rules) in conducting Work on the Project Site. Contractor will comply with all Site Rules, to the extent applicable, on all Temporary Construction Areas located off the Property, or if applicable, shall comply with the site rules of the relevant property owner.
4.11	Company Right to Repair. Should Contractor fail to remedy any damage caused by it to any equipment or structures other than the Facility on the Property within thirty (30) days after being directed to do so by Company, or such shorter time period as justified, Company or its assignee may perform or engage another contractor to correct the damage at Contractor’s expense. Such contractor shall be compensated on the basis of cost to complete the work, plus ten percent (10%) of such costs for profit and overhead, plus direct expenses. Contractor failure may include failing to initiate correction or failure or inability to pursue correction diligently or effectively. Company’s or its assignee’s retention of such third party contractor shall not in any way diminish Contractor’s obligations or liabilities under the Contract or reduce its obligations with respect to the Work.

4.12	Existing Utilities; Office Space.
4.12.1	Contractor shall ensure that all services and supply lines into and out of the Existing Units including but not limited to those relating to coal delivery, ash removal, circulating and service water, city water and sewer, storm water, wastewater, remain in service and unobstructed by its performance of the Work, except and to the extent that any such obstruction is planned and scheduled by the Parties. In addition Contractor shall not interfere with access roadways for personnel working at, or vendors providing deliveries and service to, the Existing Units unless such interference is planned and scheduled by the Parties. Temporary interruption of these services, supply lines or roadways shall be permitted only with Company’s prior approval, which approval may be withheld at Company’s sole discretion.
4.12.2	Contractor shall provide adequate furnished office facilities for Company personnel at Contractor’s offices in Frederick, MD during the design and procurement phase and shall provide and maintain furnished field offices for itself, Company and a reasonable number of Interested Parties at the Project Site during construction and Start-up of each Phase, including electricity, potable water, sewer and/or sanitary facilities, telephone service, heating and air conditioning. Contractor is responsible for housekeeping and clean-up activities at all field offices.
4.12.3	Contractor shall provide temporary parking facilities for all personnel including Company personnel.
4.13	Supplier Initiatives.
4.13.1	Diversity Initiatives. Contractor agrees to use best efforts to comply with the goals and objectives of Company’s Supplier Diversity Initiative and Workforce Diversity programs as described in Appendix A13 (S/WDI). “Best efforts” shall mean that Contractor shall make diligent efforts to meet the established goals by identifying, contacting, considering and soliciting offers and proposals from minority-owned, women-owned and small business entities.
4.13.2	Wisconsin Content. Contractor shall use its best efforts to utilize Wisconsin Subcontractors for the Work.
4.14	Books and Records. Contractor shall at all times keep on the Project Site a complete copy of the Contract, a complete set of all Contract Documents, the current Project Baseline Schedule and other communications given or issued by Company. Contractor shall keep and shall require its Subcontractors to keep, such books, records and accounts as may be necessary for compliance with Contractor’s obligations under this Contract until the expiration of all such obligations. Company shall have the right to audit Contractor’s records a) to verify termination costs in the event of termination or cancellation of this Contract; b) to the extent necessary to allocate correctly costs reflected in any Change Order; and c) to assemble data required to be submitted to any Governmental Authorities. To the extent that any of Contractor’s books, records, accounts, plans and contracts associated with the Work are available to Company under the terms of this Contract, Contractor shall also make them available to Interested Parties with a legitimate need to review such information and who are bound by a confidentiality agreement consistent with the requirements provided in this Contract.
4.15	Progress Reports and Meetings.
4.15.1	Monthly Progress Reports. Contractor shall provide monthly progress reports in electronic format to Company Project Manager by the 10th day of each month in accordance with Appendix A9 (Project Scheduling and Reporting Requirements).

4.15.2	Weekly Reports. Contractor shall provide to Company weekly reports in a format to be agreed upon by the Parties for each week following the issuance of FNTP. Such reports shall include but not be limited to a three week look ahead schedule, current engineering and procurement issues, daily and weekly craft manpower averages, weekly safety information, the status of any Major Subcontractor performing Work during such week on a daily basis, and any relevant issues or incidents. Contractor shall submit all such weekly reports electronically no later than twenty-four (24) hours prior to the time of any scheduling weekly meeting.
4.15.3	Diversity Initiative Results. The Parties shall agree on periodic reporting for all supplier and workforce initiatives that are part of this Contract.
4.15.4	Report Forms. Contractor shall provide forms for all reports required under this Section 4.15 that are acceptable to Company and in accordance with Appendix A9 (Scheduling Procedures and Reporting Requirements) within ninety (90) days of execution of this Contract.
4.15.5	Meetings.
4.15.5.1	Monthly Meetings. On the second Wednesday of each month, and otherwise promptly upon Company’s request, Contractor shall arrange for and conduct meetings with Company and its designees to discuss the progress and status of the Work. The Parties’ Project Director/Manager, or their duly authorized representatives, and such additional representatives of each Party as each such Party may desire, shall attend the meetings. All such meetings shall be held at the Project Site, Company’s or Contractor’s offices or other locations, each as acceptable to Company.
4.15.5.2	Weekly Progress and Schedule Meetings. On each Tuesday morning or other mutually agreed weekday following the issuance of FNTP, and otherwise promptly upon Company’s request, Contractor shall arrange for and conduct meetings with Company to discuss the three week look ahead schedule provided in its weekly reports and any critical or relevant issues that may have arisen during the course of the previous week’s Work. Relevant Contractor and Company personnel may be present, along with representatives from Major Subcontractors, as appropriate.
4.15.5.3	Community Meetings. Contractor will participate in periodic community meetings with Company as appropriate to maintain good community relations.
4.16	Training; Training Program; Operating Manuals.
4.16.1	Training Program. Contractor shall be responsible for training and familiarizing Company’s or Operator’s qualified supervisors, operators and maintenance personnel with respect to each Phase, as described in Appendix A5 (Training Program). Contractor shall design and prepare the Training Program and submit to the Company by no later than one hundred-eighty (180) days before the scheduled date of Mechanical Completion for each Phase. In coordination with Operator, Company will review, comment on, and approve or disapprove such program in writing within forty-five (45) days after such submittal by Contractor. If Company conditions its approval on reasonable changes to the draft Training Program submitted by Contractor, then Contractor will make such changes. Contractor shall provide qualified trainers, training materials and facilities for the Training Program. Company shall have the right to videotape all training sessions and use such video tapes for future training.

4.16.2	Operating Manuals.
4.16.2.1	O&M Plans and Procedures. Contractor’s personnel will provide technical assistance to Operator’s personnel in developing and writing integrated operating procedures for the Facility after classroom training. Contractor shall provide sufficient assistance to allow Operator to prepare reliable drafts before the start of SU&C Testing. The operating procedures will include overall operations and maintenance (O&M) plans, an active data-loaded, computerized maintenance management system (CMMS), and an overall O&M administrative program for the Facility.
4.16.2.2	O&M Manuals. Contractor shall provide six (6) electronic copies of final vendor operating and maintenance manuals (the “O&M Manuals”) for all equipment and systems, integrating all of Contractor’s and any Subcontractor’s equipment and systems. The O&M Manuals shall be specific for the equipment and systems furnished and, combined, shall include but not be limited to: a complete description of the system and all component equipment, detailed step-by-step operating instructions and maintenance procedures, maintenance schedules, drawings, spare parts lists, component lists, sub-component manuals and all other informational materials set forth Appendix A5 (Training Program). Contractor shall also include information necessary to Start-up, Test, operate and maintain the Facility safely and efficiently.
4.16.2.3	Company and Operator Review. Contractor shall submit two (2) draft copies of the O&M Manuals to Company for Company’s and Operator’s review and comment no later than the earlier to occur of a) one-hundred and eighty (180) days prior to the expected date of Mechanical Completion for each Major Phase and, with respect to Advance Startup Systems, the scheduled Turnover Date and b) ninety (90) days before training begins for the applicable Phase, subject to revision and supplementation as required to include additional information. Company agrees to obtain comments from Operator and provide combined comments from Company and Operator to Contractor within thirty (30) days of receipt of the O&M Manuals from Contractor. Contractor shall, within ten (10) days of Contractor’s receipt of Company’s and Operator’s comments on the draft O&M Manuals, meet with Company and Operator to discuss Company’s and Operator’s comments. Contractor and Company shall use best efforts to reach agreement. Contractor shall submit final O&M Manuals for all Phases no later than ninety (90) days prior to the scheduled date of Mechanical Completion for such Phase.
ARTICLE 5.0 COMPANY’S GENERAL OBLIGATIONS
5.1	Company Project Management. Company shall designate a Company Project Manager and a Company Site Manager and give Notice to Contractor of its designation. Company Project Manager shall be authorized to act on behalf of Company and with whom Contractor may consult at all reasonable times, and whose instructions, requests, and decisions will be binding upon Company as pertaining to this Contract. Company Site Manager shall be authorized to act on behalf of the Company Project Manager on daily issues on the Project Site and shall be advised by Company’s quality and safety managers for the Project.

5.2	Start-up Supplies. During Start-up and Testing for each Phase, and performance of warranty work, as applicable, Company shall provide a bulk supply of the following consumables for use by Contractor: raw water, power back-feed, coal, propane, natural gas and limestone. Company’s provision of such consumables is contingent upon Contractor giving Company no less than sixty

(60) days prior Notice of the schedule and quantities needed and reasonable Notice of its ongoing requirement(s). Contractor shall pay for all natural gas and propane required in excess of the allowance quantities provided by Company in Appendix A25 (Division of Responsibility). For any Testing Contractor performs after Turnover, Company will have assigned its responsibility for providing the startup consumables described above to Operator and, subject to Section 12.11.2 (Coordination Issues), will have no responsibility to procure such startup consumables for Contractor.
5.3	Company Provided Materials. Company shall provide the Materials and Equipment set forth in Appendix A25 (Division of Responsibility). Contractor shall be required to provide all other Materials and Equipment required in connection with the Facility.
ARTICLE 6.0 PERMITS
6.1	General.
6.1.1	The Parties each agree that they have reviewed the draft of Appendix A7 (Permits) attached to this Contract as of date of execution of this Contract and that they are not aware of any Permit not listed thereon that may be necessary as of the date of this Contract for the performance of the Work. Contractor shall deliver a final and complete version of Appendix A7 no later than sixty (60) days after the date of execution of this Contract. Upon delivery of such final Appendix A7, all references in this Contract to Appendix A7 shall be to such final version. Contractor shall obtain, pay for and maintain all Permits required to enable it at all times to perform the Work in accordance with the Contract, Contract Schedule and applicable Laws and Standards, including but not limited to the Permits set forth as its responsibility in Appendix A7 (Permits). Contractor shall obtain and maintain any other Permits not designated as Company’s responsibility in Appendix A7. Appendix A7 does not list each Permit that Contractor may be required to obtain to perform the Work, but is intended as a basic list and guideline for those Permits considered necessary, as a minimum, for the Work. Contractor shall monitor and maintain records of the status of all Permits. Contractor shall provide a copy of all Permits acquired by Contractor to Company.
6.1.2	Company shall obtain and pay for all Permits set forth as its responsibility in Appendix A7 (Permits).
6.1.3	Each Party shall comply with its respective obligations set forth in the Permit Compliance Matrix included in Appendix A7 (Permits).
6.2	Continuing Responsibility.
6.2.1	Company shall promptly notify Contractor if it becomes aware of a necessary Permit not accounted for in Appendix A7.
6.2.2	Contractor is responsible for identifying all Permits that are required to be held by either Company or Operator to perform the Work and that are not identified in Appendix A7. Company shall obtain and maintain any such Permits required by Company referenced in the preceding sentence. Company shall seek to cause Operator to obtain and maintain all such Permits required by Operator, and Contractor shall have no responsibility for any of such Permits. However, Contractor may not claim an extension in the Contract Schedule on the basis of a delay in Company’s or Operator’s receipt of any such Permit to the extent that the delay is attributable to Contractor’s failure to provide Notice sufficiently in advance to allow Company or Operator to obtain such Permit in a time frame consistent with the Contract Schedule.

6.2.3	Contractor shall monitor the status of applications for Permits it is responsible for and shall include a discussion of the status of such applications in its reports and during the meetings provided pursuant to Section 4.15 (Progress Reports and Meetings).
6.2.4	Each Party shall promptly notify the other Party of all conflicts between the Contract, the Contract Documents and any applicable Laws or Permits that come to such first Party’s attention.
6.2.5	Each Party shall reasonably assist the other in obtaining all licenses and Permits such Party must acquire for construction of the Project, at no cost to the other Party, and Contractor shall reasonably assist Company in obtaining Permits required for the operation of the Project.
6.2.6	With respect to Permits necessary for the construction and operation of the Project that have not yet been issued in final form as of the date of this Contract, Contractor has been or will be given access and the opportunity to contribute to the related applications made by Company before they are submitted. Such Permits will contain requirements and restrictions relative to activities on the Property. Contractor has developed the Contract Price and will develop the Construction Plan on the basis of the requirements and restrictions assumed in the applications for these Permits and any variations that Company has identified in writing as of the date hereof.
ARTICLE 7.0 SUBCONTRACTORS
7.1	Subcontracted Work. Contractor may subcontract any portion, but not all, of the Work to any qualified party. Contractor shall require all Subcontractors to adhere to its Quality Assurance Plan under Section 4.1.4.2 (Quality Assurance Plan) and its ES&H Plan under Section 4.9.2 (Site Environmental Safety and Health Plan). Contractor agrees that it shall be fully responsible to Company for all Work and for the acts and omissions of its Subcontractors and of persons directly or indirectly employed by them, as it is for the acts or omissions of persons it directly employs. Contractor shall be solely responsible for the Work, and shall not be entitled to relief to the extent that Work is incomplete or delayed due to any disagreement between or among Subcontractors or between any Subcontractor and Contractor. Contractor has complete and sole responsibility as a principal for its agents and all others it hires to perform or assist in performing the Work. Neither Contractor’s entering into any Subcontract nor Company’s review, approval or consent of any Subcontractor shall relieve Contractor of its duties, obligations or liabilities under this Contract.
7.2	No Privities. Except to the extent provided in Section 7.5 (Flowdown), nothing contained in this Contract shall create any contractual relationship between any Subcontractor and Company, or between any Subcontractor and Owner. No Subcontractor, Owner or Interested Party is intended to be a third party beneficiary hereunder. Company shall have no obligation to pay or see to the payment of any Subcontractor.
7.3	[Intentionally Omitted]
7.4	Information. Contractor shall provide Company with such information concerning Subcontractors as Company may request at any time, except for pricing information. Contractor shall provide Company with an unpriced electronic copy of all Major Subcontracts and any other Subcontracts that Company requests.
7.5	Terms in Subcontracts (Flowdown). All Work performed directly for Contractor by a Subcontractor shall be pursuant to a Subcontract between them, which Subcontract shall not violate §779.135 Wis. Stats. Contractor shall ensure that all such Subcontracts contain appropriate flowdown provisions including, but not limited to:

7.5.1	full assignability of warranties, to Company, Owner or Operator and/or their respective designees without Subcontractor’s consent;
7.5.2	full assignability of Subcontracts to Company, Owner or Operator and/or their respective designees without Subcontractor’s consent if such assignee has the capacity to perform its obligations under the Subcontract;
7.5.3	with respect to Major Subcontracts, being subject to Wisconsin law and submitting to the jurisdiction of the courts of Wisconsin if joined in a dispute between the Parties and permitting consolidation of disputes with other related disputes pursuant to and in accordance with Article 31 (Dispute Resolution);
7.5.4	providing for title to be in the individual names of each Owner, or such other parties as directed by Company, in the manner provided in Section 15.1 (Title);
7.5.5	limiting recourse solely to Contractor and waiver of rights to seek recourse against Owner or the Company Related Entities (as defined in Section 2.2 (Status of Company/Limited Recourse)) or to any of their respective assets, unless the Subcontract has been assigned to any such entity;
7.5.6	permitting Contractor to suspend all or a portion of Subcontractor’s work upon notice to Subcontractor; and
7.5.7	allowing for termination by convenience with a cancellation charge schedule.
ARTICLE 8.0 PROJECT SITE CONDITIONS
8.1	Real Property Rights. Owner shall obtain the necessary real estate interests for Contractor to perform the Work on the Project Site pursuant to the Property Rights Documents. The Parties acknowledge that the Property Rights Documents attached as Attachment 1 as of the date of execution of this Contract are the most current drafts of such agreements. Upon the execution of a Property Rights Document, the executed version shall replace the draft currently attached. In the event that the terms and conditions of any executed Property Rights Document differ materially from the draft of such agreement currently attached, and such differences have an impact on Contractor’s performance of the Work that could not be avoided by commercially reasonable actions, Contractor shall be entitled to request a Change Order to account for such differences. Except for the right of entry to the parcel of land transversing the Property that is owned by UPRR, Company has or will obtain all easements off of the Property that are necessary to Contractor’s performance of the Work. Company shall have no obligation to obtain any additional real property rights. Contractor shall maintain and, if necessary, improve the easements and rights of way for access to the Project Site to enable Contractor to perform the Work, in a manner consistent with the Property Rights Documents. Except to the extent otherwise provided in Appendix A25 (Division of Responsibility), Contractor shall have exclusive responsibility for implementation of improvements or modification to public rights of way that will be required for Contractor’s access to the Project Site and for obtaining any necessary or additional Permits required in connection therewith. Contractor shall also provide, at its own cost, any additional areas outside the boundaries of the Project Site required by Contractor in connection with the Work.
8.2	Sufficiency of the Project Site.
8.2.1	General Conditions. Contractor warrants that prior to the execution of this Contract, it has visited and inspected the Project Site and has reviewed the Property Rights Documents. Contractor warrants that it has familiarized itself with: a) the local conditions, including means of access to the Project Site and all Temporary Construction Areas,

labor, weather, roads, availability of utilities, and applicable Laws; b) the local conditions relative to the Existing Unit operations, any existing structures, the Project Site and the local community; c) the special Lake Michigan conditions relative to shoreline structures, lake access and barging conditions; and d) the surface conditions including wetlands and Ash landfills and identifiable pre-existing Hazardous Materials. Contractor also warrants that it understands the special coordination and logistics challenges of the Project and has independently determined that the Project Site is sufficient for it to undertake and complete the Work.
8.2.2	Subsurface Conditions. Contractor warrants that prior to execution of this Contract, it has reviewed all information regarding subsurface conditions of the Property that Company has provided. Except to the extent provided in Section 8.2.3, Contractor further warrants that it has performed a sufficient evaluation of subsurface conditions to determine that subsurface conditions on the Property are acceptable to perform the Work at the Contract Price. Contractor has the obligation: a) to familiarize itself with the character of any existing subsurface geological and geotechnical conditions under which the Work is to be performed; b) to make or cause to be made all geo-technical, hydro-geological and any other site testing, inspections, reports, recommendations and opinions as are necessary to make these warranties and to perform the Work; c) to correlate its observations and all such tests, inspections, reports, recommendations and opinions with the requirements of the Contract; and d) to confirm to its own satisfaction that the results of any such testing or reports performed or prepared by others, including the Company, are sufficient to enable Contractor to perform the Work in accordance with the requirements of this Contract.
8.2.3	Special Subsurface Conditions. The Parties acknowledge that Contractor has not completed its evaluation of the subsurface geological and geotechnical conditions with respect to the south ash landfill, the coal dock, the coal storage building and the six mile road. Contractor has based its evaluation of the cost to perform the Work associated with those areas on the following baseline information or assumptions: a) for the south ash landfill, that certain Exemption Request for Development at a Licensed Landfill, Oak Creek South Ash Landfill, Oak Creek, Wisconsin, dated November 11, 2003, prepared by National Resources Technology, Inc. b) for the existing coal dock and extension and the new coal storage building, the assumption that the actual soil bearing capacity of the subsurface conditions are not materially different from the assumed typical range of soil bearing capacities of the subsurface conditions for the entire Project Site, excluding the south ash landfill; and c) for the six mile road, that certain Geotechnical Exploration Program, Union Pacific Railroad Crossing at 6 Mile Road, Town of Caledonia, WI, dated September 30, 2003. If the actual subsurface conditions under one or more of these areas, as demonstrated through Contractor’s further evaluation, differ materially from the baseline information described in the preceding sentence, and such differing conditions result in a material increase in Contractor’s cost, or a material delay in the schedule, to complete the Work on any such area, Contractor may request a Change Order.
8.2.4	Property/Project Site Information. Company has supplied to Contractor information prepared by third parties without any independent investigation or analysis by Company and strictly for informational purposes to aid Contractor in determining what tests and information it needs to establish the Contract Price Design Documents and Construction Plan. Company makes no representations or warranties regarding the accuracy or completeness of any such information. Company has engaged third party consultants to perform tests or analyses solely to assist Company’s project development efforts. The results of such tests and analyses have limited value for determining underground conditions. Company makes no representations or warranties that such information is complete or accurate or sufficient for Contractor’s purposes.

8.2.5	Contractor Acknowledgment. Contractor acknowledges it is entering into this Contract based on its own investigations and determinations. Company shall not be liable for any loss, damage, cost or expense suffered or incurred by the Contractor arising out of or in connection with any information, report or data provided to Contractor in relation to the Project Site. Contractor acknowledges and agrees that there are no express or implied warranties with respect to the accuracy, fitness or suitability of any information, materials, test results or analyses regarding the Property provided by Company or any third party and that these are provided solely for Contractor’s convenience. Contractor hereby expressly waives any Change Orders, claims or actions due to its reliance on Company provided information.
8.3	Differing Site Conditions.
8.3.1	Contractor specifically acknowledges and accepts the conditions at the Project Site. Contractor bears the cost and risk of all conditions at the Project Site other than a) pre-existing Hazardous Materials that are covered by the WEPCO Letter, b) fossils and historical artifacts covered by Section 8.6 (Fossils and Historical Artifacts) below, c) subsurface conditions with respect to the intake tunnel discussed in Section 17.6 (Intake Tunnel), and d) subsurface conditions on the Project Site that could not have been reasonably foreseen through the exercise of prudent and diligent analysis. Company specifically directs Contractor’s attention to the critical impact that subsurface conditions under the Unit Sites, the coal-car dumping basin and the circulating water systems could have on the cost of completing Work on those elements of the Facility. Contractor shall be responsible for undertaking any tests and analyses necessary to understand the nature of those subsurface conditions.
8.3.2	Contractor agrees that except as provided in Section 8.3.1, Contractor will not be entitled to a Change Order or any adjustment to this Contract as a result of any site conditions or any variance between the condition of the Project Site at the date of execution of this Contract, and the conditions at the Project Site after that time. This includes any physical conditions above the surface of the ground. Contractor warrants that the Contract Price and Contract Schedule include all costs required for a complete Facility and all schedule considerations which Contractor should reasonably anticipate for any delays that Contractor may experience resulting from local conditions at the Project Site. Except to the extent otherwise provided in this Article 8 and in Article 9 (Hazardous Materials), Contractor accepts the risk of all such local site conditions.
8.4	Property and Community Impact.
8.4.1	Contractor is aware of the potential impact of the Work on the Property and surrounding community including but not limited to ground water, subsidence, dust, noise and traffic during construction. Where Contractor has determined that an impact is possible, it shall monitor any such condition to ensure preventive management and prompt remediation and shall participate in community relations efforts.
8.4.2	Contractor will develop and implement a construction environmental control plan to manage such things as sediment, erosion, dust, storm water, noise and other material environmental issues. Contractor shall prepare and submit its construction environmental control plan to Company for review and approval within one hundred twenty (120) days after execution of this Contract.
8.5	Brownfield Site. The Parties anticipate that there will be pre-existing, non-hazardous materials such as mixtures of flyash, bottom ash and soil (“Ash”) and other materials requiring special management that are discovered during excavation. Except to the extent any such materials, known to exist or discovered on the Project Site, contain Hazardous Materials, Contractor shall be responsible for their proper management. Appendix A19 (Ash Management) sets forth the protocol and procedures relating to the discovery and disposal of Ash that does not contain Hazardous Materials. Each Party shall comply with the provisions of Appendix A19. Pre-existing Ash and other materials that contain Hazardous Materials shall be handled in accordance with Article 9 (Hazardous Materials).

8.6	Fossils and Historical Artifacts. All fossils, coins, articles of value or antiquity, and structures and other remains or things of geological or archaeological interest discovered on the Project Site shall be the property of WEPCO. If Contractor should make such discovery, Contractor shall inform Company Site Manager and take reasonable precautions to prevent its staff, labor or other persons from removing or damaging any such article or thing. Company shall issue instructions regarding discovery, and Contractor shall follow such instructions and advise Company of any impact or potential impact on the Facility. Any material impact on the Work resulting from the discovery of historical items shall be handled through the Change Order process.

8.7	WEPCO/Owner Access. Contractor acknowledges the encumbrance, rights and reserved easements retained by WEPCO and Owners in the Property Rights Documents. For activities related to Common Facilities and Project Site access, Contractor shall, to the greatest extent possible, develop and execute its Construction Plan to avoid material interference with or impairment to the Existing Units or WEPCO operations and the surrounding community and shall ensure that all unavoidable interference has been planned and coordinated with WEPCO through Company and recognizing any coordination protocol in effect at that time.
ARTICLE 9.0 HAZARDOUS MATERIALS
9.1	Pre-Existing Hazardous Materials.
9.1.1	Cessation of Work. Upon the discovery of any pre-existing condition relating to Hazardous Materials at the Project Site, Contractor shall immediately cease performance of the affected Work and notify Company. Company shall be responsible to arrange for the handling, treatment, storage, removal, remediation, avoidance or other appropriate action (if any), with respect to any Hazardous Materials present on, at or under the Project Site. Company and WEPCO shall have the sole discretion to determine, consistent with Laws, the action, if any, to be taken with respect to such Hazardous Materials. During the period of any cleanup or mitigation activities, Contractor shall continue Work to the extent practicable, on unaffected parts of the Facility and areas of the Project Site.
9.1.2	WEPCO Environmental Indemnification. Except to the extent that Contractor or any Subcontractor has acted negligently or with willful misconduct in response to encountering such Hazardous Material, neither Contractor nor any Subcontractor shall have any liability for pre-existing Hazardous Materials on the Project Site. WEPCO has agreed to indemnify and hold harmless Contractor and the Subcontractors from and against any liability in connection therewith and arising from pre-existing Hazardous Materials pursuant to the WEPCO Letter.
9.1.3	Resulting Impact. If Contractor cannot, in the absence of incurring costs or impacting the Contract Schedule, overcome the effects of pre-existing Hazardous Material, Contractor will be entitled to a Contractor-requested Change Order to the extent Contractor can substantiate the adverse impact in accordance with the Change Order procedure.
9.2	Hazardous Material During Execution.
9.2.1	Introduction/Generation. Contractor shall not bring, nor permit Subcontractors, or others performing the Work to bring any Hazardous Material onto the Project Site except as specified in or permitted by this Contract. If Contractor’s performance of the Work includes supplying, using, or generating Hazardous Materials, Contractor shall give prior Notice to Company not less than fourteen (14) days before beginning the Work unless waived by Company in writing. For Hazardous Materials, such Notice shall include a listing of the name, chemical composition, quantity and location of use/storage for each Hazardous Material and a Material Safety Data Sheet.
9.2.2	Hazardous Materials Used by Contractor. Contractor shall be fully responsible for any Hazardous Materials created and/or brought on the Project Site by Contractor or any Subcontractor (“Contractor Hazmats”) and for the proper handling, removal, transportation and disposal of such Contractor Hazmats. Contractor Hazmats shall be stored and used in accordance with the requirements of the Contract Documents, Laws and Standards. Contractor shall maintain an accurate record and current inventory of Contractor Hazmats used at the Project Site, identifying quantities, location of storage, use and final disposition. Contractor shall implement and administer a Hazardous Material handling program for all of its employees and all Subcontractors. The program shall include: a) development of guidelines and training with respect to the proper handling, use and disposal of Contractor Hazmats and b) the development, implementation and enforcement of procedures for Notice to Company and appropriate Governmental Authorities about, and clean-up of, spills and other emissions of Contractor Hazmats.
9.2.3	Chapter 30 Permit. Contractor shall handle all Hazardous Materials in accordance with the “Contaminated Materials Management Plan” included as part of the “Chapter 30 Permit” issued by the Wisconsin Department of Natural Resources and attached as Attachment 10. The Parties acknowledge that the application for the Chapter 30 Permit is currently attached as Attachment 10 as of the date of execution of this Contract. Upon the issuance of a final, non-appealable Chapter 30 Permit, such Chapter 30 Permit shall replace the application currently attached. In the event that the terms and conditions of the final, non-appealable Chapter 30 Permit differ materially from the assumptions set forth in the application currently attached, and such differences have an impact on Contractor’s performance of the Work that could not be avoided by commercially reasonable actions, Contractor shall be entitled to request a Change Order to account for such differences.
9.2.4	SARA. Contractor shall provide Notice to Company of any release or use on the Property of a material containing any chemical listed or provided for in the “Toxic Release Inventory” under Superfund Amendments and Reauthorization Act (SARA), Section 313 (40 C.F.R. Part 372). The Notice will include the type and quantity of the relevant chemical(s).
9.2.5	Clean Up. Contractor shall be responsible for all clean-up, removal and mitigation required in connection with any spills, emissions or environmental problems related to Contractor Hazmats, whether before or after the date of execution of this Contract, and Contractor shall not be entitled to a Change Order in respect thereof.
9.2.6	Removal. Contractor, upon completion of any Phase, shall remove all Contractor Hazmats not used or consumed in performance of the Work from the Property unless being used for another Phase.
9.2.7	Indemnification. Contractor agrees to indemnify, defend and hold Company, Owner, Operator, WEPCO in its capacity as owner of the Existing Units, and their respective affiliates, subsidiaries, principals, directors, officers, shareholders, managers, agents, consultants, employees, successors and assigns harmless from and against any claims, loss or damage to which any such entity may be subjected as a result of any liabilities for Contractor’s use, handling, storage, transportation or disposal of such Contractor HazMats.

ARTICLE 10.0 TIME FOR PERFORMANCE OF WORK; ACCELERATION OF WORK
10.1	Time Critical. Time is of the essence in relation to the Guaranteed Turnover Dates. If Contractor should fail to perform the Work substantially in accordance with the Contract Schedule and if progress of the Work is such that, in the opinion of Company, Contractor’s achievement of a Guaranteed Turnover Date is improbable, Company shall give Notice to Contractor if Contractor has not already provided Notice to Company. Promptly after delivering or receiving such Notice, Contractor shall promptly deliver to Company a recovery plan showing what measures Contractor will undertake to bring the Work back on schedule before the delay occurs. Contractor shall do whatever is necessary to ensure completion of the Work in accordance with the Contract Schedule and the recovery plan. This includes, without limitation, increasing Contractor’s labor force, the number of shifts, overtime operations, or the length of the work week and providing additional Materials and Equipment and other supplies. Contractor shall periodically review and update the recovery plan with Company.

10.2	Recovery. Company reserves the right to unilaterally direct corrections if, in its sole discretion, Company believes a recovery plan is unlikely to achieve its stated purpose, is proving insufficient in application or if Contractor fails to comply diligently with any recovery plan issued pursuant to Section 10.1 above.

10.3	[Intentionally Omitted]

10.4	No Compensation/No Effect on Obligation. Contractor shall not be entitled to a Change Order for recovery actions contemplated under this Article 10, nor shall Contractor be relieved of its obligation to complete the Work in accordance with the Contract Schedule. Neither the failure by Company to require a recovery plan, to direct Contractor to perform overtime Work, nor Company’s approval of any recovery plan shall relieve Contractor of its responsibility for completing the Work in accordance with the Contract Schedule, or affect any of the Parties’ rights or obligations under this Contract.

10.5	Company Acceleration of Work in Absence of Delay. Subject to the terms and procedures of Article 20 (Changes), Company shall have the right to direct by Change Order that the Work be accelerated by means of overtime, additional crews or additional shifts or resequencing the Work notwithstanding that the Work is progressing without delay in accordance with the Contract Schedule. Contractor shall accelerate the Work on the basis of reimbursement of direct costs plus a profit fee equal to five percent (5%) of direct costs. Direct costs shall include the premium portion of overtime pay, additional crew, shift or equipment cost and such other items of cost requested in advance by Contractor and approved by Company, less savings or costs not incurred due to the acceleration. Contractor expressly waives any other compensation or claim therefor unless otherwise agreed by Company in writing in advance of performing the accelerated Work. Company shall have the right to reasonably audit Contractor’s accelerated savings or costs not incurred due to the Company’s acceleration. Company shall not be responsible for any acceleration of the Work it has not specifically requested by Change Order.
ARTICLE 11.0 INSPECTION
11.1	Right to Inspect. All Work, whether on or off the Project Site, including major items of Work being fabricated or engineered outside of the United States, shall be subject to inspection by Company and/or its representatives or designees and Interested Parties pursuant to Appendix A6 (Inspection Schedule). All inspection rights granted to Company in this Article 11 shall apply to its designees, representatives and to the Interested Parties. No such inspection shall relieve Contractor of the responsibility for providing quality control measures to assure that the Work strictly complies with the Contract requirements. Contractor shall furnish all reasonable assistance required by the inspectors designated by Company. Company shall coordinate with and manage the attendance of any Interested Parties at an inspection.

11.2	Contractor Inspection. Company has the right to be present at any of Contractor’s inspections or tests of the Work, at Company’s expense. Contractor shall give Company no less than sixty (60) days prior Notice of the schedule for inspection and testing for any Materials and Equipment or system and the hold points and shall keep Company updated as schedules are adjusted. Contractor shall provide inspection and testing reports or certificates and such other related information as reasonably requested by Company.
11.3	Examination and Testing. As part of its inspection and at its own cost, Company may or may require Contractor to examine and test the materials and workmanship, check the progress of manufacture of all Materials and Equipment being supplied or examine any records, test results or certifications. Company shall work with Contractor so inspections do not cause any unreasonable delay, interference, or cost increase in the execution of the relevant Work. Any such inspection, examination or testing or waiver of such shall not constitute acceptance or be construed as an approval of such materials and workmanship or in any way affect or reduce Contractor’s obligations to complete the Work in accordance with the Contract. Company may require Contractor to uncover Work at any time for inspection and testing. If such inspection or testing reveals Work that is defective or nonconforming to this Contract, Contractor shall pay the cost of uncovering, inspecting and re-covering and shall correct or replace the defective or non-conforming Work. If no problem is revealed, Company shall pay the costs of uncovering, inspecting and re-covering the Work.
11.4	Factory Tests. Contractor shall perform, or have performed, factory tests on all appropriate Equipment consistent with Appendix A6 (Inspection Schedule). Company shall have the right to be present at such testing. Contractor shall provide, the results of such tests to Company within twenty-one (21) days of the completion of each such test. Successful completion of such tests shall be a precondition to shipment of each tested item of Equipment to the Project Site.
11.5	Notice for Company Inspection and Testing. Company shall give Contractor reasonable Notice of its plan to inspect or test any aspects of the Facility. No part of the Works or foundations may be covered up on the Project Site without carrying out any test and/or inspection required under this Contract. Contractor shall give reasonable Notice to Company of the time and place when Work will be ready for inspection, examination and testing by Company, including factory tests and factory hold points. If Contractor fails to give such Notice, upon Company’s request, it shall uncover such Work and reinstate and make good, all Work. Following such Notice by Contractor, Company Project Manager shall then either carry out the inspection, examination, measurement or testing without unreasonable delay, or notify Contractor that it will not inspect.

11.6	Correction of Non-Compliance; Right to Reject Non-Compliant Work. Until Turnover of any Phase is achieved, and without limiting the provisions of Article 26 (Warranties), Contractor shall as soon as is practical correct any non-compliance or any part of the Work that is otherwise not in accordance with this Contract, regardless of the stage of completion of the Work or the time or place of discovery of such non-compliance. If Company determines that any portion of the Work does not conform to the requirements of this Contract, it may reject such part of the Work by giving to Contractor Notice of such rejection, stating the grounds upon which the decision to reject is based. Upon any such rejection Contractor shall remedy or otherwise repair or replace the rejected part of the Work to comply with the requirements of this Contract. No activities contemplated under this Section 11.6 shall relieve Contractor of its obligation to perform all Work in accordance with the Contract Schedule.

11.7	Effect of Waiver of Inspection Rights. If Company shall waive or fail to exercise its right to inspect and witness any test, Contractor shall in no way be relieved of full liability for the quality, character, proper operation and performance of the completed Work, and every part of it. Company’s waiver or failure shall not prejudice or affect the rights of Company under this Contract. Furthermore, witnessing of any tests or any inspections of Work by Company, or any failure by Company to do so, shall not be construed as an approval or acceptance of the Work or any part of the Work.

ARTICLE 12.0 COMPLETION SEQUENCE
12.1	Payment Events.
12.1.1	Payment Event Dates. Contractor shall take all commercially reasonable efforts to perform the Work necessary to complete each of the Payment Events set forth in Appendix A11a (Payment Schedules) by the dates listed for such Payment Events.

12.1.2	Early Completion. Company may accept early completion of any Phase, but as set forth in Section 18.4.6, Company may not be required to make the applicable payments early. Under no circumstances is Contractor entitled to any excused delay or other claim as a result of any act by Company with respect to early completion of a Phase.

12.1.3	Effect of Completion. The achievement of Mechanical Completion, SU&C Completion, or Turnover of a Phase shall not relieve Contractor of any of its other obligations under this Contract, including its obligation to achieve each other Payment Event.
12.2	Milestone Dates.. Contractor shall take all commercially reasonable efforts to perform the Work necessary to complete each of the events set forth in Appendix A20 (“Milestones”) by the dates (“Milestone Dates”) listed for such Milestone. Contractor shall give Company Notice no later than one (1) Business Day prior to the date it expects to complete any Milestone.

12.3	Mechanical Completion.
12.3.1	“Mechanical Completion” for any Phase shall mean:
12.3.1.1	Contractor has physically constructed the Phase such that it satisfies the requirements of Appendix A2 (Mechanical Completion); and

12.3.1.2	Contractor has completed all construction and installation Work in accordance with the Specifications.
12.3.2	Mechanical Completion Certificate. When Contractor believes it has achieved Mechanical Completion of a Phase, and is otherwise in material compliance with the Contract, it shall provide Notice to Company. The Notice shall contain a) certification from Contractor that it has satisfied each of the conditions set forth in Section 12.3.1, b) a report in a form acceptable to Company and with sufficient detail to allow Company to determine whether Contractor has met the requirements for Mechanical Completion of such Phase and c) Contractor’s proposed initial draft of the Punch List for that Phase. Within five (5) Business Days after receipt of such Notice, Company shall advise Contractor in writing whether it concurs that the conditions of Mechanical Completion for such Phase have been satisfied or which conditions Contractor has failed to satisfy. If Company notifies Contractor of any deficiencies or non-compliance, Contractor must correct them and then repeat the procedures above. Mechanical Completion shall occur on the date stated in a “Mechanical Completion certificate” issued by Company to Contractor concurring that Mechanical Completion has been achieved.
12.4	SU&C Completion.
12.4.1	“SU&C Completion” for a Major Phase shall mean:
12.4.1.1	Mechanical Completion shall have occurred;

12.4.1.2	All SU&C Testing has been successfully completed;

12.4.1.3	The Major Phase is ready for all Performance Testing; and

12.4.1.4	Contractor has completed that portion of the Training Program required to be completed by SU&C Completion for such Phase and has delivered to Company and Operator the required O&M Manuals for such Phase, all as provided in Appendix A5 (Training Program).
12.4.2	SU&C Completion Certificate. When Contractor believes it has achieved SU&C Completion, and is otherwise in material compliance with the Contract, it shall provide Notice to Company. The Notice shall contain certification from Contractor that it has satisfied each of the conditions set forth in Section 12.4.1 and a report in a form acceptable to Company and with sufficient detail to allow Company to determine whether Contractor has met the requirements for SU&C Completion. Within five (5) Business Days after receipt of such Notice, Company shall advise Contractor in writing whether it concurs that the conditions of SU&C Completion have been satisfied or which conditions Contractor has failed to satisfy. If Company notifies Contractor of any deficiencies or defects, Contractor must correct them and then repeat the procedures described in this Section 12.4. SU&C Completion shall occur on the date stated in an “SU&C Completion certificate” issued by Company to Contractor concurring that SU&C Completion has been achieved. Upon the date of SU&C Completion, Contractor’s limit of liability shall be reduced in accordance with Section 30.1 (Limitation).
12.5	General Provisions Regarding Turnover for All Phases.
12.5.1	General Requirements.

Contractor must achieve the following requirements to achieve Turnover of any Phase:
12.5.1.1	all Testing required to be completed prior to Turnover pursuant to Appendix A4 (Performance Guarantees and Demonstration) has been completed successfully and test reports demonstrating such successful completion shall have been provided by Contractor to Company no less than fifteen (15) days prior to Contractor’s Notice relating to Turnover provided in Section 12.5.2 (Turnover Certificate);

12.5.1.2	Contractor has a) achieved Mechanical Completion and b) completed all painting, insulation and the like, other than final painting, final insulation and other items set forth on the Punch List, the lack of which will not adversely impact the ability of the Phase to operate as intended and does not offer a danger of damage to the Phase or the Project or injury to personnel;

12.5.1.3	the Punch List shall have been finalized and approved by both Parties;

12.5.1.4	Contractor has completed the Training Program and has provided all operating manuals and other operation and maintenance documentation, software and other licenses with respect to the relevant Phase;

12.5.1.5	Company has received all specifications, test data, and other technical information required hereunder to operate and maintain the relevant Phase;

12.5.1.6	Contractor has consented to Company’s assignment to its designee of all warranties required to operate the relevant Phase, effective upon Turnover;

12.5.1.7	Company has received from Contractor all Government Approvals Contractor is required to obtain in connection with Turnover of the relevant Phase and such Government Approvals are in full force and effect;

12.5.1.8	Company has received all marked-up “as-built” drawings and spare parts lists necessary or appropriate to operate such Phase in a safe, efficient and effective manner;

12.5.1.9	Contractor has provided for reasonable and customary refills and replacements of all “first fills” of chemicals, lubricants and other operating consumables for such Phase in accordance with Good Utility Practice; and

12.5.1.10	no Liens attributable to Contractor or any Subcontractor shall have attached to any part of the Project or Project Site and remain unsatisfied or unbonded and Contractor shall have provided all final or partial lien waivers from Subcontractors, as may be appropriate in light of the particular Subcontractor’s Work remaining to be performed, if any.
12.5.2	Turnover Certificates.
12.5.2.1	Advance Startup Systems. When Contractor believes it has achieved Turnover of an Advanced Startup System, and is otherwise in material compliance with the Contract, it shall provide Notice to Company. The Notice shall contain a) certification from Contractor that it has satisfied each of the conditions for Turnover of such Advance Startup Systems in this Contract, b) a report in a form acceptable to Company and with sufficient detail to allow Company to determine whether Contractor has met the requirements to be ready for Turnover of such Advance Startup Systems, and c) Contractor’s proposed final draft of the Punch List for such Advance Startup Systems. Within ten (10) Business Days after receipt of such Notice, Company shall advise Contractor in writing whether it concurs that the conditions for Turnover of such Advance Startup Systems have been satisfied or which conditions Contractor has failed to satisfy. If Company notifies Contractor of any deficiencies or defects, Contractor must correct them and then repeat the procedures described above. Turnover for such Advance Startup Systems shall occur on the date stated in a “Turnover certificate” issued by Company to Contractor concurring that Turnover has been achieved.

12.5.2.2	Major Phases. For each Major Phase, the Turnover process shall be staged as provided in the paragraphs below. Each Notice delivered by Contractor pursuant to the following paragraphs shall contain: a) certification from Contractor that it has satisfied each of the conditions for Turnover of such Major Phase applicable to such paragraph; and b) a report in a form acceptable to Company and with sufficient detail to allow Company to determine whether Contractor has met such requirements for Turnover of a Major Phase.
(a)	Emissions, Net Unit Power and Net Unit Heat Rate Test Results. When Contractor believes it has achieved the Emissions Guarantee, the Net Unit Power Guarantee and the Net Unit Heat Rate Guarantee as described in Appendix A4 (Performance Guarantees and Demonstration), Contractor shall provide Notice to Company containing the information required above. Within ten (10) Business Days after receipt of such Notice, Company shall advise Contractor in writing whether it concurs that Contractor has achieved these Performance Guarantees. If

Company notifies Contractor of any deficiencies or defects, Contractor must correct them and then repeat the procedures described above.

(b)	Other Requirements. When Contractor believes it has satisfied each of the conditions to Turnover of a Major Phase other than the Operability Guarantee, as described in Appendix A4 (Performance Guarantees and Demonstration), Contractor shall provide Notice to Company containing the information required above and, if relevant under Section 12.8 (Turnover of Collateral Common Facilities), shall provide similar information for any relevant Collateral Common Facilities. Within ten (10) Business Days after receipt of such Notice, Company shall advise Contractor in writing whether it concurs that the conditions for Turnover of such Major Phase and, if relevant, Collateral Common Facilities referenced in the Notice have been satisfied or which conditions Contractor has failed to satisfy. If Company notifies Contractor of any deficiencies or defects, Contractor must correct them and then repeat the procedures described above.

(c)	Operability Guarantee. When Contractor believes it has achieved the Operability Guarantee as described in Appendix A4 (Performance Guarantees and Demonstration), Contractor shall provide Notice to Company containing the information required above and also including Contractor’s proposed final draft of the Punch List for such Major Phase. Within three (3) Business Days after receipt of such Notice, Company shall advise Contractor in writing whether it concurs that the Operability Guarantee has been satisfied or which aspects of the Operability Guarantee Contractor has failed to satisfy. If Company notifies Contractor of any deficiencies or defects, Contractor must correct them and then repeat the procedures described above. Turnover for each Major Phase shall occur on the date stated in a “Turnover certificate” issued by Company to Contractor concurring that all of the conditions to Turnover have been satisfied.
12.5.3	Care, Custody and Control. Upon Turnover of each Phase, care, custody and control of and risk of loss for that Phase shall pass to Company and shall, at Company’s option, be capable of being turned over immediately to Operator.
12.6	Turnover of Advance Startup Systems.
12.6.1	Turnover. The Turnover Dates for each of the Advance Startup Systems are critical Payment Event Dates. The Advance Startup Systems shall be designed and constructed to operate in support of the Existing Units and each Unit, as and when such Unit achieves Turnover.

12.6.2	If, as of its Turnover Date, any Advance Startup System is able to support the Existing Units but fails to meet the full performance requirements necessary to support the Facility, Company in its sole discretion may elect to allow Contractor to Turnover that Advance Startup System that will support the Existing Units and defer attainment of full performance levels until Turnover of the Unit 1 Facility. If Company makes this election, Contractor shall continue to have full liability for ensuring that such Advance Startup System achieves the full performance requirements by Turnover of the Unit 1 Facility. Contractor shall be required to complete such Work while the Advance Startup System is in commercial operation and in the care, custody and control of Operator.

12.6.3	Additional Testing.

12.6.3.1	The Parties understand and agree that the Advance Startup Systems must meet the requirements stipulated in the SOW and Specifications at Turnover and during Performance Testing for the Major Phases. For this reason, although the Advance Startup Systems will have achieved a conditional or provisional Turnover, the Advance Startup Systems will be subject to confirmation in connection with SU&C Testing and Performance Testing for each Major Phase.

12.6.3.2	Contractor is required to inspect the Advance Startup Systems prior to SU&C Testing of each Major Phase to ensure that the Advance Startup Systems are in substantially the condition in which they were turned-over, subject to ordinary wear and tear. Contractor shall coordinate with Company sufficiently in advance to arrange access to the Advance Startup Systems for the purpose of this inspection and in time to allow for Operator to remedy any deficiencies in performance.
12.7	Turnover of Major Phases. In addition to the general requirements for Turnover of a Phase in Section 12.5.1, Contractor must achieve the following requirements to achieve Turnover for each Major Phase:
12.7.1	SU&C Completion shall have occurred;

12.7.2	Contractor has demonstrated through Performance Testing that the respective Unit has achieved the Minimum Performance Levels;

12.7.3	Contractor has demonstrated through Performance Testing that the Unit has achieved each of the Performance Guarantees for Emissions and Operability, as set forth in Appendix A4 (Performance Guarantees and Demonstration);

12.7.4	Contractor has paid all Schedule LDs, if any, due and payable to Company pursuant to Section 14.2 (Schedule LDs);

12.7.5	Contractor has either a) demonstrated through Performance Testing that the Unit has achieved each of the Performance Guarantees for Net Unit Heat Rate and Net Unit Power or b) shall have satisfied the conditions of Section 14.3.1.1 (Minimum Performance Levels Achieved), 14.3.1.2 (“90/110” Levels Achieved) or 14.3.1.3 (“90/110” Levels Not Achieved) that permit Contractor to proceed to Turnover; and

12.7.6	Contractor has completed all other Work required for Turnover under this Contract.
12.8	Turnover of Collateral Common Facilities. Turnover of the individual elements of Collateral Common Facilities shall be included as Payment Events in Appendix A11a (Payment Schedules) and shall occur simultaneously with Turnover of a Major Phase as provided in the Contract Schedule. When Contractor believes it has constructed any of the Collateral Common Facilities in compliance with the Specifications and in accordance with the other requirements of this Contract, Contractor shall provide Notice to Company simultaneously with its Notice to Company pursuant to Section 12.5.2.2(b) (Turnover Certificates/Other Requirements). The Notice shall contain certification from Contractor that it has satisfied each of the conditions for Turnover of such Collateral Common Facility. Within ten (10) Business Days after receipt of such Notice, Company shall advise Contractor in writing whether it concurs that the requirements for Turnover of such Collateral Common Facilities has been satisfied or which conditions Contractor has failed to satisfy. If Company notifies Contractor of any deficiencies or defects, Contractor must correct them and then repeat the procedures described above. Turnover for each Collateral Common Facility shall occur on the date stated in the Turnover certificate issued by Company to Contractor with respect to the relevant Major Phase stating that Turnover for such Collateral Common Facility has been achieved.

12.9	Punch List Issues.
12.9.1	If the Parties do not reach agreement on any draft Punch List within ten (10) days of any date on which they are required to have done so, then the draft of the Punch List acceptable to the Company will become the Punch List from which the Parties will operate. Contractor shall utilize the dispute resolution provision to dispute the inclusion of any item on the Punch List.

12.9.2	If Contractor has failed to complete any Punch List item as required in this Contract by the date on which all of the other conditions to the relevant Final Acceptance have been met or waived, then Company may complete such Punch List Work at Contractor’s expense. Contractor shall pay Company for the cost of completing such Punch List Work. If Contractor fails to pay Company within thirty (30) days of receipt of an invoice from Company, Company may draw on the Security for the cost of completing such Punch List Work. Final Acceptance shall not be achieved with respect to either the Unit 1 Facility or the Facility until all such Punch List Work is completed and/or payment made to Company.
12.10	Final Acceptance.
12.10.1	General. Final Acceptance under this Contract shall occur in two steps: first, the Contractor shall achieve Final Acceptance for the Unit 1 Facility (“Unit 1 Facility Final Acceptance”), subject to Section 12.10.2 below, and secondly, for the Facility as a whole (“Facility Final Acceptance”). Contractor shall deliver all documentation other than final lien releases required for Final Acceptance pursuant to Section 12.10.3 below within ninety (90) days of Turnover and shall work diligently to achieve Final Acceptance thereafter.

12.10.2	Integral Common Facilities. Because final confirmation of the Integral Common Facilities’ performance levels may occur only at Turnover of Unit 2, Common Facilities shall not be deemed to have achieved Final Acceptance until Facility Final Acceptance. However, Company shall pay for all Common Facilities as provided in the Payment Schedules and Contractor shall be required to complete all Punch List Work on the Common Facilities as a condition to Unit 1 Facility Final Acceptance. Contractor shall achieve Final Acceptance in each case by the Scheduled Final Acceptance Date.

12.10.3	Final Acceptance Requirements. Contractor must achieve the following requirements to achieve Final Acceptance for either the Unit 1 Facility or the Facility:
12.10.3.1	Turnover of all appropriate Phases has occurred;

12.10.3.2	all Testing required for Final Acceptance pursuant to Appendix A4 (Performance Guarantees and Demonstration) has been completed successfully and test reports demonstrating such successful completion shall have been provided by Contractor to Company no less than fifteen (15) days prior to Contractor’s Notice relating to Final Acceptance provided in Section 12.10.5 (Final Acceptance Certificate);

12.10.3.3	Contractor has demonstrated through Performance Testing that the Unit has achieved each of the Performance Guarantees for noise and gypsum quality, as set forth in Appendix A4 (Performance Guarantees and Demonstration);

12.10.3.4	Contractor has demonstrated through Performance Testing that the Unit has achieved a minimum performance level equal to or less than four percent (4%) by weight of the total volume of flyash samples during testing and has either a) demonstrated through Performance Testing that the Unit has achieved the Performance Guarantee for Unburned Carbon or b) paid all Performance LDs for Unburned Carbon due and payable to Company pursuant to Section 14.3.2.4 (Unburned Carbon Guarantee);

12.10.3.5	Contractor has completed all items on the applicable Punch Lists in accordance with the Contract;

12.10.3.6	Contractor has demobilized from the relevant Unit Site and removed all of its, or any Subcontractor’s, Materials and Equipment, Construction Aids and other supplies, waste materials, rubbish and temporary facilities from the relevant Unit Site;

12.10.3.7	Contractor has paid all due and payable Schedule LDs and Performance LDs and any other amounts due and owing to Company with respect to the Facility or this Contract;

12.10.3.8	Contractor has not received Notice that it is in breach of any warranty relating to a Phase that has previously achieved Turnover, or it is diligently curing any such breach, and Contractor has consented to Company’s assignment to its designees of all warranties not previously assigned at Turnover;

12.10.3.9	Company has received from Contractor all Government Approvals Contractor is required to obtain in connection with Final Acceptance and such Government Approvals are in full force and effect;

12.10.3.10	Company has received all required or necessary specifications, system and equipment descriptions, performance and test data, engineering calculations, manuals and other technical information not already required as of Turnover of such Phase;

12.10.3.11	Company has received all final “as-built” drawings and spare parts lists required;

12.10.3.12	Contractor has delivered to Company all special tools purchased by Contractor;

12.10.3.13	Contractor has confirmed in writing that there are no outstanding payments or fees owed to it with respect to the relevant Phases and there are no pending or threatened disputes between Contractor and Company or between Contractor and any Governmental Authority regarding the relevant Phases;

12.10.3.14	Contractor has provided final Major Subcontractor Lien releases and waivers in the form of Appendix A12 (Form of Lien Release) and certifies that there are no outstanding payment disputes with any other Subcontractors;

12.10.3.15	no Liens attributable to Contractor or any Subcontractor have attached to any part of the Facility or Project Site and remain unsatisfied; and

12.10.3.16	Contractor has replaced, or compensated Company for, any spares borrowed during Startup and Testing.

12.10.4	Facility Final Acceptance Special Requirements. In addition to the requirements set forth in Section 12.10.3, Facility Final Acceptance shall be conditioned on Contractor having completed all Work and other obligations under this Contract.

12.10.5	Final Acceptance Certificate. When Contractor believes it has achieved Final Acceptance of either the Unit 1 Facility or the Facility, and is otherwise in material compliance with the Contract, it shall provide Notice to Company. The Notice shall contain certification from Contractor that it has satisfied each of the conditions to the relevant Final Acceptance and a report in a form acceptable to Company and with sufficient detail to allow Company to determine whether Contractor has met the requirements for the relevant Final Acceptance. Within ten (10) Business Days after receipt of such Notice, Company shall advise Contractor in writing whether it concurs that the conditions for such Final Acceptance have been satisfied or which conditions Contractor has failed to satisfy. If Company notifies Contractor of any deficiencies or non-compliance, Contractor must correct them and then repeat the procedures above. Final Acceptance shall occur on the date stated in a “Final Acceptance certificate” issued by Company to Contractor concurring that Final Acceptance has been achieved.
12.11	Work After Turnover.
12.11.1	General Planning Issues. The Parties recognize that the fact that the Facility will be subject to Turnover in Phases will cause some special concerns with regard to control over and access to the various Phases of the Facility and the Project Site at various times. Contractor has taken into consideration that the Units and Common Facilities are likely to be in commercial operation under the care, custody and control of Operator during the completion of certain Work, including Punch List Work, and during some warranty periods. Contractor also has taken into consideration that all Integral Common Facilities will have been turned over to Operator prior to Unit 2 Start-up and Testing. While Company has responsibility to facilitate reasonable access for Contractor during these times, Contractor recognizes the challenges in working in an operating power plant, and understands particularly that access may be limited or denied during peak periods and subject to the customary scheduling of outages by Operator. Contractor has taken those challenges into consideration in the Contract Price and Contract Schedule and delays and costs incurred in this context shall not be the basis of a Change Order or claim for delay or compensation.

12.11.2	Coordination Issues. If Contractor believes that Operator is materially interfering with its ability to perform under this Contract or, following Turnover, is failing to provide startup consumables described in Section 5.2 (Start-up Supplies) in quantities necessary for Contractor to perform any Testing after Turnover, Contractor shall immediately provide Notice to Company of the circumstances and impact. If Company is unable to resolve the interference or lack of supply, as relevant, the Parties shall use all reasonable efforts to find a workaround. If despite the efforts of the Parties, Operator continues to interfere materially with Contractor or fails to supply the necessary consumables, as relevant, Contractor shall be entitled to a Change Order to the extent that it can demonstrate unavoidable impact and, in the case of interference, that its actions and planning were appropriate for accessing and working on a power plant in commercial operation or, with respect to startup consumables, that such consumables were necessary to complete the relevant Testing.
ARTICLE 13.0 START-UP AND TESTING
13.1	General.
13.1.1	Start-up. Contractor shall Start-up each Phase on a system-by-system basis in accordance with Appendix A4 (Performance Guarantees and Demonstration). The

Parties understand and agree that Operator shall operate and control the Advance Startup Systems during all Start-up and Testing of the Units. Contractor shall deliver to Company start-up procedures for systems no later than sixty (60) days prior to beginning Start-up of the relevant system.

13.1.2	Test Procedures. The Parties have agreed on the conceptual testing protocols in Appendix A4 (Performance Guarantees and Demonstration) for all aspects of Testing. Contractor shall propose detailed testing protocols and procedure not less than one hundred and twenty (120) days prior to the scheduled date for any Performance Testing and not less than sixty (60) days prior to the scheduled date for any other Testing, in each case on the then-current Project Forecast Schedule referenced in Appendix A9 (Scheduling Procedures and Reporting Requirements). The detailed test procedures that Company approves shall be prepared in accordance with Appendix A4.

13.1.3	Laboratory Tests. Contractor shall arrange and pay for any laboratory tests and independent third party tests required in connection with Testing.

13.1.4	Notice; Attendance.
13.1.4.1	Start-up. Contractor shall provide at least five (5) days’ prior Notice of the schedule of Start-up for each Phase, unless otherwise provided in Appendix A3 (Start-up and Commissioning Completion).

13.1.4.2	Testing. Contractor shall give Company Project Manager at least seven (7) days’ prior Notice of its intention to begin to carry out any Performance Testing. Contractor shall provide Notice to Company Project Manager prior to beginning all other Tests, utilizing look ahead schedules, monthly reports or other normal scheduling processes and project progress reports. Such Notice must include details of the item to be tested, the test to be performed, the testing facility’s capabilities, the proposed date of the test and the test location. Contractor acknowledges that Interested Parties may attend and observe all Testing.
13.1.5	Materials and Services.
13.1.5.1	Combustion By-Products. Company shall be responsible for removal of all flyash, bottom ash, wastewater sludge and gypsum generated during Start-up and Testing. Contractor shall give no less than three (3) Business Days’ Notice of the need to remove such by-products.

13.1.5.2	Test Power. Company shall arrange for the off-take of any electricity generated during Start-up and Testing.

13.1.5.3	Startup Spares. Contractor is responsible for any spare parts needed during Start-up and Testing. At Contractor’s request, Company may in its sole discretion obtain spare parts from Operator’s inventory for Contractor’s use during Start-up and Testing on the condition that Contractor shall replace any spare parts furnished to Contractor with identical items within sixty (60) days from removal from inventory. If replacement is not possible within sixty (60) days, Contractor shall place orders for such equipment with the shortest commercially reasonable delivery period as soon as possible and no later than sixty (60) days from removal. Contractor is not entitled to rely on the availability of spare parts from Operator, which availability is solely within Operator’s discretion.

13.1.5.4	Use of Temporary Equipment. Contractor may, with prior Notice to Company, use temporary equipment and systems to conduct any Testing. Use of temporary equipment and systems are conditioned on: a) such use not reasonably being expected to prevent the safe and prudent operation of the Phase to be tested, any Phases that have achieved Turnover or the Existing Units; b) its use not resulting in the Project or any Phase failing to comply with Laws, Standards and Permits; c) it having performance characteristics substantially identical to, and in no event better than, those of the permanent equipment or system it is replacing; d) the use of such temporary equipment or system, or the absence of the permanent equipment or system it is replacing, not affecting the accuracy or reliability of the data collected during Testing; and e) it remaining in place and being available to operate until such time as the permanent equipment or system it is replacing is restored or replaced and is operating. Company may reject any Testing in which the foregoing criteria are not satisfied.
13.1.6	Staffing and Operator Involvement.
13.1.6.1	Contractor shall give Operator the ability to staff as many Startup and Testing operator positions for which it has qualified operators. Contractor shall give Company detailed information regarding the number of personnel, number of shifts and skill sets required for Start-up and Testing no later than six (6) months prior to the relevant scheduled Mechanical Completion Date. To the extent Operator is able to supply such personnel, Contractor shall negotiate in good faith directly with Operator to contract for the services of those individuals on terms and conditions reasonably satisfactory to Contractor and Operator. If Contractor and Operator fail to agree upon terms and conditions for hiring Operator’s personnel, Contractor shall be required to hire operating personnel meeting the qualifications of Section 4.2 (Personnel). Contractor shall supervise all personnel during Start-up and Testing, including any Operator personnel or Subcontractor service representatives, and shall take full responsibility and liability for them and their actions or inactions as if they were Contractor’s employees.

13.1.6.2	Contractor acknowledges that whether or not Operator supplies any personnel, Operator’s representatives will be present on the Project Site throughout Start-up and Testing.
13.1.7	Testing Results. Contractor shall submit test results and test reports as provided in Appendix A4 (Performance Guarantees and Demonstration).

13.1.8	Retesting. If Contractor fails any Performance Testing, it shall promptly give Notice to Company to propose a schedule for retesting. The Notice will also describe the nature of the corrections to be made. Contractor shall continue making corrections and retesting until the Performance Testing is successfully completed, except as otherwise provided in this Contract. Contractor may request variations in Performance Testing procedures, where appropriate, for retesting, subject to Company’s prior written approval.
13.2	SU&C Testing. Contractor shall perform Start-up Tests in accordance with Section 3.3 of Appendix A4 (Performance Guarantees and Demonstration).

13.3	Performance Tests.
13.3.1	Performance Testing. Contractor shall conduct the Performance Tests as provided in Appendix A4 (Performance Guarantees and Demonstration) to demonstrate achievement of each Performance Guarantee, as set forth in Appendix A4 (Performance Guarantees and Demonstration).

13.3.2	Conditions to Performance Testing. Contractor shall conduct Performance Tests on a Unit after it has received the applicable Mechanical Completion certificate from Company. Contractor may only perform Performance Tests when the Phase to be tested may be operated without damage to any other aspect of the Project or to the Existing Units or any property and without injury to any Person. Contractor shall provide Company at least seven (7) days’ prior notice of its readiness to begin to conduct any Performance Tests.
ARTICLE 14.0 LIQUIDATED DAMAGES
14.1	General. The Parties agree to liquidate damages for certain elements of performance in this Contract. The Parties agree that with respect to these particular guarantees, Company will be irreparably harmed by Contractor’s failure to perform and that actual damages would be impossible to ascertain precisely. The Parties hereby expressly acknowledge and agree that the LDs provided for in this Contract are not intended as a penalty and that the amounts provided as LDs are reasonable. Except as provided in Section 14.3.1.3(d) below, Schedule LDs shall be the exclusive remedy for Contractor’s failure to achieve Turnover by the Guaranteed Turnover Date and each category of Performance LDs shall be the exclusive remedy for Contractor’s failure to achieve the relevant Performance Guarantee.

14.2	Schedule LDs. The Parties have agreed on Schedule LDs for Contractor’s failure to meet a Guaranteed Turnover Date for a Major Phase. Schedule LDs for each Major Phase will equal: a) $150,000 per day for any day during the calendar months of May and June of the year in which the applicable Guaranteed Turnover Date occurs; and b) $250,000 per day for any day during any other calendar month. Schedule LDs shall begin to accrue at 12:01 a.m. on the day following the applicable Guaranteed Turnover Date and shall continue accruing until either Turnover is achieved or Schedule LDs reach the maximum amount for each Major Phase of $136,875,000 (the “Schedule LD Cap”). However, the Schedule LD Cap shall not apply to Section 14.3.1.3(d) below.

14.3	Performance LDs.
14.3.1	Options with Respect to Performance LD’s. If, by the applicable Guaranteed Turnover Date, Contractor has failed to achieve the Performance Guarantee for either Net Unit Power or Net Unit Heat Rate but has achieved all other conditions to Turnover, then the Parties shall comply with the applicable course of action described below.
14.3.1.1	Minimum Performance Levels Achieved. If Contractor has achieved each of the Minimum Performance Levels, Contractor, at its election, shall complete the activities described in either clause (a) or clause (b) below, at which point Contractor shall be deemed to have met its obligations with respect to the applicable Net Unit Power Guarantee and Net Unit Heat Rate Guarantee:
(a)	pay all applicable Performance LDs due and payable as of the Guaranteed Turnover Date in accordance with Section 18.6.2 (Payment of Performance LDs) and seek to proceed with Turnover in accordance with Section 12.5.2 (Turnover Certificate); or

(b)	continue Work to achieve the Performance Guarantees for both Net Unit Power and Net Unit Heat Rate and pay all applicable Schedule LDs in accordance with Section 18.6.1 (Payment of Schedule LDs) until the first to occur of the following: 1) the Contractor achieves both the Net Unit Power and the Net Unit Heat Rate Performance Guarantees, or 2) the

Contractor concludes in its sole judgment that it is no longer commercially reasonable to continue to Work to achieve both the Net Unit Power and the Net Unit Heat Rate Performance Guarantees, at which point Contractor shall pay all Schedule LDs and Performance LDs due and payable as of such date in accordance with Sections 18.6.1 (Payment of Schedule LDs) and 18.6.2 (Payment of Performance LDs). Thereafter, Contractor shall proceed with Turnover in accordance with Section 12.5.2 (Turnover Certificate).
14.3.1.2	“90/110” Levels Achieved. If Contractor has failed to achieve one or both of the Minimum Performance Levels but has achieved at least ninety percent (90%) of the applicable Net Unit Power Guarantee and no more than one hundred ten percent (110%) of the applicable Net Unit Heat Rate Guarantee (the “90/110 Levels”), Contractor shall continue to work to achieve both of these Performance Guarantees and shall pay all applicable Schedule LDs in accordance with Section 18.6.1 (Payment of Schedule LDs) until the first to occur of the following:
(a)	Contractor achieves the Minimum Performance Level for each of Net Unit Power and Net Unit Heat Rate, at which point Contractor shall comply with Section 14.3.1.1 above; or

(b)	The amount of Schedule LDs then due and payable is equal to or greater than the Schedule LD Cap set forth in Section 14.2 (Schedule LDs), at which point Contractor shall pay to Company all remaining Schedule LDs and all applicable Performance LDs, based on the performance levels prevailing as of such date, up to the maximum amount set forth in Section 14.3.2.3 (Power/Heat Rate LD Cap). Upon such payments, Contractor shall be permitted to proceed to Turnover in accordance with Section 12.5.2 (Turnover Certificate); or

(c)	Contractor gives Notice to Company that it has exhausted all commercially and technically reasonable efforts to achieve one or both Minimum Performance Levels but has failed to do so, but has achieved as of the date of such Notice the 90/110 Levels, at which point Contractor shall pay to Company 1) all applicable Performance LDs, based on the performance levels prevailing as of such date, up to the maximum amount set forth in Section 14.3.2.3 (Power/Heat Rate LD Cap) and 2) an amount equal to the difference between the Schedule LD Cap set forth in Section 14.2 and any Schedule LDs already received by Company as of such date. Upon such payments, Contractor shall be permitted to proceed to Turnover in accordance with Section 12.5.2 (Turnover Certificate).
14.3.1.3	“90/110” Levels Not Achieved. If Contractor has failed to achieve one or both of the 90/110 Levels, Contractor shall continue to work to achieve the applicable Performance Guarantees and shall pay all applicable Schedule LDs in accordance with Section 18.6.1 (Payment of Schedule LDs) until the first to occur of the following:
(a)	Contractor achieves each 90/110 Level, at which point Contractor shall comply with Section 14.3.1.2 above; or

(b)	Contractor achieves each Minimum Performance Level, at which point Contractor shall comply with Section 14.3.1.1 above; or

(c)	the amount of Schedule LDs then due and payable is equal to or greater than the Schedule LD Cap set forth in Section 14.2 (Schedule LDs), at which point Contractor shall pay to Company all remaining Schedule LDs and all applicable Performance LDs, based on the performance levels prevailing as of such date, up to the maximum amount set forth in Section 14.3.2.3 (Power/Heat Rate LD Cap); or

(d)	if Contractor’s failure to achieve the Net Unit Power Guarantee and/or the Net Unit Heat Rate Guarantee is such that the LD payments due to Company, measured in terms of the applicable LD rates, exceed the aggregate of the Schedule LD Cap set forth in Section 14.2 and the maximum amount set forth in Section 14.3.2.3 (Power/Heat Rate LD Cap), then Contractor shall pay to Company all remaining Schedule LDs and all applicable Performance LDs, based on the performance levels prevailing as of such date, up to the remaining applicable limit of liability set forth in Section 30.1 (Limitation) after taking into account all Schedule LDs and other amounts paid to Company by Contractor. For the avoidance of doubt, the LD caps set forth in Section 14.2 (Schedule LDs) and Section 14.3.2.3 (Power/Heat Rate LD Cap) shall not limit the amount payable by Contractor pursuant to this Section 14.3.1.3(d). In addition, Company shall be entitled to terminate the Contract pursuant to Section 23.1 (Termination for Cause).
14.3.2	Performance LD Amounts. The Parties shall liquidate the damages for performance of each Unit that meets the Minimum Performance Levels but fails to meet the Performance Guarantees listed below, based on the following formulae:
14.3.2.1	Net Unit Heat Rate Guarantee. $[**] for each Btu per kWh (calculated to a tenth of a Btu per kWh) by which the Net Unit Heat Rate Guarantee is exceeded on such Unit.

14.3.2.2	Net Unit Power Guarantee. $[**] for each kW that the tested Net Power of such Unit is less than the Net Power Guarantee being tested.

14.3.2.3	Power/Heat Rate LD Cap. Except as provided in Section 14.3.1.3(d), the maximum amount of LDs for Net Unit Power and Net Unit Heat Rate on a combined basis for each Unit is $[**].

14.3.2.4	Unburned Carbon Guarantee. If Contractor fails to achieve the Unburned Carbon Guarantee for either Unit, Contractor shall pay liquidated damages to Company in accordance with the table below:

UBC%	LD Amount
2%	$[**]
3%	$[**]
4%	$[**]
Company will prorate for any incremental unburned carbon percentages based on the table above. The maximum amount of LDs for Unburned Carbon for each Unit is $[**].
ARTICLE 15.0 TITLE/RISK OF LOSS
15.1	Title. Contractor will transfer title to the Work to Owner, or as otherwise directed by Company, upon such Work being identified as ready for shipment at the manufacture/fabrication site.

Contractor covenants and warrants that title to all Work will pass to Owner, or such other parties, free and clear of all Liens except for those Liens that may be created by action of Company or Owner.

15.2	Risk of Loss for Work. Risk of loss for each Phase shall pass from Contractor at Turnover of such Phase. Prior to Turnover of any Phase, Contractor shall be obligated to replace, repair, or reconstruct the Work, or any portion thereof, or supplies furnished by Contractor which are lost, damaged, or destroyed by any cause (other than the willful misconduct of Company) in connection with such Phase. From and after Turnover, Company shall assume the risk of physical loss or damage to the Phase turned-over, as between Company and Contractor, except for such loss or damage that was caused by the willful misconduct of Contractor.

15.3	Risk of Loss for Existing Units. Contractor is responsible for any of its, or its Subcontractor’s, acts or omissions that result in damage to the Existing Units and/or the Property. Company shall treat any claim by WEPCO for such damage as a third party claim for which Contractor has an indemnification obligation under this Contract. However, nothing in this Section 15.3 shall modify the terms of the WEPCO Letter.
ARTICLE 16.0 RELEASE AND DISCHARGE OF LIENS
16.1	CONTRACTOR WAIVER OF LIEN RIGHTS. CONTRACTOR AGREES THAT IT SHALL NOT FILE OR SUFFER OR PERMIT ANY LIEN OR OTHER ENCUMBRANCE OF RECORD AS A CLAIM AGAINST THE PROJECT SITE OR ANY BUILDING ON IT OR AGAINST ANY MONIES DUE OR TO BECOME DUE FOR ANY WORK PERFORMED OR MATERIALS FURNISHED FOR THE WORK EXCEPT IN THE EVENT THAT COMPANY HAS FAILED TO PAY ANY UNDISPUTED INVOICE AMOUNT THAT IS NOT PAID PURSUANT TO THE COMPANY PARENT GUARANTEE.

16.2	Waiver of Liens. With each invoice, Contractor will execute and deliver a waiver of all Liens to the extent of payments made by Company, in the form attached as Appendix A12 (Form of Lien Release), and shall execute and deliver such other documents or instruments reasonably requested by Company to effect the intent of this Article 16.

16.3	Subcontractor Liens.
16.3.1	Contractor shall obtain lien waivers substantially in the form of Appendix A12 (Form of Lien Release) for all Major Subcontractors. Company requests that Contractor obtain lien waivers for all Subcontractors.

16.3.2	Notwithstanding any provision in this Contract to the contrary, if any notices of intention to file a claim for Lien (“Lien Notice”) are filed against the Project or the Project Site by any Subcontractor, then Contractor shall, within thirty (30) days of receiving any Lien Notice, take action to resolve the matter. If Contractor cannot resolve the claim included in the Lien Notice and a claim for Lien is filed against the Property or the Project Site, Contractor shall bond over the Lien, no later than three (3) Business Days after the Lien has been filed, in the amount of one hundred twenty-five percent (125%) of the Lien amount. Any bond shall survive the termination of this Contract. If any Lien remains unbonded and has not been discharged within three (3) Business Days from the time the Lien was filed, Company may a) withhold from Contractor the amount for which the Lien was filed, plus sufficient amounts to defray the costs of any potential action from the next payment to Contractor, pursuant to §779.02(6), Wis. Stats., or b) satisfy the Lien and withhold Contractor the amount for which the Lien was filed, which cost of satisfaction shall be deemed to have been paid to Contractor. In addition, Contractor shall indemnify Company and WEPCO against any losses or claims suffered by either as a result of any such Lien.

ARTICLE 17.0 CONTRACT PRICE
17.1	Contract Price. The Contract Price is the lump sum turnkey price of two billion nineteen million and five hundred thousand dollars ($2,019,500,000). Contractor agrees to accept the Contract Price as full payment for its obligations under this Contract, except to the extent otherwise provided in Section 17.6 (Intake Tunnel). The Contract Price will include all Work, taxes, duties, warranty, overhead and other Contractor costs and expenses, including work performed under the Interim Agreement.
17.2	Change Order Pricing. The Parties may price Change Orders on a fixed price, time and material, or other agreed basis. Where the Change Order specifies time and material or cost-related pricing, Company reserves the right to audit Contractor’s cost information for Work under that Change Order. Time and material Work shall be priced in accordance with the hourly rates in Appendix A11b (Hourly Rates).
17.3	Cost Allocation Groups. Contractor shall provide the Cost Allocation Groups to Company to assist Company with accounting activities for the Owners and for regulatory purposes.
17.4 [Intentionally omitted]
17.5	Regulatory Unit Cost Reporting. Company is required by Governmental Authorities to report the unit costs of certain items. Contractor shall provide all information that Company may reasonably request to assist Company in complying with this regulatory requirement.
17.6	Intake Tunnel. The Parties acknowledge that the Contract Price includes the amount of [**] dollars ($[**]) for the Intake Tunnel Subcontract described below (the “Base Intake Tunnel Subcontract Price”). The Base Intake Tunnel Subcontract Price is based on the existing soil borings relating to the intake tunnel described in the Geotechnical Data Report, Elm Road Generation Station Cooling Water Intake System, dated November 2002, prepared by Montgomery Watson Harza (the “Existing Intake Tunnel Data”).
17.6.1	The Subcontract for the intake tunnel (“Intake Tunnel Subcontract”) shall provide for the following Work to be performed:
17.6.1.1	horizontal tunneling, including rock bolts, liners, dewatering, and other stabilization measures as required;

17.6.1.2	installation of off-shore riser shafts connecting the tunnel to the intake screen structures;

17.6.1.3	furnishing and installing the off-shore wedge-wire screens and header piping system;

17.6.1.4	installing dropshafts located at the intake for the Existing Units and the circulating water system for the Facility;

17.6.1.5	furnishing and installing all cofferdams and sheet piling required to construct the risers and dropshafts;

17.6.1.6	dredging for the wedge-wire screens and for the header piping system for the wedge-wire screens;

17.6.1.7	delivery of tunnel spoils and dredge material to a designated location on-shore, for removal to final location by Contractor;

17.6.1.8	all final rip-rap protection for the off-shore wedge-wire screens and header piping system; and

17.6.1.9	detailed engineering design for the above.
17.6.2	Contractor shall perform additional soil boring and other tests of subsurface conditions relevant to the Intake Tunnel Subcontract as soon as Lake Michigan conditions permit in 2004. Contractor shall have the borings analyzed and, promptly upon completion, shall provide the complete analysis to Company. Contractor shall prepare and submit to Company a preliminary detailed baseline report based on the results of those tests by July 1, 2004 and final detailed baseline report on such test results by August 1, 2004 (“Baseline Report”).

17.6.3	Contractor shall promptly evaluate the impact on the Base Intake Tunnel Subcontract Price of any differences between the findings set forth in the Baseline Report and the Existing Intake Tunnel Data. If there is an impact on the Base Intake Tunnel Subcontract Price, then not later than fifteen (15) days after the delivery of the Baseline Report, Contractor shall submit to Company a written proposal for a adjustment to the Base Intake Tunnel Subcontract Price, whether an increase or a decrease, which proposal shall set forth in detail the basis for such adjustment, referencing specific changes from the Existing Intake Tunnel Data to the Baseline Report that caused such changes.

17.6.4	Within ten (10) Business Days following receipt of Contractor’s proposal under Section 17.6.3, Company shall provide Notice to Contractor indicating its acceptance of Contractor’s proposal or stating a counter-proposal for the Base Intake Tunnel Subcontract Price adjustment. The Parties shall use commercially reasonable efforts to agree upon an adjustment to the Base Intake Tunnel Subcontract Price. Once agreement is reached, the new Base Intake Tunnel Subcontract Price shall be set forth in a Change Order. If the Parties fail to agree within thirty (30) days following Company’s response to Contractor’s proposal, Company may direct Contractor by Notice to proceed with Work on the intake tunnel on the basis of Company’s final counter-proposal. Upon receipt of such Notice, but not before, Contractor may begin the dispute resolution process pursuant to Article 31 (Dispute Resolution). If Contractor does not initiate the dispute resolution process within ten (10) days of such Notice, it waives its right to introduce the issue as a basis for a claim or dispute.

17.6.5	Contractor, with Company participation, shall solicit bids and negotiate an agreement for the Intake Tunnel Subcontract. The Intake Tunnel Subcontract will be subject to Company’s review and approval.

17.6.6	If the actual amounts paid to the Subcontractor for the Intake Tunnel Subcontract (the “Actual Intake Tunnel Subcontract Costs”) are different than the Base Intake Tunnel Subcontract Price, as it may be revised above, the Parties shall share any cost overruns or underruns on the following basis:
17.6.6.1	the first [**] dollars ($[**]) of any overruns or underruns shall be shared by the Parties equally;

17.6.6.2	the next [**] dollars ($[**]) of any overruns or underruns shall be shared by the Parties with eighty percent (80%) allocated to Company and twenty percent (20%) allocated to Contractor; and

17.6.6.3	any additional amounts in excess of the [**] dollars ($[**]) allocated in Sections 17.6.6.1 and 17.6.6.2 above shall be allocated solely to Company.

17.6.6.4	The Actual Intake Tunnel Subcontract Costs shall include all amounts paid to the Subcontractor under the Intake Tunnel Subcontract, including any amounts due as a result of changes under the Intake Tunnel Subcontract. In addition, to the extent a delay in Work under the Intake Tunnel Subcontract causes a delay in Turnover of a Unit, the cost of such delay, calculated at the applicable Schedule LD rate, shall be included in the calculation of the Actual Intake Tunnel Subcontract Price.
17.6.7	Any cost overruns or underruns described in Section 17.6.6 shall be paid as follows:
17.6.7.1	any underruns shall be paid by Contractor to Company within thirty (30) days of final completion under the Intake Tunnel Subcontract; and

17.6.7.2	any overruns shall be paid by Company to Contractor as they are incurred by Contractor. Contractor shall include the amount of any cost overruns in the next monthly invoice, with appropriate supporting documentation.
17.7	Labor Cost Escalation. Escalation of labor costs associated with the Work shall be calculated and paid in accordance with Appendix A14 (Labor Cost Escalation).
ARTICLE 18.0 PAYMENTS; RETAINAGE SECURITY
18.1	Funding and Payments. Company has full responsibility and liability for payment under this Contract. Contractor shall address all payment issues exclusively with Company. Payment by Company shall mean either payments made by Company or payments made directly from Owner(s) on behalf of Company, as appropriate. The Parties understand that the current plan is for Owner(s) to make payments directly to the Payment Account.

18.2	Cash Flow. The cumulative payments that Company makes to Contractor under this Contract in each year, expressed as a percentage of the Contract Price, shall not exceed the percentage of the Contract Price that is set forth for each year in the table below:

2004	2005	2006	2007	2008	2009	2010
3%	13.7%	37.5%	71%	90%	99%	100%
18.3	Form of Payments. All payments to Contractor under this Contract shall be made in US Dollars by wire transfer of immediately available funds to the Payment Account, as follows:

The Bank of New York New York, NY ACCOUNT NO.: 8900512288 ABA NO.: 021 000 018 Credit: Bechtel Power Corporation

If the date for any payment called for under this Contract should fall on a day that is not a Business Day, then Company shall make the payment on the next succeeding Business Day.

18.4	Invoices.
18.4.1	Contractor shall submit an invoice or invoices substantially in the form of Appendix A10 (Form of Invoice) each month, with the amount allocated for completed Payment Events, allocated to each Phase, Payment Schedule and Cost Allocation Group, no later than the twenty-fifth (25th) day of such month. The Parties shall agree in advance of delivery of the first invoice on the form and information to be contained therein. Contractor shall invoice on the basis of completed Payment Events in accordance with Appendix A11a (Payment Schedules). Contractor understands and agrees that Company will require certain information that is not customary in invoices because of the regulatory requirements imposed on WEPCO and the potential for differential ownership of each Phase, as set forth in Article 17 (Contract Price).

18.4.2	Each invoice will include Lien waivers from all Major Subcontractors, either partial or final as appropriate, for the Work covered by such invoice, which waivers are effective under applicable Law and in the form of Appendix A12 (Form of Lien Release).

18.4.3	Each invoice shall contain the Contractor’s certification with supporting documentation for each Payment Event being invoiced:
18.4.3.1	that the applicable Work has been performed in accordance with the Contract, applicable Laws and Standards, and as represented in the invoice;

18.4.3.2	that it has reviewed all financial and budget data contained in the invoice and that the same is true and complete;

18.4.3.3	that each such obligation has not been the basis of any previous payment (unless the amount of such payment was subsequently reimbursed to Company);

18.4.3.4	that each Major Subcontractor who performed part of the Work which was included in the immediately preceding payment was paid all undisputed amounts then due to it for such Work;

18.4.3.5	that the maximum drawable amount under the Retainage Security has been increased by the amount requested in the invoice; and

18.4.3.6	that there are no Liens or notices of intention to file a Lien on all or any part of the Project by any Subcontractor.
18.4.4	Contractor’s invoice shall separately identify: a) any amount that it believes is now due for which payment was withheld from an earlier invoice; b) any amounts due to Contractor pursuant to a Change Order; and c) and any other agreed adjustment to the Payment Schedules.

18.4.5	Except as otherwise specifically provided, Company shall make payment on the undisputed portion of each invoice within thirty (30) days of Company’s receipt of that invoice.

18.4.6	Company, at its sole discretion, may make payment for partially completed Payment Events or for Payment Events completed in advance of the scheduled date for such Payment Event indicated in the Payment Schedules. Notwithstanding the preceding sentence, the cumulative amount paid for any month shall not exceed one hundred and ten percent (110%) of the cumulative amount payable for such month as set forth in the columns labeled “Expected Payment Event Value” on the Payment Schedules.

18.4.7	Company may withhold from any payment due to Contractor such amounts as Company deems reasonably necessary or appropriate to protect it from liability because of any one or more of the following reasons:

18.4.7.1	unremedied non-conformance and deficiencies in any Work for which payment has been made;

18.4.7.2	either the filing of third party claims or Liens relating to all or part of the Project or Project Site and any such Lien is not bonded over within the time specified in Section 16.3.2;

18.4.7.3	Contractor’s failure to make undisputed payments to Major Subcontractors;

18.4.7.4	failure by Contractor to provide the Contractor Parent Guarantee or additional security in accordance with Section 19.1.1 (Contractor Parent Guarantee) or the Security in accordance with Section 19.2 (Security Instrument);

18.4.7.5	failure by Contractor to provide copies of the insurance policies and policy schedules in accordance with Section 29.2 (Contractor Provided Insurance);

18.4.7.6	any overpayment made by Company with respect to a previous payment; and

18.4.7.7	Contractor owes payments to Company.
18.4.8	Company shall give Contractor a Notice specifying any amounts being withheld and the reason for the withholding no later than the due date for that payment. Contractor may invoice for any withheld amounts at the next regular monthly invoicing date after the cause for such withholding has been removed or resolved. Company shall make such payments without interest for withheld amounts.

18.4.9	Without prejudice to any other rights, Company may deduct from any amounts which may be or become payable to Contractor any amounts which become payable from Contractor to Company, including LDs. This right shall not affect the right of Company to recover from Contractor any balance that remains due after any such setoff or deduction.
18.5	Retainage Security.
18.5.1	Retainage Security. Contractor shall increase the amount of the Security or provide a separate irrevocable standby letter of credit meeting the same requirements as the Security and substantially in the form of Appendix A16, with an initial face amount equal to five percent (5%) of the amount corresponding to the first payment, as set forth in the Payment Schedules (“Retainage Security”). The Retainage Security shall provide for automatic increases in the maximum amount drawable under the Retainage Security in accordance with a schedule listing the appropriate retainage amount associated with each scheduled Payment Event Date. Contractor shall adjust the retainage amounts, subject to Company’s review and approval, ninety (90) days following the issuance of the Retainage Security, and every ninety (90) days thereafter, to reflect any differences between the amounts reflected on the current schedule and the actual or expected retainage amounts. If any such date falls on a day other than a Business Day, the adjustment shall occur on the last preceding Business Day. Company may draw on the Retainage Security at any time in accordance with its terms when obligations are due from Contractor and Contractor is in default of such obligations by presenting a certificate to the issuer of such security stating that such drawn amount is due Company from Contractor under this Contract.

18.5.2	Reduction in Retainage Security. Upon each Final Acceptance Date, Contractor shall submit a statement summarizing and reconciling all previous invoices, payments and

Change Orders. Subject to Company’s review and approval, the face amount of the Retainage Security will be reduced by an amount equal to five percent (5%) of the aggregate price for the Unit 1 Facility following Unit 1 Facility Final Acceptance and shall be released following Facility Final Acceptance.
18.6	Payment of Liquidated Damages.
18.6.1	Payment of Schedule LDs. Company shall accrue Schedule LDs for Contractor’s failure to meet the Guaranteed Turnover Dates daily and shall deduct amounts accrued from the next payments due Contractor. If, for any reason, set off against future payments under the relevant Payment Schedules is insufficient to cover Schedule LDs amounts, Company may send Contractor an invoice monthly for any continuing Schedule LDs. Company’s failure to send invoices for any reason is not a waiver of its right to collect LDs. Contractor shall make direct payments to Company within thirty (30) days of receipt of invoice, which payments shall continue until Schedule LDs are no longer accruing. If Contractor does not make such LDs payments timely in the full amounts invoiced within the thirty (30) day time period, Company may draw down on the Security. Contractor is responsible for Interest for failure to pay any LDs on time. Schedule LDs shall be payable until the earlier to occur of a) the date of Turnover of the Unit and b) except as provided in Section 14.3.1.3(d), the date on which Schedule LDs paid under this Contract reach the Schedule LD Cap provided in Section 14.2 (Schedule LDs).

18.6.2	Payment of Performance LDs.
18.6.2.1	Company may in its sole discretion deduct Performance LDs due and payable by Contractor from the payment next due Contractor following the date on which such Performance LDs become due and payable. If Performance LD amounts remain after set off, Company may send Contractor an invoice. Company may draw down on the Security if Contractor does not pay any Performance LDs within thirty (30) days of receipt of Company’s invoice. Company’s failure to send invoices for any reason is not a waiver of its right to collect LDs.

18.6.2.2	If Contractor suspends its efforts to reach Performance Guarantees on either Major Phase following the Guaranteed Turnover Date for more than ten (10) days for any reason other than lack of access to the Unit or necessary Materials and Equipment, Contractor shall immediately pay Company the Performance LDs for that Performance Guarantee based on the level of performance achieved at the point of suspension.
18.7	Overdue Payments. If either Party fails to pay an undisputed amount when due, such Party shall pay Interest from the date such payment is due, until the date it is actually paid. Each Party shall pay Interest on any disputed amount which is ultimately determined to have been payable on the date on which it was determined to have been due, until the date it is actually paid.

18.8	Final Payment. Company shall make the final payment for each of the Unit 1 Facility and Unit 2 within thirty (30) days of issuing its Final Acceptance certificate under Section 12.10.5 (Final Acceptance Certificate).

18.9	Payment or Use Not Acceptance. No payment to Contractor or any use of a Phase by Company, Operator or any assignee of either of them prior to the respective Final Acceptance shall constitute an acceptance of any of the Work or relieve Contractor of any of its obligations or liabilities under this Contract.
ARTICLE 19.0 PARENT GUARANTEES; PERFORMANCE SECURITY

19.1	Parent Guarantees.
19.1.1	Contractor Parent Guarantee; Additional Security. Contractor shall provide Company the Contractor Parent Guarantee, effective as of the date of execution of this Contract, from its parent corporation, [**], guaranteeing the obligations of Contractor, any of Contractor’s subsidiaries, and any affiliates of either working on the Project. The Contractor Parent Guarantee shall be in the form of Attachment 3 and shall otherwise be acceptable to Company. As set forth in that Guarantee, [**] shall provide Company with a quarterly certification from an authorized executive officer of [**] that certain covenants designated by Company concerning the financial condition of [**] set forth in the credit facility, dated as of June 28, 2002, among [**] and certain banks party thereto (as amended from time to time, or any successor agreement thereto), have been met. If [**] for any reason fails to provide this certification or fails to maintain such minimum equity requirements, Contractor shall be required to provide additional security, in form and substance acceptable to Company, equivalent to the Contractor Parent Guarantee. This security shall be a security instrument satisfying the requirements of Section 19.2 (Security Instrument), which shall be in the amount of the [**] equity shortfall capped at $50 million. In addition, not later than May 1, 2004, Company shall be given the opportunity to review the audited 2003 financial results for [**], and if [**] audited financial statements for fiscal year 2003 reflect a deterioration in [**] financial condition in comparison to fiscal year 2001, the Parties shall agree on additional security requirements.

19.1.2	Adequate Assurances. If Company has reasonable cause for concern regarding the financial condition of Contractor or [**], Company may deliver a Notice to Contractor requesting adequate assurances of Contractor’s ability to complete performance of its obligations under this Contract. Within ten (10) Business Days of receipt of such Notice, Contractor and [**] shall hold meetings with representatives of Company in [**] headquarters in [**]. At the meetings, [**] shall present to Company’s representatives detailed financial information demonstrating, in Company’s reasonable determination: a) Contractor’s ability to continue performing its obligations in a timely fashion under this Contract; b) [**] ability to perform its obligations in a timely fashion under the Contractor Parent Guarantee and c) [**] compliance with its minimum equity requirements under its loan covenants. If, in Company’s reasonable determination, Contractor and [**] fail to provide adequate assurances of the performance described in the preceding sentence, Company shall be entitled to require that [**] post the additional security described in Section 19.1.1 (Contractor Parent Guarantee; Additional Security). [**] shall post such additional security within ten (10) days of receipt of Company’s Notice requiring such additional security. Contractor’s failure to arrange the meeting or, if requested, to post the additional security under this Section 19.1.2 shall be considered a breach of this Contract under Section 23.1 (Termination for Cause).

19.1.3	Company Parent Guarantee. Company shall provide a 100% payment guarantee in the form of Attachment 4 (Company Parent Guarantee) from its ultimate parent corporation, WEC within forty-five (45) days of the date of execution of this Contract. The Company Parent Guarantee will cover amounts due and payable to Contractor and will provide for payment in accordance with the payment and cure provisions of this Contract.
19.2	Security Instrument. Within ninety (90) days of the date of execution of this Contract, Contractor shall provide an absolute, irrevocable and unconditional letter of credit or equivalent instrument (the “Security”), effective as of the date of execution of this Contract. The Security shall be in the form attached as Appendix A16, from an issuer reasonably acceptable to Company. The Security shall provide for an available drawable amount of one hundred twenty-five million dollars ($125,000,000) (the “Maximum Drawable Amount”) as security for its full performance and payment under this Contract. The Issuer shall be rated and the ratings shall be not less than AA from Standard & Poor’s, AA2 from Moody’s, or AA from Best’s. Except for the requirement that Company must provide a certification of an officer of Company that Company is entitled under the

Contract to payment of the amount to be drawn and Contractor has failed to make such payment in accordance with the Contract, the Security will not impose any restrictions on the right of the Company to draw on it. No later than thirty (30) days prior to the expiration date of any letter of credit or instrument delivered as Security, Contractor shall provide to Company a replacement or renewal letter of credit or instrument meeting the requirements above and to be effective upon such expiration date, such that there will be no interruption in the Security. If Contractor fails to provide the replacement or renewal letter of credit or instrument by the date required, Company may draw the full amount of the Security prior to its expiration and the proceeds of the draw will held by Company until Contractor provides a replacement letter of credit or instrument meeting the requirements above.

19.3	Reduction of Security. Upon the later of the Turnover Date for the Unit 1 Facility and the payment of all LDs relating to the Unit 1 Facility, Contractor may reduce the amount of the Security to the sum of sixty million dollars ($60,000,000). Upon the later of the Turnover Date for Unit 2 and the payment of all Schedule LDs relating to Unit 2, Contractor may adjust the amount of the Security to such amount that will cover: a) the maximum amount of LDs potentially payable under the Contract; b) Appendix A11b (Hourly Rates) outstanding Contractor obligations for Punch List Work, claims, uncompleted Work and c) any other obligations for the Facility for which Company determines that Security is appropriate. The reduced Security shall remain in effect until thirty (30) days after the Facility Final Acceptance Date.

19.4	Viability. If the issuer of the Security is declared bankrupt, becomes insolvent, or otherwise becomes reasonably unacceptable to Company or the investment rating of the issuer (or Best’s rating if the issuer is an insurance company) is reduced to below an “A” rating by either Standard & Poor’s or Best’s, Contractor shall promptly replace the Security with an equivalent new security from an issuer that meets the standards set forth in this Article on terms and conditions acceptable to Company.
ARTICLE 20.0 CHANGES
20.1	No Change Without Change Order. Except as provided below, Contractor shall not undertake or be obligated to undertake a change in the Work until it has received a Change Order signed by Company. No change in the Work, the Contract Price, the Contract Schedule or a Guaranteed Turnover Date shall be made unless specifically agreed to in writing by Company through a Change Order. No change shall be implied as a result of any other change.

20.2	Company-directed Changes.
20.2.1	Company may, in writing, order minor changes in the Work, which do not involve an increase in cost, delay in the Work or otherwise affect a provision of this Contract, and therefore will not result in adjustments in the Contract Price or extension of the Contract Schedule and are consistent with the intent of the Contract. Contractor shall carry out such written orders promptly.

20.2.2	Company shall make any changes in the SOW, Specifications, Contract Price, Contract Schedule, payments, or other Contract terms by a Change Order. Where Company seeks input and information from Contractor prior to issuing a Change Order, Company shall give Contractor a written request (“Proposal Request”) setting forth in detail the nature of the requested change. Contractor shall use reasonable efforts to respond to Company’s Proposal Request with a proposal within ten (10) Business Days. A proposal shall set forth in reasonable detail any unavoidable impacts to the Contract Price or any other aspects of the Facility. Contractor shall include appropriate data acceptable to Company supporting the proposal, including bids, cost estimates, quotations from suppliers and wage schedules. Company shall reimburse Contractor for the actual direct costs of Contractor’s preparation of a proposal responding to Company’s Proposal Request if Company subsequently declines to approve such Change.

20.3	Contractor-requested Changes. Contractor may submit requests for changes to suggest improvements to the Facility. Contractor may submit other requests for changes only as a result of: a) Company directions; b) a Company-caused delay; or c) change of conditions beyond those acknowledged in Article 8 (Project Site Conditions). Contractor may also submit requests for changes to the extent allowed in the provisions dealing with Force Majeure, Hazardous Materials, fossils and historic artifacts, suspension and procurement where such actions, circumstances or events will or have had an impact on the Work, Contract Price, Contract Schedule, or other Contract terms.
20.3.1	Contractor must present any Contractor-requested changes to Company in writing within ten (10) Business Days after the detection of the event or condition giving rise to the change. This request must describe the reason for the change, the basis for entitlement under this Contract, the impact, and what Contractor has done to mitigate the effect. If the impact is complete, Contractor’s request shall include any costs and the basis for valuation of those costs and any critical path schedule impact. Where the situation is ongoing or unresolved at the time of the initial request, Contractor shall describe the expected and projected impacts in the initial request. Contractor shall keep Company informed on a regular basis and follow any Company instruction. Contractor shall submit its complete request within thirty (30) calendar days after the full impact can be assessed, but if such complete request would be submitted later than sixty (60) calendar days after the initial request described above, Contractor shall provide monthly Notice to Company regarding the status of the situation and the Contractor-requested change and the expected date of the complete request.

20.3.2	All Contractor requests must include sufficient documentation for Company to make an informed decision. Company may request additional information when reasonably necessary for an informed decision.

20.3.3	Where Contractor has taken unilateral action, and where there was reasonable opportunity to consult with Company prior to taking such action, Company may deny any request for a Charge Order based on such action to the extent Company would have directed a different course of action.
20.4	Change Orders. The Change Order shall state with particularity:
20.4.1	the change in the scope of SOW;

20.4.2	the amount of adjustment in the Contract Price, allocated across each Cost Allocation Group, and the applicable Payment Schedule and the basis for price and payment, if any;

20.4.3	any adjustment in the Contract Schedule or the Construction Plan; and

20.4.4	any other adjustments in the Contract terms.
20.5	Pending Agreement-Company-Directed Change Orders. If the Parties do not agree on a material element of a Change Order, Company may direct Contractor by Notice to proceed with Work that is the subject of a proposed Change Order pending its disposition. Company shall pay Contractor for the undisputed portion of the proposed Change Order in accordance with the invoicing procedures in this Contract. If the Parties are unable to agree on a Change Order within thirty (30) days after the directive, Contractor must formally begin the dispute resolution process, in writing, in order to preserve the issue. Contractor shall fully document the basis of the dispute. If Contractor does not initiate the dispute resolution process pursuant to Article 31 within ten (10) days following the period described in the preceding sentence, it waives its right to introduce the issue as a basis for a claim or dispute.

20.6	Pending Agreement-Contractor-Requested Changes/Claims. If Company denies all or a material element of a Contractor-requested change, it shall do so by Notice within thirty (30) days of Contractor’s submittal of justification and full documentation. Company shall state the basis of its denial. Contractor may appeal the denial by Notice if it can present a valid basis for Company to reconsider its determination within fifteen (15) days or thirty (30) days if new information is provided. Company shall respond to Contractor’s appeal within fifteen (15) days by Notice with its final decision. At that time, Contractor may elect to trigger the dispute process.
ARTICLE 21.0 SUSPENSION
21.1	By Company. Company reserves the right to suspend all or a portion of the Work upon ten (10) days Notice to Contractor, and Contractor shall provide for similar rights with all Subcontractors. Upon receipt of the Notice of suspension and to the extent specified in the Notice, Contractor shall: a) immediately discontinue Work; b) provide a status report of all systems and contracts; c) not enter into any additional Subcontracts for the suspended portion of the Work; d) promptly obtain suspension terms satisfactory to Company of all Subcontracts, rentals, or any other agreements existing for performance of the suspended portion of the Work or assign those agreements to Company as directed; and e) take any other reasonable steps to minimize costs and adverse impacts associated with such suspension.

21.2	Protection of Work. During any suspension of Work, Contractor shall continue to protect and maintain all of the Work including those portions that have been suspended and keep its organization and equipment committed to the suspended Work on a standby basis unless directed otherwise by Company. Thereafter, Contractor shall coordinate with Company to transfer to Company or its designee the protection and maintenance of the Work subject to the suspension and may demobilize and otherwise re-deploy those labor and equipment resources materially affected by the suspension pending re-commencement of the Work.

21.3	Change. Contractor may request a change as a result of a suspension only to the extent the suspension will adversely affect the performance of the Work and as long as it is not attributable to the fault or negligence of Contractor nor necessitated by any loss or damage to the Project for which Contractor is responsible. In presenting its valuation of impact, Contractor shall include:
21.3.1	evidence demonstrating an impact the performance of the Work;

21.3.2	a reasonable standby charge during the period of suspension to compensate Contractor for keeping, to the extent required in the suspension Notice, its organization and equipment committed to the Work on a standby basis;

21.3.3	all reasonable costs associated with mobilization and demobilization of Contractor’s personnel and equipment; and an equitable amount to reimburse Contractor for the cost of maintaining and protecting that portion of Work upon which performance has been suspended; or

21.3.4	all reasonable costs for correcting deterioration or loss that occurred during the suspension that could have not been prevented when demobilizing and maintaining the Project Site.
21.4	Resumption. Upon Notice to Contractor to resume the suspended portion of the Work, the Parties shall promptly inspect the Project Site and all Materials and Equipment to assess conditions. Contractor shall remobilize and resume Work as promptly as practicable. Contractor shall submit a recovery plan that includes making good any deterioration in or loss of the Facility or Materials and Equipment that has occurred during the suspension.

21.5	Extended Suspension. If suspension has continued for more than six (6) consecutive months, the Parties shall meet to assess the continuation of the Contract. If, within thirty days, they are unable to agree on a basis for maintaining the suspension and the conditions for eventual resumption of Work, Company may terminate for convenience.
ARTICLE 22.0 FORCE MAJEURE
22.1	Events. Either Party shall be excused from performing any of its obligations (except payment) to the extent delay in performance or inability to perform is caused by an event that is not within the Party’s reasonable control or reasonable advance planning. A Party shall not be excused to the extent such events result from such Party’s negligence or failure to perform any obligations under this Contract including failure to reasonably anticipate ascertainable events or its failure to utilize commercially reasonable work around or alternate solutions. Force Majeure may include flood, lightning, earthquake, fire, explosion, epidemic, quarantine, hurricane, tornado, storm, war (declared or undeclared), riot or similar civil disturbance, strikes, work stoppages, lockouts and other labor disputes, acts of nature or the public enemy (including acts of terrorism), blockade, insurrection, revolution, acts, unavailability of fuel, power or raw materials if the cause thereof otherwise would qualify as a Force Majeure. Force Majeure may include the actions or omissions of third parties not under the control of Company, including affiliates of Company. Force Majeure may also include any change in Law, including any new or additional Permit requirements, which occurs after the date hereof. Any change in Law announced or enacted prior to the date this Contract is executed that takes effect after such date does not count as a change in Law. A change in Law affecting income taxes payable by Contractor shall not be a change in Law.

22.2	Exclusions. The Parties acknowledge and agree that Force Majeure shall not include the following:
22.2.1	strikes, work stoppages and other labor disputes (including collective bargaining disputes and lockouts) directed at Contractor or with regard to Work by a Subcontractor on the Project Site, unless part of a general strike;

22.2.2	shortage, cost increases or unavailability of Materials and Equipment, except to the extent due to Force Majeure otherwise excusable hereunder;

22.2.3	shortage, unavailability or cost of labor;

22.2.4	breakage or improper handling of Materials and Equipment;

22.2.5	conduct of any Subcontractors or Contractor suppliers;

22.2.6	reasonably anticipated Wisconsin or Lake Michigan climatic conditions;

22.2.7	delays in transportation, except to the extent due to an independent event of Force Majeure;

22.2.8	delay or denial of any Permit Contractor is required to obtain; or

22.2.9	delays of delivery of equipment by any Subcontractor for any reason (unless due to a Force Majeure event) or the failure of any such equipment to conform to the quality and specifications set forth in any Subcontract.
22.3	Notice. The claiming Party shall give the other Party Notice describing the particulars of the Force Majeure promptly after its occurrence, but in no event more than five (5) days after the claiming Party becomes aware of such occurrence.

22.3.1	Within fifteen (15) days after giving Notice of the Force Majeure, the claiming Party shall give the other Party an estimate of the Force Majeure’s expected duration and probable impact on the Work. The claiming Party shall continue to furnish the other Party with timely regular reports during the continuation of the Force Majeure.

22.3.2	The claiming Party shall give the other Party Notice within five (5) days of the cessation of all or part of the Force Majeure.
22.4	Mitigation and Management. Each Party shall immediately exercise commercially reasonable efforts to mitigate or limit the impact to the Facility and damages to the other Party as a result of the Force Majeure and shall begin activities to correct or cure the event or condition excusing performance.
22.4.1	Contractor shall continue to perform any unaffected Work.

22.4.2	Contractor and Company shall meet to agree upon a course of action to manage the impact of the Force Majeure and provide information to Interested Parties.

22.4.3	The claiming Party’s suspension of performance shall be of no greater scope and of no longer duration than is reasonably required by the Force Majeure.

22.4.4	No default of the claiming Party which arose before the occurrence of the Force Majeure causing the suspension of performance shall be excused as a result of the Force Majeure.
22.5	Resulting Impact. If Contractor, after performing the mitigation efforts described in Section 22.4, cannot, in the absence of incurring cost or impacting the critical Path elements of the Contract Schedule, overcome the effects of the Force Majeure, Contractor will be entitled to a Contractor-requested Change to the extent Contractor can substantiate the adverse impact in accordance with the Change Order procedure. Changes resulting from Force Majeure are generally limited to schedule adjustments, to the extent Contractor demonstrates actual schedule delay caused solely by the effects of Force Majeure, unless Company elects to expedite or make other adjustments instead of adjusting the schedule. However, a Force Majeure change in Law that could also require that appropriate changes or amendments be made to the terms and conditions of this Contract. Company will compensate Contractor for the direct costs incurred as a result of Force Majeure, to the extent that Company is satisfied that a) such costs are part of a Company approved mitigation/recovery plan and b) are reasonable and do not include any profit/fee or overhead.

With respect to payments made by Company to Contractor for changes for Force Majeure, Contractor shall reimburse such amounts to the extent such amounts are recovered from the insurance coverages provided under this Contract and shall be reduced by any savings or costs not incurred.
22.6	Termination for Force Majeure. For itself or at Contractor’s request, Company shall terminate this Contract for convenience if delays to the entire Facility due to a Force Majeure exceed eighteen (18) months in the aggregate.
ARTICLE 23.0 TERMINATION
23.1	Termination for Cause. Company can terminate for any material breach of this Contract, including but not limited to any of the following material breaches:
23.1.1	Contractor repeatedly fails to make payments to any Subcontractor that are due and not in dispute;

23.1.2	Contractor fails to provide adequate assurances of its financial capability in the manner described in Section 19.1.2 (Adequate Assurances);

23.1.3	Contractor abandons the Work;

23.1.4	Contractor or any guarantor of Contractor’s obligations enters into bankruptcy proceedings, whether voluntary or involuntary, consents to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy for Contractor or such guarantor, makes an assignment for the benefit of creditors or becomes insolvent or otherwise incapable of paying its debts as they come due;

23.1.5	[**] failure to deliver or to maintain in full force and effect the Contractor Parent Guarantee, any attempt by [**] to repudiate the Contractor Parent Guarantee or any default by [**] under the Contractor Parent Guarantee;

23.1.6	Contractor shall have assigned or transferred this Contract or any right or interest in this Contract except as expressly permitted by this Contract or agreed to by Company;

23.1.7	Contractor disregards any applicable Law, Standard, Site Rules or Company’s proper instructions, which could reasonably be expected to have a material adverse effect on the Work, the Project or Company’s rights under this Contract, and such disregard continues for ten (10) Business Days after Notice from Company;

23.1.8	Contractor fails to successfully achieve the 90/110 Levels described in Section 14.3.1.2 for either Major Phase by its Guaranteed Turnover Date and clause (c) of Section 14.3.1.3 (90/110 Levels Not Achieved) applies; or

23.1.9	Contractor refuses or is unable to provide sufficient Materials and Equipment, services or labor to execute and complete the Work in accordance with the Construction Plan and the Contract Schedule.
23.2	Termination for Cause Procedure. Company shall give Contractor Notice specifying the cause of termination. If the breach is subject to timely cure, Contractor shall have thirty (30) days after Company’s Notice to cure such breach. If Contractor can demonstrate that such breach is subject to a reasonable cure that would extend beyond the thirty (30) day period, Contractor may request an extension to the cure period of up one hundred eighty (180) days from Company’s Notice of breach, provided Contractor has commenced to remedy the cure within such thirty (30) day period and diligently pursues such remedy throughout such one hundred eighty (180) days. If Contractor thereafter fails to diligently pursue the agreed remedy or the remedy proves insufficient to cure the breach, Company may give Notice of termination at any time, effective on the date stated in the Notice. Subject to Articles 14 (Liquidated Damages) and 30 (Limitation of Liability), Company may pursue any rights and remedies that may be available to Company at law or in equity or as otherwise provided in this Contract.

23.3	Termination for Convenience By Company. Company may terminate this Contract for its convenience at any time by Notice to Contractor indicating the termination date, which date shall be no less than five (5) Business Days following the date of the Notice.
23.3.1	Company shall compensate Contractor for: a) those Payment Events completed up to the date of termination and which had not previously been paid to Contractor and an amount mutually agreed to for the completed percentage of partially completed Payment Events; b) costs incurred by Contractor to demobilize from the Project Site; and c) the costs incurred by Contractor in terminating contracts with Subcontractors. Contractor shall document the costs claimed to Company’s reasonable satisfaction and shall supply Company copies of the Subcontractor invoices verifying amounts claimed. The termination payment shall exclude any allowance for lost opportunity or for anticipated profits for unperformed Work, and shall in no event exceed the Contract Price.

23.3.2	Contractor shall submit an invoice to Company for the Termination Payment with the supporting information and documents along with each Major Subcontractor’s final Lien release and waiver in the form of Appendix A12 (Form of Lien Release). Company shall pay such invoice within thirty (30) days after its receipt. However, if Company disputes certain elements of the invoice, Company will pay the undisputed portion and notify Contractor of the basis for the dispute. The Parties shall use the Dispute provision of this Contract to resolve any issues regarding termination or termination payment.
23.4	Termination by Contractor.
23.4.1	Contractor may terminate this Contract for:
23.4.1.1	Company’s failure to pay any undisputed invoice amount that is not paid pursuant to the Company Parent Guarantee. Contractor shall give Company Notice of payment default five (5) Business Days after payment due date. If Company has not remedied the payment default within five (5) Business Days of such Notice, Contractor may claim against Company’s Parent Guarantee. If Contractor does not receive payment under the Company Parent Guarantee within five (5) Business Days of such claim, Contractor may give Notice of termination effective on the date specified in the Notice.

23.4.1.2	WEC’s failure to deliver or to maintain in full force and effect the Company Parent Guarantee; the repudiation or termination by WEC of the Company Parent Guarantee; or defaults under the Company Parent Guarantee.
23.4.2	Upon termination, Contractor’s damages shall be limited to the portion of the Contract Price equal to the percentage of the Work, apportioned over each Cost Allocation Group, which has been appropriately completed at the time of termination, plus the reasonable costs of demobilization and the cancellation costs of Subcontractors. Contractor remains obligated to assign any Subcontracts to Company (or Company’s designee) at Company’s request and to demobilize without creating unnecessary harm to the Project. Contractor’s sole remedy for withholding of payment by Company based on a dispute is the dispute provision of this Contract. Contractor is not entitled to either complete or partial termination or suspension as a remedy for disputed payment amounts.
23.5	Actions Required upon any Notice of Termination.
23.5.1	Contractor immediately shall take such steps as are reasonably necessary to preserve and protect Work completed and in progress, to protect Materials and Equipment and supplies at the Project Site, stored off-site, or in transit and to leave the Project site in a clean and safe condition.

23.5.2	Contractor shall not enter into or amend any Subcontracts, except at Company’s direction. Contractor shall promptly obtain termination upon commercially reasonable terms satisfactory to Company of all Subcontracts, rentals, or any other agreements existing for performance of the Work or assign those agreements to Company as directed

23.5.3	Except as provided in Section 23.5.1 above, Contractor immediately shall discontinue the Work. Contractor shall remove its personnel, construction equipment not retained by Company and any debris and waste material generated by Contractor from the Project Site. Contractor shall deliver to Company the parts of the Work completed by Contractor up to the date of termination. Company may enter upon the Project Site and take exclusive possession of all of Contractor’s tools, equipment, supplies, in any stage of procurement and all Design Documents in any stage of completion for the purpose of completing the Work. To the extent necessary and available, Company shall make commercially reasonable efforts to assume all applicable Subcontracts for the tools, equipment and supplies referenced in the preceding sentence.

23.5.4	Company shall have the right to finish the Work itself or with the assistance of third parties. Contractor shall provide Company, without charge, the right to use any and all patented and/or proprietary information Company deems necessary to complete the Work. Additionally, Contractor shall transfer or assign all rights for company to use patented or proprietary materials of Contractor and its Subcontractors for Work that is or will be part of the Facility.

23.5.5	Contractor shall provide to Company a status report of all systems and Subcontracts. Contractor shall also deliver, or otherwise provide unlimited access, to Company: a) originals of all Contract Documents, including Design Documents in any stage of progress; and b) all papers and documents relating to Permits, orders placed, bills, invoices, and each Major Subcontractor’s final Lien release and waiver in the form of Appendix A12 (Form of Lien Release).

23.5.6	Contractor shall make all payments due to Subcontractors through the date of termination. Contractor will assign to Company or its designee all existing Subcontracts that Company has requested without charge and make reasonable effort to cancel other existing Subcontracts upon terms satisfactory to Company. Contractor shall execute all documents and take all other reasonable steps requested by Company or its assignee which may be reasonably required to vest in Company (or its assignee) all rights and benefits vested in Contractor prior to termination.

23.5.7	Contractor shall use all reasonable efforts to mitigate costs incidental to termination of Contract.

23.5.8	The Parent Guarantees shall remain in effect until all damages or payments under this Contract have been ascertained and paid and each Party’s obligations under or with respect to this Contract have been satisfied. If Company is terminating the Contract, the Security shall remain in effect until Contractor has made all payments and performed all obligations required of it in connection with the termination of this Contract.
23.6	Termination Payment. Contractor shall be liable for any loss, cost or damage suffered by Company from the breach of contract and subsequent termination, less all amounts due to Contractor pursuant to this Contract up to the date of termination. Company has the right to draw down on the Security up to the full amount to fund its termination recovery efforts. Company shall offset such amounts against Contractor’s liability for termination. To the extent, Contractor’s liability is less than the amounts drawn on the Security, Company shall promptly refund the difference.
23.6.1	Contractor’s liability includes, but is not limited to, payments for any LDs previously due but not paid. Contractor’s liability also includes, in the event of termination by Company for cause, any reasonable costs incurred by Company in connection with terminating of this Contract and completing the Facility, including all legal fees and amounts charged by a replacement contractor to finish the Work.

23.6.2	Any amount payable by Contractor under this Article 23 shall be paid no later than thirty (30) days after Notice of such amount from Company, which Notice may be given from time to time as such amounts become payable.

23.7	[Intentionally omitted]

23.8	Wrongful Termination. If a Company termination for cause is determined to be in error, Company’s termination shall be a termination for convenience, and Company shall adjust termination payments accordingly.

23.9	Surviving Obligations. Termination shall not relieve either Party of any obligations or liabilities for loss or damage to the other Party arising under this Contract prior to the effectiveness of such termination or arising out of such termination. Termination shall not relieve Contractor of its obligations as to portions of the Work already performed or of obligations assumed by Contractor prior to the date of termination. The provisions of Articles 9 (Hazardous Materials), 14 (Liquidated Damages), 15 (Title/Risk of Loss), 24 (Taxes), 26 (Contractor’s Warranties), 27 (Proprietary Rights), 28 (Indemnification), 30 (Limitation of Liability), 31 (Dispute Resolution) and of Sections 23.9 (Surviving Obligations) and 33.13 (Confidentiality) shall survive and shall remain in effect and enforceable following the expiration or termination of this Contract.

23.10	Engineer of Record Obligations Following Termination. Upon termination of this Contract, at Company’s request, the Parties shall enter into good faith negotiations to agree upon terms and conditions, and execute a separate agreement, pursuant to which Contractor would continue to perform as the engineer of record in connection with the Project.
ARTICLE 24.0 TAXES
24.1	Contractor Taxes. Contractor is responsible for the reporting and payment of its own taxes, including, but not limited to, income taxes, payroll taxes, unemployment taxes, any employee related taxes, import duties and fees including Value Added Tax (VAT), sales, use or other taxes on any material and equipment or services provided except as otherwise provided below.

24.2	Contractor Property Tax. Contractor is solely responsible for all VAT, sales, personal property, use or other taxes or duties which may be assessed with respect to consumed materials related to real property construction activities and tangible personal property consumed by Contractor during construction. If Contractor’s sales tax liability for real property construction activities exceeds nine million dollars ($9,000,000), Contractor shall be entitled to request a Change Order in accordance with Article 20 (Changes).

24.3	Company/Owner/Operator Taxes. Company will arrange for Owner’s and Operator’s payment of all taxes incident to ownership assessed against the Project Site and/or the Facility, including all Materials and Equipment and services furnished by Contractor that become a part of the Facility. Such Materials and Equipment shall not include consumed materials as provided in Section 24.2 above. Company’s payment of such taxes are limited to the extent that Contractor cooperates in providing the necessary cost allocations in sufficient detail to allow Company to submit the appropriate use tax directly to the Wisconsin Department of Revenue under Direct Pay Number 020101067.
24.3.1	Confidential Representative. In order to provide the tax-related information required pursuant to this Article 24, Contractor, at its option, agrees to utilize either WEC tax personnel under an appropriate confidentiality and indemnification agreement at Company’s expense or an independent third party tax auditor acceptable to WEC at Contractor’s expense (either tax information representative being a “Confidential Representative”). Contractor further agrees that if WEC is subject to a tax audit that is related to the Facility, Contractor will provide all necessary information and documentation in sufficient detail that such Confidential Representative will need to support and defend Company’s tax treatment of costs at any time. Contractor understands that Company’s and Operator’s tax liability will extend for up to thirty (30) years. Contractor agrees to maintain a long-term archive plan that will allow audit access after Final Acceptance.

24.3.2	Delivery of Information. Contractor shall provide Confidential Representative the information and documentation that Confidential Representative requires at four times during the course of each Phase: 1) an initial estimate within one hundred eighty (180) days of the execution of this Contract; 2) a preliminary true-up adjustment to the initial estimate to reflect actual information at Mechanical Completion; 3) an additional true-up adjustment at Turnover; and 4) a final true-up adjustment at Final Acceptance.
ARTICLE 25.0 FINANCING
25.1	General. Each Owner, or its parent, may each choose to finance its portion of the Project with some form of private or public Financing. Contractor acknowledges that it is familiar with a variety of Financing arrangements, and is prepared to cooperate with any reasonable and customary conditions that may apply. However, Contractor shall not be obligated to take on any materially increased risk as a result of any Financing arrangements. Each Owner will arrange through Company for Contractor to receive copies of any Financing documentation between that Owner and its respective Lender reasonably requested by Contractor.

25.2	Cooperation. Contractor shall acknowledge that certain of the obligations placed upon Company and Owner in any Financing documentation by a Lender may only be performed with the cooperation of the Contractor. Contractor agrees to cooperate with Company and each Owner in carrying out Company’s and that Owner’s obligations under the Financing documentation. Contractor may be required to execute and deliver to one or more Lenders a consent and agreement in form and substance satisfactory to such Lenders and to provide such information, certificates and other documents as may be reasonably requested by Company and any Owner, and reasonably available and acceptable to Contractor. Company shall limit its requests to those items necessary to fulfill an Owner’s obligations under Financing documentation, to the extent they relate to the construction of the Facility and do not impact Contractor’s costs. Without limiting the foregoing, Contractor shall provide to Company for each relevant Owner or, in the case of financial statements, to any Lender the following types of information:
25.2.1	prompt Notice of any labor controversy involving Contractor or, to Contractor’s knowledge, any Subcontractor resulting in or threatening to result in a labor action affecting the construction of the Facility;

25.2.2	prompt Notice of any substantial dispute with any Governmental Authority or any entity having regulatory authority over the construction of the Facility that is known to Contractor and relates to the construction of the Facility, and any material departure from the Contract Schedule.
ARTICLE 26.0 CONTRACTOR’S WARRANTIES
26.1	Warranty Defects. Failure of any part of the Work to comply with a) this Contract, b) any material provision of an equipment specification prepared by Contractor and approved by Company in accordance with Appendix A23 (Document Review) except for any provision related to performance requirements, or c) or any warranty provided in this Contract shall, in each case, be considered a defect (“Warranty Defect”). Warranty Defects do not include damage arising from Company’s, Owner’s or Operator’s negligence or willful misconduct, or from the effects of normal wear and tear.

26.2	General Warranty. Contractor warrants that all Materials and Equipment provided by or incorporated into the Facility by Contractor or any Subcontractor shall be new and unused and free from defects in materials, title, assembly and workmanship (“General Warranty”). Contractor further warrants that design, engineering, construction, procurement and installation services will be performed in a good and workmanlike manner. Contractor warrants that Work shall be performed in accordance with all Laws, Standards and Good Utility Practices and in compliance with the terms and conditions of this Contract.

26.3	General Warranty Periods. The General Warranty shall begin and end with respect to each Phase as follows, unless extended pursuant to Section 26.6.3 (Warranty Rework).
26.3.1	Advance Startup Systems. The warranty period for each system in the Advance Startup Systems shall begin on the Turnover Date for such system and shall continue for [**] months.

26.3.2	Major Phase. The warranty period for each Major Phase shall begin on their respective Turnover Dates and shall continue for [**] months.

26.3.3	Collateral Common Facilities. The warranty period for each element of the Collateral Common Facilities shall begin on its respective delivery date and shall continue for [**] months.
26.4	Special Warranty. In consultation with Company, Contractor shall obtain the longer warranties available for such items as catalyst and fabric filters (“Special Warranties”). In each case where Contractor obtains Special Warranties from its Subcontractors that are more favorable in scope or duration than the General Warranty, Contractor shall enforce them for the benefit of Company or its assignee to the fullest extent possible under their terms. Contractor shall manage all Special Warranties as part of its General Warranty during the General Warranty period.

26.5	Assignment of Warranties. Contractor hereby consents to Company’s assignment to Operator of any General Warranty with respect to each Phase or, if applicable, element thereof, upon Turnover of such Phase or element. Contractor shall assign to Operator all Special Warranties effective at the end of the General Warranty Period. For the purposes of this Article 26, the party that has the right to enforce any warranty provision shall be referred to as the “Warranty Holder” with respect to such warranty.

26.6	Warranty Work.
26.6.1	Discovery of Warranty Defects. If Warranty Holder discovers any Warranty Defect within the General Warranty period, as such period may be extended pursuant to Section 26.6.3 below, it shall notify Contractor in writing within thirty (30) days after discovery with a reasonable description of the Warranty Defect. Contractor shall promptly correct such Warranty Defect. Where a Unit must be shut down during such correction, Contractor shall correct Warranty Defects during the first available outage of such Unit and shall otherwise work with Warranty Holder to obtain access to the Unit to perform the work at the earliest possible opportunity. Where possible, Warranty Holder shall provide Contractor with advance notice of available planned outages so that Contractor may plan and obtain the necessary labor, Materials and Equipment and tools to support the warranty work. Contractor may elect to redesign, repair and/or replace the Warranty Defect, subject to Company and Operator approval. Contractor shall use its best efforts, including the use of overtime and double shifts, to correct any such Warranty Defect with minimal interference with the operation or maintenance of the Project and the Existing Units.

26.6.2	Warranty Work. Contractor is responsible for all costs for and incidental to corrective action under a warranty. Contractor’s responsibility includes removal, disassembly, replacement, parts, materials, transportation, all labor, reinstallation, reconstruction, retesting and reinspection as may be necessary to correct the Warranty Defect or demonstrate that the previously defective Work conforms to the requirements of this Contract.

26.6.3	Warranty Rework. Contractor shall extend the General Warranty period for any portion of the Work that is corrected, including any equipment or component installed in connection with the Work, for a period of not less than [**] following such correction or [**] months for Collateral Common Facilities. In no event shall Contractor’s warranty obligations extend beyond [**] from the applicable Turnover Date.

26.6.4	Breach of Warranty. Should Contractor fail to remedy the Warranty Defect within thirty (30) days, or such shorter time period as justified, Company or its assignee may perform or engage another contractor to perform the warranty correction at Contractor’s expense. Such contractor shall be compensated on the basis of cost to complete the work, plus ten percent (10%) of such costs for profit and overhead, plus direct expenses. Contractor failure may include failing to initiate correction or failure or inability to pursue correction diligently or effectively. Company’s or its assignee’s retention of such third party contractor shall not in any way diminish Contractor’s obligations or liabilities under the Contract or reduce its warranty obligations with respect to the Work.

26.6.5	Emergency Work. In the case of an emergency, Company or assignee may take reasonable action to remedy a Warranty Defect, at Contractor’s expense, if Contractor is not in a position to respond quickly. Company’s or its assignee’s retention of a third party shall not in any way diminish Contractor’s obligations or liabilities under the Contract Documents or reduce its warranty obligations under this Article 26 with respect to the Work. However, Contractor shall have no warranty obligations with respect to any work undertaken by a third party retained by Company or assignee.
26.7	Exclusive Warranties. THERE ARE NO WARRANTIES OF CONTRACTOR TO COMPANY, EXPRESS OR IMPLIED, OTHER THAN AS SET FORTH IN THIS ARTICLE 26. ALL IMPLIED WARRANTIES INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY DISCLAIMED. The remedies provided in this Article 26 are the sole remedies available to Company or its assignees for Contractor’s breach of warranty. Anything in this Section 26.7 to the contrary notwithstanding, under no circumstances shall Contractor be excused from its obligation to pay, or shall Company be limited in its right to collect, LDs under the terms and conditions of this Contract. For the avoidance of doubt, nothing in this Section 26.7 shall provide a defense to or excuse from satisfying the requirements for Testing, the Guaranteed Turnover Dates or the Performance Guarantees in this Contract.
ARTICLE 27.0 PROPRIETARY RIGHTS
27.1	Non Infringement; Royalties and License Fees.
27.1.1	Contractor warrants that no infringement of any patents, trademark, registered design, copyright, design right or other registerable or proprietary intellectual property right of any kind, will result from the performance of the Work or the operation of the Facility. Contractor also warrants that it shall not incorporate into the Facility any materials, methods, processes or systems which involve the use of any confidential information, intellectual property or proprietary rights which Company or Contractor does not have the right to use or convey to Owner or Operator. If any claim brought by a third party with respect to intellectual property or proprietary rights, Contractor shall indemnify Company as required in Section 28.5 (Patent and Copyright Indemnification).

27.1.2	Contractor shall pay all required royalties and license fees and shall procure for the benefit of Company, Owner and Operator all necessary proprietary rights, licenses, agreements and permissions for materials, methods, processes and systems incorporated into the Facility. Contractor shall furnish, and require Subcontractors to furnish, Company, Operator and Owner a non-exclusive license to use any Subcontractor-created Design Documents that Contractor cannot obtain as works for hire for Owner, as necessary for the sole purpose of design, construction, operation, maintenance, training and repair of the Facility. In addition, Contractor shall obtain from

Subcontractors the right to obtain design and fabrication information necessary to allow Operator to have parts for Materials and Equipment made if the original manufacturer no longer supports such Materials and Equipment.
27.2	Design Document Ownership.
27.2.1	Work for Hire. [**]. Contractor may use the Design Documents without restriction in its engineering, procurement and construction business subject to any Owner confidentiality requirements.

27.2.2	Pre-Existing Rights. All pre existing copyrights, design rights, patents, trademarks, trade secrets and other intellectual property rights in the Design Documents shall remain the property of Contractor. Contractor grants to Company an irrevocable, royalty free, fully paid, unrestricted, nonexclusive license to use, reproduce, modify and adapt such copyrights, design rights, trademarks, trade secrets and other intellectual property rights for purposes of the Project, together with the right to assign the license to others, including Owner and Operator, for use at the Project without accounting to Contractor. The license shall survive the termination of this Contract. If Company elects to use the Design Documents for a purpose other than in connection with the Project, Company shall provide an indemnification agreement from a credit-worthy entity to protect Contractor against any and all liability imposed on Contractor as a result of such use.
27.3	Marking. Contractor shall mark all documents and drawings and any other tangible hard copy or electronic Work products it creates for the Project as “ERGS Confidential.” Contractor may mark any Work product that Contractor believes contains Contractor confidential information that would be discernable by looking at the Work product as “Bechtel Confidential” and identify what portion of the Work product is confidential to Contractor. Contractor shall identify any such Work product under special cover to Company Project Manager who reserves the right to question and confirm or deny Contractor’s determination. If Contractor does not accept the determination of Company Project Manager, Contractor’s sole remedy shall be through the dispute settlement process in Article 31 (Dispute Resolution). Neither Party will mark any Work product as “Confidential” without designating the party with ownership. Company will similarly designate WEPCO protected information as “WEPCO Confidential”, and Contractor will use the same principle for marking vendor and subcontract confidential information.

27.4	Proprietary Design Calculations. Contractor agrees to provide a mechanism through a neutral third party to give Company, Owner and/or Operator emergency access to any proprietary design calculations not included in the Design Documents throughout the working life of the Facility. Such access would be used only where there is an actual need related to some function, failure, modification or investigation after the expiration of a warranty period where Contractor would not be able to furnish such information for any reason. This provision shall survive the termination of this Contract, the delivery and Final Acceptance of the Facility and the expiration of any warranty periods.
ARTICLE 28.0 INDEMNIFICATION
28.1	Third Party Indemnification. For purposes of this Article 28, “Damages” includes any and all of the following, whether tangible or intangible, direct or indirect: losses, costs, damages, expenses, injuries, liabilities, claims, demands, suits, civil, administrative or criminal proceedings, judgments, penalties, interest and causes of action, costs, expenses and liabilities, in each case including reasonable attorneys fees and other costs of investigation and defense.
28.1.1	Contractor. Contractor shall defend, fully indemnify and hold harmless Company, Owner, Operator, WEPCO in its capacity as owner of the Property and the Existing Units, any Lender, and their respective affiliates, subsidiaries, principals, directors, officers, shareholders, managers, agents, consultants, employees, successors and assigns (the

“Company Indemnified Parties”) from and against any and all Damages directly or indirectly arising out of claims of third parties that may be incurred by or asserted against any Company Indemnified Party to the extent that such Damages arise out of bodily injury or property damage to the extent such claims are caused by the actions or omissions of Contractor, its employees, officers, affiliates, agents or Subcontractors. Any indemnification payable under this Section 28.1.1 shall be net of any insurance proceeds paid to a Company Indemnified Party under Contractor’s or Company’s insurance policies with respect to the circumstances giving rise to the indemnification hereunder.

28.1.2	Company. Company shall defend, fully indemnify and hold harmless Contractor and its affiliates, subsidiaries, principals, directors, officers, shareholders, managers, agents, consultants, employees, successors and assigns (the “Contractor Indemnified Parties”) from and against any and all Damages directly or indirectly arising out of claims of third parties that may be incurred by or asserted against any Contractor Indemnified Party to the extent that such Damages arise out of bodily injury, property damage or other liability to the extent such claims arise from the negligent actions or omissions of Company, its employees, officers, agents or contractors (other than Contractor or any Subcontractor). Any indemnification payable under this Section 28.1.2 shall be net of any insurance proceeds paid to a Contractor Indemnified Party under Company’s or Contractor’s insurance policies with respect to the circumstances giving rise to the indemnification hereunder.
28.2	Indemnification between the Parties.
28.2.1	Cross-Indemnification. Each Party shall indemnify the other for: a) any violation of Laws by the indemnifying Party, its employees, officers, agents or Subcontractors; and b) Governmental Authority fines or penalties to the extent caused by the indemnifying Party. Contractor shall additionally indemnify Company against any costs or expenses related to: a) Liens placed on any part of the Project by Contractor or its Subcontractors; or b) other demands on Company for payment by a Subcontractor relating to goods or services provided to Contractor for the Project, in each case where Company is current in making undisputed payments in accordance with the applicable Payment Schedule. Contractor shall also indemnify Company for the non payment of amounts due as a result of furnishing goods or services to Contractor or any Subcontractor in connection with the Work where Company is current on undisputed payments in accordance with the applicable Payment Schedule. The Parties shall indemnify each other for Hazardous Materials in accordance with Section 9.2.7 (Hazardous Materials During Execution/Indemnification).

28.2.2	Special Indemnity from Company. Company shall defend, indemnify and hold harmless the Contractor Indemnified Parties from and against any and all damages, costs, expenses, liabilities, claims, demands or judgments as a result of claims by Company for damages in excess of the limitations and waivers of liability expressly set forth in this Contract. For the avoidance of doubt, the special indemnity in this Section 28.2.2 shall be specifically excluded from the Company Parent Guaranty.
28.3	Procedure. An indemnified Party shall promptly give the indemnifying Party Notice of any action that could result in Damages subject to indemnification under this Contract. The indemnified Party shall, if applicable, identify the relevant Cost Allocation Group(s) to which the claim for indemnification may apply. Such action includes commencement of any action or administrative or legal proceeding or investigation. The indemnifying Party shall have the obligation to assume the defense with counsel designated of its choice unless the indemnified party elects otherwise. This assumption of the defense is contingent upon the indemnifying Party conducting such defense with due diligence and in good faith. The indemnified Party shall render such assistance as the indemnifying Party may reasonably require in such defense, at the indemnifying Party’s expense. The indemnified Party has the right to be represented by advisory counsel of its own selection and at its own expense. If the defendants in any such action include both Parties, and the indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from, additional to or inconsistent with those available to the indemnifying Party, the indemnified Party shall have the right to select separate counsel to participate in the defense of such action on its own behalf at the indemnifying Party’s expense.

28.4	Failure to Defend Action. If an indemnifying Party fails to fulfill its responsibility under this Article 28, the indemnified Party may, at the sole expense of the indemnifying Party, contest or, with the prior Notice to the indemnifying Party, settle such action. The indemnifying party shall reimburse the indemnified party with Interest promptly following the indemnified party’s written demand.

28.5	Patent and Copyright Indemnification.
28.5.1	Contractor’s Indemnity. Contractor shall fully indemnify, save harmless and defend Company Indemnified Parties from and against any and all Damages which they may suffer or pay by reason of any claims, suits or proceedings arising out of allegations of infringement of any domestic or foreign patent rights, copyrights or other intellectual property, and proprietary or confidentiality rights (“Intellectual Property”) with respect to materials and information designed, procured or recommended by Contractor or by any Subcontractor as part of the Work. To the extent Contractor provides Notice to Company that rights to such Intellectual Property cannot be obtained with respect to a specific component or system, and Company nevertheless specifically directs Contractor in a writing acknowledging Contractor’s Notice to incorporate the same into the Project, Contractor shall not be liable.

28.5.2	Infringement. If a temporary restraining order or preliminary injunction is granted, Contractor shall make commercially reasonable efforts to secure the suspension of the injunction or restraining order with as little impact as possible on the Contract Schedule or the operation of any Existing Unit or Unit. If the Facility or any part, combination or process thereof is held to constitute an infringement and its use is permanently enjoined, Contractor shall remove such infringement by any reasonable means, including but not limited to replacement or modification of the infringing Work or by obtaining a license permitting Company and Operator to use such Work. Any replacement, modification or licensing shall be at Contractor’s expense, shall comply with all requirements contained in this Contract and shall not modify or relieve Contractor’s obligations under this Contract. Neither the Guaranteed Turnover Dates nor the Guaranteed Final Acceptance Dates shall be extended due to any such temporary restraining order, injunction or infringement remedy. This provision shall survive the delivery and Final Acceptance of the Facility and the expiration of any warranty period.
ARTICLE 29.0 INSURANCE
29.1	Company Provided Insurance. Company may elect to implement an Owner Controlled Insurance Program (“OCIP”) that will provide Workers’ Compensation, Employer’s Liability, General Liability and Excess Liability for Contractor and Subcontractors of every tier providing direct labor to the Project. If elected, Company will pay all premiums associated with the OCIP, including deductibles or self insured retention, and Contractor shall deduct from the Contract Price all costs it shall no longer incur for insurance covered by the OCIP.

29.2	Contractor Provided Insurance. If and to the extent Company elects not to implement the OCIP, Contractor will provide insurance at the coverage levels required by Company in Appendix A22 (Insurance). Policies for such insurance shall be with insurers and under forms of policies, including with regard to deductibles, that are satisfactory to Company and any participating insurance underwriters.

29.3	Builder’s Risk. Contractor will provide Builder’s Risk Insurance for the Project Site at the coverage levels required by Company in Appendix A22 (Insurance). Contractor waives its rights of subrogation and its respective insurers’ rights of subrogation under its Builder’s Risk insurance in favor of Company and WEPCO.

29.4	Property Insurance for Existing Units.
29.4.1	Pursuant to the WEPCO Letter, WEPCO has agreed to a waiver of subrogation in favor of Contractor to the extent its property insurance covers damage caused by Contractor to any of the equipment or structures of the Existing Units. Neither Company nor WEPCO shall have any responsibility for damage to Existing Units to the extent that such damage is caused by the acts or omissions of Contractor or its Subcontractors and is not covered by WEPCO’s property insurance for any reason.

29.4.2	Contractor shall be responsible for any damage it causes to Existing Units to the extent such damage is not covered by WEPCO’s insurance. This responsibility shall include payment of all deductibles and liabilities in excess of or excluded from WEPCO’s property insurance coverage. Contractor shall promptly pay or reimburse WEPCO for any amounts arising from Contractor’s liability under this Section 29.4 and the WEPCO Letter.
29.5	Cooperation. Company shall consult with Contractor on any Company furnished insurance to ensure that there is mutual agreement between them on levels of coverage for the Facility.
ARTICLE 30.0 LIMITATION OF LIABILITY
30.1	Limitation. To the fullest extent permitted by law, the cumulative maximum liability of Contractor to Company with respect to claims and costs arising out of or incurred in connection with the Facility or arising out of the performance or non performance of the Work shall not exceed in the aggregate an amount equal to each Major Phase: a) one billion dollars ($1,000,000,000) until Mechanical Completion; b) six hundred fifty million dollars ($650,000,000) following Mechanical Completion until SU&C Completion; and c) three hundred fifty million dollars ($350,000,000) following SU&C Completion.
30.2	Exclusions. Contractor’s limitations of liability above shall not apply to the following:
30.2.1	the proceeds of insurance required to be maintained by either Party in accordance with the terms of this Contract;
30.2.2	the proceeds of indemnification obtained from third parties by either Party, including pursuant to the WEPCO Letter;
30.2.3	Contractor’s third party indemnity obligations under Article 28 (Indemnification); and
30.2.4	in any case of fraud or willful or reckless misconduct by Contractor.
30.3	Consequential Damages. Notwithstanding any other provision in this Contract, neither Company, Owner, Operator, Contractor or Subcontractors, or their respective officers, directors, employees, representatives or agents shall be liable to the other for consequential losses or damages, including costs of purchased or replacement power, loss of use or loss of profit or opportunity, or punitive or exemplary damages arising out of or incurred in connection with the Facility or arising out of the performance of the Work. Company, for itself and as agent for Owner, and Contractor each hereby release each other and their Subcontractors, officers, directors, employees, representatives and agents from any such liability. Notwithstanding the foregoing, this Section 30.3 shall not be deemed to limit or otherwise modify any of Contractor’s obligations pursuant to Articles 14 (Liquidated Damages) and 28 (Indemnification).

30.4	Applicability. The waivers, disclaimers, releases, limitations and apportionments of liability, exclusive remedy provisions, and indemnity and hold harmless obligations, and the exclusions or exceptions to any of the foregoing, expressed in this Contract, shall apply even in the event of the fault, negligence, tort, strict liability, breach of contract or otherwise, of the Party in whose favor such provisions operate, and shall extend to such Party’s related or affiliated entities and its and their directors, officers, employees and agents. The Parties confirm their intention to be bound by the terms of this Contract and their intention that the limitations on and releases of liability apply, notwithstanding any contrary provisions of applicable Law.
ARTICLE 31.0 DISPUTE RESOLUTION
31.1	Informal Resolution.
31.1.1	The Parties shall diligently engage in informal conflicts and dispute resolution arising from the Work under this Contract as promptly as possible. Both Parties shall designate a senior executive as corporate executive sponsor who will maintain oversight involvement in resolving disputes.
31.1.2	Company Project Manager and Contractor Project Director (“Project Managers”) are the first step for any dispute. Either Project Manager may designate an issue as a dispute by a Notice to the other specifying the disputed issue. The Project Managers shall conduct informal dispute resolution by following the procedure set forth below. If the Project Managers cannot resolve the dispute, they shall prepare and submit a Notice of the issues for resolution to the level above them as described in the table below.

		Time to Meet	Time to Resolve
Stage	Management Level	(days from Notice)	(days from meeting)
Step 1	Project Manager	3	5
Step 2	Director	5	5
Step 3	Executive Sponsor	5	10
31.2	Mandatory Mediation.
31.2.1	General. If the Parties have not resolved the dispute through the informal resolution process described in Section 31.1 (Informal Dispute Resolution), the Parties agree to mediate the dispute. Neither Party can avoid mediation or initiate a different dispute resolution process of any kind without the prior written consent of the other Party. Within 5 days of the Step 3 meeting (described in the chart above), the claiming Party shall initiate a non binding mediation process through the American Arbitration Association (“AAA”), in accordance with AAA’s Construction Industry Mediation Procedures then in effect, unless the Parties mutually agree otherwise in writing. Each mediation shall be held in Milwaukee, Wisconsin.
31.2.2	Notice of Demand. The claiming Party may file a written demand for mediation (“Notice of Demand”) with AAA and the Party against which the claim is made at any time after the completion of Step 3, but in no event after the applicable statute of limitations for a legal or equitable proceeding would have run.
31.2.3	Mediation Participants and Procedure. The Parties will participate in mediation sessions with a representative with full settlement authority and any other person who may be affected in any material respect by the resolution of such dispute. Each Party shall give the mediator written statements. The mediator may review the Project Site and any documents. During the sessions, the mediator may have joint and separate meetings with the Parties and their counsel. The Parties agree to participate in good faith during the entire mediation process. The entire mediation process shall be completed within sixty (60) days of the date upon which the Notice of Demand was given, unless the Parties agree otherwise in writing. If the dispute is settled through the mediation process, the settlement shall be implemented by written agreement signed by the Parties.
31.2.4	Cost of Mediation. The cost of mediation services shall be shared equally by the Parties, but shall not include the Parties’ costs and expenses, including attorneys’ fees, incurred in connection with such mediation.
31.2.5	Multiparty Mediation Proceedings. Company, Contractor, Subcontractors and third parties necessary to resolve a claim shall be parties to the same mediation proceeding. Contractor shall include provisions in all transaction documents with Major Subcontractors providing for the consolidation of mediations consistent with this Article 31.
31.2.6	Work Continuance and Payment. Unless otherwise agreed in writing, Contractor and its Subcontractors shall continue and proceed diligently to complete the Work during any mediation proceedings. If Contractor continues to perform consistent with this Article 31, Company shall continue to make payments under the Contract.
31.2.7	Confidentiality. Notwithstanding anything to the contrary contained in this Contract, this agreement to mediate shall be governed by the provisions of §904.084 of the Wisconsin Statutes. The Parties shall keep confidential all offers, promises, conduct and statements (“Mediation Materials”), whether oral or written, made in the course of the mediation by any of the Parties, their agents, employees, experts and attorneys, and by the mediator and AAA employees, who are the Parties’ joint agents and mediators for purposes of any compromise negotiations. Mediation Materials shall be without prejudice to the rights and remedies of any Party and shall be privileged and inadmissible for any purpose, including impeachment, under Rule 408 of the Federal Rules of Evidence and any applicable federal or state statute, rule or common law provision. However, evidence previously disclosed or known to a Party, or that is otherwise admissible or discoverable shall not be rendered confidential, inadmissible or not discoverable solely as a result of its use in the mediation.
31.3	Arbitration.
31.3.1	Commencement. If any claim or dispute arising out of or in any way relating to this Contract or the breach, termination or validity thereof (a “Dispute”) has not been resolved by mediation within sixty (60) days of the filing of a Notice of Demand under Section 31.2 (Mandatory Mediation) for any reason, either Party may demand that such Dispute be finally and exclusively resolved by arbitration through AAA in accordance with the then-prevailing Construction Industry Arbitration Rules of the AAA as modified herein (the “Rules”).
31.3.2	Selection of Arbitrators. There shall be three neutral arbitrators of whom each Party shall select one. The claimant shall select its arbitrator in its demand for arbitration and the respondent shall select its arbitrator within fourteen (14) days after receipt of the demand for arbitration. The two arbitrators so appointed shall select a third arbitrator to serve as chairperson within fourteen (14) days of the designation of the second of the two arbitrators. If any arbitrator is not timely appointed, at the request of any Party such arbitrator shall be appointed by AAA. Such arbitrator shall, if practicable, have at least fifteen years experience relating to industrial construction industry disputes.
31.3.3	Place of Arbitration; Governing Law. The place of arbitration shall be Milwaukee, Wisconsin. The arbitral tribunal shall be required to follow the law of the state of Wisconsin. However, the arbitral tribunal shall not apply or follow the ruling of the Court of Appeals of Wisconsin in Ins. Co. v. Cease Elec., 2004 WI App 15 (the “Cease Case”)

with regard to the application of the economic loss doctrine to contracts involving the provision of services or the ruling of any other Wisconsin court that follows the Cease Case in this regard.
31.3.4	Limitations. The arbitral tribunal shall not be empowered to a) limit liabilities or impose remedies or damages other than as provided in this Contract or b) award any punitive, incidental or consequential damages. Each Party hereby irrevocably waives any right to recover punitive, incidental, consequential, exemplary or similar damages with respect to any dispute.
31.3.5	Exchange of Information. Within fifteen (15) days after all answering statements (including those responding to any counterclaim) have been served, the Parties will exchange document requests. By a date which is the later of thirty (30) days after the exchange of document requests, or fourteen (14) days after the selection of the arbitral tribunal, the Parties will use best efforts to produce to each other all requested non-privileged documents, except documents objected to and with respect to which a ruling has been sought from the arbitral tribunal, and a log of documents withheld on a claim of privilege. The Parties agree to produce, or cause to be produced, the documents requested and to provide full and complete access to relevant books and records as requested (except as objected to and with respect to which a ruling has been sought from the arbitral tribunal) and to provide the other Party with any other documents on which they intend to rely in support of their position or which they intend to introduce as evidence in the arbitration, whether those documents are in the possession, custody, or control of the Parties, or their partners, parents, affiliates, subsidiaries, officers, employees, advisors, attorneys, agents or representatives. The Parties further agree to request that their respective accountants and advisors produce all non-privileged documents responsive to the requests or object within the same time period.
31.3.6	Witness Lists/Depositions. The Parties shall exchange and provide to the arbitral tribunal the names of all individuals with knowledge of the facts underlying the claims asserted whom they may call as witnesses at the arbitral hearing (the “Witness Lists”) by no later than thirty (30) days after all documents have been produced. The Parties may depose fact witnesses beginning ten (10) days after the exchange of Witness Lists. The Parties shall confer with each other shortly after the exchange of the Witness Lists to establish a schedule for the deposition of fact witnesses (the “Fact Witness Deposition Period”). Depositions shall be limited to no more than ten (10) depositions per Party and no more than eight (8) hours per witness, except by order of the arbitral tribunal for good cause shown. The deposition of fact witnesses shall be completed, absent reasonable excuse, by no later than sixty (60) days after the initiation of the depositions. All depositions shall be transcribed, and the fees of the court reporter shall be paid by the Party requesting the deposition. Any Party requesting a transcript shall bear the cost of such transcript.
31.3.7	Expert Witnesses. The Parties may employ expert witnesses. The Parties shall disclose to each other and the arbitral tribunal the names of any proposed expert witnesses within fifteen (15) days after the close of the Fact Witness Deposition Period. Each expert witness shall prepare a written report of findings and conclusions (“Expert Witness Report”) which shall be produced to the Parties and the arbitral tribunal within thirty (30) days after the close of the Fact Witness Deposition Period. On request of any Party made within fourteen (14) days after the receipt of any Expert Witness Report, any expert witness may be deposed, such deposition to take place within fourteen (14) days of receipt of such request. The arbitral tribunal may extend any time period contemplated in this Section 31.3 for good cause shown.
31.3.8	Pre-Hearing Submissions. At least fifteen (15) days prior to the hearing the Parties shall exchange pre-hearing submissions including pre-hearing memoranda of no more than twenty-five (25) pages, copies of all exhibits and final Witness Lists. Except for the limited purpose of rebutting specific testimony or with the consent of the arbitral tribunal for good cause shown, no Party may call any witness who does not appear on the final Witness List.
31.3.9	Provisional Relief. By agreeing to arbitration, the Parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the arbitral tribunal shall have full authority to grant provisional remedies and to direct the Parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any Party to respect the arbitral tribunal’s orders to that effect.
31.3.10	Consolidation. In order to facilitate the comprehensive resolution of related disputes, upon the request of any Party to an arbitration proceeding constituted under this Contract, the arbitral tribunal may consolidate such arbitration proceeding with any other arbitration proceeding relating to this Contract if the arbitral tribunal determines that a) there are issues of fact or law common to the proceedings so that a consolidated proceeding would be more efficient than separate proceedings, and b) no Party would be unduly prejudiced as a result of such consolidation through undue delay or otherwise. In the event of different rulings on this question by the arbitral tribunal constituted hereunder and another arbitral tribunal constituted under this Contract, the ruling of the arbitral tribunal constituted first in time shall control, and such arbitral tribunal shall serve as the tribunal for any consolidated arbitration.
31.3.11	Award; Enforcement. Any arbitration proceedings, decision or award rendered hereunder and the validity, effect and interpretation of this Section 31.3 shall be governed by the Federal Arbitration Act, 9. U.S.C. §1 et seq. The award shall be final and binding upon the Parties and shall be the sole and exclusive remedy between the Parties regarding any claims, counterclaims, issues or accounting presented to the arbitral tribunal. Judgment upon any award may be entered in any court having jurisdiction. The prevailing Party shall be entitled to receive reimbursement from the other Party for any filing fees with AAA incurred by the prevailing Party.
31.4	Right of Termination. The requirements of this Article 31 shall not be deemed a waiver of any right of termination under this Contract.

31.5	Preliminary Injunction. Not withstanding any of the provisions of this Article 31, if an emergency exists entitling a Party to preliminary injunctive relief, that Party may apply immediately to the Court, or the Alternative Court if the Court does not have jurisdiction, without first resorting to the meetings and mediation set forth in this Article 31.
ARTICLE 32.0 REPRESENTATIONS AND WARRANTIES
32.1	Contractor’s Representations and Warranties. Contractor represents and warrants to Company that:
32.1.1	Contractor is a corporation duly organized and existing under the laws of the State of Nevada with full legal right, power and authority to enter into and perform its obligations under this Contract.

32.1.2	Contractor has duly authorized the execution and delivery of this Contract and this Contract has been duly executed and delivered by Contractor and constitutes a legal, valid and binding obligation of Contractor, enforceable against Contractor in accordance with its terms.

32.1.3	Neither the execution or delivery by Contractor of this Contract, nor the performance of Contractor’s obligations in connection with the transactions contemplated hereby nor Contractor’s fulfillment of the terms or conditions of this Contract 1) conflicts with, violates or results in a breach of any Law, or 2) conflicts with, violates or results in a breach of any term or condition of any judgment or decree, or any agreement or instrument, to which Contractor is a party or by which Contractor or any of its properties or assets are bound, or constitutes a default thereunder.

32.1.4	No approval, authorization, order or consent of, or declaration, registration or filing with, any Governmental Authority is required for the valid execution and delivery by Contractor of this Contract except those that have been duly obtained or made.

32.1.5	Except as disclosed in writing, there is no action, suit or proceeding, at law or in equity, before or by any court or Governmental Authority, pending or, to the best Contractor’s knowledge, threatened, against Contractor, which if determined adversely would materially adversely affect the performance of Contractor’s obligations hereunder or in connection with the other transactions contemplated in this Contract or which, in any way, would adversely affect the validity or enforceability of this Contract or any agreement or instrument entered into by Contractor or [**] in connection with the transactions contemplated in this Contract.
32.2	Company’s Representations and Warranties. Company represents and warrants to Contractor that:
32.2.1	Company is a limited liability company duly organized and existing under the laws of Wisconsin with full legal right, power and authority to enter into and perform its obligations under this Contract.
32.2.2	Company has duly authorized the execution and delivery of this Contract and this Contract has been duly executed and delivered by Company and constitutes a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms.
32.2.3	Neither the execution or delivery by Company of this Contract, nor the performance of Company’s obligations in connection with the transactions contemplated hereby nor Company’s fulfillment of the terms or conditions of this Contract 1) conflicts with, violates or results in a breach of any Law, or 2) conflicts with, violates or results in a breach of any term or condition of any judgment or decree, or any agreement or instrument, to which Company is a party or by which Company or any of its properties or assets are bound, or constitutes a default thereunder.
32.2.4	No approval, authorization, order or consent of, or declaration, registration or filing with, any Governmental Authority is required for the valid execution and delivery by Company of this Contract except those that have been duly obtained or made.

32.2.5	Except as disclosed in writing, there is no action, suit or proceeding, at law or in equity, before or by any court or Governmental Authority, pending or, to the best Company’s knowledge, threatened, against Company, which if determined adversely would materially adversely affect the performance of Company’s obligations hereunder or in connection with the other transactions contemplated in this Contract or which, in any way, would adversely affect the validity or enforceability of this Contract or any agreement or instrument entered into by Company or WEC in connection with the transactions contemplated in this Contract.
ARTICLE 33.0 GENERAL PROVISIONS

33.1	Entire Agreement. This Contract sets forth the full and complete understanding of the Parties as of the date first above stated, and supersedes any and all prior agreements and representations, written or oral, relating to the Work or the Project, including the Interim Agreement.

33.2	Modifications. This Contract may be supplemented and amended by mutual agreement. No supplement or amendment to this Contract shall be effective unless it is in writing and signed by authorized representatives of both Parties.

33.3	Independent Contractor. Contractor shall be an independent contractor with respect to the Work. Neither Contractor nor its Subcontractors, nor their agents or employees, shall be deemed to be the servants, employees, partners or agents of Company or Owner by virtue of this Contract. Further, while Company and ERGS SC are wholly-owned subsidiaries of WEC, they are non-regulated affiliates, statutorily mandated as independent third parties with regard to WEPCO and any other regulated affiliate.

33.4	Binding Effect; Successors and Assignees. This Contract shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assignees. Neither Party shall assign or convey any of its rights, titles or interests under this Contract without the prior written consent of the other Party. However, Company or its successors or permitted assigns may assign any or all of its rights, title and interests hereunder without Contractor’s consent to any lessee of all or a portion of the Project or any Owner. Unless otherwise agreed to by the Parties, in a separate writing, no permitted assignment described above shall relieve the assigning Party from any of its obligations under this Contract.

33.5	Notices. All Notices pertaining to this Contract shall be in writing, and, if to Company, shall be sufficient and deemed to be received five days after posting when sent certified mail to the Parties at the addresses below. Notices may be by fax or e-mail with receipt confirmed or followed by a written version delivered in the manner provided in the preceding sentence. Either Party may change its address for receiving Notices at any time upon Notice to the other.

If to Company:

Elm Road Services, LLC 301 West Wisconsin Ave. Suite 600 Milwaukee, WI 53203 Attention: Virginia Alioto Facsimile: 414-274-4495

If to Contractor:

Bechtel Power Corporation 5275 Westview Drive Frederick, MD 21703 Attention: Eric Grenfell Facsimile: 301-698-4776
33.6	Third Parties. Each and every provision hereof is for the exclusive benefit of the Parties and not for the benefit of any other party, except to the extent expressly provided in this Contract.

33.7	Publicity. All public relations matters arising out of or in connection with this Contract shall be the responsibility of Company. Contractor shall obtain Company’s prior approval of the text of any advertising or promotional literature or material, news or press release or any other publication or publicity in any form or medium concerning this Contract, the Project or the Work prior to any dissemination or release by Contractor or any Subcontractors. Contractor shall not use or include Company’s, any Owner’s, WEC’s or WEPCO’s name in any customer or client lists or references without the prior written permission of the Company. Contractor shall refer all media inquiries with respect to this Contract, the Work or the Project to Company.
33.8	Governing Law. This Contract and any dispute arising under this Contract shall be governed and interpreted in accordance with the Laws, excluding choice of law provisions, of the State of Wisconsin USA.

33.9	Article Headings and Subheadings. All article headings and subheadings are inserted for convenience only and shall not affect any construction or interpretation of this Contract.

33.10	No Waiver. No failure by a Party at any time to enforce or require strict compliance with and performance of the terms and conditions of this Contract or to exercise any right under this Contract shall constitute a waiver of such terms or conditions and shall not affect or impair such terms or conditions in any way, or such Party’s right at any time to enforce such remedies for any breach of this Contract. The giving of a waiver by a Party in any one instance shall not limit or waive the necessity to obtain such Party’s waiver in any future instance. No waiver of any rights under this Contract shall be binding unless it is in writing signed by the Party waiving such rights.

33.11	Good Faith and Fair Dealing. The Parties agree to deal fairly and to act in good faith in the performance or enforcement of this Contract. The Parties agree that in all matters where one Party requires the consent or approval of the other, that Party will exercise its discretion reasonably and promptly.

33.12	Severability. If any of the provisions of this Contract, or portions or applications thereof, are held to be unenforceable or invalid by any court of competent jurisdiction, the Parties shall negotiate an equitable adjustment to this Contract to accomplish the purposes of this Contract. The validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby. The Parties shall make any such equitable adjustment to this Contract by an amendment consistent with Section 33.2 (Modification).

33.13	Confidentiality. The Parties shall comply with Non-Disclosure Agreement attached as Attachment 8 (Non-Disclosure Agreement).

33.14	Counterparts. This Contract may be executed in any number of counterparts and by different Parties on separate counterparts, each complete set of which, when so executed and delivered by all Parties, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

33.15	Further Assurances. If either Party reasonably determines that any further instruments or any other things are necessary or desirable to carry out the terms of this Contract, the other Party will execute and deliver all such instruments and assurances and do all such things as the first Party reasonably deems necessary or desirable to carry out the terms of this Contract.

33.16	Joint Effort. The Parties acknowledge and agree that the terms and conditions of this Contract, including but not limited to those relating to allocations of, releases from, exclusions against and limitation of liability, have been freely and fairly negotiated. Each Party acknowledges that in executing this Contract they rely solely on their own judgment, belief, and knowledge, and such advice as they may have received from their own counsel, and they have not been influenced by any representation or statements made by any other Party or its counsel. No provision in this Contract is to be interpreted for or against any Party because that Party or its counsel drafted such provisions.
[Signatures appear on the following page]

IN WITNESS WHEREOF, the Parties have entered into this Contract on the day and year first written above.

BECHTEL POWER CORPORATION
/s/ Eric W. Grenfell
Name:	Eric W. Grenfell
Title:	Sr. Vice President

ELM ROAD SERVICES, LLC
/s/ Thomas H. Fehring
Name:	Thomas H. Fehring
Title:	President, Manager & CEO

Page 1 of 9

ELM ROAD (UNIT 1 , COMMON & UNIT 2) PULVERIZED COAL

DESCRIPTION		
COMPANY MILESTONE DATES		1–7
PROJECT MILESTONE DATES		8–11
SITE PREP / EARTHWORK / PAVING	1	12
SITE PREP / EARTHWORK S/C		12.1
COAL HANDLING BLDG/ PILE AREA EARTHWORK		12.2
LNG & NORTH ASH BERMS		12.3
OAKWOOD ENTRANCE & FISHING PIER ROAD		12.4
SWITCHYARDS AREA EARTH WORK (345KV & 135 KV)		12.5
FINAL PAVING		12.6
SITE PERIMETER FENCING		12.7
BIKE TRAILS		12.8
UNDERPASS FOR 6 MILE ROAD CROSSING		12.9
OVERPASS CUL DE SAC FOR 7 MILE ROAD CROSSING		12.10
BATCH PLANT (DB01)		12.11
UNDERGROUND SERVICES	2	13
U/G P & ID's		13.1
U/G DESIGN RELEASE (Pipe & Elec) - OUTSIDE OF BLDG SLABS		13.2

2004
2005
2006
2007
2008
2009
2010
MASS EARTHWORK (2 SHIFTS)
SITE PREP
MAINTAIN AS REQUIRED
ACTIVE PILE BLDG AREA
GRADING
OPEN TO PUBLIC
SPEC
BEA
COMPLETE FINAL GRADING / PAVING AS REQUIRED
DSN
INSTALL
INSTALL AS REQUIRED
INSTALL FINAL FENCING
INSTALL BIKE PATH FROM ELM RD TO OAKWOOD RD
MOBE/CONSTALL
INSTALL
INSTALL U/G
U/G P&ID'S
RELEASE P&ID'S
U/G DESIGN

Items From A26 Required Complete by Start of Earthwork			
#	29a	#	29i
#	29b	#	29j
#	29c	#	29l
#	29d	#	29m
#	29e	#	41
#	29f	#	54
#	29g	#	55
#	29h	#	56

LEGEND:

- SCHEDULE MILESTONE EVENT
- ACTIVITY NODE
- P.O. OR SUBCONTRACT AWARD
- RELEASE FOR FABRICATION
- SCHEDULED ACTIVITY
- CRITICAL ACTIVITY
- SECOND SHIFT
- INTERMITTENT ACTIVITY
- SITE DELIVERY AND/OR VENDOR INFORMATION
- PROGRESS/FCST

ABBREVIATIONS

APH	AIR PREHEATER
BEA	BID, EVALUATE, AWARD
DEL	DELIVER
DSN	DESIGN
E. B	EVALUATED BID
FDN	FOUNDATION
FREP	FORM, REBAR, EMBEDS, PLACE
IFC	ISSUE FOR CONSTRUCTION
LOI	LETTER OF INTENT
MTO	MATERIAL TAKE OFF
ODM	ORDER DEFINITION MEETING
PD	PRELIMINARY DATA SHEETS
PD/BP	PRELIMINARY DATA/ BUDGETARY PRICE
RFF	RELEASE FOR FABRICATION
RFE	RELEASE FOR ENGINEERING
SPEC	SPECIFICATION
STG	STEAM TURBINE GENERATOR
STL	STEEL
T	TIER
T/R	TURBINE ROLL
U/G	UNDERGROUND
VI	VENDOR INFORMATION
WT	WATER TREATMENT
P #	Concrete Pours

NO.	DATE	REVISION	CHKD
3A	8/29/05	ISSUED FOR PROGRESS	CWS
3	7/29/05	ISSUED FOR CONTRACT	SWB
2	6/28/05	ISSUED FOR PROGRESS	CWS
1	1/21/04	ISSUED FOR CONTRACT	BAS

BECHTEL
FREDERICK, MD

ELM ROAD
GENERATING STATION
UNIT 1 , COMMON & 2
LEVEL 2 SCHEDULE

JOB NO.	SCHEDULE NUMBER	REV.
24896	SCH-001	3

Page 2 of 9

ELM ROAD (UNIT 1 , COMMON & UNIT 2)
PULVERIZED COAL

DESCRIPTION		
U/G INSTALL - OUTSIDE OF BLDG SLABS		13.3
U/G DESIGN RELEASE (Pipe & Elec) - UNDER BLDG SLABS		13.4
U/G INSTALL - UNDER BLDG SLABS		13.5
CATHODIC PROTECTION		13.6
CIRC WATER PIPE (POWERBLOCK ONLY) - UG	3	14
BOILER FOUNDATIONS	4	15
BOILER STRUCTURAL STEEL	5	16
STRUCTURE DESIGN		16.1
STRUCTURE FAB. & DELIVER (S801)		16.2
ERECT STRUCTURE		16.3
BOILERS	6	17
BOILER CRITICAL/ NON-CRITICAL PIPING, ELECT. & INSTRUMENTATION		17.1
DUCTWORK		17.2
PRESSURE PARTS		17.3
BOILER DRAIN TANK		17.4
BURNER MANAGEMENT SYSTEM		17.5
AIR PREHEATER / SCR DUCTWORK & GRID		17.6
INSULATION BOILER & PIPE		17.7
BOILER BUILDING SIDING & ROOFING		17.8
COAL SILOS (MTFB)		17.9
STG PEDESTAL & MAT	7	18

2004
2005
2006
2007
2008
2009
2010
CPT U/G
U/G DESIGN
DESIGN / PROCURE
INSTALL AS REQUIRED
LAYOUT
BEA
LOI
REL ENG
FAB & DEL
INSTALL
INSTALL FINAL PIECE AT SEALWELL
DESIGN FOUNDATION / PROCURE REBAR
PREP FDN U#1
PREP FDN U#2
SPEC
INSTALL STEEL
UNIT #1
UNIT #2
DESIGN & MODEL
FINAL DSN & IFC
DESIGN UNIT #2 STEEL
ERECT U#1
AIR PREHTR / SCR / ROOF STEEL U#1
AIR PREHEATER / SCR / ROOF U#2
AWARD
GROUND ASSEMBLY
BOILER PRESSURE PARTS
INSTALL U#1 PIPE / ELEC
INSTALL U#2 PIPE / ELEC
INSTALL U#1
INSTALL U#2
FAB / DEL
SET U#1
SET U#2
FAT
DEL
DUCTWORK/ WATERWALL/PIPE
ARCHITECTURAL BLDG DESIGN
INSTALL ROOFING & SIDING UNIT #1
INSTALL ROOFING & SIDING UNIT #2
FAB / DELIVER
GROUND PRE-FABRICATION
ERECT UNIT #1
WELD OUT
ERECT UNIT #2
DESIGN
MAT
PREP/MAT
FORMS REMOVAL

U/G DESIGN RELEASE & INSTALLATION - OUTSIDE BLDG SLABS

Priority	Description
1A	COAL HANDLING (STORAGE BUILDING AREA)
1B	COAL HANDLING (CONVEYOR C-2 TO DOCK)
2	UNIT 1 & COMMON
3	UNIT 2
4	RECLAIM AREA
5	GYPSUM / LIMESTONE AREA

U/G DESIGN RELEASE & INSTALLATION - UNDER BLDG SLABS

A	BOILER SLAB
A	STG SLAB
B	AQCS SLABS

SCHEDULE MILESTONE EVENT
ACTIVITY NODE
P.O. OR SUBCONTRACT AWARD
RELEASE FOR FABRICATION
SCHEDULED ACTIVITY
CRITICAL ACTIVITY
SECOND SHIFT
INTERMITTENT ACTIVITY
SITE DELIVERY AND/OR VENDOR INFORMATION
PROGRESS/FCST

ABBREVIATIONS:

APH	AIR PREHEATER
BEA	BID, EVALUATE, AWARD
DEL	DELIVER
DSN	DESIGN
E. B	EVALUATED BID
FDN	FOUNDATION
FREP	FORM, REBAR, EMBEDS, PLACE
IFC	ISSUE FOR CONSTRUCTION
LOI	LETTER OF INTENT
MTO	MATERIAL TAKE OFF
ODM	ORDER DEFINITION MEETING
PD	PRELIMINARY DATA SHEETS
PD/BP	PRELIMINARY DATA/ BUDGETARY PRICE
RFF	RELEASE FOR FABRICATION
RFE	RELEASE FOR ENGINEERING
SPEC	SPECIFICATION
STG	STEAM TURBINE GENERATOR
STL	STEEL
T	TIER
T/R	TURBINE ROLL
U/G	UNDERGROUND
VI	VENDOR INFORMATION
WT	WATER TREATMENT
P #	Concrete Pours

NO.	DATE	REVISION	CHKD
3A	8/29/05	ISSUED FOR PROGRESS	CWS
3	7/29/05	ISSUED FOR CONTRACT	SWB
2	6/28/05	ISSUED FOR PROGRESS	CWS
1	1/21/04	ISSUED FOR CONTRACT	BAS

BECHTEL
FREDERICK, MD

ELM ROAD
GENERATING STATION
UNIT 1 , COMMON & 2
LEVEL 2 SCHEDULE

JOB NO.	SCHEDULE NUMBER	REV.
24896	SCH-001	3

Page 3 of 9

DESCRIPTION		
STG STRUCTURE FOUNDATION	8	19
FOUNDATION SLAB		19.1
BOILER FEED PUMP PEDESTAL		19.2
TURBINE AREA STRUCTURE	9	20
CONTROL ROOM (WITH HVAC)		20.1
ELEVATED FLOOR SLABS		20.2
STG BUILDING SIDING & ROOF		20.3
STG (MUSG)	10	21
ST CRITICAL & NON-CRITICAL PIPING, ELECT. & INSTRUMENTATION (PB01)		21.1
CIRCULATING WATER STRUCTURES	11	22
BACKFILL DOCK EXTENSION FOR LIMESTONE & GYPSUM		22.1
OUTFALL STRUCTURE / COFFERDAM / FISHING PIER (CM02)		22.2
CONCRETE STRUCTURE (SEALWELL STRUCTURE)		22.3
PUMP HOUSE STRUCTURE STEEL		22.4
PUMP HOUSE STRUCTURE & FOREBAY		22.5
CIRC WATER PUMPS (MPVW)		22.6
INTAKE TUNNEL	12	23
GSU TRANSFORMERS (MAIN)	13	24
GSU TRANSFORMER FOUNDATION (MAIN)		24.1
UNIT AUX. TRANSFORMER (ETP1)		24.2

2004
2005
2006
2007
2008
2009
2010
J F M A M J J A S O N D
DESIGN
PREP STRUCTURAL FOUNDATION #1
PREP STRUCTURAL FOUND #2
SLAB DESIGN
PREP FDN
MISC FDNS & SLAB
PREP FDN
MISC FDNS & SLAB U#2
DESIGN / IFC
U #1 PEDESTAL
U #2 PEDESTAL
SPEC /DESIGN/DELIVER
ERECT UNIT #1 STEEL
MISC STEEL UNIT #1
ERECT UNIT #2 STEEL
MISC STEEL UNIT #2
ERECT BLDG
CONTROL ROOM READY WITH HVAC
MODEL
DSN U#1
PREP ELEVATED CONCRETE FLOOR SLABS U#1
DSN U#2
PREP U#2
U1 SIDING
U2 SIDING
AWARD
RFE
EMBEDS / ANCHOR BOLTS
SOLE PLATES UNIT #1
ERECT STG
TURNING GEAR
ERECT STG
TURNING GEAR UNIT #2
START SMALL PIPE
DREDGE
PUMPHOUSE STRUCTURE & FOREBAY
EXC / BACKFILL
DREDGE / INSTALL COFFERDAM
REMOVE COFFERDAM
DSN / SPEC BEA
MOB/INSTALL FISHING PIER
PRELIM DSN / MODEL
FINAL DESIGN
PREP
FAB & DEL STEEL
ERECT STEEL
FINAL DESIGN
CONSTRUCT PREP SUBSTRUCTURE
COMPLETE BUILDING
SPEC
BEA
FAB/DEL
INSTALL PUMPS
COMPLETE PIPING/ELEC
SPEC
BEA
DSN
DSN SHAFTS
TUNNEL PERMITS REC'D
STUDY SYSTEM DESIGN
DEL SAT
RFF
DRESS OUT TRANSFORMER #1
INSTALL TRANSFORMER #2
DSN
PREP FDN & WALLS UNIT #1
PREP FDN & WALLS UNIT #2
AWARD
INSTALL UNIT #1
INSTALL UNIT #2

ELM ROAD (UNIT 1 , COMMON & UNIT 2)
PULVERIZED COAL

- SCHEDULE MILESTONE EVENT
- ACTIVITY NODE
- P.O. OR SUBCONTRACT AWARD
- RELEASE FOR FABRICATION
- SCHEDULED ACTIVITY
- CRITICAL ACTIVITY
- SECOND SHIFT
- INTERMITTENT ACTIVITY
- SITE DELIVERY AND/OR VENDOR INFORMATION

PROGRESS/PC ST

ABBREVIATIONS

APH	AIR PREHEATER
BEA	BID, EVALUATE, AWARD
DEL	DELIVER
DSN	DESIGN
E. B	EVALUATED BID
FDN	FOUNDATION
FREP	FORM, REBAR, EMBEDS, PLACE
IFC	ISSUE FOR CONSTRUCTION
LOI	LETTER OF INTENT
MTO	MATERIAL TAKE OFF
ODM	ORDER DEFINITION MEETING
PD	PRELIMINARY DATA SHEETS
PD/BP	PRELIMINARY DATA/ BUDGETARY PRICE
RFF	RELEASE FOR FABRICATION
RFE	RELEASE FOR ENGINEERING
SPEC	SPECIFICATION
STG	STEAM TURBINE GENERATOR
STL	STEEL
T	TIER
T/R	TURBINE ROLL
U/G	UNDERGROUND
VI	VENDOR INFORMATION
WT	WATER TREATMENT
P#	Concrete Pours

NO.	DATE	REVISION	CHKD
3A	8/29/05	ISSUED FOR PROGRESS	CWS
3	7/29/05	ISSUED FOR CONTRACT	SWB
2	6/28/05	ISSUED FOR PROGRESS	CWS
1	1/21/04	ISSUED FOR CONTRACT	BAS

BECHTEL
FREDERICK, MD

ELM ROAD
GENERATING STATION
UNIT 1 , COMMON & 2
LEVEL 2 SCHEDULE

JOB NO.	SCHEDULE NUMBER	REV.
24896	SCH-001	3

Page 4 of 9

DESCRIPTION		
SAT EQUIPMENT MODULE		24.3
ISOPHASE (EBB3)		24.4
ELECTRICAL BULKS AT SWITCHGEAR (TRAYS/CABLE/TERMS)		24.5
SWITCHGEAR BLDG VAULT & SLAB		24.6
DISTRIBUTED CONTROL SYSTEM (JD01)	14	25
BYPASS CONTROL VALVE, CRITICAL VALVES, & IN LINE ELEMENTS		25.1
STARTUP FEEDWATER CONTROL VALVE		25.2
STARTUP / COMISSIONING	15	26
CHIMNEY FOUNDATION	16	27
CHIMNEY	17	28
CONTINOUS EMISSIONS MONITORING SYSTEM (CEMS - JA03)		28.1
FGD/LIME SCRUBBER/ BAGHOUSE FOUNDATION	18	29
SCRUBBER / WET ESP FDNS		29.1
ID FAN FOUNDATIONS		29.2
BAGHOUSE FOUNDATION		29.3
GYPSUM DRYING BUILDING FOUNDATION		29.4
LIMESTONE BUILDING FOUNDATION		29.5
WET SCRUBBER (FGD) / WET ESP (MKAW)	19	30
VESSEL EQUIPMENT & STRUCTRUAL STEEL		30.1
PIPING/ELECTR BULKS & S/U		30.2
SCRUBBER / WET ESP DUCTWORK		30.3

2004
2005
2006
2007
2008
2009
2010
SPEC
BEA
FAB & DEL
INSTALL
DESIGN/SPEC
RFF
PRE- ASSEMBLE INSTALL U#1
PRE-ASSEMBLE / INSTALL U#2
TRAYS/CABLE/TERMS
DESIGN FDN
VAULT SLAB FREP
DESIGN
SPEC
DES / FAB
FAT
PACK & SHIP
INSTALL U#1
INSTALL UNIT #2
BID / EVAL
AWARD
HP BYPASS U#1
HP BYPASS U#2
ENERGIZE #1
CHECKOUT #1
FINETUNE & TEST #1
GUARANTEED T/O U#1
FINETUNE & TEST #2
GUARANTEED T/O U#2
CHECK OUT #2
ENERGIZE LINE #2
FREP FDN
DESIGN SHELL
ERECT
FLUE/BREECHING/DUCT
TEST #1
TEST # 2
MODEL
DSN FDN
FREP FDNS UNIT #1
FREP UNIT #2
ERECT FGD SYSTEM
ERECT VESSEL & EQUIP U#1
ERECT VESSEL & EQUIP U#2
PIPING & ELECT BULKS U#1
PIPING & ELECT BULKS U#2
S/U U#1
S/U U#2
INSTALL U#1
INSTALL U#2

ELM ROAD (UNIT 1 , COMMON & UNIT 2) PULVERIZED COAL

- SCHEDULE MILESTONE EVENT
- ACTIVITY NODE
- P.O. OR SUBCONTRACT AWARD
- RELEASE FOR FABRICATION
- SCHEDULED ACTIVITY
- CRITICAL ACTIVITY
- SECOND SHIFT
- INTERMITTENT ACTIVITY
- SITE DELIVERY AND/OR VENDOR INFORMATION
- PROGRESS/PC/ST

ABBREVIATIONS

APH	AIR PREHEATER
BEA	BID, EVALUATE, AWARD
DEL	DELIVER
DSN	DESIGN
E. B	EVALUATED BID
FDN	FOUNDATION
FREP	FORM, REBAR, EMBEDS, PLACE
IFC	ISSUE FOR CONSTRUCTION
LOI	LETTER OF INTENT
MTO	MATERIAL TAKE OFF
ODM	ORDER DEFINITION MEETING
PD	PRELIMINARY DATA SHEETS
PD/BP	PRELIMINARY DATA/ BUDGETARY PRICE
RFF	RELEASE FOR FABRICATION
RFE	RELEASE FOR ENGINEERING
SPEC	SPECIFICATION
STG	STEAM TURBINE GENERATOR
STL	STEEL
T	TIER
T/R	TURBINE ROLL
U/G	UNDERGROUND
VI	VENDOR INFORMATION
WT	WATER TREATMENT
F#	Concrete Pours

NO.	DATE	REVISION	CHKD
3A	8/29/05	ISSUED FOR PROGRESS	CWS
3	7/29/05	ISSUED FOR CONTRACT	SWB
2	6/28/05	ISSUED FOR PROGRESS	CWS
1	1/21/04	ISSUED FOR CONTRACT	BAS

BECHTEL
FREDERICK, MD

ELM ROAD
GENERATING STATION
UNIT 1 , COMMON & 2
LEVEL 2 SCHEDULE

JOB NO.	SCHEDULE NUMBER	REV.
[illegible]	[illegible]	[illegible]

Page 5 of 9

ELM ROAD (UNIT 1 , COMMON & UNIT 2) PULVERIZED COAL

DESCRIPTION		
BAGHOUSE (MKBH)	20	31
BAGHOUSE STRUCTURAL & MISC STEEL		31.1
BAGHOUSE HOPPERS / FLOOR & CASING		31.2
BAGHOUSE DUCTWORK		31.3
BAGHOUSE BAGS & TEST		31.4
BAGHOUSE PIPING & ELECTRICAL BULKS		31.5
LIME STONE HANDLING SYSTEM (MHLS)	21	32
LIME STONE HANDLING FOUNDATIONS		32.1
LIMESTONE CONVEYOR AT STOCKPILE AREA		32.2
LIMESTONE & GYPSUM LOADER & UNLOADER		32.3
LIMESTONE CONVEYOR ELECTRICAL , PIPING, INSTR & S/U		32.4
GYPSUM HANDLING SYSTEM (MHLS)	22	33
GYPSUM HANDLING FOUNDATIONS		33.1
GYPSUM CONVEYOR AT STOCKPILE AREA		33.2
GYPSUM CONVEYOR ELECTRICAL , PIPING & INSTR,		33.3
COAL HANDLING FOUNDATIONS	23	34
FREP ACTIVE PILE BLDG & CONVEYOR FDN		34.1
TRANSFER TOWER CONVEYOR FDN		34.2
INACTIVE STORAGE RECLAIM CONVEYOR SYSTEM FDN		34.3
COAL HANDLING CONVEYOR FOUNDATIONS		34.4
COAL HANDLING SYSTEM (MHGC)	24	35

2004
2005
2006
2007
2008
2009
2010
J F M A M J J A S O N D
AWARD
VI
RFE
RFF
ERECT BAGHOUSE U#1
ERECT BAGHOUSE U#2
DESIGN
FAB & DEL BECHTEL GRT STEEL
ERECT U1
PLATFORMS & STAIRS U1
ERECT U2
PLATFORMS & STAIRS U2
INSTALL U#1
INSTALL U#2
INSTALL U#1
INSTALL U#2
INSTALL U#1
INSTALL U#2
INSTALL U#1
INSTALL U#2
SPEC
BEA
RFF
ERECT LIME STONE HANDLING
CONNECTION TO UNIT #2
DSN FDN
FREP FNDS
FAB & DEL GYPSUM & LIMESTONE HANDLING SYS
PRE-ASSEMBLE
ERECT
PRE-ASSEMBLE
ERECT
MTL HANDLING BULKS
S/U LIMESTONE/GYPSUM SYSTEM
AWD
RFF
ERECT GYPSUM HANDLING
CONNECTION TO UNIT #2
DSN FDN
FREP FDNS
PRE-ASSEMBLE
ERECT
INSTALL BULKS
DESIGN FDN
FREP FOUNDATIONS
OPT FNDS
FREP TRANSFER CONV. TOWER
FREP TRANSFER CONV. TOWER
FREP INT & CONVEYOR FNDS
DESIGN FDN
FREP FNDS OUTSIDE POWER BLOCK
FREP POWER BLOCK FNDS
SPEC
BEA
VI
STACKER RECLAIMER
ACT PILE STEEL CRUSHER & CONVYR
TRANS TOWER
S/U
ACTIVE PILE CONVEYOR OPERATING

SCHEDULE MILESTONE EVENT
ACTIVITY NODE
P.O. OR SUBCONTRACT AWARD
RELEASE FOR FABRICATION
SCHEDULED ACTIVITY
CRITICAL ACTIVITY
SECOND SHIFT
INTERMITTENT ACTIVITY
SITE DELIVERY AND/OR VENDOR INFORMATION
PROGRESS/FCST

ABBREVIATIONS

APH	AIR PREHEATER
BEA	BID, EVALUATE, AWARD
DEL	DELIVER
DSN	DESIGN
E. B	EVALUATED BID
FDN	FOUNDATION
FREP	FORM, REBAR, EMBEDS, PLACE
IFC	ISSUE FOR CONSTRUCTION
LOI	LETTER OF INTENT
MTO	MATERIAL TAKE OFF
ODM	ORDER DEFINITION MEETING
PD	PRELIMINARY DATA SHEETS
PD/BP	PRELIMINARY DATA/ BUDGETARY PRICE
RFF	RELEASE FOR FABRICATION
RFE	RELEASE FOR ENGINEERING
SPEC	SPECIFICATION
STG	STEAM TURBINE GENERATOR
STL	STEEL
T	TIER
T/R	TURBINE ROLL
U/G	UNDERGROUND
VI	VENDOR INFORMATION
WT	WATER TREATMENT
P#	Concrete Pours

NO.	DATE	REVISION	CHKD
3A	8/29/05	ISSUED FOR PROGRESS	CWS
3	7/29/05	ISSUED FOR CONTRACT	SWB
2	6/28/05	ISSUED FOR PROGRESS	CWS
1	1/21/04	ISSUED FOR CONTRACT	BAS

BECHTEL
FREDERICK, MD

ELM ROAD
GENERATING STATION
UNIT 1 , COMMON & 2
LEVEL 2 SCHEDULE

JOB NO.	SCHEDULE NUMBER	REV.
24896	SCH-001	3

Page 6 of 9

DESCRIPTION		
STRUCT STEEL ACTIVE PILE BLDG, STACKER, RECLAIMER, & SIDING		35.1
ACTIVE PILE CONVEYOR SYSTEM		35.2
PIPING & ELECTR CONVEYOR SYSTEM		35.3
INPLANT CONVEYOR		35.4
ACTIVE PILE TRANSFER TOWER & CONVEYOR SYSTEM STEEL & SIDING		35.5
ACTIVE PILE TRANSFER CONVEYOR PIPING & ELECTRICAL BULKS		35.6
INACTIVE STORAGE RECLAIM CONVEYOR SYSTEM - HOPPERS AND CONVEYORS & TRANSFER TOWER #1B		35.7
CRUSHER/CONVEYOR FOUNDATIONS		35.8
CRUSHER EQUIP		35.9
CRUSHER STRUCT STEEL & SIDING		35.10
CRUSHER BULKS & S/U		35.11
ROTARY CAR DUMPER	25	36
ROTARY CAR & CONVEYOR FOUNDATIONS / WALLS / ELEVATOR SLABS		36.1
ROTARY CAR STRUCT. STEEL & SIDING		36.2
ROTARY CAR EQUIPMENT / CONVEYOR SYSTEM		36.3
ROTARY CAR & CONVEYOR BULKS & S/U		36.4
ASH REBURN SYSTEM (MHFC)	26	37
FLY ASH & BOTTOM ASH HANDLING SYSTEM (MHGB)	27	38
FLY ASH HANDLING SYSTEM FDNS		38.1
FLY ASH HANDLING SYSTEM ERECTION (MHGF)		38.2
BOTTOM ASH HANDLING SYSTEM ERECTION (MHGB)		38.3

2004
2005
2006
2007
2008
2009
2010
J F M A M J J A S O N D
STEEL ACTIVE PILE BLDG/ SIDING STACKER AND RECLAIMER
OCPP COAL BELT #D OUT OF SERVICE
OCPP COAL BELT #F OUT OF SERVICE
ACTIVE PILE CONVEYOR SYS INSIDE BLDG
ACTIVE PILE CONVEYOR SYSTEM OUTSIDE PILE BLDG
INSTALL
S/U
INSTALL INPLANT CONVEYORS BULKS, & STR TOWERS
ACTIVE PILE TRANSFER CONVEYOR & STEEL
BULKS
HOPPER
CONVEYORS & TRANSFER TOWERS
FREP CRUSHER & CONVEYOR #TOWER T1B FNDS
FREP CONVEYOR CBA AND CRB FNDS
INSTALL EQUIP
ERECT CONVEYOR CBA & CRB
ERECT STEEL
SIDING
INSTALL BULKS
T/O TO OWNER
INSTALL CONVEYOR CBA&B BULKS
SPEC
BEA
VI
INSTALL MECH RCD EQUIPMENT
CIVIL DESIGN
SHEET PILING
FREP
ERECT STEEL
INSTALL SIDING
SIDING & ROOFING
INSTALL ROTARY CAR BULKS
INSTALL CONVEYOR BULKS
AWARD WITH COAL HANDLING
FAB & DEL
ERECT COAL REBURN SYSTEM
RFF
ERECT FLY ASH HANDLING SYS UNIT #1
ERECT FLY ASH HANDLING SYS UNIT #2
MODEL
DESIGN
FREP FDNS UNIT #1
FREP FDNS UNIT #2
ERECT EQUIP
INSTALL PIPING/ ELECTRICAL UNIT #1
INSTALL PIPING/ ELECTRICAL UNIT #2
ERECT EQUIPMENT
INSTALL UNIT #1
INSTALL UNIT #2

ELM ROAD (UNIT 1 , COMMON & UNIT 2)
PULVERIZED COAL

- SCHEDULE MILESTONE EVENT
- ACTIVITY NODE
- P.O. OR SUBCONTRACT AWARD
- RELEASE FOR FABRICATION
- SCHEDULED ACTIVITY
- CRITICAL ACTIVITY
- SECOND SHIFT
- INTERMITTENT ACTIVITY
- SITE DELIVERY AND/OR VENDOR INFORMATION
- PROGRESS/FCST

ABBREVIATIONS

APH	AIR PREHEATER
BEA	BID, EVALUATE, AWARD
DEL	DELIVER
DSN	DESIGN
E. B	EVALUATED BID
FDN	FOUNDATION
FREP	FORM, REBAR, EMBEDS, PLACE
IFC	ISSUE FOR CONSTRUCTION
LOI	LETTER OF INTENT
MTO	MATERIAL TAKE OFF
ODM	ORDER DEFINITION MEETING
PD	PRELIMINARY DATA SHEETS
PD/BP	PRELIMINARY DATA/ BUDGETARY PRICE
RFF	RELEASE FOR FABRICATION
RFE	RELEASE FOR ENGINEERING
SPEC	SPECIFICATION
STG	STEAM TURBINE GENERATOR
STL	STEEL
T	TIER
T/R	TURBINE ROLL
U/G	UNDERGROUND
VI	VENDOR INFORMATION
WT	WATER TREATMENT
P#	Concrete Pours

NO.	DATE	REVISION	CHKD
3A	8/29/05	ISSUED FOR PROGRESS	CWS
3	7/29/05	ISSUED FOR CONTRACT	SWB
2	6/28/05	ISSUED FOR PROGRESS	CWS
1	1/21/04	ISSUED FOR CONTRACT	BAS

BECHTEL
FREDERICK, MD

ELM ROAD
GENERATING STATION
UNIT 1 , COMMON & 2
LEVEL 2 SCHEDULE

JOB NO.	SCHEDULE NUMBER	REV.
24896	SCH-001	3

Page 7 of 9

ELM ROAD (UNIT 1, COMMON & UNIT 2) PULVERIZED COAL

DESCRIPTION		
BOTTOM ASH BUNKER		38.4
WATER TREATMENT	28	39
RAW WATER TREATMENT (MLXR)		39.1
DEMINERALIZER (MWR0)		39.2
CONDENSATE POLISHER (MWDC)		39.3
MECHANICAL EQUIPMENT	29	40
CONDENSER (MESM)		40.1
FEEDWATER HEATERS (MESW)		40.2
DEAERATOR (MVR0)		40.3
BRIDGE CRANE (STG STRUCT - MJKG)		40.4
AIR COMPRESSOR & OTHER POWER BLOCK COMPRESSED AIR EQUIP (MCRA)		40.5
BOILER FEED PUMP DRIVES (MUSS)		40.6
BOILER FEED PUMPS (MPGB)		40.7
BOILER FEED PUMP - STARTUP PUMP		40.8
ID FANS (MAA0)		40.9
CCW PUMP & HEAT EXCHANGER		40.10
AUX BOILER WITH STACK (MBFD)		40.11
AUX BOILER BUILDING		40.12
AUX BOILER BUILDING FOUNDATION		40.13
RAILROAD LOOP (CR00)	30	41
RR YARD PREP WORK (BECHTEL) / UTILITIES RELOCATION (BY OWNER)		41.1

2004
2005
2006
2007
2008
2009
2010
DESIGN
FREP
SPEC
BID / EVAL
AWARD
RFF
INSTALL
STARTUP
DESIGN / SPEC / BEA
1ST DEL
ASSEMBLE IN U#1 L
INSTALL U#1
INSTALL U#2
VI FOR STG STEEL
FAB/DEL
FAB & DEL
SET
SET U#1
SET U#2
BEA
VI
ERECT
DSN / COORDINATE FAB & DEL
DSN
MODEL
RAILROAD TRACK WORK
CLEAR & ROUGH GRADE

- SCHEDULE MILESTONE EVENT
- ACTIVITY NODE
- P.O. OR SUBCONTRACT AWARD
- RELEASE FOR FABRICATION
- SCHEDULED ACTIVITY
- CRITICAL ACTIVITY
- SECOND SHIFT
- INTERMITTENT ACTIVITY
- SITE DELIVERY AND/OR VENDOR INFORMATION

PROGRESS/FCST

ABBREVIATIONS

APH	AIR PREHEATER
BEA	BID, EVALUATE, AWARD
DEL	DELIVER
DSN	DESIGN
E. B	EVALUATED BID
FDN	FOUNDATION
FREP	FORM, REBAR, EMBEDS, PLACE
IFC	ISSUE FOR CONSTRUCTION
LOI	LETTER OF INTENT
MTO	MATERIAL TAKE OFF
ODM	ORDER DEFINITION MEETING
PD	PRELIMINARY DATA SHEETS
PD/BP	PRELIMINARY DATA/BUDGETARY PRICE
RFF	RELEASE FOR FABRICATION
RFE	RELEASE FOR ENGINEERING
SPEC	SPECIFICATION
STG	STEAM TURBINE GENERATOR
STL	STEEL
T	TIER
T/R	TURBINE ROLL
U/G	UNDERGROUND
VI	VENDOR INFORMATION
WT	WATER TREATMENT
P#	Concrete Pours

NO.	DATE	REVISION	CHKD
3A	8/29/05	ISSUED FOR PROGRESS	CWS
3	7/29/05	ISSUED FOR CONTRACT	SWB
2	6/28/05	ISSUED FOR PROGRESS	CWS
1	1/21/04	ISSUED FOR CONTRACT	BAS

BECHTEL
FREDERICK, MD

ELM ROAD
GENERATING STATION
UNIT 1, COMMON & 2
LEVEL 2 SCHEDULE

JOB NO.	SCHEDULE NUMBER	REV.
24896	SCH-001	3

Page 8 of 9

ELM ROAD (UNIT 1, COMMON & UNIT 2) PULVERIZED COAL

DESCRIPTION		
PHASE 1 / 2; OUTBOUND #1 & #2		41.2
PHASE 3 / 4; UPRR MAINLINE & PASSING TRACK		41.3
PHASE 5; INBOUND #1 & PHASE 6; INBOUND #2		41.4
PHASE 7; INBOUND #1 INSIDE LOOP & PHASE 8; BAD ORDER #1		41.5
PHASE 9; INBOUND TO NEW DUMPER		41.6
PHASE 10; BAD ORDER YARD		41.7
PIPING & INSTRUMENTATION	31	42
ELECTRICAL EQUIPMENT	32	43
LOAD CENTERS (POWER CENTERS 480V - EKL1)		43.1
PROTECTIVE RELAY PANELS		43.2
MCC'S (EKL0)		43.3
MEDIUM VOLTAGE SWITCHGEAR (13.8KV & 41.60 - ESM1)		43.4
BATTERIES & RACKS/ CHARGERS/ UPS (EU00)		43.5
GENERATOR BREAKERS (ENG0)		43.6
EMERGENCY DIESEL GENERATOR (MGED)		43.7
EMERGENCY DIESEL GENERATOR FOUNDATION		43.8
345 KV SAT OAK CREEK MODIFICATIONS & TRANSMISSION LINES		43.9
345 KV TRANSMISSION LINES		43.10
345 KV PLANT SWITCHYARD EQUIPMENT (TRANSFORMER YARD)		43.11
345 KV OAK CREEK MODIFICATIONS FOR ERGS LINES		43.12
RACEWAY & CABLE	33	44
ELECTRICAL RACEWAY (ERT0 & ERC0)		44.1

2004
2005
2006
2007
2008
2009
2010
OUTBOUND #1 & #2
UPRR SCOPE - ROUGH GRADE & TRACK WORK
INBOUND #1
INBOUND #2
INBOUND #1 INSIDE LOOP
BAD ORDER #1
INBOUND TO NEW DUMPER
BAD ORDER YARD
DESIGN / SPEC / PROCURE
RELEASE FOR FAB
DEL
INSTALL AS DELIVERED
SPEC
BEA
FAB / DEL
COAL HANDLING INSTALL & SU
U#1 POWER BLOCK, GYPSUM /LIMESTONE INSTALL
U#2 POWERBLOCK INSTALL
REL COAL HANDLING FAB
RELEASE COAL HANDLING FAB
FAB & DEL
INSTALL U#1
INSTALL U#2
DSN FDN
FRBP
DSN / SPEC
INSTALL
S/U
DESIGN
SAT CABLE
PULL CABLE & TERMINATE
GYPSUM/LIMESTONE & U#1
PULL CABLE & TERMINATE U#2
INSTALL COAL HANDLING
INSTALL U#1 & GYPSUM / LIMESTONE

SCHEDULE MILESTONE EVENT
ACTIVITY NODE
P.O. OR SUBCONTRACT AWARD
RELEASE FOR FABRICATION
SCHEDULED ACTIVITY
CRITICAL ACTIVITY
SECOND SHIFT
INTERMITTENT ACTIVITY
SITE DELIVERY AND/OR VENDOR INFORMATION
PROGRESS/FCST

ABBREVIATIONS

APH	AIR PREHEATER
BEA	BID, EVALUATE, AWARD
DEL	DELIVER
DSN	DESIGN
E. B	EVALUATED BID
FDN	FOUNDATION
FREP	FORM, REBAR, EMBEDS, PLACE
IFC	ISSUE FOR CONSTRUCTION
LOI	LETTER OF INTENT
MTO	MATERIAL TAKE OFF
ODM	ORDER DEFINITION MEETING
PD	PRELIMINARY DATA SHEETS
PD/BP	PRELIMINARY DATA/ BUDGETARY PRICE
RFF	RELEASE FOR FABRICATION
RFE	RELEASE FOR ENGINEERING
SPEC	SPECIFICATION
STG	STEAM TURBINE GENERATOR
STL	STEEL
T	TIER
T/R	TURBINE ROLL
U/G	UNDERGROUND
VI	VENDOR INFORMATION
WT	WATER TREATMENT
P#	Concrete Pours

NO.	DATE	REVISION	CHKD
3A	8/29/05	ISSUED FOR PROGRESS	CWS
3	7/29/05	ISSUED FOR CONTRACT	SWB
2	6/28/05	ISSUED FOR PROGRESS	CWS
1	1/21/04	ISSUED FOR CONTRACT	BAS

BECHTEL
FREDERICK, MD

ELM ROAD
GENERATING STATION
UNIT 1, COMMON & 2
LEVEL 2 SCHEDULE

JOB NO.	SCHEDULE NUMBER	REV.
24696	SCH-001	3

Page 9 of 9

ELM ROAD (UNIT 1, COMMON & UNIT 2) PULVERIZED COAL

DESCRIPTION		
ELECTRICAL CABLE (EWC0, EWG1, EWE1, EWJ0, EWS0)		44.2
INSULATION & HEAT TRACE		44.3
ARCHITECTURAL & OTHER RELATED	34	45
ELEVATORS (ACEE)		45.1
ADMIN / SERVICES BUILDING		45.2
COAL MAINTENANCE BLDG		45.3
GUARD HOUSE		45.4

2004
2005
2006
2007
2008
2009
2010
SPEC
BEA
FAB & DEL
HANDLING
INSTALL CABLE
PULL CABLE & TERMINATE
INSTALL CABLE
TERMS UNIT #2
SPEC / DSN
BEA
DEL & MOB
INSTALL
SPEC / BEA / FAB & DEL
DEL FIRST BLDG
INSTALL AS DELIVERED
SPEC
BEA
VI
FAB DEL
INSTALL
DESIGN
BEA
DEL / MOB
ERECT BLDG
INTERIOR FINISHES
SPEC
ERECT BLDG
SPEC
BEA
DSN / MOB
FAB & DEL
INSTALL GUARDHOUSE

SCHEDULE MILESTONE EVENT
ACTIVITY NODE
P.O. OR SUBCONTRACT AWARD
RELEASE FOR FABRICATION
SCHEDULED ACTIVITY
CRITICAL ACTIVITY
SECOND SHIFT
INTERMITTENT ACTIVITY
SITE DELIVERY AND/OR VENDOR INFORMATION
PROGRESS/FCST

ABBREVIATIONS

APH	AIR PREHEATER
BEA	BID, EVALUATE, AWARD
DEL	DELIVER
DSN	DESIGN
E. B	EVALUATED BID
FDN	FOUNDATION
FREP	FORM, REBAR, EMBEDS, PLACE
IFC	ISSUE FOR CONSTRUCTION
LOI	LETTER OF INTENT
MTO	MATERIAL TAKE OFF
ODM	ORDER DEFINITION MEETING
PD	PRELIMINARY DATA SHEETS
PD/BP	PRELIMINARY DATA/BUDGETARY PRICE
RFF	RELEASE FOR FABRICATION
RFE	RELEASE FOR ENGINEERING
SPEC	SPECIFICATION
STG	STEAM TURBINE GENERATOR
STL	STEEL
T	TIER
T/R	TURBINE ROLL
U/G	UNDERGROUND
VI	VENDOR INFORMATION
WT	WATER TREATMENT
P#	Concrete Pours

NO.	DATE	REVISION	CHKD
3A	8/29/05	ISSUED FOR PROGRESS	CWS
3	7/29/05	ISSUED FOR CONTRACT	SWB
2	6/28/05	ISSUED FOR PROGRESS	CWS
1	1/21/04	ISSUED FOR CONTRACT	BAS

BECHTEL
FREDERICK, MD

ELM ROAD
GENERATING STATION
UNIT 1, COMMON & 2
LEVEL 2 SCHEDULE

JOB NO.	SCHEDULE NUMBER	REV.
24896	SCH-001	3

Appendix 11a
Payment Schedule
Revised August 23, 2005
To incorporate all changes through CO #16
Based on July 29, 2005 FNTP
The following Payment Schedule is based on cash flow requirements and the Contract Schedule. The parties recognize that after the Level 3 Project Baseline Schedule is agreed on it may be necessary to make adjustments to the Payment Events to more appropriately coordinate with the Project Baseline Schedule. These adjustments shall not alter the monthly payment amounts. The Parties shall agree on any adjustments within 30 days of agreement on the Project Baseline Schedule.

•	Completion of an item or activity means that the activity or item is substantially complete, but that there may be minor items of uncompleted Work related to that item or activity that remain to be performed.

Payment		Monthly Invoice	Monthly Payment	Payment Event		Payment Due
Number	Payment Event	Value	Value	Value	Invoice Date	Date

	Paid through 4/30/04	11,758,609	11,758,609	11,758,609

1		3,000,391	0
	Award/LOI boiler purchase order (PO)			600,078	25-Apr-04	25-May-04
	Award/LOI turbine generator purchase order (PO)			600,078	25-Apr-04	25-May-04
	Mobilize offshore boring subcontractor			600,078	25-Apr-04	25-May-04
	Complete south landfill boring			600,078	25-Apr-04	25-May-04
	Issue tunnel subcontract RFP			600,079	25-Apr-04	25-May-04

2		4,000,000	3,000,391
	Award/LOI AQCS purchase order (PO)			800,000	25-May-04	25-Jun-04
	Issue coal handling specification			800,000	25-May-04	25-Jun-04
	Complete technical evaluation of Hitachi boiler feed pump drive bid			800,000	25-May-04	25-Jun-04
	Start electrical design criteria			800,000	25-May-04	25-Jun-04
	Start civil design criteria			800,000	25-May-04	25-Jun-04

3		3,000,000	4,000,000
	Start storm water basin details			600,000	25-Jun-04	25-Jul-04
	Issue site prep and earthwork construction drawing			600,000	25-Jun-04	25-Jul-04
	Issue settlement monitoring plan			600,000	25-Jun-04	25-Jul-04
	Issue rotary car dumper specification			600,000	25-Jun-04	25-Jul-04
	Start duct bank design			600,000	25-Jun-04	25-Jul-04

4		3,000,000	3,000,000
	Start tray design			600,000	25-Jul-04	25-Aug-04
	Issue quality assurance plan			600,000	25-Jul-04	25-Aug-04
	Issue electrical design criteria			600,000	25-Jul-04	25-Aug-04
	Start boiler steel design			600,000	25-Jul-04	25-Aug-04
	Start receipt of boiler vendor information			600,000	25-Jul-04	25-Aug-04

5		3,000,000	3,000,000
	Issue CPM schedule to Company			600,000	25-Aug-04	25-Sep-04
	Issue project procedure manual			600,000	25-Aug-04	25-Sep-04
	Issue procurement plan			600,000	25-Aug-04	25-Sep-04
	Start receipt of turbine vendor information			600,000	25-Aug-04	25-Sep-04
	Start deaerator material request			600,000	25-Aug-04	25-Sep-04

6		10,089,000	3,000,000
	Issue environmental, safety, and health plan			2,010,200	25-Sep-04	25-Oct-04
	Issue site security plan			2,010,200	25-Sep-04	25-Oct-04
	Issue construction plan			2,048,200	25-Sep-04	25-Oct-04
	Start specification for feedwater control valves			2,010,200	25-Sep-04	25-Oct-04
	Start specification for ID fans			2,010,200	25-Sep-04	25-Oct-04

7		11,892,768	10,089,000
	Start 138 kV switchyard foundation design			2,446,062	25-Oct-04	25-Nov-04
	Issue boiler area general arrangement			2,438,106	25-Oct-04	25-Nov-04
	Start specification for transformers			2,136,200	25-Oct-04	25-Nov-04
	Boiler feed pump PO — issue RFP			2,436,200	25-Oct-04	25-Nov-04
	Underground ductbank in unit 1 boiler area in model			2,436,200	25-Oct-04	25-Nov-04

8		13,447,845	11,892,768
	Award inlake tunnel subcontract (SC)			4,972,645	25-Nov-04	25-Dec-04
	ID fan PO — issue RFP			2,118,800	25-Nov-04	25-Dec-04
	Issue condenser specification to Company			2,118,800	25-Nov-04	25-Dec-04
	Feedwater heater PO — issue RFP			2,118,800	25-Nov-04	25-Dec-04
	Main bypass control valve — issue RFP			2,118,800	25-Nov-04	25-Dec-04

9		11,759,000	13,447,845
	Award 6 mile road underpass subcontract (SC)			2,563,000	25-Dec-04	25-Jan-05
	Start SAT module specification			2,318,000	25-Dec-04	26-Jan-05
	Demineralizer PO — issue RFP			2,293,000	25-Dec-04	25-Jan-05
	Start specification for raw water system			2,293,000	25-Dec-04	25-Jan-05
	Deaerator PO — issue RFP			2,292,000	25-Dec-04	25-Jan-05

Payment		Monthly Invoice	Monthly Payment	Payment Event		Payment Due
Number	Payment Event	Value	Value	Value	Invoice Date	Date

10		3,800,000	11,759,000
	Start aux boiler specification			1,900,000	25-Jan-05	25-Feb-05
	Issue revised construction plan — Appendix 17B			1,900,000	25-Jan-05	25-Feb-05

11		2,172,000	3,800,000
	Complete change order prep package for IOF (CO #9)			672,000	25-Feb-05	25-Mar-05
	Turbine vendor submit P&ID revision A			750,000	25-Feb-05	25-Mar-05
	Issue revised interface activities list			750,000	25-Feb-05	25-Mar-05

12		2,924,729	2,172,000
	Release Alstom for IOF (CO #9)			336,000	25-Mar-05	25-Apr-05
	Change order #11 Prep costs (CO #11)			88,729	25-Mar-05	25-Apr-05
	Start oak creek 345 kV SAT relay setting calc Rev A			833,333	25-Mar-05	25-Apr-05
	Start boiler building underground pipe design			833,333	25-Mar-05	25-Apr-05
	Issue bid request for critical chrome pipe			833,334	25-Mar-05	25-Apr-05

13		4,636,000	2,924,729
	Release Hitachi for IOF (CO #9)			336,000	25-Apr-05	25-May-05
	Start specification for rotary pumps			1,433,333	25-Apr-05	25-May-05
	Issue electrical phasing diagram			1,433,333	25-Apr-05	25-May-05
	Issue bid request for traveling screens			1,433,334	25-Apr-05	25-May-05

14		5,476,000	4,636,000
	Issue WD P&ID REV X for IOF (CO #9)			1,176,000	25-May-05	25-Jun-05
	Issue XW P&ID Rev X			860,000	25-May-05	25-Jun-05
	Submit fire protection and emergency management plan for construction period to city of Oak Creek			860,000	25-May-05	25-Jun-05
	Issue bid request for condensate pumps			860,000	25-May-05	25-Jun-05
	Underground ductbank in unit 1 turbine area in model			860,000	25-May-05	25-Jun-05
	Start architectural design for rotary car dumper			860,000	25-May-05	25-Jun-05

15		7,005,800	5,476,000
	Award coal handling system incorporating IOF (CO #9)			1,428,000	25-Jun-05	25-Jul-05
	Issue AB system P&ID			1,115,560	25-Jun-05	25-Jul-05
	Start mobilization of earthwork subcontractor			1,115,560	25-Jun-05	25-Jul-05
	Award SAT transformer purchase order (PO)			1,115,560	25-Jun-05	25-Jul-05
	Issue underground circ water pipe layout			1,115,560	25-Jun-05	25-Jul-05
	Issue 3 Line diagram schematic for generator			1,115,560	25-Jun-05	25-Jul-05

16		45,795,477	7,005,800
	Revise roadway drawings at baghouse incorporating IOF (CO #9)			1,176,000	25-Jul-05	25-Aug-05
	Award circ water pipe purchase order (PO)			7,444,622	25-Jul-05	25-Aug-05
	Award SAT module purchase order (PO)			7,444,622	25-Jul-05	25-Aug-05
	Sign Change Order #12			7,396,370	25-Jul-05	25-Aug-05
	Award SAT switchgear purchase order (PO)			7,444,622	25-Jul-05	25-Aug-05
	Boiler Purchase Order (PO) — Release for fabrication			7,444,622	25-Jul-05	25-Aug-05
	Turbine generator PO — Release for fabrication			7,444,619	25-Jul-05	25-Aug-05

17		20,880,991	45,795,477
	Sign change Order #9B			682,000	25-Aug-05	25-Sep-05
	Issue revised contract schedule for Change Order 12B			5,044,748	25-Aug-05	25-Sep-05
	Noise monitoring station installed and commissioned			5,044,748	25-Aug-05	25-Sep-05
	U1 boiler tier 1 steel design in model			5,044,748	25-Aug-05	25-Sep-05
	Boiler foundation design in model			5,044,747	25-Aug-05	25-Sep-05

18		22,365,624	20,880,991
	Revise power block site plan for IOF (CO #9)			1,637,000	25-Sep-05	25-Oct-05
	138kV Prep schematic / block diagram revision A			3,454,771	25-Sep-05	25-Oct-05
	Steam turbine foundation design in model			3,454,771	25-Sep-05	25-Oct-05
	Award boiler feed pump purchase order			3,454,771	25-Sep-05	25-Oct-05
	U1 boiler tier 2 steel design in model			3,454,771	25-Sep-05	25-Oct-05
	Medium voltage switchgear PO — award			3,454,770	25-Sep-05	25-Oct-05
	Issue switchyard installation subcontract specification to Company			3,454,770	25-Sep-05	25-Oct-05

19		27,921,595	22,365,624
	Revise U1 boiler tier 3 steel design in model for IOF (CO #9)			1,553,000	25-Oct-05	25-Nov-05
	MCC’s — issue specification to Company			3,296,074	25-Oct-05	25-Nov-05
	138kV lightning protection study revision 0			3,296,074	25-Oct-05	25-Nov-05
	Bottom and flyash system PO — issue RFP			3,296,074	25-Oct-05	25-Nov-05
	Air compressor PO — issue RFP			3,296,074	25-Oct-05	25-Nov-05
	Chimney subcontract — issue RFP			3,296,074	25-Oct-05	25-Nov-05
	U1 turbine building & heater bay steel design in model			3,296,075	25-Oct-05	25-Nov-05
	U1 boiler tier 3 steel design in model			3,296,075	25-Oct-05	25-Nov-05
	U1 boiler tier 4 steel design in model			3,296,075	25-Oct-05	25-Nov-05

20		26,107,292	27,921,595
	Revise U1 boiler tier 4 steel design in model for IOF (CO #9)			1,401,000	25-Nov-05	25-Dec-05
	Mobilize fencing subcontractor			4,941,259	25-Nov-05	25-Dec-05
	Boiler feed pump foundation design in model			4,941,259	25-Nov-05	25-Dec-05
	U1 boiler tier 5 steel design in model			4,941,258	25-Nov-05	25-Dec-05
	Issue AE system P&ID			4,941,258	25-Nov-05	25-Dec-05
	U1 boiler building coal silo bay steel design in model			4,941,258	25-Nov-05	25-Dec-05

Payment		Monthly Invoice	Monthly Payment	Payment Event		Payment Due
Number	Payment Event	Value	Value	Value	Invoice Date	Date

21		27,476,496	26,107,292
	Alstom resubmit general arrangement drawing for baghouse due to IOF (CO #9)			1,317,000	25-Dec-05	25-Jan-06
	Rotary car dumper pit design in model			5,231,900	25-Dec-05	25-Jan-08
	ID fan foundation in model			5,231,900	25-Dec-05	25-Jan-06
	Award unit aux transformer purchase order			5,231,900	25-Dec-05	25-Jan-06
	Underground ductbank in unit 2 boiler area in model			5,231,898	25-Dec-05	25-Jan-06
	Unit 1 boiler building air preheater steel design in model			5,231,898	25-Dec-05	25-Jan-06

22		24,548,478	27,476,496
	Revise plot plan for IOF (CO #9)			1,249,000	25-Jan-06	25-Feb-06
	Begin erection of batch plant			4,659,896	25-Jan-06	25-Feb-06
	Underground ductbank in unit 2 turbine area in model			4,659,896	25-Jan-06	25-Feb-06
	Limestone prep building foundation design in model			4,659,896	25-Jan-06	25-Feb-06
	Baghouse foundation design in model			4,659,896	25-Jan-06	25-Feb-06
	Receive material handling vendor information			4,659,894	25-Jan-06	25-Feb-06

23		24,271,587	24,548,478
	Revise demin water system technical bid evaluation for IOF (CO #9)			1,013,000	25-Feb-06	26-Mar-06
	CEMS — issue specification to Company			4,651,717	25-Feb-06	25-Mar-06
	Receive first delivery of circ water pipe			4,651,717	25-Feb-06	25-Mar-06
	Award switchyard installation subcontract			4,651,717	25-Feb-06	25-Mar-06
	Start grounding design for coal handling			4,651,718	25-Feb-06	25-Mar-06
	Field erected tanks — issue MR			4,651,718	25-Feb-06	25-Mar-06

24		22,397,157	24,271,587
	Hitachi resubmit general arrangement for PA and FD fan due to IOF (CO #9)			945,000	25-Mar-06	25-Apr-06
	Release first structural steel mill order for fabrication			4,290,432	25-Mar-06	25-Apr-06
	Start design for underground pipe under turbine bldg slab			4,290,432	25-Mar-06	25-Apr-06
	Issue 345kV 1 — Line revision 0			4,290,432	25-Mar-06	25-Apr-06
	CEMS — issue RFP			4,290,432	25-Mar-06	25-Apr-06
	Issue single line diagram for gypsum/limestone equipment			4,290,429	25-Mar-06	25-Apr-06

25		26,901,656	22,397,157
	Hitachi resubmit air heater bypass P&ID due to IOF (CO #9)			878,000	25-Apr-06	25-May-06
	Approval of concrete mix design			5,204,731	25-Apr-06	25-May-06
	Install first underground circ water pipe			5,204,731	25-Apr-06	25-May-06
	Steel silos — issue RFP			5,204,731	25-Apr-06	25-May-06
	Rebar — issue RFP			5,204,731	25-Apr-06	25-May-06
	Circ water discharge seal well cofferdam — issue design			5,204,732	25-Apr-06	25-May-06

26		29,032,806	26,901,658
	Issue boiler area general arrangement due to IOF (CO #9)			777,000	25-May-06	25-Jun-06
	IFC underground pipe under boiler building			5,651,161	25-May-06	25-Jun-06
	Start installation of circ water pipe — from pumphouse to condenser			5,651,161	25-May-06	25-Jun-06
	Unit 2 boiler building steel tier 1 design in model			5,651,161	25-May-06	25-Jun-06
	Bridge crane — issue RFP			5,651,161	25-May-06	25-Jun-06
	Issue grounding design for chimney			5,651,162	25-May-06	25-Jun-06

27		39,722,488	29,032,806
	Revise coal handling electrical distribution drawing due to IOF (CO #9)			777,000	25-Jun-06	25-Jul-06
	Award critical large bore pipe material fabrication PO			7,789,098	25-Jun-06	25-Jul-06
	Rotary car dumper foundation — start installing sheet piling			7,789,098	25-Jun-06	25-Jul-06
	Set SAT transformer			7,789,098	25-Jun-06	25-Jul-06
	Issue outfall structure RFP			7,789,098	25-Jun-06	25-Jul-06
	Start battery specification			7,789,096	25-Jun-06	25-Jul-06

28		36,876,306	39,722,488
	Issue underground pipe in the coal handling area for IOF (CO #9)			777,000	25-Jul-06	25-Aug-06
	Unit 1 turbine building underground electrical design — IFC			6,016,551	25-Jul-06	25-Aug-06
	Unit 1 boiler mat — begin forming foundation			6,016,551	25-Jul-06	25-Aug-06
	Energize SAT transformer			6,016,551	25-Jul-06	26-Aug-06
	Seal well design in model			6,016,551	25-Jul-06	25-Aug-06
	Chimney foundation — begin forming foundation			6,016,551	25-Jul-06	25-Aug-06
	Start generator breaker specification			6,016,551	25-Jul-06	25-Aug-06

29		41,201,082	36,876,306
	Design and issue underground electrical drawings for the crusher tower (CO #9)			541,000	25-Aug-06	25-Sep-06
	U1 turbine pedestal design issue for Construction (IFC)			8,132,016	25-Aug-06	25-Sep-06
	Award DCS PO			8,132,016	25-Aug-06	25-Sep-06
	Complete mass excavation in bowl			8,132,016	25-Aug-06	25-Sep-06
	Unit 2 turbine pedestal legs and table top design in model			8,132,017	25-Aug-06	25-Sep-06
	Start forming unit 1 turbine pedestal mat			8,132,017	25-Aug-06	25-Sep-06

Payment		Monthly Invoice	Monthly Payment	Payment Event		Payment Due
Number	Payment Event	Value	Value	Value	Invoice Date	Date

30		33,386,808	41,201,082
	Complete installation of additional circ water pipe for IOF (CO #9)			472,000	25-Sep-06	25-Oct-06
	Start forming/digging switchgear building vaults			6,582,962	25-Sep-06	25-Oct-06
	Start forming bottom ash bunker			6,582,962	25-Sep-06	25-Oct-06
	Start main transformer foundation design			6,582,962	25-Sep-06	25-Oct-06
	Start emergency diesel generator specification			6,582,962	25-Sep-06	25-Oct-06
	Start rotary car dumper deliveries			6,582,960	25-Sep-06	25-Oct-06

31		40,165,799	33,386,808
	Award demin water system incorporating IOF (CO #9)			472,000	25-Oct-06	25-Nov-06
	Batteries/chargers/inverters — issue specification to Company			7,938,760	25-Oct-06	25-Nov-06
	Generator breaker — issue specification to Company			7,938,760	25-Oct-06	25-Nov-06
	Begin deliveries of shop fabricated pipe material to fabricator			7,938,760	25-Oct-06	25-Nov-06
	Start limestone handling foundation design			7,938,760	25-Oct-06	25-Nov-06
	First delivery of unit 1 boiler ductwork to site			7,938,759	25-Oct-06	25-Nov-06

32		28,642,808	40,165,799
	FREP foundation for coal storage building (CO #9)			337,396	25-Nov-06	25-Dec-06
	U1 Switchgear building steel design IFC			7,076,353	25-Nov-06	25-Dec-06
	Deliver first boiler structural steel to jobsite			7,076,353	25-Nov-06	25-Dec-06
	Pour first concrete for coal handling conveyor foundation			7,076,353	25-Nov-06	25-Dec-06
	Mobilize circ water dredging subcontractor			7,076,353	25-Nov-06	25-Dec-06

33		43,712,158	28,642,808
	FREP foundation for transfer tower 1A (CO #9)			304,000	25-Dec-06	25-Jan-07
	Start pumphouse forebay foundation			8,681,632	25-Dec-06	25-Jan-07
	Start erection of crusher tower structural steel			8,681,632	25-Dec-06	25-Jan-07
	Start active pile conveyor system			8,681,632	25-Dec-06	25-Jan-07
	Start forming BFP foundation			8,681,632	25-Dec-06	25-Jan-07
	Mobilize chimney subcontractor			8,681,630	25-Dec-06	25-Jan-07

34		45,179,705	43,712,158
	FREP foundation for transfer tower 2 (CO #9)			304,000	25-Jan-07	25-Feb-07
	Pipe rack steel design IFC			8,975,141	25-Jan-07	25-Feb-07
	Start forming unit 1 main transformer foundation			8,975,141	25-Jan-07	25-Feb-07
	Start design of ID fan foundation			8,975,141	25-Jan-07	25-Feb-07
	Start design of wet scrubber foundation			8,975,141	25-Jan-07	25-Feb-07
	Start backfill of dock extension			8,975,141	25-Jan-07	25-Feb-07

35		46,018,583	45,179,705
	Start erecting transfer tower 2 (CO #9)			304,000	25-Feb-07	25-Mar-07
	Award battery purchase order			9,142,917	25-Feb-07	25-Mar-07
	Begin erecting unit 1 boiler structural steel			9,142,917	25-Feb-07	25-Mar-07
	Receive first condenser delivery at site			9,142,917	25-Feb-07	25-Mar-07
	IFC unit 2 boiler building coal allo bay steel design			9,142,916	25-Feb-07	25-Mar-07
	Receive first spool of cable at site			9,142,916	25-Feb-07	25-Mar-07

36		47,204,480	46,018,583
	FREP piperack foundation for IOF (CO #9)			304,000	25-Mar-07	25-Apr-07
	Award diesel generator PO			9,380,096	25-Mar-07	25-Apr-07
	Pour unit 1 turbine pedestal legs			9,380,096	25-Mar-07	25-Apr-07
	First delivery of unit 1 boiler lower buckstays to site			9,380,096	25-Mar-07	25-Apr-07
	Start coal handling piping bulks			9,380,096	25-Mar-07	25-Apr-07
	Set first soolblower on structural steel			9,380,096	25-Mar-07	25-Apr-07

37		46,002,358	47,204,480
	IFC U2 boiler building steel tier 3 incorporating IOF (CO #9)			304,000	25-Apr-07	25-May-07
	Start pulling cable for rotary car dumper			9,139,672	25-Apr-07	25-May-07
	IFC unit 2 boiler building steel tier 3			9,139,672	25-Apr-07	25-May-07
	Set coal handling load centers			9,139,672	25-Apr-07	25-May-07
	Complete active coal bldg structural steel			9,139,672	25-Apr-07	25-May-07
	Start first steam turbine pipe deliveries			9,139,670	25-Apr-07	25-May-07

38		52,236,027	46,002,358
	Deliver demin water system incorporating IOF (CO #9)			304,000	25-May-07	25-Jun-07
	Receive first piece of water treatment equipment			10,386,405	25-May-07	25-Jun-07
	Start Installation of Condenser			10,386,405	25-May-07	25-Jun-07
	Start AQCS underground piping			10,386,405	25-May-07	25-Jun-07
	Start installation of crusher tower pipe			10,386,405	25-May-07	25-Jun-07
	Start emergency diesel generator foundation design			10,386,407	25-May-07	25-Jun-07

39		52,189,301	52,236,027
	Erect transfer tower 1A (CO #9)			236,000	25-Jun-07	26-Jul-07
	Pour unit 1 main transformer foundation			10,390,661	25-Jun-07	26-Jul-07
	Deliver unit 1 deaerator to site			10,390,660	25-Jun-07	26-Jul-07
	Start forming limestone building			10,390,660	25-Jun-07	26-Jul-07
	Start installation of boiler pressure parts			10,390,660	25-Jun-07	26-Jul-07
	Set feedwater heaters			10,390,660	25-Jun-07	26-Jul-07

Payment		Monthly Invoice	Monthly Payment	Payment Event		Payment Due
Number	Payment Event	Value	Value	Value	Invoice Date	Date

40		90,381,721	52,189,301
	Set Demin system skid (CO #9)			235,800	25-Jul-07	25-Aug-07
	Start forming unit 2 boiler mat foundation			18,029,184	25-Jul-07	25-Aug-07
	Pour circ water seal well foundation			18,029,184	25-Jul-07	25-Aug-07
	Complete unti 1 boiler building tier 5 structural steel — excluding leave out steel			18,029,184	25-Jul-07	25-Aug-07
	Start forming gypsum building			18,029,184	25-Jul-07	25-Aug-07
	Start installation of coal silos			18,029,185	25-Jul-07	25-Aug-07

41		52,389,439	90,381,721
	IFC unit 2 baghouse foundation design for IOF (CO #9)			236,000	25-Aug-07	25-Sep-07
	Main access roadway off of highway 32 available			8,692,240	25-Aug-07	25-Sep-07
	IFC unit 2 turbine pedestal mat design			8,692,240	25-Aug-07	25-Sep-07
	IFC unit 2 baghouse foundation design			8,692,240	25-Aug-07	25-Sep-07
	Begin installing switchgear building steel			8,692,240	25-Aug-07	25-Sep-07
	Receive first delivery of air compressor equipment at site			8,692,240	25-Aug-07	25-Sep-07
	Receive first delivery of raw water pretreatment equipment			8,692,239	25-Aug-07	25-Sep-07

42		54,918,866	52,389,439
	Start forming baghouse foundation with IOF (CO #9)			235,800	25-Sep-07	25-Oct-07
	First delivery of unit 1 boiler backpass walls to site			10,936,573	25-Sep-07	25-Oct-07
	Start erection of switchgear building			10,936,573	25-Sep-07	25-Oct-07
	Start forming aux boiler foundation			10,936,573	25-Sep-07	25-Oct-07
	Start forming wet scrubber foundation			10,936,573	25-Sep-07	25-Oct-07
	Start forming baghouse foundation			10,936,574	25-Sep-07	25-Oct-07

43		68,232,088	54,918,666
	Start erecting additional piperack steel for IOF (CO #9)			235,800	25-Oct-07	25-Nov-07
	Start forming unit 2 turbine pedestal foundation			13,599,258	25-Oct-07	25-Nov-07
	IFC control room floor design			13,599,258	25-Oct-07	25-Nov-07
	Deliver first boiler feed pump to site			13,599,258	26-Oct-07	25-Nov-07
	Set unit 1 main transformer			13,599,257	25-Oct-07	25-Nov-07
	Set first auxiliary transformer			13,599,257	25-Oct-07	25-Nov-07

44		49,698,502	68,232,088
	Deliver unit 1 air heater bay steel (CO #9)			236,000	25-Nov-07	25-Dec-07
	IFC unit 2 turbine building & heater bay foundation			8,243,751	25-Nov-07	25-Dec-07
	First delivery of unit 1 boiler economizer			8,243,751	25-Nov-07	25-Dec-07
	Receive unit 1 steam turbine			8,243,750	25-Nov-07	25-Dec-07
	Chimney concrete shell complete			8,243,750	25-Nov-07	25-Dec-07
	Start DCS factory acceptance test (FAT)			8,243,750	25-Nov-07	25-Dec-07
	Set first circ water pump			8,243,750	25-Nov-07	25-Dec-07

45		49,530,655	49,698,502
	Start erection of unit 1 baghouse steel for IOF (CO #9)			235,800	25-Dec-07	25-Jan-08
	Complete erection of circ water pumphouse structural steel			9,858,971	25-Dec-07	25-Jan-08
	Start erection of unit 1 baghouse steel			9,858,971	25-Dec-07	25-Jan-08
	IFC unit 2 main transformer foundation design			9,858,971	25-Dec-07	25-Jan-08
	First delivery of unit 1 boiler hopper furnace walls to site			9,858,971	25-Dec-07	25-Jan-08
	Deliver batteries/chargers/inverters to site			9,858,971	25-Dec-07	25-Jan-08

46		49,763,698	49,530,655
	Start delivery of unit 1 baghouse equipment for IOF (CO #9)			191,270	25-Jan-08	25-Feb-08
	Begin erecting fly ash handling system steel			9,914,486	25-Jan-08	25-Feb-08
	Start erecting unit 2 boiler structural steel			9,914,486	25-Jan-08	25-Feb-08
	Deliver first unit 2 large bore critical pipe spool			9,914,486	25-Jan-08	25-Feb-08
	Start installing coal handling conveyor steel in powerblock			9,914,486	25-Jan-08	25-Feb-08
	Start wet scrubber structural steel			9,914,484	25-Jan-08	25-Feb-08

47		46,951,501	49,763,698
	Submit final landscaping plan to city of Oak Creek			7,825,250	25-Feb-08	25-Mar-08
	Deliver first unit 2 large bore non-critical pipe spool to site			7,825,250	25-Feb-08	25-Mar-08
	Start forming U2 BFP pedestal			7,825,250	25-Feb-08	25-Mar-08
	Start insulation of boiler			7,825,250	25-Feb-08	25-Mar-08
	Deliver unit 2 turbine generator sole plates			7,825,250	25-Feb-08	25-Mar-08
	Start forming unit 2 main transformer foundation			7,825,251	25-Feb-08	25-Mar-08

48		47,041,196	46,951,501
	Start setting control room equipment			9,408,239	25-Mar-08	25-Apr-08
	Install unit 1 first wet scrubber large bore pipe			9,408,239	25-Mar-08	25-Apr-08
	Start forming limestone handling foundation			9,408,239	25-Mar-08	25-Apr-08
	Start installation of ID fan ductwork			9,408,239	25-Mar-08	25-Apr-08
	Start erection of baghouse roof			9,408,240	25-Mar-08	25-Apr-08

49		43,892,000	47,041,196
	Complete assembly of unit 1 main transformer			8,778,400	25-Apr-08	25-May-08
	Pour unit 2 turbine pedestal foundation			8,778,400	26-Apr-08	2&-May-08
	Start final paying/grading specification			8,778,400	25-Apr-08	25-May-08
	Start erection of bottom ash system			8,778,400	25-Apr-08	25-May-08
	Start erection of fly ash system			8,778,400	25-Apr-08	25-May-08

Payment		Monthly Invoice	Monthly Payment	Payment Event		Payment Due
Number	Payment Event	Value	Value	Value	Invoice Date	Date

50		43,623,014	43,892,000
	Begin erecting unit 1 boiler air preheater steel			8,724,603	25-May-08	25-Jun-08
	Start unit 2 condenser installation			8,724,603	25-May-08	25-Jun-08
	Complete rubble mound jetty construction at outfall			8,724,603	25-May-08	25-Jun-08
	Start installation of baghouse pipe			8,724,603	25-May-08	25-Jun-08
	Start installation of unit 2 condenser			8,724,602	25-May-08	25-Jun-08

51		43,939,219	43,623,014
	Pour first limestone handling foundation			8,787,844	25-Jun-08	25-Jul-08
	Turnover unit 1 125V / DC power (ED) system to startup			8,787,844	25-Jun-08	25-Jul-08
	Start installation of limestone unloader			8,787,844	25-Jun-08	25-Jul-08
	Start installation of gypsum loader			8,787,844	25-Jun-08	25-Jul-08
	Pour BFP pedestals			8,787,843	25-Jun-08	25-Jul-08

52		64,347,099	43,939,219
	Start erecting unit 2 coal silos			12,869,420	25-Jul-08	25-Aug-08
	First delivery unit 2 boiler pressure parts			12,869,420	25-Jul-08	25-Aug-08
	Turnover unit 1 main transformer to startup			12,869,420	25-Jul-08	25-Aug-08
	Start installing DCS in the control room			12,869,420	25-Jul-08	25-Aug-08
	Start erection of unit 1 boiler roof steel			12,869,419	25-Jul-08	25-Aug-08

53		41,488,200	64,347,099
	First delivery of unit 2 boiler upper furnace walls to site			8,297,640	25-Aug-08	25-Sep-08
	IFC unit 2 baghouse foundation design			8,297,640	25-Aug-08	25-Sep-08
	Turnover unit 1 circ water system (WL) to startup			8,297,640	25-Aug-08	25-Sep-08
	Turnover first medium voltage switchgear (ES) system to startup			8,297,640	25-Aug-08	25-Sep-08
	Complete unit 1 baghouse ductwork			8,297,640	25-Aug-08	25-Sep-08

54		31,872,756	41,488,200
	Set unit 2 auxiliary transformer			5,312,126	25-Sep-08	25-Oct-08
	Start forming unit 2 baghouse foundation			5,312,126	25-Sep-08	25-Oct-08
	Unit 1 energization			5,312,126	25-Sep-08	25-Oct-08
	Chimney flue complete			5,312,126	25-Sep-08	25-Oct-08
	Turnover demineralized water (WD) system to startup			5,312,126	25-Sep-08	25-Oct-08
	Turnover unit 1 instrument air (PA) system to startup			5,312,126	25-Sep-08	25-Oct-08

55		30,608,067	31,872,756
	Set unit 2 main transformer			6,121,613	25-Oct-08	25-Nov-08
	Start unit 1 boiler hydro			6,121,613	25-Oct-08	25-Nov-08
	Start installing unit 2 isophase			6,121,613	25-Oct-08	25-Nov-08
	Railroad track complete			6,121,613	25-Oct-08	25-Nov-08
	Set unit 1 CEMS building			6,121,615	25-Oct-08	25-Nov-08

56		27,316,000	30,608,067
	Deliver first piece of unit 2 boiler economizer to site			5,463,200	25-Nov-08	25-Dec-08
	Start unit 2 baghouse steel erection			5,463,200	25-Nov-08	25-Dec-08
	First delivery of unit 2 boiler backpass walls to site			5,463,200	25-Nov-08	25-Dec-08
	Deliver unit 2 generator			5,463,200	25-Nov-08	25-Dec-08
	Set first unit 2 loadcenter			5,463,200	25-Nov-08	25-Dec-08

57		24,648,089	27,316,000
	Start installation of unit 2 turbine building siding			4,929,618	25-Dec-08	25-Jan-09
	Start pour unit 2 turbine building elevated floor slabs			4,929,618	25-Dec-08	25-Jan-09
	First delivery of LP section of unit 2 steam turbine			4,929,618	25-Dec-08	25-Jan-09
	Turnover unit 1 auxiliary steam (SA) system to startup			4,929,618	25-Dec-08	25-Jan-09
	Begin installing chemical clean equipment unit 1			4,929,617	25-Dec-08	25-Jan-09

58		22,086,000	24,648,089
	Turnover unit 1 flue gas (BA) system to startup			3,681,000	25-Jan-09	25-Feb-09
	Complete unit 1 gas path			3,681,000	25-Jan-09	25-Feb-09
	Deliver unit 2 first piece of boiler hopper furnace walls to site			3,681,000	25-Jan-09	25-Feb-09
	Start unit 1 chemical cleaning			3,681,000	25-Jan-09	25-Feb-09
	Turnover unit 1 feedwater (AE) system to startup			3,681,000	25-Jan-09	25-Feb-09
	Turnover unit 1 chemical feed (AJ) system to startup			3,681,000	25-Jan-09	25-Feb-09

59		22,804,089	22,086,000
	Start unit 2 boiler insulation			4,560,818	25-Feb-09	25-Mar-09
	Turnover unit 1 condensate polisher (AK) system to startup			4,560,818	25-Feb-09	25-Mar-09
	Turnover unit 1 sampling and analysis (JA) system to startup			4,560,818	25-Feb-09	25-Mar-09
	Start STG unit 1 lube oil flush			4,560,818	25-Feb-09	25-Mar-09
	Start unit 1 airflow/purge interlock testing			4,560,817	25-Feb-09	25-Mar-09

60		18,445,000	22,804,089
	Start unit 1 igniter tuning			3,689,000	25-Mar-09	25-Apr-09
	First fire unit 1			3,689,000	25-Mar-09	25-Apr-09
	Start steam blows unit 1			3,689,000	25-Mar-09	25-Apr-09
	Install unit 2 first wet scrubber large bore pipe			3,689,000	25-Mar-09	25-Apr-09
	Turnover unit 1 CEMS (JN) system to startup			3,689,000	25-Mar-09	25-Apr-09

Payment		Monthly Invoice	Monthly Payment	Payment Event		Payment Due
Number	Payment Event	Value	Value	Value	Invoice Date	Date

61		13,630,000	18,445,000
	Submit final property development plan to city of Oak Creek			2,271,667	25-Apr-09	25-May-09
	Turnover unit 1 service gas (PG) system to startup			2,271,667	25-Apr-09	25-May-09
	Start unit 1 cold generator tests			2,271,667	25-Apr-09	25-May-09
	Start unit 1 excitation/regulation checkout			2,271,667	25-Apr-09	25-May-09
	Complete assembly of unit 2 main transformer			2,271,667	25-Apr-09	25-May-09
	Start Unit 1 main generator seal oil flush			2,271,665	25-Apr-09	25-May-09

62		22,193,000	13,630,000
	Erect first piece of unit 2 boiler building air preheater steel			4,438,600	25-May-09	25-Jun-09
	Stroke and test unit 1 main turbine stop and control valves			4,438,600	25-May-09	25-Jun-09
	Stroke and test unit 1 main turbine bypass valves			4,438,600	25-May-09	25-Jun-09
	Complete unit 1 steam blows			4,438,600	25-May-09	25-Jun-09
	Start generator air test			4,438,600	25-May-09	25-Jun-09

63		30,902,612	22,193,000
	Turnover first unit 2 system to startup			6,180,522	25-Jun-09	25-Jul-09
	Turnover unit 2 125V / DC power (ED) system to startup			6,180,522	25-Jun-09	25-Jul-09
	First turbine roll on steam for unit 1			6,180,522	25-Jun-09	25-Jul-09
	Complete steam blow restoration unit 1			6,180,522	25-Jun-09	25-Jul-09
	Start Integrated unit 1 turbine/boiler interlock testing			6,180,524	25-Jun-09	25-Jul-09

64		23,393,733	30,902,612
	First coal fire unit 1			3,898,955	25-Jul-09	25-Aug-09
	Initial synchronization unit 1			3,898,955	25-Jul-09	25-Aug-09
	Erect first piece unit 2 SCR steel			3,898,955	25-Jul-09	25-Aug-09
	Pour first guard house building foundation			3,898,955	25-Jul-09	25-Aug-09
	Start tuning of unit 1 startup system			3,898,955	25-Jul-09	25-Aug-09
	Start combustion tuning			3,898,958	25-Jul-09	25-Aug-09

65		20,841,702	23,393,733
	Erect first piece of unit 2 boiler building roof steel			3,473,617	25-Aug-09	25-Sep-09
	Turnover unit 2 switchgear (ES) system to startup			3,473,617	25-Aug-09	25-Sep-09
	Initial run of Unit 1 #1 main BFP			3,473,617	25-Aug-09	25-Sep-09
	Start steam temperature control tuning			3,473,617	25-Aug-09	25-Sep-09
	Start pulverizer break-in runs			3,473,617	25-Aug-09	25-Sep-09
	Start placing feedwater heaters in service			3,473,617	25-Aug-09	25-Sep-09

66		31,069,402	20,841,702
	Unit 1 IOF (CO #9)			4,438,486	25-Sep-09	25-Oct-09
	Unit 2 Energization			4,438,486	25-Sep-09	25-Oct-09
	Set unit 2 CEMS building			4,438,486	25-Sep-09	25-Oct-09
	Send specification to Company for bike trail installation subcontract			4,438,486	25-Sep-09	25-Oct-09
	Turnover unit 2 first fire protection (PF) system to startup			4,438,486	25-Sep-09	25-Oct-09
	Initial run of unit 1 #2 main BFP			4,438,486	25-Sep-09	25-Oct-09
	Start fine combustion tuning			4,438,486	25-Sep-09	25-Oct-09

67		12,003,733	31,069,402
	Start forming ash reburn foundations			2,400,746	25-Oct-09	25-Nov-09
	Start hydro unit 2			2,400,746	25-Oct-09	25-Nov-09
	Unit 2 boiler structure enclosed except for leave out panels			2,400,746	25-Oct-09	25-Nov-09
	Unit 1 performance test complete			2,400,746	26-Oct-09	25-Nov-09
	Start fine tuning unit 1 AQCS			2,400,749	25-Oct-09	25-Nov-09

68		11,941,749	12,003,733
	Turnover unit 2 instrument air (PA) system to startup			2,388,350	25-Nov-09	25-Dec-09
	Complete unit 2 boiler SCR ductwork			2,388,350	25-Nov-09	25-Dec-09
	Complete unit 2 baghouse structural steel			2,388,350	25-Nov-09	25-Dec-09
	Complete erection of fly ash system pipe			2,388,350	25-Nov-09	25-Dec-09
	Complete installation of ID fan ductwork			2,388,349	25-Nov-09	25-Dec-09

69		7,591,000	11,941,749
	Unit 2 gas path complete			1,518,200	25-Dec-09	25-Jan-10
	Turnover unit 2 first coal handling (FC) system to startup			1,518,200	25-Dec-09	25-Jan-10
	Turnover unit 2 closed cooling water (WB) system to startup			1,518,200	25-Dec-09	25-Jan-10
	Turnover unit 2 auxiliary steam (SA) system to startup			1,518,200	25-Dec-09	25-Jan-10
	Turnover unit 2 flue gas (BA) system to startup			1,518,200	25-Dec-09	25-Jan-10

70		6,393,000	7,591,000
	Start unit 2 chemical cleaning			1,065,500	25-Jan-10	25-Feb-10
	Turnover unit 2 first waste water (TW) system to startup			1,065,500	25-Jan-10	25-Feb-10
	Turnover unit 2 condensate (AD) system to startup			1,065,500	25-Jan-10	25-Feb-10
	Turnover unit 2 boiler drains (BM) system to startup			1,065,500	25-Jan-10	25-Feb-10
	Turnover unit 2 feedwater (AE) system to startup			1,065,500	25-Jan-10	25-Feb-10
	Turnover unit 2 chemical feed (AJ) system to startup			1,065,500	25-Jan-10	25-Feb-10

Payment		Monthly Invoice	Monthly Payment	Payment Event		Payment Due
Number	Payment Event	Value	Value	Value	Invoice Date	Date

71		5,847,000	6,393,000
	Start STG unit 2 lube oil flush			835,286	25-Feb-10	25-Mar-10
	Turnover unit 2 condensate storage (SC) system to startup			835,286	25-Feb-10	25-Mar-10
	Turnover unit 2 first HVAC (VB) system to startup			835,286	25-Feb-10	25-Mar-10
	Turnover unit 2 condensate polisher (AK) system to startup			835,286	25-Feb-10	25-Mar-10
	Turnover unit 2 sampling and analysis (JA) system to startup			835,286	25-Feb-10	25-Mar-10
	Turnover unit 2 turbine lube oil (FL) system to startup			835,286	25-Feb-10	25-Mar-10
	Turnover unit 2 main turbine & generator (AC) system to startup			835,284	25-Feb-10	25-Mar-10

72		5,697,000	5,847,000
	Start pull vacuum unit 2			813,857	25-Mar-10	25-Apr-10
	First fire unit 2			813,857	25-Mar-10	25-Apr-10
	Complete unit 2 boiler chemical cleaning			813,857	25-Mar-10	25-Apr-10
	Start steam blows unit 2			813,857	25-Mar-10	25-Apr-10
	Turnover unit 2 main & reheat steam (AB) system to startup			813,857	25-Mar-10	25-Apr-10
	Turnover unit 2 fly ash (HF) system to startup			813,857	25-Mar-10	25-Apr-10
	Turnover unit 2 turbine steam seal (SL) system to startup			813,858	25-Mar-10	25-Apr-10

73		7,075,000	5,697,000
	Complete Installation of guard houses			1,415,000	25-Apr-10	25-May-10
	Start unit 2 cold generator tests			1,415,000	25-Apr-10	25-May-10
	Start unit 2 excitation/regulation checkout			1,415,000	25-Apr-10	25-May-10
	Start Unit 2 main turbine control oil flush			1,415,000	25-Apr-10	25-May-10
	Start Unit 2 main generator seal oil flush			1,415,000	25-Apr-10	25-May-10

74		7,022,000	7,075,000
	Stroke and test unit 2 main turbine stop and control valves			1,170,333	25-May-10	25-Jun-10
	Stroke and test unit 2 main turbine bypass valves			1,170,333	25-May-10	25-Jun-10
	Complete unit 2 steam blows			1,170,333	25-May-10	25-Jun-10
	Turnover unit 2 CEMS (JN) system to startup			1,170,333	25-May-10	25-Jun-10
	Turnover unit 2 soot blowing (ST) system to startup			1,170,333	25-May-10	25-Jun-10
	Turnover unit 2 condenser air removal (AR) system to startup			1,170,335	25-May-10	25-Jun-10

75		8,583,000	7,022,000
	Complete bike path			1,716,600	25-Jun-10	25-Jul-10
	Complete steam blow restoration unit 2			1,716,600	25-Jun-10	25-Jul-10
	First turbine roll on steam for unit 2			1,716,600	25-Jun-10	25-Jul-10
	Start integrated unit 2 turbine/boiler Interlock testing			1,716,600	25-Jun-10	25-Jul-10
	Start unit 2 generator air test			1,716,600	26-Jun-10	25-Jul-10

76		1,438,000	8,583,000
	First coal fire unit 2			287,600	25-Jul-10	25-Aug-10
	Initial synchronization unit 2			287,600	25-Jul-10	25-Aug-10
	Complete final paying & grading			287,600	25-Jul-10	25-Aug-10
	Start tuning of unit 2 startup system			287,600	25-Jul-10	25-Aug-10
	Start combustion tuning unit 2			287,600	25-Jul-10	25-Aug-10

77		876,500	1,438,000
	Establish once through operation of unit 2 boiler			175,300	25-Aug-10	25-Sep-10
	Initial run of Unit 2 #1 main BFP			175,300	25-Aug-10	25-Sep-10
	Start steam temperature control tuning			175,300	25-Aug-10	25-Sep-10
	Start pulverizer break-in runs			175,300	25-Aug-10	25-Sep-10
	Start placing feedwater heaters in service			175,300	25-Aug-10	25-Sep-10

78		1,842,000	876,500
	Unit 2 IOF			307,000	25-Sep-10	25-Oct-10
	Start fine combustion tuning			307,000	25-Sep-10	25-Oct-10
	Start setup of unit 2 SCR			307,000	25-Sep-10	25-Oct-10
	Start tuning of baghouse unit 2			307,000	25-Sep-10	25-Oct-10
	Start load ramp tuning			307,000	25-Sep-10	25-Oct-10
	Initial run of unit 2 #2 main BFP			307,000	25-Sep-10	25-Oct-10

79		796,000	1,842,000
	Unit 2 performance test complete			199,000	25-Oct-10	25-Nov-10
	Complete unit 2 net power output test			199,000	25-Oct-10	25-Nov-10
	Complete unit 2 net plant heat rate test			199,000	25-Oct-10	25-Nov-10
	Complete unit emissions test (for turnover}			199,000	25-Oct-10	25-Nov-10

80		0	796,000
	Start fine tuning unit 2 AQCS			0	25-Nov-10	25-Dec-10
	Start ash reburn testing unit 2			0	25-Nov-10	25-Dec-10

		0	0
	Final Payment			0	25-Dec-10	25-Jan-11

	New Contract Baseline thru CO #16	2,094,292,634	2,094,292,634	2,094,292,634
Note: For Change Orders 12B through 16, the net monthly invoice amount change (see “CO changes to Payment Sched” sheet) was spread across the payment events in each given month (except for any months where new payment events were added).

APPENDIX A14
LABOR ESCALATION
CONTRACT 4700001128
1.0	General
1.1	This Appendix describes the process for calculating the Construction Labor Adjustment described in Section 7.7 of the Contract.
2.0	Reference Wage Rates
2.1	The Contract Price is based on the attached Reference Wage Rates for each craft that will be utilized during the Project (Attachment 1a). The Reference Wage Rates were calculated as follows:
2.1.1	For each craft, using the current published wage bulletins Contractor calculated the following:
2.1.1.1	The published journeyman rate (the “Journeyman Wage”); and

2.1.1.2	Added the contractually mandated fringe benefits, including health & welfare, pension, vacation, annuity, training and any other required payments to the Journeyman Wage to obtain the Journeyman Subtotal Wage.
2.1.2	Contractor then multiplied each Journeyman Wage by all federal or state payroll taxes, including FICA, FUI and SUI, and added this amount to the Journeyman Subtotal Wage to generate the Reference Wage Rate for each craft.
2.2	The Reference Wage Rates will be in effect through the Expiration Date shown on Attachment 1. Beginning on the next day, the Reference Wage Rate will be escalated at the rate of four percent (4%). The new Reference Wage Rate will be in effect for one year. The then-current Reference Wage Rate will be escalated thereafter annually at the same rate each anniversary date. A table showing the Reference Wage Rate each month of the Project is included as Attachment 1b.

2.3	Attachment 2 sets forth the assumed percentage of the total number of craft hours that will be performed by each craft for each month during the Project (the “Assumed Craft Mix”).

2.4	Each month, the Contractor will multiply each Reference Wage Rate, as it may be adjusted, by the Assumed Craft Mix percentage for that craft. The sum of those values will be the Weighted Average Reference Wage Rate for that month.
3.0	Actual Wage Rates
3.1	During each month of the Project, Contractor will develop the Actual Wage Rates for each craft that is providing services related to the Project. The Actual Wage Rates will be calculated in the same manner described in Section 2.1, except that Contractor will use the then current published wage bulletins to calculate the Journeyman Wage.

3.2	Each month, Contractor will multiply each Actual Wage Rate by the Assumed Craft Mix percentage for that craft. The sum of those values will be the Weighted Average Actual Wage Rate for that month.

1

APPENDIX A14
LABOR ESCALATION
CONTRACT 4700001128
4.0	Adjustment Factor
4.1	For each month, Contractor will generate an Adjustment Factor which shall be calculated as follows:

Adjustment Factor =	Weighted Average Actual Wage Rate	– 1

Weighted Average Reference Wage Rate
5.0	Construction Labor Escalation Adjustment
5.1	The Parties have agreed on the monthly impact of a change of one tenth percent (0.10%) in the Adjustment Factor (“Escalation Value”), which is set forth in Attachment 3. The Escalation Value is based on the assumed payroll each month for direct and indirect craft labor, Contractor’s field non-manual personnel, and the craft payroll portion of each Subcontract.

5.2	To the extent the Adjustment Factor for any month is a positive number, Contractor shall calculate the Construction Labor Escalation Adjustment for that month based on the applicable Escalation Value and Adjustment Factor, prorated for each portion of a one tenth percent increase.

5.3	To the extent the Adjustment Factor for any month is a negative number, Contractor shall calculate an adjustment for that month based on the applicable Escalation Value and Adjustment Factor, prorated for each portion of a one tenth percent increase. Any amounts calculated pursuant to this Section 5.3 shall be separately identified by Contractor (the “Reserve Account”).
6.0	Payments
6.1	The Construction Labor Escalation Adjustment, if any, shall be identified in each applicable monthly invoice, and the payment amount otherwise due Contractor under the Contract shall be adjusted by the amount of the Construction Labor Escalation Adjustment.

6.2	To the extent that any amounts have been identified in the Reserve Account, the amounts payable to Contractor under the Contract shall be adjusted as follows:
6.2.1	The Construction Labor Escalation Adjustment that is payable in any month shall be reduced by any available amounts in the Reserve Account; and

6.2.2	To the extent that Contractor has previously been paid Construction Labor Escalation Adjustments, the amounts calculated in the Reserve Account shall offset the next invoice under the Contract. For the avoidance of doubt, in no event shall the total amount of any reductions in invoices pursuant to this Section 6.2.2 exceed the sum of the Construction Labor Escalation Adjustments paid to Contractor.
6.3	If at Final Acceptance amounts remain in the Reserve Account, Company shall not be entitled to any further payments, reductions or offsets against the Contract Price.
7.0	Example
7.1	A sample calculation of a monthly Actual Wage Rate and the Construction Labor Escalation Adjustment for that month is provided in Attachments 4 and 5.

2

Appendix 14 — Construction Labor Adjustment
Attachment 1a — Reference Wage Rates

	Boilermakers	Carpenters	Cement Mason	Electrician	Ironworker	Laborer	Millwright	Operating Eng	Pipefitter	Teamster	Plant
	BM	CP	CM	EL	IW	LB	MW	OE	PF	TD	Operators

Expiration Date	06/30/2004	05/31/2004	05/31/2004	05/31/2004	05/31/2004	05/31/2004	06/06/2004	05/31/2004	05/31/2004	05/31/2004	05/31/2004

Journeyman Wage	$27.64	$26.75	$26.18	$29.04	$26.17	$22.91	$25.82	$29.79	$29.00	$24.19	na
H & W	$5.77	$6.00	$4.45	$6.20	$7.02	$4.45	$6.00	$6.90	$6.50	$5.23	na
Pension	$5.15	$3.85	$3.90	$2.60	$2.96	$3.40	$2.85	$6.00	$3.18	$4.25	na
Vacation	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	na
Apprenticeship	$0.45	$0.28	$0.20	$0.40	$0.40	$0.22	$0.28	$0.45	$0.63	$0.00	na
Annuity	$3.00	$0.00	$0.00	$2.60	$3.50	$0.00	$3.80	$0.00	$0.00	$0.00	na
Other	$0.20	$0.16	$0.15	$1.13	$0.17	$0.24	$0.17	$0.25	$0.20	$0.05	na
Other

Journeyman Subtotal
Wage	$42.21	$37.04	$34.88	$41.97	$40.22	$31.22	$38.92	$43.39	$39.51	$33.72	na

*FICA	$2.11	$2.05	$2.00	$2.22	$2.00	$1.75	$1.98	$2.28	$2.22	$1.85	na
*FUI	$0.22	$0.21	$0.21	$0.23	$0.21	$0.18	$0.21	$0.24	$0.23	$0.19	na
*SUI	$0.37	$0.36	$0.35	$0.39	$0.35	$0.31	$0.35	$0.40	$0.39	$0.33	na

Reference Wage Rates	$44.91	$39.66	$37.44	$44.81	$42.78	$33.46	$41.46	$46.31	$42.35	$36.09	$52.00 **

*	FICA calculated at 7.65% of Journeyman wage, FUI calculated at 0.80% of Journeyman wage, and SUI calculated at 1.35% of Journeyman wage.

**	Plant Operators Reference Wage Rates are based on an agreed value provided by the Operator as described in Section 13.1.6.1 of the Contract.

CONFIDENTIAL
Appendix 14 — Construction Labor Adjustment
Attachment 1b — Reference Wage Rate by Month

Craft	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05
Boilermakers	46.71	46.71	46.71	46.71	46.71	46.71	48.58	48.58	48.58	48.58	48.58	48.58
Carpenters	41.25	41.25	41.25	41.25	41.25	42.90	42.90	42.90	42.90	42.90	42.90	42.90
Cement Mason	38.94	38.94	38.64	38.94	36.64	40.50	40.50	40.50	40.50	40.50	40.50	40.50
Electrician	46.60	46.60	46.60	46.60	48.80	48.46	48.46	48.46	48.46	48.46	48.46	48.46
Ironworker	44.49	44.49	44.49	44.49	44.49	46.27	46.27	46.27	46.27	46.27	46.27	46.27
Laborer	34.80	34.80	34.80	34.80	34.80	36.19	36.19	36.19	36.19	36.19	36.19	36.19
Millwright	43.12	43.12	43.12	43.12	43.12	44.84	44.84	44.84	44.64	44.84	44.64	44.84
Operating Eng	48.16	48.16	48.16	48.16	48.16	50.09	50.09	50.09	50.09	50.09	50.09	50.09
Pipefitter	44.04	44.04	44.04	44.04	44.04	45.80	45.80	45.80	45.80	45.80	45.80	45.80
Teamster	37.53	37.53	37.53	37.53	37.53	39.03	39.03	39.03	39.03	39.03	39.03	39.03
Plant Operators *	53.82	53.82	53.82	53.82	53.82	55.70	55.70	55.70	55.70	55.70	55.70	55.70

Craft	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06
Boilermakers	48.58	48.58	48.58	48.58	48.58	48.58	50.52	50.52	50.52	50.52	50.52	50.52
Carpenters	42.90	42.90	42.90	42.90	42.90	44.62	44.62	44.62	44.62	44.62	44.62	44.62
Cement Mason	40.50	40.50	40.50	40.50	40.50	42.12	42.12	42.12	42.12	42.12	42.12	42.12
Electrician	48.46	48.46	48.46	48.46	48.46	50.40	50.40	50.40	50.40	50.40	50.40	50.40
Ironworker	46.27	46.27	46.27	46.27	46.27	48.12	48.12	48.12	48.12	48.12	48.12	48.12
Laborer	36.19	36.19	36.19	36.19	36.19	37.64	37.64	37.64	37.64	37.64	37.64	37.64
Millwright	44.84	44.84	44.84	44.84	44.84	46.63	46.63	46.63	46.63	46.63	46.63	46.63
Operating Eng	50.09	50.09	50.09	50.09	50.09	52.09	52.09	52.09	52.09	52.09	52.09	52.09
Pipefitter	45.80	45.80	45.80	45.80	45.80	47.63	47.63	47.63	47.63	47.63	47.63	47.63
Teamster	39.03	39.03	39.03	39.03	39.03	40.59	40.59	40.59	40.59	40.59	40.59	40.59
Plant Operators *	55.70	55.70	55.70	55.70	55.70	57.65	57.65	57.65	57.65	57.65	57.65	57.65

Craft	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07
Boilermakers	50.52	50.52	50.52	50.52	50.52	50.52	52.54	52.54	52.54	52.54	52.54	52.54
Carpenters	44.62	44.62	44.62	44.62	44.62	48.40	48.40	48.40	48.40	48.40	48.40	48.40
Cement Mason	42.12	42.12	42.12	42.12	42.12	43.80	43.80	43.80	43.80	43.80	43.80	43.80
Electrician	50.40	50.40	50.40	50.40	50.40	52.42	52.42	52.42	52.42	52.42	52.42	52.42
Ironworker	48.12	48.12	48.12	48.12	48.12	50.04	50.04	50.04	50.04	50.04	50.04	50.04
Laborer	37.64	37.64	37.64	37.64	37.64	39.15	39.15	39.15	39.15	39.15	39.15	39.15
Millwright	46.63	46.63	46.63	46.63	46.63	48.50	48.50	48.50	48.50	48.50	48.50	48.50
Operating Eng	52.09	52.09	52.09	52.09	52.09	54.17	54.17	54.17	54.17	54.17	54.17	54.17
Pipefitter	47.63	47.63	47.63	47.63	47.63	49.54	49.54	49.54	49.54	49.54	49.54	49.54
Teamster	40.59	40.59	40.59	40.59	40.59	42.21	42.21	42.21	42.21	42.21	42.21	42.21
Plant Operators *	57.65	57.65	57.65	57.65	57.65	59.67	59.67	59.67	59.67	59.67	59.67	59.67

Craft	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08
Boilermakers	52.54	52.54	52.54	52.54	52.54	52.54	54.64	54.64	54.64	54.64	54.84	54.94
Carpenters	48.40	48.40	46.40	46.40	46.40	48.26	48.26	48.26	48.26	48.26	48.26	48.26
Cement Mason	43.80	43.80	43.80	43.80	43.80	45.55	45.55	45.55	45.55	45.55	45.55	45.55
Electrician	52.42	52.42	52.42	52.42	52.42	54.52	54.52	54.52	54.52	54.52	54.52	54.52
Ironworker	50.04	50.04	50.04	50.04	50.04	52.04	52.04	52.04	52.04	52.04	52.04	52.04
Laborer	39.15	39.15	39.15	39.15	39.15	40.72	40.72	40.72	40.72	40.72	40.72	40.72
Millwright	48.50	48.50	48.50	48.50	48.50	50.44	50.44	50.44	50.44	50.44	50.44	50.44
Operating Eng	54.17	54.17	54.17	54.17	54.17	56.34	56.34	56.34	56.34	56.34	56.34	56.34
Pipefitter	49.54	49.54	49.54	49.54	49.54	51.52	51.52	51.52	51.52	51.52	51.52	51.52
Teamster	42.21	42.21	42.21	42.21	42.21	43.90	43.90	43.90	43.90	43.90	43.90	43.90
Plant Operators *	59.67	59.67	59.67	59.67	59.67	61.76	61.76	61.76	61.76	61.76	61.76	61.76

Craft	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
Boilermakers	54.64	54.64	54.64	54.64	54.64	54.64	56.83	56.83	56.83	56.83	56.83	56.83
Carpenters	48.26	48.26	48.26	48.26	48.26	50.19	50.19	50.19	50.19	50.19	50.19	50.19
Cement Mason	45.55	45.55	45.55	45.55	45.55	47.37	47.37	47.37	47.37	47.37	47.37	47.37
Electrician	54.52	54.52	54.52	54.52	54.52	56.70	56.70	56.70	56.70	56.70	56.70	56.70
Ironworker	52.04	52.04	52.04	52.04	52.04	54.12	54.12	54.12	54.12	54.12	54.12	54.12
Laborer	40.72	40.72	40.72	40.72	40.72	42.35	42.35	42.35	42.35	42.35	42.35	42.35
Millwright	50.44	50.44	50.44	50.44	50.44	52.46	52.46	52.46	52.46	52.46	52.46	52.46
Operating Eng	56.34	56.34	56.34	56.34	56.34	58.59	58.59	58.59	58.59	58.59	58.59	58.59
Pipefitter	51.52	51.52	51.52	51.52	51.52	53.58	53.58	53.58	53.58	53.58	53.58	53.58
Teamster	43.90	43.90	43.90	43.90	43.90	45.66	45.66	45.66	45.66	45.66	45.66	45.66
Plant Operators *	61.76	61.76	61.76	61.76	61.76	63.92	63.92	63.92	63.92	63.92	63.92	63.92

Craft	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
Boilermakers	56.83	56.83	56.83	56.83	56.83	56.83	59.10	59.10	59.10	59.10	59.10	59.10
Carpenters	50.19	50.19	50.19	50.19	50.19	52.20	52.20	52.20	52.20	52.20	52.20	52.20
Cement Mason	47.37	47.37	47.37	47.37	47.37	49.26	49.26	49.26	49.26	49.26	49.26	49.26
Electrician	56.70	56.70	56.70	56.70	56.70	58.97	58.97	58.97	58.97	58.97	58.97	58.97
Ironworker	54.12	54.12	54.12	54.12	54.12	56.26	56.26	56.26	56.26	56.26	56.26	56.29
Laborer	42.35	42.35	42.35	42.35	42.35	44.04	44.04	44.04	44.04	44.04	44.04	44.04
Millwright	52.46	52.46	52.46	52.46	52.46	54.56	54.56	54.56	54.56	54.56	54.56	54.56
Operating Eng	58.59	58.59	58.59	58.59	58.59	60.93	60.93	60.93	60.93	60.93	60.93	60.93
Pipefitter	53.58	53.58	53.58	53.58	53.58	55.72	55.72	55.72	55.72	55.72	55.72	55.72
Teamster	45.66	45.66	45.66	45.66	45.66	47.49	47.49	47.49	47.49	47.49	47.49	47.49
Plant Operators *	63.92	63.92	63.92	63.92	63.92	66.16	66.16	66.16	66.16	66.16	66.16	66.16

*	Plant Operators are escalated at 3.5% per year

Change Order # 12b — Attachment J
Appendix 14 — Construction Labor Adjustment
Attachment 2 — Assumed Craft Mix

	2005						2006
Craft	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06
Boilermakers	0.7%	0.7%	0.7%	07%	0.7%	0.7%	0.7%	0.7%	0.7%	0.7%	0.6%	0.5%
Carpenters	8.5%	8.5%	8.5%	8.5%	8.5%	8.5%	8.5%	8.5%	8.5%	8.5%	14.5%	17.2%
Cement Mason	0.8%	0.8%	0.8%	0.8%	0.0%	0.8%	0.8%	0.8%	0.8%	0.8%	1.6%	1.9%
Electrician	10.9%	10.9%	10.9%	10.9%	10.9%	10.9%	10.9%	10.9%	10.9%	10.9%	9.9%	10.2%
Ironworker	7.6%	7.6%	7.6%	7.6%	7.6%	7.6%	7.6%	7.6%	7.6%	7.6%	9.7%	10.6%
Laborer	36.8%	38.3%	36.8%	38.8%	38.8%	36.8%	36.8%	36.8%	36.8%	36.6%	34.0%	31.9%
Millwright	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Operating Eng	10.5%	10.5%	10.5%	10 5%	10 5%	10.5%	10.5%	10.5%	10.5%	10.5%	9.2%	8 5%
Pipefitter	12.8%	12.5%	12.5%	12.5%	12.8%	12.5%	12.5%	12.5%	12.5%	12.5%	11.2%	11.2%
Teamster	11.7%	11.7%	11.7%	11.7%	11.7%	11.7%	11.7%	11.7%	11.7%	11.7%	9.3%	8.0%
Plant Operators	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	2006						2007
Craft	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07
Boilermakers	3.9%	8.7%	8.4%	8.7%	11.4%	11.3%	9.2%	10.8%	11.8%	13.0%	15.4%	16.7%
Carpenters	15.8%	14.2%	13.9%	13.4%	12.8%	11.9%	12.2%	11.5%	10.8%	10.3%	10.2%	10.4%
Cement Mason	1.9%	1.6%	1.6%	1.6%	1.5%	1.4%	1.5%	1.2%	1.2%	1.1%	1.1%	1.1%
Electrician	9.3%	9.6%	10.4%	11.3%	9.4%	10.6%	16.8%	19.5%	18.6%	17.3%	14.9%	13.5%
Ironworker	11.5%	10.3%	10.8%	12.4%	16.2%	17.3%	16.8%	15.8%	15.2%	14.6%	14.1%	15.0%
Laborer	28.1%	23.2%	22.7%	20.2%	18.2%	16.7%	17.1%	15.2%	13.5%	12.8%	12.7%	11.7%
Millwright	4.7%	4.2%	4.0%	5.2%	4.7%	6.5%	2.9%	2.5%	6.6%	4.5%	4.5%	4.6%
Operating Eng	7.7%	7.6%	7.5%	7.4%	7.8%	7.8%	7.9%	7.1%	6.9%	6.9%	7.0%	6.9%
Pipefitter	12.9%	15.0%	15.3%	15.0%	13.8%	13.7%	12.4%	13.0%	15.5%	16.8%	17.4%	16.7%
Teamster	6.2%	5.6%	5.4%	4.7%	4.1%	3.8%	3.8%	3.3%	2.9%	2.7%	2.7%	2.5%
Plant Operators	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	2.1%

	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	2007						2008
Craft	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08
Boilermakers	18.1%	19.1%	18.8%	20.0%	21.5%	21.0%	20.7%	19.7%	18.5%	18.5%	19.7%	20.9%
Carpenters	9.3%	8.6%	8.0%	8.5%	7.6%	6.6%	6.9%	4.6%	4.9%	4.7%	4.9%	4.1%
Cement Mason	1.0%	0.9%	0.8%	0.9%	0.3%	0.7%	0.7%	0.4%	0.4%	0.4%	0.4%	0.3%
Electrician	9.4%	10.3%	11.3%	12.5%	14.6%	15.7%	15.5%	18.5%	19.9%	20.4%	19.9%	19.7%
Ironworker	15.4%	16.5%	14.2%	13.5%	11.1%	10.3%	10.8%	9.5%	9.5%	8.2%	8.5%	7.7%
Laborer	11.5%	10.7%	11.0%	10.5%	9.9%	9.4%	9.1%	7.6%	7.6%	8.1%	8.1%	5.7%
Millwright	4.6%	4.7%	5.4%	5.6%	5.6%	6.6%	5.5%	5.5%	4.9%	4.6%	4.7%	4.9%
Operating Eng	7.3%	7.6%	7.2%	7.1%	6.7%	6.6%	6.6%	6.4%	6.2%	6.2%	5.9%	5.9%
Pipefitter	16.8%	17.4%	18.8%	19.0%	19.7%	21.9%	22.0%	25.2%	26.0%	26.4%	28.0%	28.7%
Teamster	2.5%	2.4%	2.6%	3.5%	2.5%	2.3%	2.1%	2.1%	2.0%	2.2%	1.5%	1.5%
Plant Operators	2.1%	1.9%	1.8%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.3%	0.4%	0.6%

	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	2008						2009
Craft	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09
Boilermakers	19.9%	20.1%	20.4%	20.5%	20.2%	18.5%	17.5%	17.8%	13.2%	13.1%	10.2%	10.1%
Carpenters	4.0%	3.9%	2.1%	3.1%	3.0%	3.0%	3.0%	3.0%	4.0%	4.7%	4.5%	6.3%
Cement Mason	0.5%	0.3%	0.2%	0.2%	0.1%	0.1%	0.1%	0.1%	0.5%	0.4%	0.4%	0.4%
Electrician	19.2%	20.5%	20.7%	20.7%	20.5%	18.4%	17.6%	18.8%	16.9%	15.1%	15.7%	16.4%
Ironworker	8.1%	3.5%	3.4%	3.5%	3.4%	3.6%	3.7%	3.7%	4.0%	4.5%	4.5%	4.7%
Laborer	6.2%	7.0%	7.1%	7.1%	7.2%	9.2%	9.5%	9.6%	10.5%	11.4%	12.9%	13.5%
Millwright	5.3%	4.9%	4.7%	4.6%	4.5%	4.0%	4.2%	4.0%	4.5%	3.9%	3.7%	3.6%
Operating Eng	5.5%	6.4%	5.5%	5.5%	5.5%	5.9%	6.9%	5.9%	5.5%	6.5%	8.0%	5.9%
Pipefitter	30.7%	30.1%	29.9%	26.5%	29.0%	28.0%	28.9%	29.4%	30.0%	30.5%	29.6%	28.2%
Teamster	1.7%	1.9%	2.2%	2.2%	2.2%	2.9%	3.0%	3.1%	3.3%	3.5%	3.5%	3.9%
Plant Operators	2.1%	2.2%	2.8%	3.7%	4.6%	6.1%	8.6%	8.6%	7.4%	7.5%	8.5%	9.2%

	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	2009						2010
Craft	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10
Boilermakers	10.0%	7.5%	7.5%	7.5%	6.4%	7.0%	8.6%	10.2%	1.4%	1.1%	1.1%	0.8%
Carpenters	5.4%	6.2%	4.5%	4.5%	3.5%	3.2%	2.7%	2.4%	2.4%	2.2%	2.2%	1.5%
Cement Mason	0.4%	0.4%	0.5%	0.2%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.0%
Electrician	16.5%	16.5%	15.5%	16.2%	17.2%	15.5%	14.5%	11.5%	11.6%	10.3%	9.4%	7.5%
Ironworker	4.7%	4.8%	4.7%	4.5%	3.7%	3.9%	3.6%	4.1%	4.4%	4.7%	4.7%	4.5%
Laborer	13.6%	15.4%	16.1%	16.4%	17.0%	18.1%	21.5%	23.5%	29.2%	32.7%	32.5%	35.1%
Millwright	3.2%	3.6%	3.1%	3.0%	1.1%	1.0%	1.5%	1.5%	1.0%	0.5%	0.5%	0.0%
Operating Eng	6.0%	6.5%	6.7%	6.8%	6.9%	7.1%	7.7%	8.4%	6.9%	9.7%	9.6%	10.2%
Pipefitter	27.7%	32.4%	33.0%	32.6%	33.1%	28.5%	19.5%	14.5%	12.1%	8.9%	8.9%	5.5%
Teamster	4.0%	4.7%	5.0%	5.2%	5.6%	6.0%	7.3%	6.3%	10.2%	11.5%	11.5%	12.5%
Plant Operators	9.5%	2.9%	3.1%	3.5%	5.4%	9.0%	12.6%	14.7%	18.7%	18.5%	19.2%	21.5%

	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	2010						2011
Craft	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11
Boilermakers	0.5%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%
Carpenters	1.6%	2.0%	2.0%	2.0%	2.0%	2.0%	2.0%	2.0%	2.0%	2.0%	2.0%	2.0%
Cement Mason	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Electrician	7.5%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%
Ironworker	4.7%	6.0%	6.0%	6.0%	6.0%	6.0%	6.0%	8.0%	6.0%	6.0%	6.0%	6.0%
Laborer	34.9%	45.0%	45.0%	45.0%	45.0%	45.0%	45.0%	45.0%	45.0%	45.0%	45.0%	45.0%
Millwright	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Operating Eng	10.1%	13.0%	13.0%	13.0%	13.0%	13.0%	13.0%	13.0%	13.0%	13.0%	13.0%	13.0%
Pipefitter	5.5%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
Teamster	12.5%	16.0%	16.0%	16.0%	16.0%	16.0%	16.0%	16.0%	16.0%	16.0%	16.0%	16.0%
Plant Operators	22.1%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Change Order # 12b — Attachment K
Appendix 14 — Construction Labor Adjustment
Attachment 3 — Escalation Value
(Value of 0.1% Increase)

2005		2006		2007		2008		2009		2010
	Value of		Value of		Value of		Value of		Value of		Value of
	0.1%		0.1%		0.1%		0.1%		0.1%		0.1%
Month	Increase	Month	Increase	Month	Increase	Month	Increase	Month	Increase	Month	Increase
Jan-05	$0	Jan-06	$375	Jan-07	$12,927	Jan-08	$23,739	Jan-09	$15,147	Jan-10	$4,650
Feb-05	$0	Feb-06	$489	Feb-07	$16,141	Feb-08	$24,359	Feb-09	$12,434	Feb-10	$3,695
Mar-05	$0	Mar-06	$2,816	Mar-07	$17,045	Mar-08	$24,330	Mar-09	$12,096	Mar-10	$3,631
Apr-05	$0	Apr-06	$3,558	Apr-07	$17,032	Apr-08	$23,004	Apr-09	$11,301	Apr-10	$3,471
May-05	$0	May-06	$4,475	May-07	$16,785	May-08	$21,787	May-09	$11,254	May-10	$3,099
Jun-05	$0	Jun-06	$6,260	Jun-07	$17,612	Jun-08	$20,706	Jun-09	$11,209	Jun-10	$3,077
Jul-05	$135	Jul-06	$7,223	Jul-07	$19,214	Jul-08	$19,108	Jul-09	$9,608	Jul-10	$2,505
Aug-05	$196	Aug-06	$7,515	Aug-07	$20,268	Aug-08	$18,636	Aug-09	$8,794	Aug-10	$157
Sep-05	$202	Sep-06	$8,506	Sep-07	$21,422	Sep-08	$18,285	Sep-09	$8,247	Sep-10	$145
Oct-05	$204	Oct-06	$9,855	Oct-07	$21,784	Oct-08	$17,260	Oct-09	$7,593	Oct-10	$0
Nov-05	$236	Nov-06	$10,749	Nov-07	$22,305	Nov-08	$16,803	Nov-09	$6,737	Nov-10	$0
Dec-05	$347	Dec-06	$10,913	Dec-07	$24,427	Dec-08	$15,712	Dec-09	$5,612	Dec-10	$0
Assumes June 30, 2005 Mobilization Notice and July 30, 2005 FNTP.

CONFIDENTIAL
Appendix 14 — Construction Labor Adjustment
Attachment 4 — Sample Actual Wage Rate Calculation
Sample calculation based on September 2007 wages with 4.1% escalation per year

	Boilermakers	Carpenters	Cement Mason	Electrician	Ironworker	Laborer	Millwright	Operating Eng	Pipefitter	Teamsters	** Plant
	BM	CP	CM	EL	IW	LB	MW	OE	PF	TD	Operators

Journeyman Wage	$32.46	$31.41	$30.74	$34.10	$30.73	$26.90	$30.32	$34.98	$34.06	$28.41	na
H & W	$6.78	$7.05	$5.23	$7.28	$8.24	$5.23	$7.05	$8.10	$7.63	$6.14	na
Pension	$6.05	$4.52	$4.58	$3.05	$3.48	$3.99	$3.35	$7.05	$3.73	$4.99	na
Vacation	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	na
Apprenticeship	$0.53	$0.33	$0.23	$0.47	$0.47	$0.26	$0.33	$0.53	$0.74	$0.00	na
Annuity	$3.52	$0.00	$0.00	$3.05	$4.11	$0.00	$4.46	$0.00	$0.00	$0.00	na
Other	$0.23	$0.19	$0.18	$1.33	$0.20	$0.28	$0.20	$0.29	$0.23	$0.06	na
Other	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	na

Journeyman Subtotal Wage	$49.57	$43.50	$40.96	$49.28	$47.23	$36.66	$45.71	$50.95	$46.39	$39.60	na

*FICA	$2.48	$2.40	$2.35	$2.61	$2.35	$2.06	$2.32	$2.68	$2.61	$2.17	na
*FUI	$0.26	$0.25	$0.25	$0.27	$0.25	$0.22	$0.24	$0.28	$0.27	$0.23	na
*SUI	$0.44	$0.42	$0.41	$0.46	$0.41	$0.36	$0.41	$0.47	$0.46	$0.38	na

Actual Wage Rate	$52.75	$46.57	$43.97	$52.62	$50.24	$39.30	$48.68	$54.38	$49.73	$42.38	$59.90 **

*	FICA calculated at 7.65% of Journeyman wage, FUI calculated at 0.80% of Journeyman wage, and SUI calculated at 1.35% of Journeyman wage.

**	Plant Operators Actual Wage Rates will be based on either (a) the rates charged by the Operator as described in Section 13.1.6.1 of the Contract, or (b) a build up of rates as described in this Attachment 4.

CONFIDENTIAL
Appendix 14 — Construction Labor Adjustment
Attachment 5 — Sample Calculation

Craft	Sept 07 Reference			Sept 07 Actual
	Rates	Craft Mix	Wage Rates	Rates	Craft Mix	Wage Rates
Boilermakers	52.54	18.8%	9.88	52.75	18.8%	9.92
Carpenters	46.40	4.9%	2.27	46.57	4.9%	2.28
Cement Mason	43.80	0.4%	0.18	43.97	0.4%	0.18
Electrician	52.42	19.9%	10.43	52.62	19.9%	10.47
Ironworker	50.04	9.3%	4.65	50.24	9.3%	4.67
Laborer	39.15	7.6%	2.98	39.30	7.6%	2.99
Millwright	48.50	4.9%	2.38	48.68	4.9%	2.39
Operating Eng	54.17	6.2%	3.36	54.38	6.2%	3.37
Pipefitter	49.54	26.0%	12.88	49.73	26.0%	12.93
Teamster	42.21	2.0%	0.84	42.38	2.0%	0.85
Plant Operators	59.67	0.0%	0.00	59.90	0.0%	0.00
		100%			100%
Weighted Average Wage Rate		Reference>>	49.85		Actual>>	50.05

Adjustment factor	0.40%	(50.05 / 49.85) — 1
Value of 0.1% for Sept 2007	$24,359

Construction Labor Escalation Adjustment	$97,436

Change Order #12b
Attachment I
Revised Appendix A20
Milestone Dates
Based on July 30, 2005 FNTP.

Milestones for Unit 1:
Milestone #1: Decomissioning Complete Date	7/30/05
Mileslone #2: Steam Turbine Delivery Date	10/30/07
Milestone #3: First Boiler Firing Date	4/30/09
Milestone #4: Scheduled Commercial Operation Date	9/30/09

Milestones for Unit 2:
Milestone #1: Decomissioning Complete Date	7/30/05
Milestone #2: Steam Turbine Delivery Date	10/30/08
Milestone #3: First Boiler Firing Date	4/30/10
Milestone #4: Scheduled Commercial Operation Date	9/30/10

Exhibit 99.2
Change Order No 8 (CPR021) FNTP Delay
This Change Order shall constitute the agreement of the parties as to the course of action to mitigate and manage the impact of the court decision described in the Company’s letter dated December 6, 2004. As a result of the Court Decision, the Company is anticipating that it will not be able to issue FNTP to Contractor as contemplated in Section 3.2 of the Contract on March 1, 2004, and is issuing this Change Order to address the change in the date of FNTP. Company anticipates issuing FNTP between May 1, 2005 and July 1, 2005.
The Parties agree to the following modifications:
1.	Contract Price. Section 3.3a is amended to cover the period from May 1, 2005 to July 1, 2005. During this extended period the Contract Price shall be increased by $200,000 per day for each day of delay beyond May 1, 2005 until the earlier of issuance of the FNTP or May 31, 2005. In the event FNTP is delayed beyond May 31, 2005, the Contract Price shall increase by $230,000 per day for each day between June 1, 2005 until the earlier of the issuance of FNTP or July 1, 2005. The Contractor may invoice for 25% of this Contract Price increase accrued under 3.3(a) upon the day of the issuance of the FNTP. The remaining amount will be evenly distributed through the next 12 months.

The Contract Price increase above compensates Contractor for any increase to the Intake Tunnel Subcontract resulting from the delay in issuance of FNTP provided by this Change Order, and for the purpose of Section 17.6.6 any resultant increase shall be deducted from the Actual Intake Tunnel Subcontract Costs. The Actual Intake Tunnel Subcontract Costs shall continue to include any other costs as intended in Section 17.6.

2.	Renegotiation. If Company is unable to issue the FNTP by July 1, 2005, the Parties shall meet to determine if the impact for the additional delay can be managed in a commercially reasonable manner. As the result of such discussion, Company may issue an additional Change Order or exercise any other rights under the Contract.

3.	Revised Payment Schedule. The monthly invoice amounts in the Payment Schedule as set forth in Appendix A11a and the Milestone Dates as set forth in Appendix A20 are amended by this Change Order as shown in Attachments 1 and 2 respectively assuming FNTP is issued on July 1, 2005. This includes previously revised Payment Schedules modified by Change Orders numbered 1 to 7. The Parties agree that the Payment Events in the revised Payment Schedule need to be adjusted to be consistent with the revised Project Baseline Schedule in Section 5 of this Change Order. The Contractor agrees to reorganize the Payment Events, for Company’s approval, to match the revised Payment Schedule monthly invoice amounts and to be consistent with the revised Project Baseline Schedule within 30 days of execution of this Change Order.

In the event FNTP is issued prior to July 1, 2005, the Parties agree to amend the Payment Schedule to reflect the new FNTP date.

4.	Schedule Bonus. The parties have agreed that the Contractor shall be paid a Schedule Bonus of $125,000 per day for each full day Unit 1 is turned over during the months of June, July and August 2009 prior to the Guaranteed Turnover Date for Unit 1 up to a total of sixty days. The Schedule Bonus may be invoiced upon the Turnover Date.

5.	Schedule. Contractor shall assume a July 1, 2005 FNTP and shall;
a)	revise the Project Baseline Schedule and Construction Plan to reflect this Change Order and deliver both to Company within 30 days of the execution of this Change Order. The Contractor shall perform Work necessary to meet the revised Schedule and any other requirements under the Contract, and

b)	develop and provide to Company for its approval, the mitigation and management plan by January 30, 2005, and

c)	revise Appendix A8 for releases of Contractor’s activities prior to issuance of FNTP to reflect the mitigation plan and the revised Payment Schedule, and

d)	revise the Description of Phases and Interface Activities List provided to Company in accordance with Sections 4.1.4.1 and 4.1.6 of the Contract within 30 days after execution of this Change Order to reflect this Change Order.
6.	Mobilization. Company shall issue a mobilization notice 45 days in advance of FNTP (“Mobilization Notice”) to Contractor, provided a mobilization plan has been approved by the Company, and Company has obtained necessary authority from a governmental authority with jurisdiction over the Project. If Company has obtained necessary authority in sufficient time to give longer than a 45 day notice. Company will provide a longer Mobilization Notice up to 60 days in advance. The mobilization plan shall be included as part of the mitigation and management plan and shall be limited to:
a)	mobilization of the tunnel contractor and its subcontractors to mobilize barges, a construction platform and other marine equipment offshore;

b)	mobilization of the tunnel contractor and its subcontractors to the Project Site, including the establishment of their offices, shops, and equipment necessary to commence construction of the tunnel downshafts;

c)	mobilization of the earthworks contractor and its subcontractors to the Project Site, including the establishment of their offices, shops, and equipment necessary to commence construction; and

d)	other reasonable activities that Contractor determines are necessary to support the FNTP date and approved by Company.
If Company has not issued a Mobilization Notice by May 15, 2005, other than for failure by Contractor to deliver a reasonable mobilization plan, and Company decides to proceed with the Project, then the parties shall use commercially reasonable efforts to negotiate further amendments to the Contract to enable the Project to proceed with minimal cost and schedule impacts.
7.	Termination Can under LNTP. If Company terminates the Contract prior to FNTP, Company’s entire liability to Contractor is capped at the amounts due under the then-current limited notice to proceed (LNTP). Company shall issue LNTPs on or about the first Business Day of each month to include the progress payment for that month plus the termination amount included in the Termination Cap Schedule for Subcontractors as shown in Attachment 3 to this Change Order. The Company has no liability to Contractor for any of its procurement activities that may increase Contractor’s liability beyond that expressly provided for in this Change Order. As provided in Section 3.1, Contractor’s recovery for termination is subject to Contractor demonstrating that it performed LNTP Work and verifying justifiable third party costs. Should Company elect to terminate or suspend the Contact, Company will provide instructions to Contractor and where necessary issue Change Orders for termination or suspension related work by Contractor.

Company will discuss the various options with Contractor should termination or suspension become necessary.
8.	Complete Agreement. Contractor agrees that this Change Order Number 8 fully compensates Contractor for any and all impacts including Contract Price special adjustment Section 17.7 (Labor Cost Escalation) resulting from the delay in FNTP if such FNTP is issued by July l, 2005.

9.	All other Terms and Conditions of the Contract shall remain in full force and effect.

	COMPANY APPROVAL:	CONTRACTOR APPROVAL:

	Agreed and Accepted	Agreed and Accepted
	For and on behalf of	For and on behalf of
	Elm Road Services, LLC	Bechtel Power Corporation

Signature:	/s/ Robert P. Turkowski	/s/ Eddy Liu
Name:	Robert P. Turkowski	Eddy Liu
Title:	Vice President	Principal Vice President
Date:	12-23-04	12-23-04

Change Order 8 (CPR021)	Attachment 1	Confidential
Payment Schedule
Revised Appendix 11A Monthly Invoice Values
Based on July 1st 2005 FNTP
Elm Road Generating Station Supercritical, Job Number 24896
Bechtel Power Corporation Payment Schedule Summary (USD)

Payment	Invoice	Payment Due	Adjusted	Cumulative
Number	Date	Date	Invoice	Invoice
0 (Pre LNTP)	N/A	Thru 04/28/2004	11,758,609	11,758,609
1	04/25/04	05/25/04	3,000,391	14,759,000
2	05/25/04	06/25/04	4,000,000	18,759,000
3	06/25/04	07/25/04	3,000,000	21,759,000
4	07/25/04	08/25/04	3,000,000	24,759,000
5	08/25/04	09/25/04	3,000,000	27,759,000
6	09/25/04	10/25/04	10,089,000	37,848,000
7	10/25/04	11/25/04	11,892,768	49,740,768
8	11/25/04	12/25/04	13,447,845	63,188,613
9	12/25/04	01/25/05	11,759,000	74,947,613
10	01/25/05	02/25/05	3,800,000	78,747,613
11	02/25/05	03/25/05	1,500,000	80,247,613
12	03/25/05	04/25/05	2,500,000	82,747,613
13	04/25/05	05/25/05	4,300,000	87,047,613
14	05/25/05	06/25/05	4,300,000	91,347,613
15	06/25/05	07/25/05	4,617,000	95,964,613
16	07/25/05	08/25/05	41,839,155	137,803,768
17	08/25/05	09/25/05	17,532,625	155,336,393
18	09/25/05	10/25/05	19,413,625	174,750,018
19	10/25/05	11/25/05	25,623,834	200,373,852
20	11/25/05	12/25/05	23,688,625	224,062,477
21	12/25/05	01/25/06	25,729,625	249,792,102
22	01/25/06	02/25/06	23,023,625	272,815,727
23	02/25/06	03/25/06	23,029,625	295,845,352
24	03/25/06	04/25/06	21,057,625	316,902,977
25	04/25/06	05/25/06	25,643,125	342,546,102
26	05/25/06	06/25/06	27,799,642	370,345,744
27	06/25/06	07/25/06	38,178,142	408,523,886
28	07/25/06	08/25/06	35,649,642	444,173,528
29	08/25/06	09/25/06	39,848,000	484,021,528
30	09/25/06	10/25/06	32,696,000	516,717,528
31	10/25/06	11/25/06	39,425,000	556,142,528
32	11/25/06	12/25/06	28,120,000	584,262,528
33	12/25/06	01/25/07	43,038,812	627,301,340
34	01/25/07	02/25/07	44,978,017	672,279,357
35	02/25/07	03/25/07	45,533,000	717,812,357
36	03/25/07	04/25/07	46,273,000	764,085,357
37	04/25/07	05/25/07	45,384,000	809,469,357
38	05/25/07	06/25/07	51,338,000	860,807,357
39	06/25/07	07/25/07	51,457,000	912,264,357

Change Order 8 (CPR021)	Attachment 1	Confidential
Payment Schedule

Payment	Invoice	Payment Due	Adjusted	Cumulative
Number	Date	Date	Invoice	Invoice
40	07/25/07	08/25/07	89,437,000	1,001,701,357
41	08/25/07	09/25/07	51,495,500	1,053,196,857
42	09/25/07	10/25/07	53,914,000	1,107,110,857
43	10/25/07	11/25/07	67,571,000	1,174,681,857
44	11/25/07	12/25/07	49,406,000	1,224,087,857
45	12/25/07	01/25/08	48,985,000	1,273,072,857
46	01/25/08	02/25/08	49,296,000	1,322,368,857
47	02/25/08	03/25/08	46,895,000	1,369,263,857
48	03/25/08	04/25/08	46,813,000	1,416,076,857
49	04/25/08	05/25/08	43,892,000	1,459,968,857
50	05/25/08	06/25/08	42,930,000	1,502,898,857
51	06/25/08	07/25/08	43,487,000	1,546,385,857
52	07/25/08	08/25/08	64,040,000	1,610,425,857
53	08/25/08	09/25/08	40,706,000	1,651,131,857
54	09/25/08	10/25/08	32,012,000	1,683,143,857
55	10/25/08	11/25/08	30,310,000	1,713,453,857
56	11/25/08	12/25/08	27,316,000	1,740,769,857
57	12/25/08	01/25/09	24,338,000	1,765,107,857
58	01/25/09	02/25/09	22,086,000	1,787,193,857
59	02/25/09	03/25/09	22,444,000	1,809,637,857
60	03/25/09	04/25/09	18,445,000	1,828,082,857
61	04/25/09	05/25/09	13,630,000	1,841,712,857
62	05/25/09	06/25/09	22,193,000	1,863,905,857
63	06/25/09	07/25/09	30,136,000	1,894,041,857
64	07/25/09	08/25/09	23,245,000	1,917,286,857
65	08/25/09	09/25/09	20,310,000	1,937,596,857
66	09/25/09	10/25/09	29,505,000	1,967,101,857
67	10/25/09	11/25/09	11,855,000	1,978,956,857
68	11/25/09	12/25/09	11,908,000	1,990,864,857
69	12/25/09	01/25/10	7,591,000	1,998,455,857
70	01/25/10	02/25/10	6,393,000	2,004,848,857
71	02/25/10	03/25/10	5,847,000	2,010,695,857
72	03/25/10	04/25/10	5,697,000	2,016,392,857
73	04/25/10	05/25/10	7,075,000	2,023,467,857
74	05/25/10	06/25/10	7,022,000	2,030,489,857
75	06/25/10	07/25/10	8,583,000	2,039,072,857
76	07/25/10	08/25/10	1,438,000	2,040,510,857
77	08/25/10	09/25/10	514,000	2,041,024,857
78	09/25/10	10/25/10	1,842,000	2,042,866,857
79	10/25/10	11/25/10	796,000	2,043,662,857
80	11/25/10	12/25/10	—	2,043,662,857
TOTAL TO DATE			2,043,662,857

	2004	2005	2006	2007	2008	2009	2010	Total
EPC Payment	$74,947,613	$249,629,381	$508,080,363	$650,391,500	$361,007,000	$166,584,000	$13,173,000	$2,023,812,857

Final Bechtel	$74,947,613	$174,844,489	$377,509,238	$645,771,517	$492,035,000	$233,348,000	$45,207,000	$2,043,662,857

						Delta		$19,850,000

Change Order 8 (CPR021) Attachment 2
Revised APPENDIX A20
MILESTONE DATES
Milestones for Unit 1:

Milestone #1:	Decommissioning Complete Date	7/1/05
Milestone #2:	Steam Turbine Delivery Date	10/1/07
Milestone #3:	First Boiler Firing Date	4/1/09
Milestone #4:	Scheduled Commercial Operation Date	9/1/09
Milestones for Unit 2:

Milestone #1:	Decommissioning Complete Date	7/1/05
Milestone #2:	Steam Turbine Delivery Date	10/1/08
Milestone #3:	First Boiler Firing Date	4/1/10
Milestone #4:	Scheduled Commercial Operation Date	9/1/10

Change Order 8 (CPR021)	Attachment 3 Termination Cap Schedule	Confidential

Month	Termination Liability
Jan-05	$2,349,056
Feb-05	$4,339,282
Mar-05	$7,723,837
Apr-05	$10,388,875
May-05	$10,000,000
Jun-05	$10,000,000

Exhibit 99.3
Change Order 12 A, CPR031A
This Change Order, dated as of May 31, 2005, shall constitute the agreement of the parties as to the impact caused to Contractor in respect of the Hitachi America Ltd. turbine generator and boiler subcontracts for the Project (collectively, the “Purchase Orders”) due to a Mobilization Notice, described in Section 6 of Change Order 8, not being issued on or before May 15, 2005 and Company not authorizing Contractor to release the Purchase Orders on or prior to June 1, 2005.
The parties agree as follows:
1.	Contract Terms.
a.	Contract Price.

The Contract Price shall be increased by $12,600,000, if Company authorizes Contractor to release the Purchase Orders between June 1, 2005 and July 13, 2005. If such release of the Purchase Orders is not issued between June 1, 2005 and July 13, 2005, there is no change in the Contract Price.

The increase in Contract Price above compensates Contractor for any increase to the Purchase Orders resulting from the Company not issuing a Mobilization Notice on or prior to May 15, 2005 and not authorizing Contractor to release the Purchase Orders on or prior to June 1, 2005.

b.	Revised Payment Schedule.

The Parties agree that the Contract Price increase described in this Change Order 12a will only be payable if Company authorizes Contractor to release the Purchase Orders and will be payable in accordance with a monthly schedule to be negotiated between the Parties and attached to a separate Change Order 12b (pending as of the date hereof).

Additionally, Company agrees to increase payment number 15 contained in Appendix A11a (the Payment Schedule) by $642,296 for this Change Order 12a to $7,005,800. This increase shall cover the period through July 13, 2005 solely in respect of these Purchase Orders.

c.	Revised Termination Cap Schedule.

For the period through July 13, 2005, this Change Order 12a shall not increase the Termination Cap shown for June 2005 provided in Change Order 11 Revision 2, dated March 1, 2005.

Change Order 12 A, CPR031A
2.	Renegotiation.

If the Company elects to issue a release of the Purchase Orders after July 13, 2005, the parties shall enter into a Change Order that reflects any price, schedule, or other impacts to the Contract relating to such later issuance of the release of the Purchase Orders.

Company Approval Agreed and Accepted for and on Behalf of Elm Road Services LLC.
Signature	/s/ Robert P. Turkowski
Name	Robert P. Turkowski
Title	Vice President
Date	6-3-05

Contractor Approval Agreed and Accepted for and on Behalf of Bechrel Power Corporation
Signature	/s/ Eddy Liu
Name	Eddy Liu
Title	Principal Vice President
Date	6-3-05

Final Complete Version

Exhibit 99.4

Change Order No 12b (CPR031) FNTP Delay

As a result of the Dane County Circuit Court decision dated November 29, 2004 (the "Decision") to vacate and remand the Project's Certificate of Public Convenience and Necessity ("CPCN") the Company and Contractor entered into Change Order 8 dated December 23, 2004 that provided for a Contract Price adjustment that would cover all impacts of delay in issue of the FNTP for the period May 1, 2005 to July 1, 2005 if Company was able to issue FNTP on or prior to July 1, 2005. The parties also agreed on a minimum 45 day period for mobilization prior to FNTP whereby Company would issue a Mobilization Notice on or prior to May 15, 2005.

The appeal seeking to reinstate the CPCN was concluded on June 28, 2005, the date on which the Wisconsin Supreme Court reversed the Decision. The Mobilization Notice was not issued by May 15, 2005 as provided in Section 6 of Change Order 8, therefore the Parties agree to the following:

1. Mobilization Notice. The Mobilization Notice may be issued any time on or prior to July 13, 2005, which authorizes Contractor to perform the activities described in the mobilization plan. Contractor will be given a minimum 30 day mobilization period prior to FNTP. A mobilization plan consistent with the 30-day mobilization period is attached as Attachment L.

   The Parties agree that Appendix A8 (Scheduled Releases) is revised as provided in Attachment B.

2. Payment. There will be no change to payment number 15 for the month of June 2005, agreed through Change Order 12A, based on the assumption of a Mobilization Notice being issued on June 30, 2005.

   The form of LNTP for July 2005 is shown in Attachment E and is prepared on the basis of the following assumptions:

   (i) Mobilization Notice on June 30, 2005;
   (ii) FNTP on July 30, 2005;
   (iii) The releases identified in Appendix A8 are made on the release dates stated in Appendix A8 (Attachment B).

   In the event of any deviation from the above assumptions, then a revised LNTP for July 2005 shall be issued in accordance with Attachment A, if applicable.

   The form of LNTP for August 2005 is shown in Attachment E and is prepared on the basis of the following assumptions:

   (i) Mobilization Notice on June 30, 2005;
   (ii) FNTP after July 31, 2005;
   (iii) The releases identified in Appendix A8 are made on the release dates stated in Appendix A8 (Attachment B).

   In the event of any deviation from the above assumptions, then a revised LNTP for August 2005 shall be issued in accordance with Attachment A, if applicable.

APJ

Page 1 of 18

3. Contract Price. Section 3.3a of the Contract, as amended by Change Order 8, is further amended to cover the period from July 1, 2005 to August 30, 2005. During this extended period, the Contract Price shall be increased in accordance with Attachment F until FNTP is issued. The Contractor may invoice for this Contract Price increase in accordance with Attachment G following issuance of the FNTP.

The Contract Price increase above includes compensation to Contractor for any increase to the Intake Tunnel Subcontract resulting from the delay in issuance of FNTP provided by this Change Order provided that Company authorizes Contractor to release the Intake Tunnel Subcontractor in accordance with Appendix A8, as attached, and for the purpose of Section 17.6.6 of the Contract any resultant increase shall be deducted from the Actual Intake Tunnel Subcontract Costs. The Actual Intake Tunnel Subcontract Costs shall continue to include any other costs as intended in Section 17.6 of the Contract.

If the Company elects to authorize the Contractor to release the Intake Tunnel Subcontractor later than the date stated in Appendix A8, the parties shall enter into a Change Order in accordance with the Contract relating to such later authorization.

4. Renegotiation. If Company does not issue the FNTP by July 30, 2005 and does not expect to do so by August 30, 2005, then the Parties shall meet to determine if the impact for the additional delay can be managed in a commercially reasonable manner, with the further price and schedule impacts being covered by a Change Order. As the result of such discussion, Company may issue such Change Order, and, in the event that FNTP is not issued by August 30, 2005, the parties may exercise any other rights under the Contract.

If (i) the Company does not issue FNTP by 12 noon (Eastern Time) on August 30, 2005; and (ii) a Change Order and an LNTP for September 2005 has not been agreed between the parties by 12 noon (Eastern Time) on such date; and (iii) Company has not exercised any of its other rights under the Contract by such date and time, then the Company shall, effective as of such date and time, suspend performance of the Work in accordance with Article 21 of the Contract.

5. Revised Appendices. Assuming the following:

(i) Mobilization Notice on June 30, 2005;
(ii) FNTP on July 30, 2005;
(iii) The releases identified in Appendix A8 are made on the release dates stated in Appendix A8 (Attachment B).;

then:

a. The monthly invoice amounts in the Payment Schedule as set forth in Appendix A11a are amended as shown in Attachment H; this includes previously revised Payment Schedules modified by Change Orders numbered 1 through 12A. The Parties agree that the Payment Events in the revised Payment Schedule need to be adjusted to be consistent with the revised Project Baseline Schedule. The Contractor agrees to reorganize the Payment Events within 30 days of this Change Order, for Company's approval, to match the revised Payment Schedule monthly invoice amounts and to be consistent with the revised Project Baseline Schedule.
b. The Milestone Dates as set forth in Appendix A20 are amended as shown in Attachment I;
c. The assumed craft mix as set forth in Attachment 2 of Appendix 14 is amended as shown in Attachment J;
d. The escalation values as set forth in Attachment 3 of Appendix 14 are amended as shown in Attachment K.

RPJ

Page 2 of 18

If any of the events described in this section 5 (i), (ii), or (iii) above occur later than the dates stated in (i), (ii), or (iii), respectively, then the Parties agree to amend the above Appendices to reflect the actual FNTP date, if needed.

6. Schedule. Contractor shall;

a) revise the Contract Schedule within 30 days of Mobilization Notice, assuming a FNTP 30 days after Mobilization Notice.

b) revise the Project Baseline Schedule within 60 days of FNTP if required by either Party.

c) the definition of "Guaranteed Turnover Dates" in the Contract is amended as follows:

i replace the second sentence with the following wording :

For the Unit 1 Facility, that date is the expiration of fifty (50) months from the later to occur of the following: (a) the issuance of FNTP in accordance with Section 3.2; and (b) the expiration of thirty (30) days after the date on which Company authorizes Contractor to make all the releases identified in Appendix A8 as special releases (or, in the event that Company authorizes such special releases at different times, the expiration of thirty (30) days after the date on which Company authorizes Contractor to make the last of such special releases).

ii replace the third sentence with the following wording :

For Unit 2, that date is the expiration of sixty-two (62) months from the later to occur of the following: (a) the issuance of FNTP in accordance with Section 3.2; and (b) the expiration of thirty (30) days after the date on which Company authorizes Contractor to make all the releases identified in Appendix A8 as special releases, (or, in the event that Company authorizes such special releases at different times, the expiration of thirty (30) days after the date on which Company authorizes Contractor to make the last of such special releases).

7. Complete Agreement. Contractor agrees that this Change Order Number 12b, in conjunction with Change Order 12a, fully compensates Contractor for any and all impacts including without limitation Contract Price and schedule resulting from, (a) the delay in the issuance of the Mobilization Notice resulting from the Decision for the period between May 15, 2005 to July 13, 2005 if Mobilization Notice is issued on or prior to July 13, 2005; and (b) the delay in FNTP resulting from the Decision for the period July 1, 2005 to August 30, 2005 if such FNTP is issued on or before August 30, 2005; provided that, with respect to both (a) and (b), in the event of a termination by Company, Company's liabilities shall be governed by the then-current LNTP. This Change Order is intended to be interpreted in conjunction with Change Order 8 to the extent not expressly superseded by this Change Order 12b.

8. Letter of Credit.

(a) On or before July 6 2005, Company shall furnish to Contractor an absolute irrevocable letter of credit from J.P. Morgan Chase Bank N.A. in substantially the same form attached as Attachment M ("Letter of Credit") in order to provide additional security to Contractor for Company's termination liabilities prior to issuance of the FNTP. The maximum drawable amount under such Letter of Credit shall be $13,757,461 until 12 noon (Eastern Time) on July 13, 2005, $24,465,461 for the period from 12:01pm (Eastern Time) on July 13, 2005 until July 31, 2005, and thereafter the maximum drawable amount under such Letter of Credit shall be $30,000,000.

RPJ

Page 3 of 18

(b) Contractor shall be entitled to draw under the Letter of Credit for amounts due to it under Section 23.3.1(b) and (c) of the Contract up to the termination amount in the then existing LNTP in the event that (i) Company terminates the Contract in accordance with Section 23.3 of the Contract (ii) Contractor submits an invoice to Company in accordance with Section 23.3 of the Contract, together with the documents required to be submitted by Contractor under the Contract. If all required documents are not available to Contractor at the time it submits its invoice, then Contractor, in temporary lieu thereof, shall submit all documents it has in its possession supporting the amount claimed and a sworn statement of Contractor that it has incurred, or to its best knowledge will incur, the amount invoiced to terminate Contractor's Subcontractors and (iii) Company does not pay the invoice in full within thirty days of Company's receipt of such invoice, documentation and sworn statement.

(c) A purpose of the Letter of Credit and the partial document submission process prescribed in subparagraph (b) above is to provide Contractor with an emergency source of cash flow to which it is entitled during a time period after termination of the Contract. Draws, therefore, under the Letter of Credit or amounts paid by Company under subparagraph (b) above shall be treated as an advance. If draws are made under the Letter of Credit or amounts are paid by Company under subparagraph (b) above, Contractor is nevertheless still obligated to comply with the Contract, including verifying the amounts claimed in accordance with the Contract. Company reserves the right to further review the amounts sought by or paid to Contractor under subparagraph (b) above and seek recovery from Contractor for any amounts paid under the Letter of Credit or paid by the Company under subparagraph (b) which Company disputes as to entitlement or amount. Contractor shall reimburse Company any amounts drawn under the Letter of Credit or paid by the Company under subparagraph (b) that are later determined to be improper with respect to either entitlement or amount. For the avoidance of doubt Contractor is entitled to issue a further invoice to cover final termination amounts payable pursuant to Section 23.3.1(b) and (c) of the Contract to the extent that they become due and that all invoices for such amounts do not exceed the termination amount in the then applicable LNTP. Furthermore the Contractor shall provide final lien releases and waivers for all Subcontractors in accordance with section 23.3.2.

(d) The Letter of Credit shall remain in effect until the earlier of (i) issuance of the FNTP (ii) 45 days after the effective date of termination or (iii) November 15, 2005.

(e) Contractor shall first proceed against the Letter of Credit before proceeding against the WEC Guarantee in respect of any compensation owed for Company's Termination for Convenience:

(i) to the extent that the Letter of Credit is available and

(ii) to the extent of the face amount of the Letter of Credit then available.

To the extent that any claim made against the letter of Credit is so satisfied by a draw on the Letter of Credit, Contractor shall waive any right to proceed against the WEC Guarantee in respect of such claim. Any claims in excess of the face amount of the Letter of Credit then available may be made against the WEC Guarantee independent of the obligation to claim first against the Letter of Credit and may be made simultaneously, provided that such claim does not exceed the then applicable LNTP cap.

(f) Any notice of termination issued by Company pursuant to Section 23.3 of the Contract shall bear the title "Notice of Termination for Convenience".

RPJ

Page 4 of 18

COMPANY APPROVAL:	**CONTRACTOR APPROVAL:**
	Agreed and Accepted For and on behalf of Elm Road Services, LLC	Agreed and Accepted For and on behalf of Bechtel Power Corporation
Signature:	Robert P. Tutkowski	[signature]
Name:	Robert P. Tutkowski	Eddy Liu
Title:	Vice President	Principal Vice President
Date:	6/29/05	6/29/05

List of Attachments:

Attachment A: Invoice and Termination Sums Prior to FNTP
Attachment B: Appendix A8 Scheduled Releases
Attachment C: Intentionally left blank
Attachment D: Intentionally left blank
Attachment E: Forms of LNTPs
Attachment F: Contract Price Adjustment for July 1, 2005 to August 30, 2005
Attachment G: Schedule for Invoicing of Contract Price Adjustment
Attachment H: Appendix A11a Payment Schedule
Attachment I: Appendix A20 Milestone Dates
Attachment J: Attachment 2 to Appendix 14
Attachment K: Attachment 3 to Appendix 14
Attachment L: Mobilization Plan
Attachment M: Letter of Credit

RPT [initials]

Page 5 of 18

Attachment A

Invoice and Termination Sums Prior to FNTP

RPT

Page 6 of 18

ERGS - LNTP requirements - Change Order #12b Attachment A.

	Invoice	Termination Amount	Invoice plus Termination Amount	LNTP Cap	Comments / Assumptions
May-05			$10,840,000	$104,596,342	
June 2005 LNTP cap - per Agreement dated June 14, 2005	$7,005,800	$10,440,000	$17,445,800	$111,402,142	
LNTP cap July 1 to July 13, 2005 with Mobilization Notice in June 2005	$14,365,218	$13,757,461	$28,122,679	$128,084,821	Assumes earthworks release at the same time as Mobilization Notice
LNTP cap July 1 to July 13, 2005 with no prior Mobilization Notice - with A8 special releases on July 13, 2005.	$12,160,000	$8,290,200	$20,450,200	$121,412,342	
July 2005 LNTP cap following Mobilization Notice and A8 special releases on July 13, 2005	$13,028,000	$21,148,000	$34,176,000	$135,138,142	
July 2005 LNTP cap post July 13, 2005 following Mobilization Notice on June 30 2005	$15,233,218	$24,465,461	$39,698,679	$140,860,821	
August 2005 LNTP cap prior to August 12, 2005 FNTP - Assumes A8 special releases and Mobilization Notice on July 13, 2005.	$13,766,000	$27,516,000	$41,282,000	$155,272,142	
August LNTP cap prior to August 30, 2005 FNTP - assumes A8 special releases and Mobilization Notice on July 13, 2005.	$14,579,000	$40,925,897	$55,504,897	$169,494,839	Reflects delay in FNTP from August 12 to August 30, 2005.
August LNTP cap prior to August 12, 2005 - assumes A8 special releases and Mobilization Notice on June 30, 2005.	$14,491,038	$36,956,886	$51,447,924	$167,843,284	
August LNTP cap prior to August 30, 2005 FNTP - assumes A8 special releases and Mobilization Notice on June 30, 2005.	$15,304,036	$44,507,886	$59,811,924	$178,007,284	
August 2005 invoice liability post August 12 or August 30, 2005 FNTP based on July invoice with A8 special releases on July 13, 2005.	$33,799,305	N/A	N/A	N/A	Assumes A8 special releases on July 13, 2005 and AQCS release on August 12, 2005.
August 2005 invoice liability post August 12 or August 30, 2005 FNTP based on July invoice with A8 special releases on June 30, 2005.	$30,810,611	N/A	N/A	N/A	Assumes A8 special releases on June 30, 2005 and AQCS release on June 30, 2005.
July 2005 invoice following FNTP in July 2005 - payable on August 25, 2005.	$45,843,729				No LNTP cap following FNTP. Sum equates to current FNTP invoice sum ($43.5M) plus agreed % of change Order 12b value.

The Termination Amount and LNTP Cap figures exclude all liability associated with the termination of Intake Tunnel Subcontract following June 30, 2005.
All the above secnarios assume Appendix A8 releases on the dates stated in Appendix A8, except as noted above
"Termination Amount" refers to item (c) of Section 23.3.1 of the Contract
The invoice sum for each month applies in the alternative

RPJ

Attachment B

Appendix A8 Scheduled Releases

RPJ

Page 7 of 18

Attachment B to Change Order 12b

Appendix A8
Scheduled Releases

Contractor will be authorized to provide the services generally described in the Contract Schedule and as reflected in the Payment Schedule.

In addition, Contractor will be authorized to make the following releases prior to FNTP:

Subcontract	Release Date	
Boiler		
- Engineering	complete	
- Material release	13-Jul-05	
Turbine		
- Engineering	complete	
- Material release	13-Jul-05	
AQCS		
- Engineering & alloy prebuy release	complete	
- Material release	30-Jun-05	
Intake tunnel		
- Engineering	complete	
- Material release	30-Jun-05	*
Coal handling		
- Engineering	complete	
- Material release	30-Jun-05	*
Critical alloy pipe (P-91 and low chrome carbon steel)		
- Material release	30-Jun-05	*
Structural steel		
- Material release	30-Jun-05	*
345kV switchyard equipment		
- Engineering	complete	
- Material release	30-Jun-05	*
Station auxiliary transformer		
- Engineering	complete	
- Material release	30-Jun-05	*
Circ water pipe		
- Material release	30-Jun-05	*
Earthworks		
- Mobilization release	30-Jun-05	*
SAT module and switchgear		
- Engineering	30-Jun-05	*
- Material release	30-Jun-05	*
* Designates Special Release		

RPJ [initials]

Attachment B

Attachment C

Intentionally left blank

RPJ

Page 8 of 18

Attachment D

Intentionally left blank

RPJ

Page 9 of 18

we power

Elm Road Services, LLC
A We Power Company
301 W. Wisconsin Ave.
Suite 600
Milwaukee, WI 53203
www.wepowerthefuture.com

tel 414.274.4400
fax 414.274.4492

[Date]

Mr. Eddy Liu, Project Director
Bechtel Power Corporation
5275 Westview Drive
Frederick, MD 21703-8306

Subject: EPC Contract, Elm Road Generating Station
Limited Notice to Proceed July 2005
Financial Authorization

Dear Mr. Liu:

(1) Contractor is authorized to invoice for: $15,233,218 for the revised Payment 16 for the month of July 2005, due 8-25-05. In the event that FNTP is issued in July 2005, then Contractor will be entitled to revise the July invoice to a total amount of $45,843,729 due 8-25-05.

(2) As of the date of this LNTP, Company has paid Contractor in full for all Payments authorized under all previous LNTPs through and including Payment 14 from the revised Payment Schedule. The outstanding payment for Payment 15 will be made on July 25, 2005. Contractor has identified up to $24,465,461 of possible third party cancellation costs in its Subcontracts through July 31, 2005 and is not authorized to incur any additional cancellation obligations in excess of $24,465,461 during July 2005. Therefore, once the invoice for Payment 15 has been paid, the LNTP cap through July 31, 2005 is $140,660,821 which includes Payment 16, Change Order amounts, July cancellation costs and payments made through June 2005. As provided in Section 3.1 of the EPC Contract and Paragraph 7 of Change Order 8, Company shall not be liable for any amounts in excess of the LNTP cap as set forth in this LNTP. All work not authorized by LNTP is at Contractor's risk.

(3) In the event that Company terminates the Contract on or before July 13 2005 prior to Company authorizing Contractor to make the Boiler and Turbine releases identified in Appendix A8, then the following revised figures shall apply in substitution for the figures stated in paragraphs (1) and (2) above:

(a) the invoice amount for the month of July, due 8-25-05, shall be $14,365,218; and
(b) the authorized third party cancellation costs shall be $13,757,461; and
(c) the LNTP cap shall be $129,084,821.

(4) The possible third party cancellation cost and LNTP cap amounts stated in paragraphs (2) and (3) above do not include the net costs of the termination of the Intake Tunnel Subcontract. In the event of termination of the Intake Tunnel Subcontract, Company and Contractor agree to account and reconcile the final amount due the Intake Tunnel Subcontractor. Company shall be responsible for any further amounts due to the Intake Tunnel Subcontractor that Contractor had not been previously paid for.

(5) This LNTP assumes that the Mobilization Notice is issued on June 30, 2005 and that the releases identified in Appendix A8 of the Contract (as revised by Change Order 12b) are made on the dates stated in Appendix A8.

As of the date of this LNTP, all prior LNTPs have expired and no further liabilities exist under those LNTPs.

RPS

1

It is required that you countersign this LNTP and return it to my office no later than July 5, 2005 for it to be valid.

Sincerely

Robert P. Tutkowski
Vice President

Agreed and Accepted:

Eddy Liu, Project Director
Bechtel Power Corporation

Date

RPT

2

we power

Elm Road Services, LLC
A We Power Company
301 W. Wisconsin Ave.
Suite 600
Milwaukee, WI 53203
www.wepowerthefuture.com

tel 414.274.4400
fax 414.274.4492

[Date]

Mr. Eddy Liu, Project Director
Bechtel Power Corporation
5275 Westview Drive
Frederick, MD 21703-8306

Subject: EPC Contract, Elm Road Generating Station
Limited Notice to Proceed August 2005
Financial Authorization

Dear Mr. Liu:

This LNTP shall become effective on August 1, 2005 in the event that the FNTP has not been issued on or before July 31, 2005

Unless Company exercises any of its rights under the Contract to the contrary, Company hereby authorizes Contractor to continue performance of the Work through August 30, 2005.

(1) Contractor is authorized to invoice for: $15,304,038 for the revised Payment 17, for the month of August 2005, due 9-25-05. In the event that FNTP is issued in August 2005, then Contractor will be entitled to revise the August invoice to a total amount of $30,610,511 due 9-25-05.

(2) It is anticipated that, upon this LNTP becoming effective, Company shall have paid Contractor in full for all Payments authorized under all previous LNTPs through and including Payment 15 from the revised Payment Schedule. The outstanding payment for Payment 16 will be made on August 25, 2005. Contractor has identified up to $44,507,886 of possible third party cancellation costs in its Subcontracts through August 30, 2005 and is not authorized to incur any additional cancellation obligations in excess of $44,507,886 up to August 30, 2005. Therefore, once the invoice for Payment 16 has been paid, the LNTP cap through August 30, 2005 is $176,007,284 which includes Payment 17, Change Order amounts, cancellation costs up to August 30, 2005 and payments to be made through July 2005. As provided in Section 3.1 of the EPC Contract and Paragraph 7 of Change Order 8, Company shall not be liable for any amounts in excess of the LNTP cap as set forth in this LNTP. All work not authorized by LNTP is at Contractor's risk.

(3) In the event that Company terminates the Contract on or before August 12, 2005, then the following revised figures shall apply in substitution for the figures stated in paragraphs (1) and (2) above:

(a) the invoice amount for the month of August, due 9-25-05, shall be $14,491,038; and
(b) the authorized third party cancellation costs shall be $36,956,886; and
(c) the LNTP cap shall be $167,643,284.

(4) The possible third party cancellation cost and LNTP cap amounts stated in paragraphs (2) and (3) above do not include the net costs of the termination of the Intake Tunnel Subcontract. In the event of termination of the Intake Tunnel Subcontract, Company and Contractor agree to account and reconcile the final amount due the Intake Tunnel Subcontractor. Company shall be responsible for any further amounts due to the Intake Tunnel Subcontractor that Contractor had not been previously paid for.

(5) This LNTP assumes issuance of the Mobilization Notice on June 30, 2005 and the releases identified in Appendix A8 of the Contract (as revised by Change Order 12b) on the dates stated in Appendix A8.

APJ

1

As of the effective date of this LNTP, all prior LNTPs shall expire and no further liabilities shall exist under those LNTPs except for the payment of Payment 15 if not previously paid.

It is required that you countersign this LNTP and return it to my office no later than July 5, 2005 for it to be valid.

Sincerely

Robert P. Tutkowski
Vice President

Agreed and Accepted:

________________________ ____________
Eddy Liu, Project Director Date
Bechtel Power Corporation

2

Attachment F

Contract Price Adjustment for July 1, 2005 to August 30, 2005

RPJ

Page 11 of 18

Change Order # 12b - Attachment F
Change in Contract Price

	FNTP	Unit 1 Target Turnover	Unit 1 Guaranteed Turnover Date	Daily Price Increase	Total Contract Value	Price increase by day
Contract Price for 5/15/05 Mobilization Notice with 7/1/05 FNTP and Change Orders through and including CO#12a					$2,076,415,330	
Contract Price increase for delay in Mobilization Notice from May 16 to May 31 2005				$1,214,242	$2,077,629,572	
	July 1, 2005	June 1, 2009	September 1, 2009	$200,000	$2,077,829,572	
	July 2, 2005	June 2, 2009	September 2, 2009	$1,739,401	$2,079,568,973	
	July 3, 2005	June 3, 2009	September 3, 2009	$193,669	$2,079,762,643	
	July 4, 2005	June 4, 2009	September 4, 2009	$193,669	$2,079,956,312	
	July 5, 2005	June 5, 2009	September 5, 2009	$193,669	$2,080,149,982	
	July 6, 2005	June 6, 2009	September 6, 2009	$193,669	$2,080,343,651	
	July 7, 2005	June 7, 2009	September 7, 2009	$212,846	$2,080,556,496	
	July 8, 2005	June 8, 2009	September 8, 2009	$268,159	$2,080,824,557	
	July 9, 2005	June 9, 2009	September 9, 2009	$193,669	$2,081,018,327	
	July 10, 2005	June 10, 2009	September 10, 2009	$193,669	$2,081,211,996	
	July 11, 2005	June 11, 2009	September 11, 2009	$193,669	$2,081,405,666	
	July 12, 2005	June 12, 2009	September 12, 2009	$193,669	$2,081,599,335	
	July 13, 2005	June 13, 2009	September 13, 2009	$258,253	$2,081,857,588	
	July 14, 2005	June 14, 2009	September 14, 2009	$208,379	$2,082,065,967	
	July 15, 2005	June 15, 2009	September 15, 2009	$251,492	$2,082,317,460	
	July 16, 2005	June 16, 2009	September 16, 2009	$212,102	$2,082,529,562	
	July 17, 2005	June 17, 2009	September 17, 2009	$177,002	$2,082,706,565	
	July 18, 2005	June 18, 2009	September 18, 2009	$177,002	$2,082,883,567	
	July 19, 2005	June 19, 2009	September 19, 2009	$177,002	$2,083,060,570	
	July 20, 2005	June 20, 2009	September 20, 2009	$177,002	$2,083,237,572	
	July 21, 2005	June 21, 2009	September 21, 2009	$196,179	$2,083,433,752	
	July 22, 2005	June 22, 2009	September 22, 2009	$276,492	$2,083,710,244	
	July 23, 2005	June 23, 2009	September 23, 2009	$183,669	$2,083,893,913	
	July 24, 2005	June 24, 2009	September 24, 2009	$183,669	$2,084,077,582	
	July 25, 2005	June 25, 2009	September 25, 2009	$183,669	$2,084,261,252	
	July 26, 2005	June 26, 2009	September 26, 2009	$183,669	$2,084,444,921	
	July 27, 2005	June 27, 2009	September 27, 2009	$183,669	$2,084,628,590	
	July 28, 2005	June 28, 2009	September 28, 2009	$202,846	$2,084,831,436	$8,416,106
	July 29, 2005	June 29, 2009	September 29, 2009	$208,159	$2,085,039,595	$8,624,265
	July 30, 2005	June 30, 2009	September 30, 2009	$183,669	$2,085,223,264	$8,807,934
	July 31, 2005	July 1, 2009	October 1, 2009	$183,669	$2,085,406,933	$8,991,603
	August 1, 2005	July 2, 2009	October 2, 2009	$1,430,560	$2,086,837,494	$10,422,164
	August 2, 2005	July 3, 2009	October 3, 2009	$185,669	$2,087,023,163	$10,607,833
	August 3, 2005	July 4, 2009	October 4, 2009	$185,669	$2,087,208,832	$10,793,502
	August 4, 2005	July 5, 2009	October 5, 2009	$204,846	$2,087,413,678	$10,998,348
	August 5, 2005	July 6, 2009	October 6, 2009	$210,159	$2,087,623,637	$11,208,507
	August 6, 2005	July 7, 2009	October 7, 2009	$185,669	$2,087,809,506	$11,394,176
	August 7, 2005	July 8, 2009	October 8, 2009	$185,669	$2,087,995,175	$11,579,845
	August 8, 2005	July 9, 2009	October 9, 2009	$185,669	$2,088,180,845	$11,765,515
	August 9, 2005	July 10, 2009	October 10, 2009	$185,669	$2,088,366,514	$11,951,184
	August 10, 2005	July 11, 2009	October 11, 2009	$185,669	$2,088,552,183	$12,136,853
	August 11, 2005	July 12, 2009	October 12, 2009	$204,846	$2,088,757,029	$12,341,699
	August 12, 2005	July 13, 2009	October 13, 2009	$210,159	$2,088,967,188	$12,551,858
	August 13, 2005	July 14, 2009	October 14, 2009	$144,444	$2,089,111,632	$12,696,303
	August 14, 2005	July 15, 2009	October 15, 2009	$144,444	$2,089,256,077	$12,840,747
	August 15, 2005	July 16, 2009	October 16, 2009	$144,444	$2,089,400,521	$12,985,191
	August 16, 2005	July 17, 2009	October 17, 2009	$144,444	$2,089,544,966	$13,129,636
	August 17, 2005	July 18, 2009	October 18, 2009	$144,444	$2,089,689,410	$13,274,080
	August 18, 2005	July 19, 2009	October 19, 2009	$144,444	$2,089,833,855	$13,418,525
	August 19, 2005	July 20, 2009	October 20, 2009	$144,444	$2,089,978,299	$13,562,969
	August 20, 2005	July 21, 2009	October 21, 2009	$144,444	$2,090,122,744	$13,707,414
	August 21, 2005	July 22, 2009	October 22, 2009	$144,444	$2,090,267,188	$13,851,858
	August 22, 2005	July 23, 2009	October 23, 2009	$144,444	$2,090,411,633	$13,996,303
	August 23, 2005	July 24, 2009	October 24, 2009	$144,444	$2,090,556,077	$14,140,747
	August 24, 2005	July 25, 2009	October 25, 2009	$144,444	$2,090,700,521	$14,285,191
	August 25, 2005	July 26, 2009	October 26, 2009	$144,444	$2,090,844,966	$14,429,636
	August 26, 2005	July 27, 2009	October 27, 2009	$144,444	$2,090,989,410	$14,574,080
	August 27, 2005	July 28, 2009	October 28, 2009	$144,444	$2,091,133,855	$14,718,525
	August 28, 2005	July 29, 2009	October 29, 2009	$144,444	$2,091,278,299	$14,862,969
	August 29, 2005	July 30, 2009	October 30, 2009	$144,444	$2,091,422,744	$15,007,414
	August 30, 2005	July 31, 2009	October 31, 2009	$144,444	$2,091,567,188	$15,151,858

Assumptions

Based on release of items detailed in Revised Appendix A8 - Change Order 12b Attachment B

KPT

Attachment G

Schedule for Invoicing of Contract Price Adjustment

RPT

Page 12 of 18

Change Order 12b Attachment G

Schedule for Invoicing Contract Price Adjustment
Assumes July 30 FNTP

Invoice Month	Payment Month	Total Incremental		Total Cumulative	
FNTP	FNTP+1	$	2,313,954	$	2,313,954
FNTP+1	FNTP+2	$	1,058,831	$	3,372,784
FNTP+2	FNTP+3	$	414,295	$	3,787,080
FNTP+3	FNTP+4	$	414,294	$	4,201,373
FNTP+4	FNTP+5	$	734,278	$	4,935,651
FNTP+5	FNTP+6	$	364,293	$	5,299,944
FNTP+6	FNTP+7	$	364,294	$	5,664,239
FNTP+7	FNTP+8	$	144,827	$	5,809,066
FNTP+8	FNTP+9	$	144,829	$	5,953,895
FNTP+9	FNTP+10	$	144,827	$	6,098,722
FNTP+10	FNTP+11	$	144,829	$	6,243,551
FNTP+11	FNTP+12	$	144,827	$	6,388,378
FNTP+12	FNTP+13	$	144,828	$	6,533,206
FNTP+13	FNTP+14	$	144,827	$	6,678,034
FNTP+14	FNTP+15	$	144,828	$	6,822,862
FNTP+15	FNTP+16	$	144,827	$	6,967,689
FNTP+16	FNTP+17	$	144,828	$	7,112,517
FNTP+17	FNTP+18	$	144,827	$	7,257,344
FNTP+18	FNTP+19	$	144,828	$	7,402,172
FNTP+19	FNTP+20	$	144,827	$	7,546,999
FNTP+20	FNTP+21	$	144,828	$	7,691,827
FNTP+21	FNTP+22	$	144,827	$	7,836,654
FNTP+22	FNTP+23	$	144,828	$	7,981,482
FNTP+23	FNTP+24	$	364,810	$	8,346,293
FNTP+24	FNTP+25	$	57,705	$	8,403,998
FNTP+25	FNTP+26	$	57,705	$	8,461,703
FNTP+26	FNTP+27	$	57,705	$	8,519,408
FNTP+27	FNTP+28	$	57,705	$	8,577,114
FNTP+28	FNTP+29	$	57,705	$	8,634,819
FNTP+29	FNTP+30	$	57,705	$	8,692,524
FNTP+30	FNTP+31	$	57,705	$	8,750,229
FNTP+31	FNTP+32	$	57,705	$	8,807,934
FNTP+32	FNTP+33	$	-	$	8,807,934
FNTP+33	FNTP+34	$	-	$	8,807,934
FNTP+34	FNTP+35	$	-	$	8,807,934
FNTP+35	FNTP+36	$	-	$	8,807,934
FNTP+36	FNTP+37	$	-	$	8,807,934
FNTP+37	FNTP+38	$	-	$	8,807,934
FNTP+38	FNTP+39	$	-	$	8,807,934
FNTP+39	FNTP+40	$	-	$	8,807,934
FNTP+40	FNTP+41	$	-	$	8,807,934
FNTP+41	FNTP+42	$	-	$	8,807,934
FNTP+42	FNTP+43	$	-	$	8,807,934
FNTP+43	FNTP+44	$	-	$	8,807,934
FNTP+44	FNTP+45	$	-	$	8,807,934
		$	8,807,934		

\$2,313,954 "FNTP" invoice sum includes $200,000 of Change Order Preparation Costs that will be invoiced in July 2005 regardless of when FNTP is issued.

APJ

G

Attachment H

Appendix A11a Payment Schedule

RPT

Page 13 of 18

Change Order #12b - Attachment H

Payment Number	Invoice Date	Payment Due Date	Monthly %	Cumm %	Monthly Invoice	Monthly Increase for CO 12a & 12b	Adjusted Invoice	Cumulative Invoice
0 (Pre LNTP)	N/A	Thru 04/28/2004	0.57%	0.57%	11,758,609	-	11,758,609	11,758,609
1	04/25/04	05/25/04	0.15%	0.72%	3,000,391	-	3,000,391	14,759,000
2	05/25/04	06/25/04	0.19%	0.91%	4,000,000	-	4,000,000	18,759,000
3	06/25/04	07/25/04	0.15%	1.05%	3,000,000	-	3,000,000	21,759,000
4	07/25/04	08/25/04	0.15%	1.20%	3,000,000	-	3,000,000	24,759,000
5	08/25/04	09/25/04	0.15%	1.35%	3,000,000	-	3,000,000	27,759,000
6	09/25/04	10/25/04	0.49%	1.83%	10,089,000	-	10,089,000	37,848,000
7	10/25/04	11/25/04	0.58%	2.41%	11,892,768	-	11,892,768	49,740,768
8	11/25/04	12/25/04	0.65%	3.06%	13,447,845	-	13,447,845	63,188,613
9	12/25/04	01/25/05	0.57%	3.63%	11,759,000	-	11,759,000	74,947,613
10	01/25/05	02/25/05	0.18%	3.82%	3,800,000	-	3,800,000	78,747,613
11	02/25/05	03/25/05	0.11%	3.92%	2,172,000	-	2,172,000	80,919,613
12	03/25/05	04/25/05	0.14%	4.06%	2,924,729	-	2,924,729	83,844,342
13	04/25/05	05/25/05	0.22%	4.29%	4,636,000	-	4,636,000	88,480,342
14	05/25/05	06/25/05	0.27%	4.55%	5,476,000	-	5,476,000	93,956,342
15	06/25/05	07/25/05	0.31%	4.86%	6,363,504	642,296	7,005,800	100,962,142
16	07/25/05	08/25/05	2.11%	6.97%	43,529,775	2,313,954	45,843,729	146,805,871
17	08/25/05	09/25/05	0.92%	7.89%	18,954,477	1,085,593	20,040,070	166,845,941
18	09/25/05	10/25/05	1.01%	8.90%	20,860,935	838,280	21,699,215	188,545,156
19	10/25/05	11/25/05	1.30%	10.20%	26,899,969	414,294	27,314,263	215,859,438
20	11/25/05	12/25/05	1.20%	11.40%	24,679,665	913,988	25,593,653	241,453,091
21	12/25/05	01/25/06	1.29%	12.69%	26,575,893	431,200	27,007,093	268,460,184
22	01/25/06	02/25/06	1.15%	13.84%	23,782,780	364,294	24,147,074	292,607,258
23	02/25/06	03/25/06	1.15%	14.99%	23,788,780	144,827	23,933,607	316,540,866
24	03/25/06	04/25/06	1.05%	16.04%	21,732,349	144,829	21,877,178	338,418,043
25	04/25/06	05/25/06	1.27%	17.31%	26,216,849	144,827	26,361,676	364,779,720
26	05/25/06	06/25/06	1.37%	18.69%	28,347,996	144,829	28,492,827	393,272,546
27	06/25/06	07/25/06	1.87%	20.56%	38,682,142	295,366	38,977,508	432,250,054
28	07/25/06	08/25/06	1.75%	22.31%	36,135,842	144,828	36,280,470	468,530,524
29	08/25/06	09/25/06	1.95%	24.26%	40,256,736	295,366	40,552,102	509,082,627
30	09/25/06	10/25/06	1.60%	25.86%	33,032,000	144,828	33,176,828	542,259,455
31	10/25/06	11/25/06	1.92%	27.78%	39,627,000	328,819	39,955,819	582,215,274
32	11/25/06	12/25/06	1.37%	29.16%	28,288,000	144,828	28,432,828	610,648,102
33	12/25/06	01/25/07	2.09%	31.25%	43,206,812	295,366	43,502,178	654,150,280
34	01/25/07	02/25/07	2.19%	33.44%	45,146,017	178,281	45,324,298	699,474,578
35	02/25/07	03/25/07	2.21%	35.65%	45,701,000	144,827	45,845,827	745,320,406
36	03/25/07	04/25/07	2.25%	37.90%	46,441,000	630,500	47,071,500	792,391,906
37	04/25/07	05/25/07	2.21%	40.11%	45,552,000	317,378	45,869,378	838,261,284
38	05/25/07	06/25/07	2.50%	42.60%	51,506,000	597,047	52,103,047	890,364,331
39	06/25/07	07/25/07	2.50%	45.11%	51,625,000	503,908	52,128,908	942,493,239
40	07/25/07	08/25/07	4.35%	49.46%	89,805,000	509,924	90,314,924	1,032,808,164
41	08/25/07	09/25/07	2.51%	51.97%	51,883,500	459,142	52,322,642	1,085,130,806
42	09/25/07	10/25/07	2.63%	54.60%	54,250,672	509,924	54,760,596	1,139,891,402
43	10/25/07	11/25/07	3.28%	57.88%	67,739,000	426,291	68,165,291	1,208,056,694
44	11/25/07	12/25/07	2.40%	60.28%	49,574,000	57,705	49,631,705	1,257,688,399
45	12/25/07	01/25/08	2.38%	62.66%	49,104,473	359,385	49,463,858	1,307,152,257
46	01/25/08	02/25/08	2.39%	65.05%	49,296,000	335,901	49,631,901	1,356,784,158
47	02/25/08	03/25/08	2.27%	67.32%	46,895,000	57,705	46,952,705	1,403,736,863
48	03/25/08	04/25/08	2.27%	69.59%	46,813,000	278,196	47,091,196	1,450,828,059
49	04/25/08	05/25/08	2.13%	71.72%	43,892,000	-	43,892,000	1,494,720,059
50	05/25/08	06/25/08	2.08%	73.80%	42,930,000	693,014	43,623,014	1,538,343,073
51	06/25/08	07/25/08	2.11%	75.90%	43,487,000	452,219	43,939,219	1,582,282,293
52	07/25/08	08/25/08	3.10%	79.01%	64,040,000	307,099	64,347,099	1,646,629,392
53	08/25/08	09/25/08	1.97%	80.98%	40,706,000	782,200	41,488,200	1,688,117,592
54	09/25/08	10/25/08	1.55%	82.53%	32,012,000	-	32,012,000	1,720,129,592
55	10/25/08	11/25/08	1.47%	84.00%	30,310,000	298,067	30,608,067	1,750,737,659
56	11/25/08	12/25/08	1.32%	85.32%	27,316,000	-	27,316,000	1,778,053,659
57	12/25/08	01/25/09	1.18%	86.50%	24,338,000	360,089	24,698,089	1,802,751,749
58	01/25/09	02/25/09	1.07%	87.57%	22,086,000	-	22,086,000	1,824,837,749
59	02/25/09	03/25/09	1.09%	88.66%	22,444,000	360,089	22,804,089	1,847,641,838
60	03/25/09	04/25/09	0.89%	89.55%	18,445,000	-	18,445,000	1,866,086,838
61	04/25/09	05/25/09	0.66%	90.21%	13,630,000	-	13,630,000	1,879,716,838
62	05/25/09	06/25/09	1.08%	91.29%	22,193,000	-	22,193,000	1,901,909,838
63	06/25/09	07/25/09	1.46%	92.75%	30,136,000	766,611	30,902,611	1,932,812,449
64	07/25/09	08/25/09	1.13%	93.88%	23,245,000	148,732	23,393,732	1,956,206,182
65	08/25/09	09/25/09	0.97%	94.84%	19,947,500	894,201	20,841,701	1,977,047,883
66	09/25/09	10/25/09	1.43%	96.27%	29,505,000	1,564,401	31,069,401	2,008,117,284
67	10/25/09	11/25/09	0.57%	96.85%	11,855,000	148,732	12,003,732	2,020,121,016
68	11/25/09	12/25/09	0.58%	97.42%	11,908,000	33,748	11,941,748	2,032,062,764
69	12/25/09	01/25/10	0.37%	97.79%	7,591,000	-	7,591,000	2,039,653,764
70	01/25/10	02/25/10	0.31%	98.10%	6,393,000	-	6,393,000	2,046,046,764
71	02/25/10	03/25/10	0.28%	98.39%	5,847,000	-	5,847,000	2,051,893,764
72	03/25/10	04/25/10	0.28%	98.66%	5,697,000	-	5,697,000	2,057,590,764
73	04/25/10	05/25/10	0.34%	99.00%	7,075,000	-	7,075,000	2,064,665,764
74	05/25/10	06/25/10	0.34%	99.34%	7,022,000	-	7,022,000	2,071,687,764
75	06/25/10	07/25/10	0.42%	99.76%	8,583,000	-	8,583,000	2,080,270,764
76	07/25/10	08/25/10	0.07%	99.83%	1,436,000	-	1,436,000	2,081,706,764
77	08/25/10	09/25/10	0.04%	99.87%	876,500	-	876,500	2,082,583,264
78	09/25/10	10/25/10	0.09%	99.96%	1,842,000	-	1,842,000	2,084,427,264
79	10/25/10	11/25/10	0.04%	100.00%	796,000	-	796,000	2,085,223,264
80	11/25/10	12/25/10	0.00%	100.00%	-		-	2,085,223,264
	TOTAL TO DATE				2,063,815,330	21,407,934	2,085,223,264	

**$2,313,954 "FNTP" Change Order invoice sum includes $200,000 of Change Order Preparation Costs that will be invoiced in July 2005 regardless of when FNTP is issued.

RPS

Attachment I

Appendix A20 Milestone Dates

RPJ

Page 14 of 18

Attachment J

Attachment 2 to Appendix 14

Page 15 of 18

Change Order # 12b - Attachment J

	2005						2006					
Craft	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06
Boilermakers	0.7%	0.7%	0.7%	0.7%	0.7%	0.7%	0.7%	0.7%	0.7%	0.7%	0.8%	0.8%
Carpenters	8.5%	8.5%	8.5%	8.5%	8.5%	8.5%	8.5%	8.5%	8.5%	8.5%	14.0%	17.2%
Cement Mason	0.8%	0.8%	0.8%	0.8%	0.8%	0.8%	0.8%	0.8%	0.8%	0.8%	1.8%	1.8%
Electrician	10.9%	10.9%	10.9%	10.9%	10.9%	10.9%	10.9%	10.9%	10.9%	10.9%	9.8%	10.3%
Ironworker	7.6%	7.6%	7.6%	7.6%	7.6%	7.6%	7.6%	7.6%	7.6%	7.6%	9.7%	10.8%
Laborer	36.8%	36.8%	36.8%	36.8%	36.8%	36.8%	36.8%	36.8%	36.8%	36.8%	34.0%	31.8%
Millwright	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Operating Eng	10.5%	10.5%	10.5%	10.5%	10.5%	10.5%	10.5%	10.5%	10.0%	10.6%	9.3%	8.5%
Pipefitter	12.5%	12.5%	12.5%	12.5%	12.5%	12.5%	12.5%	12.5%	13.0%	13.0%	11.2%	11.2%
Teamster	11.7%	11.7%	11.7%	11.7%	11.7%	11.7%	11.7%	11.7%	11.7%	11.7%	9.3%	8.0%
Plant Operators	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	2006						2007					
Craft	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07
Boilermakers	3.9%	8.7%	8.4%	8.7%	11.4%	11.3%	8.2%	10.6%	11.6%	13.0%	15.4%	15.7%
Carpenters	15.8%	14.2%	13.0%	13.4%	12.8%	11.8%	12.2%	11.8%	10.8%	10.3%	10.3%	10.4%
Cement Mason	1.8%	1.8%	1.8%	1.8%	1.6%	1.4%	1.3%	1.3%	1.2%	1.1%	1.1%	1.1%
Electrician	9.3%	9.8%	10.4%	11.3%	8.4%	10.8%	16.3%	15.8%	19.0%	17.9%	14.8%	13.8%
Ironworker	11.6%	10.3%	10.8%	12.4%	16.3%	17.6%	16.3%	15.8%	15.2%	14.8%	14.1%	15.0%
Laborer	26.1%	23.2%	22.7%	20.8%	18.3%	16.7%	17.1%	15.2%	13.9%	12.8%	12.7%	11.7%
Millwright	4.7%	4.3%	4.9%	6.2%	4.7%	5.6%	2.8%	2.8%	3.8%	4.6%	4.3%	4.9%
Operating Eng	7.7%	7.5%	7.5%	7.4%	7.8%	7.8%	7.8%	7.1%	6.3%	6.9%	7.0%	6.9%
Pipefitter	12.8%	15.0%	16.3%	16.0%	13.8%	13.7%	12.4%	13.0%	15.6%	15.6%	17.4%	15.7%
Teamster	5.8%	5.8%	8.4%	4.7%	4.1%	3.8%	3.8%	3.8%	3.8%	2.7%	2.7%	2.3%
Plant Operators	0.8%	0.0%	0.0%	0.0%	0.0%	0.0%	0.8%	0.0%	0.0%	0.0%	0.0%	2.1%
	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	2007						2008					
Craft	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08
Boilermakers	18.1%	19.1%	18.8%	20.0%	21.8%	21.0%	20.7%	19.7%	18.8%	18.6%	19.7%	20.8%
Carpenters	6.3%	6.6%	8.0%	6.3%	7.6%	6.8%	6.9%	4.3%	4.8%	4.7%	4.8%	4.1%
Cement Mason	1.0%	0.8%	0.8%	0.0%	0.6%	0.7%	0.7%	0.4%	0.4%	0.4%	0.4%	0.8%
Electrician	9.4%	10.8%	11.3%	12.3%	14.0%	15.7%	15.8%	16.6%	19.8%	20.4%	18.8%	19.7%
Ironworker	15.4%	16.8%	14.3%	13.5%	11.1%	10.8%	10.9%	9.8%	9.3%	6.3%	6.8%	7.7%
Laborer	11.0%	10.7%	11.0%	10.8%	9.8%	9.4%	8.1%	7.8%	7.9%	8.1%	6.1%	6.7%
Millwright	4.8%	4.7%	5.4%	5.6%	5.8%	4.5%	6.3%	6.3%	4.8%	4.8%	4.7%	4.9%
Operating Eng	7.3%	7.6%	7.2%	7.1%	6.7%	6.8%	6.9%	6.4%	6.2%	6.3%	6.2%	5.8%
Pipefitter	16.8%	17.4%	18.3%	19.0%	19.7%	21.8%	22.0%	25.3%	26.0%	26.4%	28.0%	28.7%
Teamster	2.6%	2.4%	2.6%	2.6%	2.5%	2.3%	2.1%	2.1%	2.0%	2.2%	1.8%	1.8%
Plant Operators	2.1%	1.8%	1.6%	0.8%	0.8%	0.0%	0.0%	0.8%	0.0%	0.8%	0.4%	0.8%
	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	2008						2009					
Craft	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09
Boilermakers	19.2%	20.1%	20.4%	20.8%	20.2%	18.8%	17.8%	17.8%	13.2%	13.1%	16.2%	10.1%
Carpenters	4.0%	3.8%	3.1%	3.1%	3.0%	3.0%	3.8%	3.0%	4.0%	4.7%	4.8%	6.3%
Cement Mason	0.8%	0.8%	0.3%	0.3%	0.1%	0.1%	0.1%	0.1%	0.3%	0.4%	0.4%	0.4%
Electrician	18.3%	20.3%	20.7%	20.7%	20.8%	18.4%	17.8%	18.8%	18.8%	18.1%	16.7%	15.4%
Ironworker	6.1%	3.8%	3.4%	3.0%	3.4%	3.8%	3.7%	3.7%	4.0%	4.8%	4.8%	4.7%
Laborer	6.3%	7.9%	7.1%	7.1%	7.3%	6.2%	9.8%	9.5%	10.8%	11.4%	18.8%	17.3%
Millwright	5.8%	4.0%	4.7%	4.8%	4.3%	4.0%	4.8%	4.0%	4.8%	3.8%	5.7%	3.9%
Operating Eng	5.8%	5.4%	5.8%	5.8%	6.5%	5.8%	6.0%	5.8%	6.8%	6.8%	6.0%	5.9%
Pipefitter	30.7%	30.1%	29.8%	28.8%	29.0%	28.0%	28.8%	29.4%	30.0%	30.6%	29.6%	28.3%
Teamster	1.7%	1.8%	3.2%	3.3%	3.3%	2.9%	3.0%	3.1%	3.3%	3.3%	3.8%	3.9%
Plant Operators	2.1%	2.2%	2.6%	3.7%	4.8%	6.1%	6.8%	6.8%	7.4%	7.6%	8.2%	9.2%
	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	2009						2010					
Craft	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10
Boilermakers	10.0%	7.3%	7.3%	7.6%	6.4%	7.0%	8.8%	10.2%	1.4%	1.1%	1.1%	0.8%
Carpenters	5.4%	6.3%	4.8%	4.2%	3.8%	6.3%	3.7%	2.4%	2.4%	2.2%	3.8%	1.6%
Cement Mason	0.4%	0.4%	0.3%	0.2%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.8%
Electrician	16.3%	16.8%	15.8%	16.3%	17.3%	16.3%	14.8%	11.8%	11.6%	10.3%	9.4%	7.6%
Ironworker	4.7%	4.9%	4.7%	4.6%	3.7%	5.8%	3.9%	4.1%	4.4%	4.7%	4.7%	4.8%
Laborer	13.9%	15.4%	16.1%	18.4%	17.9%	18.1%	21.6%	23.8%	29.3%	32.7%	32.8%	36.1%
Millwright	3.3%	2.6%	3.1%	3.9%	1.1%	1.0%	1.3%	1.6%	1.0%	0.8%	0.8%	0.0%
Operating Eng	6.0%	6.6%	6.7%	6.9%	6.8%	7.1%	7.7%	8.4%	6.8%	9.7%	9.9%	10.2%
Pipefitter	27.7%	32.4%	33.0%	22.0%	33.1%	28.8%	19.8%	14.0%	12.1%	8.8%	8.9%	6.6%
Teamster	4.0%	4.7%	5.0%	6.2%	5.6%	8.0%	7.3%	8.3%	10.2%	11.8%	11.6%	12.6%
Plant Operators	9.6%	3.8%	3.1%	3.3%	6.4%	8.0%	12.6%	14.7%	18.7%	18.2%	18.3%	21.6%
	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	2010						2011					
Craft	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11
Boilermakers	0.8%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%
Carpenters	1.8%	2.0%	2.0%	2.0%	3.0%	2.0%	2.0%	2.0%	2.0%	2.0%	2.0%	2.0%
Cement Mason	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Electrician	7.6%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%
Ironworker	4.7%	6.0%	6.0%	6.0%	6.0%	6.0%	6.0%	6.0%	6.0%	6.0%	6.0%	6.0%
Laborer	34.8%	45.0%	45.0%	45.0%	45.0%	45.0%	45.0%	45.0%	45.0%	45.0%	45.0%	45.0%
Millwright	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Operating Eng	10.1%	13.0%	13.0%	13.0%	13.0%	13.0%	13.0%	13.0%	13.0%	13.0%	13.0%	13.0%
Pipefitter	5.6%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
Teamster	12.6%	16.0%	16.0%	16.0%	16.0%	16.0%	16.0%	16.0%	16.0%	16.0%	16.0%	16.0%
Plant Operators	22.1%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Attachment K

Attachment 3 to Appendix 14

RPG

Page 16 of 18

Change Order 12b, CPR031b
Attachment L
MOBILIZATION PLAN

Contractor plans to perform the following mobilization activities following issue of the Mobilization Notice in accordance with Change Order 12b:

I GENERAL MOBILIZATION PLAN

Activities that are planned for the first 30 days of the mobilization period include:

- Mobilize Contractor's construction temporary field office
- Apply for and secure necessary construction building permits and licenses
- Award Subcontract to design, fabricate and install pre-engineered building (to be utilized as temporary construction office)
- Install Noise Monitoring Stations
- Secure Radio License & Mobile Phone communications system
- Award service Subcontracts including but not limited to;
  Trash Removal
  Security Services
  Drug/Alcohol Testing Services
  Soils Investigations
  Survey Services
  Janitorial Services
  Material Testing Services
  Pest Control
  Sanitary Waste

- Purchase miscellaneous materials and equipment to support office mobilization including but not limited to;
  Personal safety Equipment
  Foul Weather Gear
  Computers
  Fax Machine
  Copier Hardware and Equipment
  CADD Work Station
  Project Server
  Smart Board/Camera
  Time Clock Hardware
- Establish Project Banking Facilities
- Establish Site Post Office Box
- Establish accounts and lines of credit with local merchants and suppliers;
  Tool Rental

RPJ

Page 1 of 3

Building Materials Supply
Vehicle Service
Temporary Housing

- Commence identification of, and communications with M/W/SBE potential contractors & suppliers
- Contract with local Temp Agencies to source local hires and administrative support
- Identify Local shops to support project work such as:
  Machine Shops
  Pipe Fabrication
  Equipment & Tank Manufacture/Assembly

II EARTHWORKS MOBILIZATION PLAN

Activities that are planned for the first 30 days following Earthworks mobilization release include:

- Mobilize earthworks Subcontractor temporary field office
- Award second tier major subcontracts, service subcontracts and miscellaneous purchase orders for small tools, equipment and materials
- Equipment fleet mobilization, servicing, transport to site, assembly and checkout
- Purchase electrical transformer(s), panels and electrical distribution hardware
- Place stone and aggregate purchase orders and secure stockpile quantities
- Construct temporary underpass bridge west of OCPP gate entrance to segregate haul route traffic from operations traffic
- Construct sediment basins in Bowl, South Landfill & Coal Storage area & landscape. (30 days required to establish adequate vegetation and root structure to ensure proper bank stabilization)
- Commence construction of south road to support operations traffic
- Commence construction of main access road
- Construct secondary plant access road and recreation trail
- Erosion control activities at bottom of bowl/Lake edge to include straw bale/silt fence dike, temporary diversion channels, & sediment basin construction
- Construct temporary haul roads to North & South Landfills
- Construct temporary haul roads and berms to the Spang Farm
- Clearing, grubbing, and stripping operations

RPJ

Page 2 of 3

III INTAKE TUNNEL MOBILIZATION PLAN

Activities that are planned for the first 30 days following Intake Tunnel release include:

Onshore Intake

- Prepare ground / laydown areas
- Mobilize four trailers for staff/workers
- Connect T1 communications line for offices
- Prepare utilities
- Survey control

Off Site Mobilization

- Installation/Preparatory rigging of 300T and 150T cranes onto barges
- Wirth drill testing/interface preparation and installation on to barge equipment
- Delivery and loading of platform structure/conductor casing onto barges
- Install generators, service cabins, drill flushing equipment onto barges
- Survey preparation

Off Shore Mobilization

- Mobilize three barges and two tugs from Port of Milwaukee - One barge loaded with drilling platform structure and 36-inch dia. platform legs (Platform may be floated out.) Second and third barges carrying cranes, Wirth drill and other equipment above
- Travel offshore with equipment and set up at Shaft 4 location
- Set survey control offshore – Static/differential GPS
- Drive the six 36-inch dia. tubular legs to support the platform
- Attach the platform jacket to the legs / construct remainder of platform
- Set up 18-ft dia. conductor casings and deliver liner casings
- Set up Wirth drill over conductor casing and start removing material
- Proceed with second platform following the above procedure for first platform

RPJ

Page 3 of 3

Attachment M

Letter of Credit

RPJ

Page 18 of 18

JPMorgan Chase Bank N.A.

Issue Date:
LOC No. 123456789

Applicant:
Wisconsin Energy Corporation
for the account of
Elm Road Services, LLC
301 W. Wisconsin Ave. Ste. 600
Milwaukee, WI 53203

Beneficiary:
Bechtel Power Corporation
5275 Westview Drive
Frederick, MD 21703-8306

We hereby establish in favor of the Beneficiary for the account of Elm Road Services, LLC ("Company") our Irrevocable Standby Letter of Credit No. 123456789 (the "Letter of Credit") for an aggregate amount not to exceed USD $13,757,461.00 effective immediately.

The aggregate amount available for drawing under this Letter of Credit shall be automatically increased or decreased in accordance with the following schedule:

Date	Amount Change(usd)	New L/C Amount(usd)
Jul 13, 2005	+10708000.00	24465461.00
Aug 1,2005	+5534539.00	30000000.00

The aggregate amount available for drawing under this Letter of Credit at any time shall be known in this Letter of Credit as the "Available Amount".

Notwithstanding the information contained in the above schedule, in the event one or more credit conforming drawing(s) is received by us prior to a scheduled increase, as provided for herein, and such drawing(s) is subsequently paid hereunder, the scheduled increase(s) shall occur as provided for in the above stated schedule. However the resulting amount available under the letter of credit will be decreased by the amount of any paid drawings.

Multiple drawings may be made under this Letter of Credit provided the aggregate amount of such drawings do not exceed the Available Amount.

Our client informs us that this Letter of Credit is issued to guarantee payment of the termination costs associated with the construction contract between the Company, a subsidiary of Wisconsin Energy Corporation, and Bechtel Power Corporation ("Beneficiary") for the construction of a power plant in Oak Creek, Wisconsin, dated April 9, 2004 as amended by Change Orders 1 through 12b (the "Contract"). Change Order 12b provides for all impacts associated with delay in issuance of the Full Notice To Proceed ("FNTP") for the period July 1, 2005 to August 30, 2005 and all termination costs if the Contract is terminated on or before August 30, 2005.

This Letter of Credit sets forth in full the terms of the Bank's undertaking. Reference in this Letter of Credit to other documents, instruments, agreements, orders or contracts is for identification purposes only and does not in any way incorporate the terms and conditions of such documents, instruments, agreements, orders or contracts into the terms and conditions of this irrevocable Letter of Credit.

Subject to the provisions of this Letter of Credit, the Beneficiary is authorized to draw on JPMorgan Chase Bank N.A. (the "Bank") any amount up to the Available Amount upon presentation at our office at the address indicated below of the following:

RPJ

1) a sight draft drawn on us in the form attached hereto marked "Sight Draft" which forms an integral part of this Letter of Credit
2) invoice(s) marked 'unpaid'
3) a 'Notice of Termination for Convenience ' of the Contract issued and purportedly signed by an authorized officer of the Company
4) the original of a certificate in the form of Attachment 1 attached hereto which forms an integral part of this Letter of Credit appropriately completed and purportedly signed by an Authorized Officer of the Beneficiary.

Invoice(s) presented in excess of the amount available under this Letter of Credit are acceptable. However, drawings under this Letter of Credit may not exceed the amount available under this Letter of Credit.

As used herein, "Authorized Officer" shall mean any authorized Chief Executive Officer, Chief Operating Officer, Treasurer or Vice President of Beneficiary.

Please note that this Letter of Credit requires a document that needs to be supplied by the applicant. Be advised that we assume no responsibility should the applicant fail to supply this documentary requirement to you.

Documents presented under a drawing will be accepted on their face without examination.

We will make payment of any amount duly drawn against this Letter of Credit not later than 11:00 a.m. Eastern Time on the second business day following the date on which a drawing is made on us in accordance with the terms and conditions of this Letter of Credit.

All correspondence and any drawings presented in connection with this Letter of Credit must only be presented to us at JPMorgan Chase Bank N.A., c/o JPMorgan Treasury Services, 10420 Highland Manor Drive, 4th Floor, Tampa, Florida 33610, Attention: Standby Letter of Credit Department.

This Standby Letter of Credit shall expire ("Expiry Date") at the counters of JP Morgan Chase Bank N.A. located at JPMorgan Chase Bank N.A. C/O JPMorgan Treasury Services, 10420 Highland Manor Drive, 4th Floor, Tampa Fl 33610 Attention: Standby Letter Of Credit Department upon the earlier to occur of:

(i) receipt by the Bank of the FNTP purportedly signed by an authorized officer of the Company and purportedly counter-signed by an authorized officer of the Beneficiary;

(ii) receipt by the Bank of a statement purportedly signed by an authorized officer of the Company and purportedly counter-signed by an authorized officer of the Beneficiary certifying that forty five days (45) have elapsed from the effective date of termination under Section 23.3 of the Contract and authorizing the Bank to cancel the Letter of Credit;

(iii) November 15, 2005.

This Letter of Credit can only be extended with an amendment. Except when the amount of this letter of credit is increased, this letter of credit cannot be modified, amended or revoked without the Beneficiary's written consent.

Notwithstanding the foregoing, this Letter of Credit shall be cancelled at any time prior to its Expiry date upon Beneficiary's return to the Bank of the original Letter of Credit including any amendment(s), if any, with instructions to JPMorgan Chase Bank N.A. that such Letter of Credit be cancelled.

This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500 ("Uniform Customs"). If this Letter of Credit expires during an interruption of business as described in Article 17 of the UCP, we specifically agree to effect payment if the letter of credit is drawn against within 30 days after the resumption of business.

RPT 6

The number and the date of this Letter of Credit and the name of our bank must be quoted on all drafts required.

JPMorgan Chase Bank N.A.

BY: ______________________________
Authorized Signatory

RPJ

Attachment 1

Form of Payment Request and Certificate

JPMorgan Chase Bank N.A.
c/o JPMorgan Treasury Services
10420 Highland Manor Drive
Tampa, FL 33610
Attn: Standby Letter of Credit Department

Letter of Credit No: 123456789

Gentlemen:

Reference is made to the above referenced Letter of Credit, a copy of which is attached hereto. Capitalized terms used herein shall have the respective meanings given to them in such Letter of Credit.

Beneficiary is making a drawing under this Letter of Credit in the amount of US $_________. Attached hereto is a copy of Company's Notice of Termination for Convenience and a copy of Beneficiary's invoice(s) (the "Invoice") totaling $__________.

Beneficiary swears that (i) it has submitted the Invoice to Company, together with all supporting documentation in accordance with Change Order 12b, and (ii) a period of thirty days has lapsed since Beneficiary submitted the invoice and other documents referenced in subparagraph (i) above without receipt of full payment from the Company.

You are hereby directed to make payment of the requested amount to Bechtel Power Corporation by wire transfer in immediately available funds to the following account:

(account information)

______________________________ ________________

Name and Title of Authorized Officer Date

NOTARY

RPJ